As filed with the Securities and Exchange Commission on  JULY 11, 1997

                                                   Registration No. 333-28031

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                      HEADLANDS MORTGAGE SECURITIES INC.
            (Exact name of registrant as specified in its Charter)
          Delaware                               68-039-7342
    (State of Incorporation)           (I.R.S. Employer Identification No.)
                         700 Larkspur Landing Circle
                                  Suite 240
                         Larkspur, California  94939

                                (415) 925-5442
 (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                Peter T. Paul
                      Headlands Mortgage Securities Inc.
                         700 Larkspur Landing Circle
                                  Suite 240
                         Larkspur, California  94939
                                (415) 461-6790
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copy to:

Phillip R. Pollock, Esq.   Michael P. Braun, Esq.   PETER S. HUMPHREYS, ESQ.
Tobin & Tobin              Brown & Wood LLP         DEWEY BALLANTINE
One Montgomery Street      One World Trade Center   1301 AVENUE OF THE AMERICAS
San Francisco, California  New York, New York 10048 NEW YORK, NEW YORK 10019
94104

     Approximate date of commencement of proposed sale to the public:

     From time to time on or after the effective date of the registration statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

                                                          Proposed        Proposed
                                           Amount         Maximum          Maximum        Amount of
        Title of Each Class of             to be       Offering Price     Aggregate     Registration
     Securities to Be Registered         Registered     Per Unit(1)       Offering         Fee(2)
                                                                          Price(1)
Asset Backed Securities . . . . . . .    $750,000,000       100%          $750,000,000   $227,272.73


    (1)  Estimated for the purpose of calculating the registration fee.
    (2)  OF WHICH $303.03 HAS BEEN PREVIOUSLY PAID.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities
Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                SUBJECT TO COMPLETION, DATED  JULY 11, 1997



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________, 199__)
                             $___________________
                                (APPROXIMATE)

          HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199_-_
                      HEADLANDS MORTGAGE SECURITIES INC.
                                   SPONSOR

                         (HEADLANDS MORTGAGE COMPANY)
                          SELLER AND MASTER SERVICER

    Each Home Equity Loan Asset Backed Certificate, Series 199_-_ (collectively, the "Certificates") will represent an undivided interest in the Home Equity Loan Trust 199_-_ (the "Trust Fund") to be formed pursuant to a Pooling and Servicing Agreement among (Headlands Mortgage Company (" Headlands")), as Seller and Master Servicer, Headlands Mortgage Securities
Inc., as Sponsor, and (                  ), as Trustee.  The property  of the
Trust Fund will include a pool of (adjustable rate) home equity revolving credit line loans made or to be made in the future (the "HELOCs") under certain home equity revolving credit line loan agreements and (fixed-rate) closed-end home equity loans (the "Closed-End Loans" and together with the HELOCs, the "Mortgage Loans"). The Mortgage Loans are secured by either first and second deeds of trust or mortgages on one- to four-family residential properties. See "Index of Defined Terms" on Page S-58 of this Prospectus Supplement for the location of the definitions of certain capitalized terms.

    The aggregate undivided interest in the Trust Fund represented by the Certificates will, as of ____________, 199_ (the "Cut-off Date"), represent approximately __% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the "Transferor Interest") will initially be equal to $_________________, which as of the Cut-off Date is _% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

    Distributions of principal and interest on the Certificates will be made on the __________th day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a "Distribution Date"), commencing ___________, 199_. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal calculated as set forth under "Summary-- Interest," "Summary--Principal Payments from Principal Collections" and "Description of the Certificates--Distributions on the Certificates" herein.

The Certificates are not guaranteed by the Sponsor, or any affiliate thereof. (However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a financial guaranty insurance policy (the "Policy") to be issued by

                                  (INSURER)

    There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "Risk Factors" herein and in the Prospectus.

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
           "RISK FACTORS" ON PAGE S-16 HEREIN AND ON PAGE 12 IN THE
                           ACCOMPANYING PROSPECTUS.
     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO
          NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SPONSOR,
                    THE TRUSTEE OR ANY AFFILIATE THEREOF,
               EXCEPT TO THE EXTENT PROVIDED HEREIN.  NEITHER
                 THE CERTIFICATES NOR THE MORTGAGE LOANS ARE
                        INSURED OR GUARANTEED BY ANY
                             GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              Price to    Underwriting   Proceeds to
                                                             Public (1)    Discount(2)  the Sponsor(3)
Per Certificate . . . . . . . . . . . . . . . . . . . . .                      %             %              %
Total . . . . . . . . . . . . . . . . . . . . . . . . . .  $               $              $


(1) Plus accrued interest, if any, from _______________, 199_.
(2) The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting expenses, estimated to be $_______________.

    The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe generale, and the Euroclear System on or about ______________, 199_ (the "Closing Date"). The Certificates will be offered in Europe and the United States of America.

                                (UNDERWRITER)
_____________, 199_

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF THE CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

    UNTIL NINETY  DAYS AFTER  THE  DATE OF  THIS PROSPECTUS  SUPPLEMENT,  ALL
DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus dated __________, ____ and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at _____________, telephone:_________, facsimile number:_____________, attention:__________.

                                   SUMMARY

    The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on Page S-56 of this Prospectus Supplement and on Page 99 of the Prospectus for the location of the definitions of certain capitalized terms.

Trust Fund       Home Equity  Loan Trust 199_-_  (the " Trust  Fund") will be formed pursuant  to a pooling and  servicing agreement  (the
                 "Agreement") to  be dated  as of  ______________, 199_  (the
                 "Cut-off   Date")   among   (Headlands   Mortgage    Company
                 ("Headlands")), as  seller and  servicer (together with  any successor in such capacity,  the " Seller"  and the  "Master
                 Servicer",  respectively),   Headlands  Mortgage  Securities
                 Inc., as sponsor (the " Sponsor"), and (                  ),
                 as trustee (the "Trustee").  The property  of the Trust Fund
                 will  include:   a  pool of  (adjustable rate)  home  equity
                 revolving credit line loans made or to be made in the future
                 (the "HELOCs"), under  certain home equity revolving  credit line  loan  agreements (the  "Credit  Line  Agreements") and certain fixed-rate  closed-end  home  equity  loans  (the  "
                 Closed-End   Loans"  and  together  with   the  HELOCs,  the
                 "Mortgage Loans")  made  under certain  mortgage notes  (the
                 "Mortgage  Notes"   and  together   with  the  Credit   Line
                 Agreements, the "Loan Agreements").   The Mortgage Loans are
                 secured by  either first or second  mortgages on residential properties that  are one-  to four-family  properties (the "
                 Mortgaged  Properties"); the collections  in respect  of the
                 Mortgage Loans received after the Cut-off Date (exclusive of payments in respect  of accrued interest due on or  prior to the  Cut-off  Date; property  that secured  a  Mortgage Loan which has been acquired  by foreclosure or  deed in lieu  of
                 foreclosure;  an   irrevocable  and   unconditional  limited
                 financial guaranty insurance policy (the " Policy"); an assignment of the Sponsor's rights under the Purchase
                 Agreement (as defined herein); rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully under "Description of the Certificates--General" herein.

        The Trust Fund property will include the unpaid principal balance of each Mortgage Loan as of the Cut-off Date (the "Cut-off Date Principal Balance") plus, with respect to a HELOC, any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreement (the "Additional Balances") during the life of the Trust Fund. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $____________________ (the "Cut-off Date Pool Balance"). The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance of such
        Mortgage Loan in accordance with the related Loan Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after final recovery of related Liquidation Proceeds (as defined herein) shall be zero.

Securities Offered       Each   of  the   Home  Equity   Loan  Asset   Backed
                         Certificates,  Series  199_-_  offered  hereby  (the
                         "Certificates") represents an  undivided interest in
                         the  Trust Fund.    Each Certificate  represents the
                         right   to  receive  payments  of  interest  at  the
                         variable rate  described  below (the  "  Certificate
                         Rate"), payable  monthly, and payments  of principal
                         at such time and to the extent provided herein under
                         "Description  of the Certificates-- Distributions on
                         the Certificates".  The aggregate undivided interest
                         in the Trust Fund represented by the Certificates as
                         of  the Closing Date  will equal $__________________
                         (the "Original  Invested Amount"),  which represents
                         __% of the Cut-off Date Pool Balance.  The "Original
                         Certificate    Principal    Balance"   will    equal
                         $__________________.   Following  the Closing  Date,
                         the  "Invested Amount" with respect to any date will
                         be an  amount equal to the  Original Invested Amount
                         minus   (i)  the   amount   of  Investor   Principal
                         Collections    (as   defined    herein)   previously
                         distributed to Certificateholders, and minus (ii) an
                         amount equal to the product of the Investor Floating
                         Allocation  Percentage  and   the  Liquidation  Loss
                         Amounts  (each as defined  herein).   The Transferor
                         (as   described  below)   will  own   the  remaining
                         undivided interest (the " Transferor Interest") in the Mortgage Loans, which is equal to the Pool
                         Balance minus the Invested Amount and will initially equal approximately __% of the Cut-off Date Pool
                         Balance. The Transferor (the "Transferor") as of any date is the owner of the Transferor Interest which initially will be the Sponsor.

        The Certificates will be issued pursuant to the Agreement. The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "Description of the Certificates" herein.

Removal of Certain
Mortgage Loans;
Additional Balances      In order to permit the Transferor to remove Mortgage
                         Loans from the Trust Fund  at such times, if any, as
                         the overcollateralization exceeds the level required
                         to maintain the ratings on  the Certificates, on any
                         Distribution Date the Transferor may,  but shall not
                         be obligated to, remove  from the Trust Fund certain
                         Mortgage    Loans    without     notice    to    the
                         Certificateholders.  The  Transferor is permitted to
                         designate   the  Mortgage   Loans  to   be  removed.
                         Mortgage Loans  so designated  will only  be removed
                         upon satisfaction of the following conditions (i) No
                         Rapid  Amortization Event  (as  defined herein)  has
                         occurred; (ii)  the  Transferor Interest  as of  the
                         Transfer  Date  (as  defined herein)  (after  giving
                         effect   to  such   removal)  exceeds   the  Minimum
                         Transferor Interest (as defined below);

        (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies (as defined herein) shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses
        (i) through (vi) above. See "Description of the Certificates-- Optional Transfers of Mortgage Loans to the Transferor" herein.

        The "Minimum Transferor Interest" as of any date is an amount equal to the lesser of (a) __% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.
        During the term of the Trust Fund, all Additional Balances will be transferred to and become property of the Trust Fund. The Pool Balance at any time will generally fluctuate from day to day because the amount of Additional Balances and the amount of principal payments with respect to the Mortgage Loans will usually differ from day to day. Because the Transferor Interest is equal to the Pool Balance minus the Invested Amount, the amount of the Transferor Interest will fluctuate from day to day as draws are made with respect to the HELOCs and as Principal Collections are received.

The Mortgage Loans       The Mortgage  Loans are secured by  first and second
                         mortgages on  Mortgaged  Properties located  in  ___
                         states.   On the Closing Date, (Headlands) will sell
                         the Mortgage Loans to the Sponsor, pursuant to a purchase agreement (the "Purchase Agreement").

        The percentage of the Cut-off Date Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the states of __________, ________, __________, _______, ______ and ________ is
        approximately   ____%,  ____%,   ____%,   ____%,  ____%   and  ____%,
        respectively. The "Combined Loan-to-Value Ratio" of each HELOC is the ratio of (A) the sum of (i) the maximum amount the borrower was permitted to draw down under the related Credit Line Agreement (the " Credit Limit") and (ii) the amounts of any
        related  senior   mortgage  loans   (computed  as  of  the   date  of
        origination of each such HELOC) to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. The "Combined Loan-to-Value Ratio" of each Closed-End Loan is the ratio of (A) the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Loan Agreement of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed-End Loan and that is or are secured by the same Mortgage Property to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. As of the Cut-off Date the Combined Loan-to-Value Ratios ranged from ____% to ______% and, as of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately ____%.

        (Interest  on each  HELOC  is  payable monthly  and  computed on  the related daily outstanding Principal Balance for each day in the billing cycle at a variable rate per annum (with respect to the HELOCs, the "Loan Rate") equal at any time (subject to maximum rates, as described herein under "Description of the Mortgage Loans- -Mortgage Loan Terms," and further subject to applicable usury limitations) to the sum of (i) the highest prime rate published in the "Money Rates" section of The Wall Street Journal and (ii) a Margin within the range of ____% to ____%). As of the Cut-off Date, the weighted average Margin was approximately ____%. Loan Rates on the HELOCs are adjusted monthly on the first business day of the calendar month preceding the Due Date. The HELOCS are simple-interest loans under which the payment is applied first to interest accrued on the Mortgage Loan through the date of receipt and then to reduction of the principal balance. A minimum monthly payment is due on each of the Mortgage Loans. Interest on each Closed-End Loan is payable monthly at a fixed rate (with respect to the Closed-End Loans, the "Loan Rate") on the related outstanding Principal Balance of such Mortgage Loan. The Closed-End Loans are actuarial loans under which the payment is allocated to a pre-determined amount of principal and interest. As to each Closed-End Loan, the "Due Date" is the first day of each month and for each HELOC, the "Due Date" is the twenty-fifth day of each month. The Cut-off Date Principal Balances ranged from $_________ to $__________ and averaged approximately $__________. Credit Limits under the HELOCs as of the Cut-off Date ranged from $__________ to $__________ and averaged approximately $__________. Each Mortgage Loan was originated in the period from _______________, 199_ to ________________, 199_. As of the Cut-off Date, the maximum Credit Limit Utilization Rate (as defined herein) was
        100% and the weighted average Credit Limit Utilization Rate was approximately ____%. As of the Cut-off Date, approximately ____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately ____% of the Mortgage Loans represented second liens. The Mortgage Loans have final scheduled maturities of fifteen years and twenty-five years. As of the Cut-off Date, the Mortgage Loans had remaining terms to scheduled maturity ranging from ___ months to ___ months and had a weighted average of approximately ___ months. See "Description of the Mortgage Loans" herein.

Denominations        The  Certificates  will   be  offered  for  purchase  in
                     denominations of $1,000  and multiples  of $1 in  excess
                     thereof.   The interest in the Trust Fund evidenced by a
                     Certificate (the "Percentage Interest") will be equal to
                     the  percentage derived by dividing  the denomination of
                     such Certificate  by the Original  Certificate Principal
                     Balance.
Registration of
Certificates         The Certificates will  initially be issued in book-entry
                     form.  Persons acquiring beneficial  ownership interests
                     in the Certificates (" Certificate Owners") may elect to
                     hold their Certificate interests through  The Depository
                     Trust  Company ("DTC"), in  the United States,  or Cedel
                     Bank,  societe generale  ("  CEDEL")  or  the  Euroclear
                     System (" Euroclear"), in Europe.  Transfers within DTC,
                     CEDEL  or Euroclear,  as the  case may  be,  will be  in
                     accordance with the usual rules and operating procedures
                     of the relevant system.  So long as the Certificates are
                     Book-Entry  Certificates  (as   defined  herein),   such
                     Certificates   will   be  evidenced   by  one   or  more
                     Certificates  registered in  the  name  of  Cede  &  Co.
                     ("Cede"), as the  nominee of DTC or  one of the relevant
                     depositaries      (collectively,      the      "European
                     Depositaries").  Cross-market transfers  between persons
                     holding directly or  indirectly through DTC, on  the one
                     hand, and counterparties holding directly  or indirectly
                     through  CEDEL  or  Euroclear,  on the  other,  will  be
                     effected  in DTC  through Citibank N.A.  ("Citibank") or
                     The  Chase   Manhattan  Bank  ("Chase"),   the  relevant
                     depositaries  of CEDEL  or Euroclear,  respectively, and
                     each a  participating member of  DTC.   The Certificates
                     will initially be  registered in the name  of Cede.  The
                     interests of the  Certificateholders will be represented
                     by book entries on the records  of DTC and participating
                     members thereof.  No  Certificate Owner will be entitled
                     to  receive a  definitive certificate  representing such
                     person's interest,  except in the  event that Definitive
                     Certificates (as  defined herein)  are issued  under the
                     limited circumstances  described under  "Description  of
                     the Certificates--Book-Entry Certificates"  herein.  All
                     references   in  this   Prospectus  Supplement   to  any
                     Certificates  reflect the  rights of  Certificate Owners
                     only as such rights may be exercised through DTC and its
                     participating   organizations  for   so  long   as  such
                     Certificates  are held by DTC.  See "Risk Factors--Book-
                     Entry Certifi
        cates", "Description of the Certificates--Book-Entry Certificates" herein and "Annex I" hereto.

Sponsor Headlands Mortgage Securities Inc., a Delaware corporation and a subsidiary of Headlands Mortgage Company, a closely-held California S-corporation. The principal executive offices of the Sponsor are located at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939 (Telephone: (415) 925-5442). See "The Sponsor" in the Prospectus.

Master Servicer of the Mortgage

Loans (Headlands Mortgage Company, a closely held California S-corporation. The principal executive offices of the Master Servicer are located at 700 Larkspur Landing Circle, Suite 250, Larkspur, California 94939 (Telephone: (415) 461-6790).) See "Headlands Mortgage Company" herein.

Collections      All  collections on  the Mortgage  Loans  will generally  be allocated  in accordance  with the  Loan  Agreements between
                 amounts  collected  in   respect  of  interest  and  amounts
                 collected in respect of  principal.  As to  any Distribution
                 Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds (as defined below) allocated to interest pursuant to the terms of the Loan
                 Agreements less  Servicing Fees  for the  related Collection
                 Period.

        As to any Distribution Date, " Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Loan Agreements and (ii) any Transfer Deposit Amounts (as defined herein).
        "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

        With  respect  to  any Distribution  Date,  the  portion of  Interest
        Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related
        Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest as more fully described under "Description of the Certificates--Allocations and Collections" herein.

        On each Distribution Date, the Investor Interest Collections will be applied in the following order of priority: (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;
        (ii) as payment for the premium for the Policy; (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificate Principal Balance of the
        Certificates; (iv) to pay any Investor Loss Amount (as defined herein) for such Distribution Date; (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously
        (a) funded by Investor Interest Collections allocable to the Certificateholders, (b) absorbed by the Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or
        (d) funded by draws on the Policy; (vi) to reimburse prior draws made from the Policy (with interest thereon); (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount, each as defined herein (such amount, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Distribution Amount"); (viii) any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and Certificateholders pursuant to the Agreement or amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;
        (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and (x) to the Transferor to the extent permitted as described under "Description of the Certificates--Distributions on the Certificates" herein.

        Investor Interest Collections available after the payment of interest on the Certificates may be insufficient to cover any
        Investor Loss Amount. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

        The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the
        Certificate Principal Balance on such day. Payments to Certificateholders pursuant to clause (iii) above will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

        "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date. See "Description of the Certificates--Distributions on the Certificates" herein.
        Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) in accordance with their percentage interests in the Mortgage Loans of __% and __%, respectively, as of the Cut-off Date (the "Fixed Allocation Percentage"), but a lesser amount of Principal Collections may be distributed to Certificateholders during the Managed Amortization Period, as described below. The "Investor Fixed Allocation Percentage" shall be __%.

        The Master Servicer will deposit Interest Collections and Principal Collections in respect of the Mortgage Loans in an account established for such purpose under the Agreement (the "Collection Account"). See "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account" herein.

Collection Period        As  to any  Distribution Date  other than  the first
                         Distribution  Date, the  "Collection Period"  is the
                         calendar  month   preceding   the  month   of   such
                         Distribution  Date.   As  to the  first Distribution
                         Date,  the  "  Collection  Period"  is   the  period
                         beginning after the Cut-off Date and ending on the last day of _____________, 199_.

Interest Interest on the Certificates will be distributed monthly on the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each, a " Distribution Date"), commencing on ______________, 199_, at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for an Interest Period will generally equal the sum of ((a) the London Interbank offered rate for one-month Eurodollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750, as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period) and (b) ____%.) Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage
        Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date. Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date") through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

        Interest payments on the Certificates will be funded from Investor Interest Collections, any funds on deposit in the Spread Account and from draws on the Policy. See "Description of the Certificates" herein.

Principal Payments from
Principal Collections        For   the   period  beginning   on   the   first
                             Distribution   Date   and,    unless   a   Rapid
                             Amortization  Event  (as  defined  herein) shall
                             have   earlier    occurred,   ending   on    the
                             Distribution Date in _____________,  200_ (the "
                             Managed  Amortization  Period"),  the amount  of
                             Principal      Collections       payable      to
                             Certificateholders as of each Distribution  Date
                             during  the  Managed  Amortization  Period  will
                             equal,   to  the  extent   funds  are  available
                             therefor,  the Scheduled  Principal  Collections
                             Distribution Amount for  such Distribution Date.
                             On  any  Distribution Date  during  the  Managed
                             Amortization Period,  the " Scheduled  Principal
                             Collections  Distribution  Amount"  shall  equal
                             the lesser of (i) the  Maximum Principal Payment
                             (as  defined herein)  and  (ii) the  Alternative
                             Principal Payment  (as  defined herein).    With
                             respect  to any Distribution Date, the " Maximum
                             Principal Payment"  will  equal the  product  of
                             the  Investor  Fixed  Allocation Percentage  and
                             Principal  Collections  for   such  Distribution
                             Date.   With respect  to any Distribution  Date,
                             the " Alternative Principal Payment" will equal the greater of (x) ____% of the Certificate
                             Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related
                             Collection Period.

        Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment. See "Description of the Certificates--Distributions on the Certificates" herein.

        In addition, to the extent funds are available therefor (including funds available under the Policy), on the Distribution Date in _____________ 20__, Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance.

        Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested
        Amount.       The   aggregate    distributions   of    principal   to
        Certificateholders will not exceed the Original Certificate Principal Balance.

The Certificate Insurer      (Insurer) (the "Certificate Insurer") is a
                                   insurance company  engaged exclusively  in
                             the  business  of   writing  financial  guaranty
                             insurance,  principally in respect of securities
                             offered in domestic  and foreign  markets.   The
                             Certificate Insurer's  claims-paying ability  is
                             r  a  t  e  d          _  _  _  _           b  y
                             _________________________________________    and
                             _       _       _       _       _      b       y
                             ________________________________________.    See
                             "The  Certificate  Insurer" in  this  Prospectus
                             Supplement.

Policy On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of _____________, 199_, among the Seller, the Sponsor, the Master Servicer and the Certificate Insurer.

        The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the
        Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the " Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

        The "Guaranteed Principal Distribution Amount" for any Distribution Date shall be the amount by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution
        Date) exceeds the Invested Amount for such Distribution Date. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ____________, 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

        In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders.
        The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

        In the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See "Description of the Certificates--The Policy" herein.

Overcollateralization
Amount
             The distribution of Accelerated Principal Distribution Amounts, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby
             creating    the     Overcollateralization     Amount.         The
             Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount not covered by Investor Interest Collections. Payments of Accelerated Principal Distribution Amounts are not covered by the Policy. Any Investor Loss Amounts not covered by such overcollateralization, amounts on deposit in the Spread Account or Investor Interest Collections will be covered by draws on the Policy to the extent provided therein.

Record Date      The  last day  preceding  a Distribution  Date  or,  if  the
                 Certificates are no longer Book-Entry Certificates, the last day of the month preceding a Distribution Date.

Servicing        The  Master  Servicer  will  be  responsible for  servicing, managing and making collections  on the Mortgage Loans.  The
                 Master Servicer  will deposit all collections  in respect of the  Mortgage Loans into the Collection Account as described under "Description of the Certificates--Payments on Mortgage
                 Loans; Deposits to Collection Account" herein.  On the third
                 Business  Day  prior  to  each  Distribution   Date  (the  "
                 Determination  Date"), the  Master Servicer  will calculate, and instruct the Trustee  regarding the amounts available to
                 be   paid,   as   described   under   "Description   of  the
                 Certificates--Payments  on   Mortgage  Loans;   Deposits  to
                 Collection  Account" herein,  to the  Certificateholders  on
                 such   Distribution  Date.      See  "Description   of   the
                 Certificates--Distributions  on  the  Certificates"  herein.
                 With respect to each Collection Period,  the Master Servicer will receive from collections in respect of interest on  the
                 Mortgage  Loans, on  behalf  of  itself, a  portion  of such collections as a monthly servicing fee (the "Servicing Fee")
                 in  the  amount   of  approximately  ____%  per  annum  (the
                 "Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage  Loans  as  of  the  first  day  of  each  such
                 Collection Period.   See "Description of  the Certificates--
                 Servicing Compensation and Payment of Expenses"  herein.  In certain  limited  circumstances,  the  Master  Servicer  may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Master
                 Servicer.   See  "Description  of  the Certificates--Certain
                 Matters Regarding the Master Servicer and the Transferor" herein.

Final Payment of
Principal; Termination       The   Trust   Fund   will   terminate   on   the
                             Distribution  Date following  the  later of  (A)
                             payment  in full  of  all amounts  owing  to the
                             Certificate Insurer and  (B) the earliest of (i)
                             the  Distribution Date on  which the Certificate
                             Principal  Balance  has been  reduced  to  zero,
                             (ii) the final  payment or other liquidation  of
                             the last Mortgage Loan in the  Trust Fund, (iii)
                             the optional  retransfer  to the  Transferor  of
                             the Certificates,  as described  below and  (iv)
                             the Distribution  Date in  ______________, 20__.
                             The  Certificates will  be  subject to  optional
                             retransfer    to   the    Transferor    on   any
                             Distribution   Date   after    the   Certificate
                             Principal  Balance is reduced  to an amount less
                             than or  equal to $________________  (__% of the
                             Original Certificate Principal  Balance) and all
                             amounts  due   and  owing  to   the  Certificate
                             Insurer and  unreimbursed draws  on the  Policy,
                             together  with  interest  thereon,  as  provided
                             under  the Insurance Agreement,  have been paid.
                             The retransfer price  will be  equal to the  sum
                             of   the   outstanding   Certificate   Principal
                             Balance and accrued and  unpaid interest thereon
                             at  the   Certificate  Rate   through  the   day
                             preceding  the  final Distribution  Date.    See
                             "Description  of The  Certificates--Termination;
                             Retirement of the Certificates"  herein and "The
                             Agreements--Termination; Optional Termination" in the Prospectus.

        In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "Description of the Certificates--Rapid Amortization Events" herein.

Trustee      (                       ), a ____________________________ (the  "
             Trustee")   will   act    as   Trustee    on   behalf   of    the
             Certificateholders.

Mandatory Retransfer of
Certain Mortgage Loans       The  Seller  will make  certain  representations
                             and warranties in the Agreement with respect  to
                             the Mortgage  Loans.    If the  Seller  breaches
                             certain  of its  representations and  warranties
                             with  respect to  any  Mortgage  Loan  and  such
                             breach  materially  and  adversely  affects  the
                             interests   of  the  Certificateholders  or  the
                             Certificate Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust Fund upon the expiration of a specified period from the date on which the Seller becomes aware or receives notice of such breach and will be reassigned to the Seller. See "Description of the Certificates--
                             Assignment of Mortgage Loans" herein.

Federal Income Tax
Consequences         Subject to  the  qualifications set  forth  in  "Federal
                     Income Tax Consequences" herein, special tax  counsel to
                     the Sponsor is of the opinion that, under existing  law,
                     a Certificate  will be treated  as a debt instrument for
                     federal  income tax  purposes as  of  the Closing  Date.
                     Under the Agreement, the Transferor, the Sponsor and the
                     Certificateholders  will agree  to treat  the  NOTES as
                     indebtedness   for   federal   income    tax   purposes.
                     Furthermore, special  tax counsel to  the Sponsor is  of
                     the opinion  that  the Trust  Fund  will  not  be treated
                     as  either  an association  or   a  publicly   traded
                     partnership   taxable  as   a  corporation.   See
                     "Federal  Income Tax  Consequences" herein and  in
                     the  Prospectus for additional information concerning
                     the application         of federal income tax laws.

ERISA Considerations         The acquisition  of a Certificate  by a  pension
                             or  other  employee  benefit  plan  (a   "Plan")
                             subject  to   the  Employee   Retirement  Income
                             Security  Act  of  1974,  as amended  ("ERISA"),
                             could,   in   some  instances,   result   in   a
                             "prohibited  transaction" or  other violation of
                             the  fiduciary   responsibility  provisions   of
                             ERISA   and   Code   Section   4975.     Certain
                             exemptions   from  the   prohibited  transaction
                             rules could be applicable to  the acquisition of
                             the   Certificates.      Any    Plan   fiduciary
                             considering whether to  purchase any Certificate
                             on  behalf  of a  Plan should  consult  with its
                             counsel  regarding  the   applicability  of  the
                             provisions of  ERISA and the  Code.  See  "ERISA
                             Considerations" herein and in the Prospectus.

Legal Investment
Considerations       The Certificates  will not constitute  "mortgage related
                     securities"  for  purposes  of  the  Secondary  Mortgage
                     Market Enhancement Act  of 1984 (" SMMEA"),  because not
                     all  of the  Mortgages securing  the Mortgage  Loans are
                     first  mortgages.   Accordingly, many  institutions with
                     legal authority to invest in comparably rated securities
                     based  solely  on  first mortgages  may  not  be legally
                     authorized to invest  in the Certificates.   See  "Legal
                     Investment Considerations" herein and "Legal Investment" in the Prospectus.

Certificate Rating       It   is  a   condition  to   the  issuance   of  the
                         Certificates that  they be rated "___"  by _____ and
                         "___"  by _________  (each a  "Rating Agency").   In
                         general, ratings  address  credit risk  and  do  not
                         address   the  likelihood   of  prepayments.     See
                         "Ratings" herein and "Risk Factors--Rating of the Securities" in the Prospectus.

Risk Factors         For  a discussion  of certain  risks associated  with an
                     investment in the Certificates, see "Risk Factors" on Page S-16 herein and on page 12 in the Prospectus.

                                 RISK FACTORS

    Investors should consider the following risks in connection with the purchase of Certificates.

    Risk of Reduced Liquidity Because of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

    Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

    Certificate  Owners  may  experience  some  delay  in  their  receipt  of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

    Cash Flow Considerations and Risks of Shortfalls. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

    Prepayment Considerations, Risks and Effect on Yield and Weighted Average Lives of the Certificates. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Sponsor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Description of the Certificates" herein and "Certain Legal Aspects of Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Loan Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See "Maturity and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

    Certificate Rating Based Primarily on Claims -- Paying Ability of the Certificate Insurer. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

    Legal Considerations -- Lien Priority and Possible Delay in Distributions or Losses. The Mortgage Loans are secured by mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Loans" in the Prospectus.

    Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from Headlands to the Sponsor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of Headlands, the receiver of Headlands may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by Headlands, secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Sponsor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

    If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust Fund. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the Certificate Principal Balance instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders and the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.

    In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

    (Risk of Losses as a Result of Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________
residential  real  estate  market  will  not   weaken.    If  the  __________
residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.)

    Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Loan Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related HELOC or reduce the Margin for such HELOC. Any such increase in the Credit Line of a HELOC would increase the Loan-to-Value Ratio of such HELOC and, accordingly, would increase the risk of the Trust Fund's investment in such HELOC. In addition, any reduction in the Margin of a HELOC would reduce the excess cash flow available to absorb losses.

    Delinquent Mortgage Loans. The Trust Fund will include Mortgage Loans which are 59 or fewer days delinquent as of the Cut-off Date. The Cut-off Date Principal Balance of Mortgage Loans which are between 30 days and 59 days delinquent as of the Cut-off Date was $_________________. If there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, the Overcollateralization Amount and the amount on deposit in the Spread Account have been reduced to zero, and the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.

    For a discussion of additional risks pertaining to the Certificates, see "Risk Factors" in the Prospectus.

                           THE CERTIFICATE INSURER

    The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, neither the Sponsor nor the Master Servicer makes any representation as to the accuracy and completeness of such information.

                     (Description of Certificate Insurer)

                          HEADLANDS MORTGAGE COMPANY

GENERAL

    Headlands Mortgage Company ("Headlands") is a closely-held California S-corporation which was organized in 1981. The common stock of Headlands is owned by the Hart and Paul families. Headlands is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

    Headlands is headquartered in Northern California, and has production branches in California, Washington, Oregon, Idaho, Nevada and Arizona. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by Headlands. The Mortgage Loans were acquired by Headlands in one of the three following manners:

(i) originated  by  an   independent  broker  and  purchased   by  Headlands,
(ii) originated by a broker and funded by Headlands, or (iii) originated and funded by Headlands in the ordinary course of business.

    Headlands' executive offices are located at 700 Larkspur Landing Circle, Suite 250, Larkspur, CA 94939.

SERVICING OVERVIEW

    Headlands (in its capacity as master servicer) will act as master servicer for the Mortgage Loans pursuant to the Agreement. All of the Mortgage Loans are currently serviced by Headlands substantially in accordance with the procedures described herein and in the accompanying Prospectus. Headlands has only recently started servicing home equity loans. As a result, there is limited information as to the losses on HELOCs and Closed-End Loans serviced by Headlands.

    As of March 31, 1997, Headlands' mortgage loan servicing portfolio consisted of 29,152 one- to four-family residential mortgage loans with an aggregate principal balance of $3,302 million. Headlands' primary source of mortgage servicing rights is from mortgage loans originated through mortgage brokers.

    Headlands'  Servicing Center  was  established in  January 1994.    As of
March 31,  1997, it  had a staff  of 57  employees.   Prior to  January 1994,
Headlands' servicing portfolio was subserviced by a third party.

    Mortgage loan servicing includes collecting payments from borrowers and remitting those funds to investors, accounting for mortgage loan principal and interest, reporting to investors, holding custodial funds for payment of mortgage related expenses such as taxes and insurance, advancing funds to cover delinquent payments, inspecting foreclosures and property disposition in the event of unremedied defaults, and otherwise administering the mortgages.

    The following table summarizes the delinquency experience including pending foreclosures on residential mortgage loans originated or acquired as part of Headlands' mortgage banking operations and included in Headlands' servicing portfolio at the dates indicated. As of December 31, 1995 and 1996 and March 31, 1997, the total principal balance of loans serviced by Headlands was (in millions) $4,149, $4,387 and $3,302, respectively.

                          HEADLANDS MORTGAGE COMPANY

                          OVERALL MORTGAGE PORTFOLIO

                    DELINQUENCY AND FORECLOSURE EXPERIENCE

                                          December 31,                               March 31,
                                 1995                       1996                        1997
                         Number     Percent of      Number      Percent         Number       Percent
                           of        Servicing         of         of              of            of
                          Loans      Portfolio       Loans     Servicing         Loans      Servicing
                                                               Portfolio                    Portfolio
Total Number/**/           27,261          100%      34,363         100%           29,152         100%
Period of Delinquency:
30-59 days                    283          1.0%         466         1.4%              292         1.0%
60-89 days                     62          0.2%          43         0.1%               70         0.2%
90 days or more                47          0.2%          14         0.0%               16         0.1%
Total Delinquencies
(excluding Foreclosure)       392          1.4%         523         1.5%              378         1.3%

Foreclosures Pending          146          0.5%         197         0.6%              179         0.6%

(table continued)

                                          December 31,                               March 31,
                                 1995                       1996                        1997
                         Number     Percent of      Number      Percent         Number       Percent
                           of        Servicing         of         of              of            of
                          Loans      Portfolio       Loans     Servicing         Loans      Servicing
                                                               Portfolio                    Portfolio
Total Number/**/           27,261          100%      34,363         100%           29,152         100%

Period of Delinquency:
30-59 days                    283          1.0%         466         1.4%              292         1.0%
60-89 days                     62          0.2%          43         0.1%               70         0.2%
90 days or more                47          0.2%          14         0.0%               16         0.1%
Total Delinquencies
(excluding Foreclosure)       392          1.4%         523         1.5%              378         1.3%

Foreclosures Pending          146          0.5%         197         0.6%              179         0.6%


_________
** The total portfolio has been reduced by the number of loans pending service release or have been foreclosed.

    There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans will correspond to the delinquency and foreclosure experience of the servicing portfolio of Headland's set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experience only at the dates presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. The servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The servicing portfolio includes mortgage loan underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Headlands. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

                     HEADLANDS' HOME EQUITY LOAN PROGRAM

    The Mortgage Loans will have been purchased by Headlands, either directly or through affiliates, from mortgage loan brokers. The Mortgage Loans have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

    Headlands believes that the Mortgage Loans originated were underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for either a home equity line of credit or a closed-end second is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

    In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two-to-four unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two-to-four unit project's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the two-to-four unit project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. For loan values to $650,000 appraisers may use either a full appraisal (FNMA 1104/FHLMC 70) or a drive-by appraisal (FHLMC 704); for values between $650,001 to $1,000,000 with a combined loan-to-value of less than 75%, only a full appraisal is acceptable; for values between $650,001 to $1,000,000 with a combined loan-to-value of greater than 75%, only a full appraisal and one field review ordered by Headlands is acceptable; and for loans with values greater than $1,000,000 with a combined loan-to-value greater than 65%, two full appraisals are required. Headlands may order discretionary reviews at any time to ensure the value of the properties. (discussion of appraisers)

    In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Headlands may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit aspects exist.

    Headlands  requires title  insurance for  all mortgage  loans.   Fire and
extended hazard insurance and flood insurance, when applicable, are also required.

    (ADD: CLTV standards, pmi, if applicable, FICO scoring)

    A lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property under writing than on certain credit underwriting documentation concerning income and employment verification is waived.

    In the case of a Mortgage Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

                      DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

    The Mortgage Loans were originated pursuant to loan agreements and promissory notes and the appropriate state disclosure statements (with respect to the HELOCs, the "Credit Line Agreements", and with respect to the Closed-End Loans, the " Mortgage Notes" and together with the Credit Line Agreements, the "Loan Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in __ states. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

    The Original Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date. As of the Cut-Off Date, only __ Mortgage Loans were up to 59 days delinquent and no Mortgage Loan was more than 59 days delinquent. The average Cut-Off Date Principal Balance of the Mortgage Loans was approximately $_________, the minimum Cut-Off Date Principal Balance of the Mortgage Loans was zero, the maximum Cut-Off Date Principal Balance of the Mortgage Loans was
$__________, the minimum Loan Rate and the maximum Loan Rate as of the Cut-Off Date were _____% and _____% per annum, respectively, and the weighted average Loan Rate as of the Cut-Off Date was approximately ____% per annum. As of the Cut-Off Date, the weighted average Credit Limit Utilization Rate (weighted by credit line) (as defined below) of the HELOCs was approximately _____% and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" of a HELOC is determined by dividing the Cut-Off Date Principal Balance by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-Off Date ranged from ___ months to ___ months and the weighted average remaining term to scheduled maturity was approximately ______ months. As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio (as defined below) of the Mortgage Loans was approximately _____%. The "Combined Loan-to-Value Ratio" of each HELOC is the ratio of (A) the sum of (i) the maximum amount the borrower was permitted to draw down under the related Credit Line Agreement (the "Credit Limit") and (ii) the amounts of any related senior mortgage loans (computed as of the date of origination of each such HELOC) to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. The "Combined Loan-to-Value Ratio" of each Closed-End Loan is the ratio of (A) the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Loan Agreement of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed-End Loan and that is or are secured by the same Mortgage Property to (B) the lesser of
(i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-Off Date ranged from $______ to $_______ and averaged approximately $_________. The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately _____%. As of the Cut-Off Date, no Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately ___% of the Mortgage Loans represented second liens. As of the Cut-Off Date approximately _____% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and approximately __% of the single family residences were owner-occupied. As of the Cut-Off Date, approximately _____%, ____% and ____% of the Mortgage Loans by Original Pool Balance are located in the States of __________, __________ and ______, respectively. No other state represents more than 2% of the Original Pool Balance of the Mortgage Loans. MORTGAGE LOAN TERMS

    The Mortgage Loans consist of loans originated under three different loan term options: a 15-year Closed-End Loan, a 15-year HELOC or a 25-year HELOC.

    The Closed-End Loans are fixed-rate, fully amortizing second mortgages. The monthly payment remains constant throughout the term of the Closed-End Loan, and is applied to principal and interest based on a pre-determined actuarial paydown schedule. The borrowers may prepay at any time without penalty.

    The HELOC loan programs have either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals against the equity line, and a 10-year repayment period, during which the balance of the HELOC as of the draw period is repaid.

    A borrower may access a HELOC credit line at any time during the draw period by writing a check. The minimum payment during the draw period of the HELOC is the greater of accrued finance charges on the average daily balance of the HELOC at the applicable Loan Rate, $100, or 1% of the outstanding principal balance. The payment during the repayment period of the HELOC is calculated as accrued interest plus .8333% of principal outstanding as of the last day of the draw period. HELOCs bear interest at a variable rate which changes monthly with changes in the applicable Index Rate (as defined below). All Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") equal to approximately (18)% per annum and subject to applicable usury limitations. The daily periodic rate on the HELOCs (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between 0% and (6.00)% and had a weighted average, as of the Cut-Off Date, of approximately ( )%, divided by 365 days.
    The "Index Rate" is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal.

    Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:

                              PRINCIPAL BALANCES

                                                                                         Percent of
                                                                                            Pool
         Range of Principal Balances                Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

$_______ to $_________  . . . . . . . . . .                      $                             %
$_______ to $_________  . . . . . . . . . .
$_______ to $_________ . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ to $_________  . . . . . . . . . .
$_______ and over . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                           100.00%

                          GEOGRAPHIC DISTRIBUTION(1)

                                                                                         Percent of
                                                                                            Pool
                    State                           Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
                                                                 $                             %





     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                       COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                         Percent of
              Range of Combined                                                             Pool
             Loan-to-Value Ratios                   Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

_____% to ______% . . . . . . . . . . . . .                      $                             %
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
 ______% to ______% . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
______% to ______%  . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


(1) With respect to HELOCs, the ratio of (A) the sum of (i) the maximum amount the borrower was permitted to draw down under the related Credit Line Agreement (the "Credit Limit") and (ii) the amounts of any related senior mortgage loans (computed as of the date of origination of each such HELOC) to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. With respect to Closed-End Loans, the ratio of (A) the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Loan Agreement of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed-End Loan and that is or are secured by the same Mortgage Property to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                                PROPERTY TYPE

                                                                                         Percent of
                                                                                            Pool
                Property Type                       Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

Single Family . . . . . . . . . . . . . . .                      $                             %
Two- to Four-Family . . . . . . . . . . . .
Condominium . . . . . . . . . . . . . . . .
PUD . . . . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


                                LIEN PRIORITY

                                                                                         Percent of
                                                                                            Pool
                Lien Priority                       Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

First Lien  . . . . . . . . . . . . . . . .                      $                             %
Second Lien . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


                                LOAN RATES(1)

                                                                                         Percent of
                  Range of                                                                  Pool
                  Loan Rates                        Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

_____% to _____%  . . . . . . . . . . . . .                      $                             %
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


(1) Approximately     %  of  the Mortgage  Loans  by Cut-Off  Date  Principal
    Balance are subject to an introductory rate of _____% per annum.

                                    MARGIN

                                                                                         Percent of
                  Range of                                                                  Pool
                   Margins                          Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

_____% to _____%  . . . . . . . . . . . . .                      $                             %
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


                        CREDIT LIMIT UTILIZATION RATES

                                                                                         Percent of
            Range of Credit Limit                                                           Pool
              Utilization Rates                     Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

_____% to _____%  . . . . . . . . . . . . .                      $                             %
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
_____% to _____%  . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


                                CREDIT LIMITS

                                                                                         Percent of
                                                                                            Pool
            Range of Credit Limits                  Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

$__________to $_________  . . . . . . . . .                      $                             %
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________ . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________ . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________ . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________  . . . . . . . . .
$_________ to $_________ . . . . . . . . .
$_________ and over . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                           100.00%

                                MAXIMUM RATES

                                                                                         Percent of
                                                                                            Pool
                Maximum Rates                       Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

_____%  . . . . . . . . . . . . . . . . . .                      $                             %
_____%  . . . . . . . . . . . . . . . . . .
_____%  . . . . . . . . . . . . . . . . . .
_____%  . . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


                  MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                                                         Percent of
               Range of Months                                                              Pool
       Remaining to Scheduled Maturity              Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

___ to ___  . . . . . . . . . . . . . . . .                      $                             %
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
___ to ___  . . . . . . . . . . . . . . . .
     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


                              ORIGINATION YEAR

                                                                                         Percent of
                                                                                            Pool
               Origination Year                     Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance

____  . . . . . . . . . . . . . . . . . . .                      $                             %
____  . . . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                           100.00%

                              DELINQUENCY STATUS

                                                                                         Percent of
                                                                                            Pool
          Number of Days Delinquent                 Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
0 to 29 . . . . . . . . . . . . . . . . . .                      $                             %
30 to 59  . . . . . . . . . . . . . . . . .
60 to 89  . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


                            TYPE OF MORTGAGE LOAN

                                                                                         Percent of
                                                                                            Pool
                     Type                           Number                               by Cut-off
                                                      of           Cut-off Date             Date
                                                   Mortgage          Principal            Principal
                                                    Loans             Balance              Balance
HELOC . . . . . . . . . . . . . . . . . . .                      $                             %
Closed-End  . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . . . . . . .                      $                           100.00%


                    MATURITY AND PREPAYMENT CONSIDERATIONS

    The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described under "Description of the Certificates--Distributions on the Certificates" herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon their Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest
Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

    To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders share of Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust Fund at any time during the life of the Trust Fund, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Transferor" herein.

    All of the Mortgage Loans may be prepaid in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

    The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Sponsor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the HELOCs amortize as described under "Description of the Mortgage Loans--Mortgage Loan Terms" herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and, with respect to the HELOCs, amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of The Loans--Due-on-Sale Clauses" in the Prospectus.

    The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

    Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

    No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.


                     POOL FACTOR AND TRADING INFORMATION

    The "Pool Factor" is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "Description of the Certificates--Distributions on the Certificates" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates.

    Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 199_ calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates--Book-Entry Certificates" and "--Reports to Certificateholders" herein.

                       DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

    The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the Trust Fund will consist of, to the extent provided in the Agreement: (i) each of the Mortgage Loans that from time to time are subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date (or due in the month of
     )); (iii)                                                      -----
Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Certificate Account for the Certificates (excluding net earnings thereon); (v) the Policy; (vi) the Spread Account (for the benefit of the Certificate Insurer and the Certificateholders); and (vii) an assignment of the Sponsor's rights under the Purchase Agreement. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially maintain the Security Register for the Certificates. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The aggregate  undivided interest in  the Trust Fund  represented by  the
Certificates as of the Closing Date will equal $               (the "Original
Invested  Amount"), which  represents __% of  the Cut-off  Date Pool Balance.
The  "Original Certificate Principal Balance"  will equal $                 .
Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein). The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "-- Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

    The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less
the Invested Amount.  The Transferor Interest will initially  equal $       ,
which represents _% of the Cut-off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be the Seller. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust Fund.

    The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

BOOK-ENTRY CERTIFICATES

    The Certificates will be book-entry Certificates (the " Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a " Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

    Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants") with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

    Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through
Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

    Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or, CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as, a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear
Participant (as defined below) to a DTC Participant will be, received with value on the DTC settlement date but will be available in the, relevant CEDEL or Euroclear cash account only as of the business day following, settlement in DTC. For information with respect to tax documentation procedures, relating to the Certificates, see "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the " Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions  on  the  Book-Entry Certificates  will  be  made  on  each
Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "- -Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Monthly  and  annual reports  on the  Trust Fund  provided by  the Master
Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

    DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing
Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

    At the time of issuance of the Certificates, the Sponsor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Loan Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date). The Trustee, concurrently with such transfer, will deliver the Certificates to the Sponsor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

    Within 90 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Sponsor by the Trustee, the Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust Fund. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the Seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

    An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Sponsor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than _% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Seller will be required to make a deposit to the Collection Account equal to such difference.

    The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal
Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Sponsor, the Seller has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

    Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as " Defective Mortgage Loans."

    Pursuant  to   the  Agreement,  the  Master  Servicer  will  service  and administer the Mortgage Loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

    Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

    Subject to the conditions specified in the Agreement, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the "Transfer Date") from the Trust Fund, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) No Rapid Amortization Event (as defined herein) has occurred; (ii) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.

    As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) _% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

    The Trustee shall establish and maintain an account (the " Collection Account") for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two Business Days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the next Distribution Date or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

    An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _______ and "____" by ___, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

    Eligible Investments are specified in the Agreement and may also include investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates. ALLOCATIONS AND COLLECTIONS

    All collections on the Mortgage Loans will generally be allocated in accordance with the Loan Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Loan Agreements less Servicing Fees for the related Collection Period.

    As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Loan Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. " Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

    With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

    Principal Collections  will be  allocated between the  Certificateholders
and  the   Transferor  ("Investor  Principal  Collections"   and  "Transferor
Principal Collections", respectively) as described herein.

    The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

    With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage
Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus
(i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Loan Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

    Beginning with the first Distribution Date, distributions on the Certificates will be made by the Trustee or the Paying Agent on each
Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the " Record Date"). The term "Distribution Date" means the _________ day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the
Certificate  Register  in  amounts  calculated  as  described herein  on  the
Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in New York State are required or authorized by law to be closed.

    Application of  Interest  Collections.   On each  Distribution Date,  the
Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

        (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

        (ii)  as payment for the premium for the Policy;

        (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

        (iv) to pay Certificateholders the Investor Loss Amount for such Distribution Date;

        (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount,
    (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;

        (vi) to reimburse prior draws made from the Policy (with interest thereon);

        (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

        (viii) any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and the Certificateholders or owed to the Certificate Insurer pursuant to the Insurance Agreement;

        (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

        (x)  to the Transferor to the extent permitted as described herein.

    Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

    To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

    The "Required Overcollateralization Amount" shall be an amount set forth in the Agreement. "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

    A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

    As to any Distribution Date other than the first Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning after the Cut-off Date and ending on the last day of _______________ 199_.

    Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Distribution Date will generally equal the sum of ((a) LIBOR, calculated as specified below, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) ____% per annum.) Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.

    Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections and, if necessary, from draws on the Policy.

    (Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Sponsor after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Sponsor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.)

    Transferor Collections. Collections allocable to the Transferor Interest that are not distributed to Certificateholders will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid
Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

    Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections.

    Distributions of Principal Collections. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ______________ 20__ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the " Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the " Alternative Principal Payment" will equal the greater of (x) 0___% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

    Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

    The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning after the Cut-off Date through the last day of __________ 199_.

    Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

    In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in ____________ 20__, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

    The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

RAPID AMORTIZATION EVENTS

    As  described  above,  the  Managed  Amortization  Period  will  continue
through the Distribution Date in           20  , unless  a Rapid Amortization
Event occurs prior to such        --------    -
date in which case the Rapid Amortization Period will commence prior to such date. "Rapid Amortization Event" refers to any of the following events:

        (a) failure on the part of the Seller (i) to make a payment or deposit required under the Agreement within two Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of
    the  Seller  set  forth   in  the  Agreement,  which   failure  continues
    unremedied for a period of 60 days after written notice;

        (b) any representation or warranty made by the Seller in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests
    of   the  Certificateholders  are   materially  and  adversely  affected;
    provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

        (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor; or

        (d) the Trust Fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended.

        (other events)

    In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Sponsor and the Master Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or (d), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.

    In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further
Additional Balances will be transferred to the Trust Fund, the Transferor will immediately cease to transfer Additional Balances to the Trust Fund and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.

    Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

THE POLICY

    (On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the " Insurance Agreement") to be dated as of ____________, 199_, among the Seller, the Sponsor, the Master Servicer and the Certificate Insurer.

    The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

    The "Guaranteed Principal Distribution Amount" shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ______________ 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

    In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

    Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

    If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A),
(B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a
Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

    The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

    Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

    The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

    The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

    The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of ________.

    The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

    Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the
Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

    In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust Fund.)

REPORTS TO CERTIFICATEHOLDERS

    Concurrently  with  each  distribution  to  the  Certificateholders,  the
Master   Servicer  will  forward   to  the   Trustee  for  mailing   to  such
Certificateholder a statement setting forth among other items:

        (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

        (ii)  the amount being distributed to Certificateholders;

        (iii) the amount of interest included in such distribution and the related Certificate Rate;

        (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);
        (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

        (vi)    the   amount,  if   any,  of  principal   included  in   such
    distribution;

        (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

        (viii)     the  amount,  if   any,  of   the  aggregate  unreimbursed
    Liquidation Loss Amounts after giving effect to such distribution;

        (ix)  the Servicing Fee for such Distribution Date;

        (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

        (xi)   the Pool Balance  as of  the end  of the preceding  Collection
    Period;

        (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;
        (xiii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure; and

        (xiv)  the amount of any draws on the Policy.

    In the case  of information  furnished pursuant  to clauses (iii),  (iv),
(v), (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

    Within 60 days after the end of each calendar year commencing in 1996, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

    The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

    With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

    The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure. Amounts collected by the Master Servicer under any such policies shall be deposited in the Collection Account net of certain amounts as indicated in the Agreement. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Master Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately ____% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

    The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

    The Agreement provides for delivery on or before ___________ in each year, beginning in ___________, 199_, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

    On or  before _____________ of  each year,  beginning ___________,  199_, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

    The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master
Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

    The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. The Agreement provides that neither the Sponsor, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Sponsor, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Sponsor, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

    Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

    "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (each, an "Insolvency Event"). Under certain other circumstances, the Certificate Insurer (with the consent of holders of Certificates evidencing an aggregate undivided interest in the Trust Fund of at least 51% of the Certificate
Principal Balance) may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Sponsor, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

    So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $__________ and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

    The Agreement may be amended from time to time by the Seller, the Master Servicer, the Sponsor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Sponsor, the Seller, the Transferor or the Master Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates. The Agreement may also be amended from time to time by the Seller, the Master Servicer, the Sponsor, and the Trustee, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

TERMINATION; RETIREMENT OF THE CERTIFICATES

    The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ____________ 20__.

    The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to __% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust Fund created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

    In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "--Rapid Amortization Events" herein.

THE TRUSTEE

    (                  ),  a ____________________________ with its  principal
place of business in ________, has been named Trustee pursuant to the Agreement.

    The  commercial  bank  or  trust  company  serving  as  Trustee  may  own
Certificates and have normal banking relationships with the Sponsor, the Master Servicer, the Seller and the Certificate Insurer and/or their affiliates.

    The Trustee may resign at any time, in which event the Sponsor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Sponsor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Sponsor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

    No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

    The Trust Fund will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See " Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.


                    DESCRIPTION OF THE PURCHASE AGREEMENT

    The Mortgage Loans to be transferred to the Trust Fund by the Sponsor will be purchased by the Sponsor from (Headlands) pursuant to the Purchase Agreement to be entered into between the Sponsor, as purchaser of the Mortgage Loans, and (Headlands), as Seller of the Mortgage Loans. Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans and related Additional Balances to the Sponsor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Sponsor to the Trust Fund, and the Sponsor will assign its rights in, to and under the Purchase Agreement to the Trust Fund. The following is a description of the material provisions of the Purchase Agreement.

TRANSFERS OF MORTGAGE LOANS

    Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Sponsor, all of its right, title and interest in and to the Mortgage Loans and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Sponsor in cash. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount such Additional Balance.

REPRESENTATIONS AND WARRANTIES

    The Seller will represent and warrant to the Sponsor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The Seller will also represent and warrant to the Sponsor that, among other things, immediately prior to the sale of the Mortgage Loans to the Sponsor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Seller will make similar representations and warranties in the Agreement. The Seller will also represent and warrant to the Sponsor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid sale to the Sponsor of all right, title and interest of the Seller in and to the Mortgage Loans and the proceeds thereof.
ASSIGNMENT TO TRUST FUND

    The Seller expressly acknowledges and consents to the Sponsor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust Fund. The Seller also agrees to perform its obligations under the Purchase Agreement for the benefit of the Trust Fund.

TERMINATION

    The Purchase  Agreement will terminate upon  the termination of the Trust
Fund.

                               USE OF PROCEEDS

    The net proceeds to be received from the sale of the Certificates will be applied by the Sponsor towards the purchase of the Mortgage Loans.


                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

    Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Sponsor ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the Prospectus. See "Federal Income Tax Consequences" in the Prospectus.

    The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, the Sponsor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Principal Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

    In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

    In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

    Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Federal Income Tax Consequences" in the Prospectus.

    While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences--
Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

    The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

    If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

    If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, it is the opinion of Tax Counsel that the Trust Fund will not be treated as either an association or a partnership taxable as a corporation.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

    In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

    Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

    The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

    In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the Prospectus.

    If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

    If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

    Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

    The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt
Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                           STATE TAXES

    The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

    ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                             ERISA CONSIDERATIONS

    Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

    The U.S. Department of Labor has granted to _________________ ("Underwriter") Prohibited Transaction Exemption _____ (the " Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met.

    For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

    The Underwriter believes that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

    Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                       LEGAL INVESTMENT CONSIDERATIONS

    Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.


                                 UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199_ (the " Underwriting Agreement"), among the Sponsor and (Underwriter) (the "Underwriter"), the Sponsor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Sponsor all the Certificates.

    In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

    The Sponsor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

    The Sponsor has been advised by the Underwriter that it presently intends to make a market in the Certificates offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Certificates will develop.

    If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if they sell more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

    In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchase.

    Neither the Seller, the Sponsor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Seller, the Sponsor nor the Underwriter makes any representation that the Underwriter will engage in such transactions, once commenced, will not be discontinued without notice.

    The Underwriting Agreement provides that the Sponsor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                LEGAL MATTERS

    Certain legal matters with respect to the Certificates will be passed upon for the Sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Sponsor by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York will act as counsel for the Underwriters.

                                   EXPERTS

    The consolidated balance sheets of (Insurer) and Subsidiaries as of ___________, 199_ and 199_ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ___________, 199_, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of ________________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   RATINGS

    It is a condition to issuance that the Certificates be rated "___" by _____ and "___" by _________.
    A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

    The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

    The Sponsor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            INDEX OF DEFINED TERMS

                                                                         Page
                                                                         ---

Accelerated Principal Distribution Amount . . . . . . . . . . . . . S-9, S-38
Additional Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Alternative Principal Payment . . . . . . . . . . . . . . . . . .  S-11, S-40
beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38, S-42
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-32
Certificate Principal Balance . . . . . . . . . . . . . . . . . . . S-4, S-31
Certificate Rate  . . . . . . . . . . . . . . . . . . . . . . S-4, S-10, S-39
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . .  S-32, S-51
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Chase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Citibank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Closed-End Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-11, S-39
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Collection Account  . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-36
Collection Period . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-39
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . S-5, S-22, S-25
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Credit Limit  . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-22, S-25
Credit Limit Utilization Rate . . . . . . . . . . . . . . . . . . . . .  S-22
Credit Line Agreements  . . . . . . . . . . . . . . . . . . . . . . S-3, S-22
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Cut-Off Date Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . S-3
Cut-Off Date Principal Balance  . . . . . . . . . . . . . . . . . . . . . S-3
Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Defective Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  S-36
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-37
Dissolution Distribution Date . . . . . . . . . . . . . . . . . . . . .  S-41
Distribution Date . . . . . . . . . . . . . . . . . . . . . . S-1, S-10, S-38
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-32
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Eligible Substitute Mortgage Loan . . . . . . . . . . . . . . . . . . .  S-35
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15, S-52
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . .  S-33
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . S-7, S-32
Events of Servicing Termination . . . . . . . . . . . . . . . . . . . .  S-46
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Fixed Allocation Percentage . . . . . . . . . . . . . . . . . . . . . .  S-10
Guaranteed Distributions  . . . . . . . . . . . . . . . . . . . .  S-12, S-41
Guaranteed Principal Distribution Amount  . . . . . . . . . . . .  S-12, S-41
Headlands . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3, S-19
HELOC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Index Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Insurance Agreement . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-41
Interest Collections  . . . . . . . . . . . . . . . . . . . . . . . S-8, S-37
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-39
Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-31
Investor Fixed Allocation Percentage  . . . . . . . . . . . . . . . . .  S-10
Investor Floating Allocation Percentage . . . . . . . . . . . . . . S-8, S-37
Investor Interest Collections . . . . . . . . . . . . . . . . . . . S-8, S-37
Investor Loss Amount  . . . . . . . . . . . . . . . . . . . . . .  S-10, S-38
Investor Principal Collections  . . . . . . . . . . . . . . . . .  S-10, S-37
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . .  S-38
Liquidation Loss Amount . . . . . . . . . . . . . . . . . . . . .  S-10, S-38
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Loan Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-22
Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-23
Managed Amortization Period . . . . . . . . . . . . . . . . . . .  S-11, S-40
Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Maximum Principal Payment . . . . . . . . . . . . . . . . . . . .  S-11, S-40
Maximum Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Minimum Transferor Interest . . . . . . . . . . . . . . . . . . . . S-5, S-36
Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . S-5, S-35, S-36
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . S-8, S-37
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Original Certificate Principal Balance  . . . . . . . . . . . . . . S-4, S-31
Original Invested Amount  . . . . . . . . . . . . . . . . . . . . . S-4, S-31
Overcollateralization Amount  . . . . . . . . . . . . . . . . . . . . . . S-9
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-37
Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Principal Collections . . . . . . . . . . . . . . . . . . . . . . . S-8, S-37
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Rapid Amortization Event  . . . . . . . . . . . . . . . . . . . . . . .  S-40
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Receipt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Reference Bank Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Relevant Depositary . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Required Overcollateralization Amount . . . . . . . . . . . . . . . . .  S-38
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
SAIF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Scheduled Principal Collections Distribution Amount . . . . . . .  S-11, S-40
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-45
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15, S-52
Sponsor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Spread Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-42
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Telerate Screen Page 3750 . . . . . . . . . . . . . . . . . . . . . . .  S-39
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Transfer Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Transfer Deposit Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Transferor Interest . . . . . . . . . . . . . . . . . . . . .  S-1, S-4, S-32
Transferor Principal Collections  . . . . . . . . . . . . . . . .  S-10, S-37
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-14
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-52

                                   ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Backed Certificates issues.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading  between DTC Participants.   Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

    Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the
purchaser  will send  instructions  to  CEDEL or  Euroclear  through a  CEDEL
Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or
Euroclear  Participant at least  one business  day prior  to settlement.   In
these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for  non-U.S. Persons  with effectively connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

    Exemption for  U.S.  Persons  (Form W-9).    U.S.  Persons can  obtain  a
complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or (Underwriter). This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                              TABLE OF CONTENTS
                                                                         Page
                                                                         ---
PROSPECTUS SUPPLEMENT
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
The Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Headlands Mortgage Company  . . . . . . . . . . . . . . . . . . . . . .  S-19
Description of the Mortgage Loans . . . . . . . . . . . . . . . . . . .  S-21
Maturity and Prepayment Considerations  . . . . . . . . . . . . . . . .  S-29
Pool Factor and Trading Information . . . . . . . . . . . . . . . . . .  S-31
Description of the Certificates . . . . . . . . . . . . . . . . . . . .  S-31
Description of the Purchase Agreement . . . . . . . . . . . . . . . . .  S-50
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  S-51
State Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Legal Investment Considerations . . . . . . . . . . . . . . . . . . . .  S-54
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Index of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Annex I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59

PROSPECTUS

Prospectus Supplement or Current Report on Form 8K  . . . . . . . . . . . . 2
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . 2
Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . 3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
The Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Loan Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Description of the Securities . . . . . . . . . . . . . . . . . . . . . .  24
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Yield and Prepayment Considerations . . . . . . . . . . . . . . . . . . .  43
The Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Certain Legal Aspects of the Loans  . . . . . . . . . . . . . . . . . . .  57
Federal Income Tax
  Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
State Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . .  90
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  90
Legal Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Method of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . .  94
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Index of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . .  97


                            HOME EQUITY LOAN TRUST
                                   199__-__



                                 $___________
                                (Approximate)



                               Home Equity Loan
                          Asset Backed Certificates
                                Series 199_-_




                              HEADLANDS MORTGAGE
                               SECURITIES, INC.
                                   Sponsor
                        (____________________________)
                          Seller and Master Servicer



                   ________________________________________

                            PROSPECTUS SUPPLEMENT
                              ___________, 199_
                   ________________________________________



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED  JULY 11, 1997
PROSPECTUS

                      HEADLANDS MORTGAGE SECURITIES INC.
                                   Sponsor

                           Asset Backed Securities
                             (Issuable in Series)

     This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the " Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust (each, a "Trust Fund") established by Headlands Mortgage Securities Inc. (the "Sponsor") and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will consist of the following types of single family mortgage loans (the "Loans"): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties (the "Mortgage Loans"), (ii) closed-end loans (the " Closed End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans", and together with the Closed End Loans, the "Home Equity Loans") secured by first or subordinate liens on one- to four-family residential properties and (iii) home improvement installment sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"). The Trust Fund Assets will be acquired by the Sponsor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Sponsor, and conveyed by the Sponsor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus
Supplement. See "Index of Defined Terms" on page 89 of this Prospectus for the location of the definitions of certain capitalized terms.


     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Sponsor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Sponsor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors--Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements--Termination; Optional Termination herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 12.

  THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A
 GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT
  REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SPONSOR, THE MASTER SERVICER,
ANY
   SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE
RELATED
 PROSPECTUS SUPPLEMENT.  THE SECURITIES AND THE LOANS WILL NOT BE INSURED OR
     GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE
         SPONSOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE
                   TO THE EXTENT DESCRIBED IN THE RELATED
                            PROSPECTUS SUPPLEMENT.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMIS-
 SION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
          THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any
Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

________________, 1997

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests;
(x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Seller, the Master Servicer and the Trustee.

                            AVAILABLE INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All  documents subsequently  filed by  or  on behalf  of the  Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.  Any statement contained in  a document incorporated or deemed  to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Sponsor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

                          REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders".

                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related
Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on Page 81 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Securities      Asset Backed Certificates (the  " Certificates") and
                         Asset Backed  Notes (the "Notes" and,  together with
                         the  Certificates,  the   "Securities"),  which  are
                         issuable in Series.

Sponsor        Headlands Mortgage Securities Inc., a Delaware corporation.

Trustee The trustee(s) (the "Trustee") for each Series of Securities will be specified in the related Prospectus Supplement. See "The Agreements" herein for a description of the Trustee's rights and obligations.

Master Servicer          The entity or entities named as Master Servicer (the
                         "Master   Servicer")  in   the  related   Prospectus
                         Supplement,  which  may  be  an  affiliate   of  the
                         Sponsor.    See   "The  Agreements--Certain  Matters
                         Regarding the Master Servicer and the Sponsor".

Trust Fund Assets        Assets of the Trust Fund for  a Series of Securities
                         will  include   certain  assets  (the   "Trust  Fund
                         Assets") which will consist  of the Loans,  together
                         with  payments in respect of such Trust Fund Assets,
                         as specified  in the related  Prospectus Supplement.
                         At  the time of  issuance of  the Securities  of the
                         Series, the Sponsor will assign the Loans comprising
                         the related  Trust  Fund  to  the  Trustee,  without
                         recourse.   The Loans  will be  collected in  a pool
                         (each, a "Pool") as of the first day of the month of
                         the  issuance of the related Series of Securities or
                         such other date specified  in the related Prospectus
                         Supplement (the "Cut-off Date").  Trust Fund  Assets
                         also may  include insurance policies,  surety bonds,
                         cash  accounts, reinvestment  income, guaranties  or
                         letters of  credit to  the extent  described in  the
                         related   Prospectus   Supplement.     See   "Credit
                         Enhancement".  In addition, if the
          related Prospectus Supplement so provides, the related Trust Fund Assets will include the funds on deposit in an account (a "Pre-Funding Account") which will be used to purchase additional Loans during the period specified in such Prospectus Supplement. See "The Agreements--Pre-Funding Account".

Loans The Loans will consist of (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties (each, a "Mortgage Loan"), (ii) closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans", together with the Closed-End Loans, the "Home Equity Loans"), and (iii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). All Loans will have been purchased by the Sponsor, either directly or through an affiliate, from one or more Sellers.

          As specified in the related Prospectus Supplement, the Mortgage Loans and the Home Equity Loans will, and the Home Improvement Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties".

Description of
  the Securities         Each Security will  represent a beneficial ownership
                         interest in, or be secured by the assets of, a Trust
                         Fund created by the Sponsor pursuant to an Agreement
                         among  the  Sponsor,  the  Master Servicer  and  the
                         Trustee for the  related Series.  The  Securities of
                         any Series may  be issued in one or  more classes as
                         specified in  the related Prospectus Supplement.   A
                         Series of Securities may include one or more classes of senior Securities (collectively, the "Senior
                         Securities")  and one or more classes of subordinate
                         Securities (collectively, the

          "Subordinated Securities"). Certain Series or classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement.

          One or more classes of Securities of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related Prospectus Supplement.

Distributions on
  the Securities         Distributions  on  the Securities  entitled  thereto
                         will be made monthly, quarterly, semi-annually or at
                         such other intervals  and on the dates  specified in
                         the   related   Prospectus   Supplement   (each,   a
                         "Distribution Date") out of the payments received in
                         respect of  the assets of the related  Trust Fund or
                         Funds or other assets pledged for the benefit of the
                         Securities as  described under  "Credit Enhancement"
                         herein to the extent specified in
          the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. The Prospectus Supplement for a Series of Securities will describe the method for allocating distributions among Securities of different classes as well as the method for allocating distributions among Securities for any particular class.

          Unless otherwise specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such Securities will be entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the related Cut-off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement or at such other interest rate as may be specified in such Prospectus Supplement.

          The rate (each, a "Pass-Through Rate") at which interest will be passed through or paid to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan or weighted average basis or calculated based on a notional amount, in each case, as described in the related Prospectus Supplement.

Compensating Interest         If  so  specified  in  the  related  Prospectus
                              Supplement,   the  Master   Servicer  will   be
                              required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master
                              Servicer  as servicing  compensation, equal  to
                              (i) the excess,

     if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement. See "Description of the Securities-- Compensating Interest".

Credit Enhancement       The  Trust Fund Assets  or the Securities  of one or
                         more  classes in  the related  Series  may have  the
                         benefit of one  or more types of  credit enhancement
                         as described  in the related  Prospectus Supplement.
                         The protection  against losses afforded by  any such
                         credit  support   may  be   limited.     The   type,
                         characteristics  and  amount of  credit  enhancement
                         will be determined based  on the characteristics  of
                         the Loans comprising the Trust Fund Assets and other
                         factors  and will  be established  on  the basis  of
                         requirements  of  each  Rating   Agency  rating  the
                         Securities   of   such   Series.      See    "Credit
                         Enhancement."

          If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

A. Subordination         A Series  of Securities may  consist of one  or more
                         classes  of Senior    Securities  and  one  or  more
                         classes  of Subordinated Securities.   The rights of
                         the  holders of  the  Subordinated  Securities of  a
                         Series to receive distributions with respect to  the
                         related Trust  Fund Assets  will be  subordinated to
                         such  rights of the holders of the Senior Securities
                         of  the same Series  to the extent  described in the
                         related Prospectus  Supplement.   This subordination
                         is intended  to  enhance the  likelihood of  regular
                         receipt  by holders  of  Senior  Securities of  such
                         Series of  the full  amount of  monthly payments  of
                         principal  and interest  due them.   The  protection
                         afforded to the holders of Senior Securities of a Series

          by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities, the amounts of interest and/or principal due them on each Distribution Date out of the funds available for distribution on such date in the related Security Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the related Trust Fund Assets that would otherwise have been payable to the holders of Subordinated Securities; (ii) reducing the ownership interest (if applicable) of the related Subordinated Securities; or (iii) a combination of clauses (i) and (ii) above. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Account       One  or more reserve accounts or other cash accounts
                         (each, a  "Reserve Account") may be  established and
                         maintained for  each  Series  of  Securities.    The
                         related Prospectus  Supplement will  specify whether
                         or not such Reserve Accounts will be included in the
                         corpus of the  Trust Fund for  such Series and  will
                         also  specify the  manner  of  funding such  Reserve
                         Accounts and the conditions under which the  amounts
                         in any such  Reserve Accounts will  be used to  make
                         distributions  to   holders  of   Securities  of   a
                         particular  class  or  released  from  such  Reserve
                         Accounts.

C. Letter of Credit      If   so   specified   in  the   related   Prospectus
                         Supplement, credit support for a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support. The issuer of the letter of credit
                         (the "L/C Bank") will be
     obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

          The maximum liability of a L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Loans in the related Trust Fund or one or more Classes of Securities of the related Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

D. Insurance Policies;
   Surety Bonds and
   Guarantees       If so  specified in  the  related Prospectus  Supplement,
                    credit  support  for a  Series  may  be  provided  by  an
                    insurance policy and/or  a surety bond  issued  by one or
                    more  insurance companies or  sureties.  Such certificate
                    guarantee insurance or surety  bond will guarantee timely
                    distributions of  interest and/or  full distributions  of
                    principal  on  the  basis  of  a  schedule  of  principal
                    distributions  set forth in  or determined in  the manner
                    specified  in  the  related  Prospectus Supplement.    If
                    specified in the related Prospectus Supplement, one or more bankruptcy bonds, special hazard insurance policies, other insurance or third-party guarantees may be used to provide coverage for the risks of default or types of losses set forth in such Prospectus Supplement.

E. Over-Collateralization          If   so   provided   in   the   Prospectus
                                   Supplement for a  Series of Securities,  a
                                   portion of  the interest  payment on  each
                                   Loan  may  be  applied  as  an  additional
                                   distribution  in respect  of principal  to
                                   reduce the principal balance of a  certain
                                   class  or   classes  of  such   Series  of
                                   Securities and, thus, accelerate the rate of payment of principal on such class or classes of such Series of Securities.

F. Loan Pool
   Insurance Policy      A mortgage pool insurance policy or policies may
     be obtained and maintained for Loans relating to any Series of Securities, which shall be limited in scope and shall cover defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the related Cut-off Date.

G. FHA Insurance         If specified  in the related  Prospectus Supplement,
                         all or a portion of the Loans in a Pool may be (i) insured by the Federal Housing Administration (the
                         "FHA") and/or (ii) partially guaranteed by the Department of Veterans' Affairs (the "VA").

H. Cross-Support         If specified  in the related  Prospectus Supplement,
                         separate classes  of  a  Series  of  Securities  may
                         evidence the beneficial ownership of,  or be secured
                         by,  separate groups of  assets included in  a Trust
                         Fund.   In such case, credit support may be provided
                         by  a  cross  support feature  which  requires  that
                         distributions  be made  with  respect to  Securities
                         evidencing  a beneficial  ownership interest  in, or
                         secured  by, one  or  more  asset  groups  prior  to
                         distributions to Subordinated  Securities evidencing
                         a beneficial  ownership interest in, or  secured by,
                         other asset groups within the same Trust Fund.   See
                         "Credit Enhancement--Cross Support."

Advances The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on behalf of the Master Servicer (each, a " Sub-Servicer") may be obligated to advance amounts (each, an "Advance") corresponding to delinquent interest and/or principal payments on such Loan until the date, as specified in the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus
               Supplement. Advances will be reimbursable to the extent described under "Description of the Securities--Advances" herein and in the related Prospectus Supplement.

          In the event the Master Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or Sub-Servicer. See "Description of the Securities--Advances."

Optional Termination          The Master  Servicer or the party  specified in
                              the  related  Prospectus  Supplement, including
                              the holder of the residual interest in a REMIC,
                              may have  the option to effect early retirement
                              of a Series of Securities through  the purchase
                              of  the Trust Fund Assets.  The Master Servicer
                              will deposit the proceeds of any such  purchase
                              in  the Security Account for each Trust Fund as
                              described  under  "The  Agreements--Payments on
                              Loans; Deposit to Security Account."   Any such
                              purchase of  Trust  Fund  Assets  and  property
                              acquired  in  respect   of  Trust  Fund  Assets
                              evidenced  by a  Series of  Securities will  be
                              made at the option of the Master Servicer, such
                              other person or, if  applicable, such holder of
                              the  REMIC  residual   interest,  at  a   price
                              specified in the related Prospectus Supplement.
                              The exercise  of such  right will effect  early
                              retirement of  the Securities  of that  Series,
                              but  the right  of  the  Master Servicer,  such
                              other person or, if applicable, such holder  of
                              the REMIC residual interest,  to so purchase is
                              subject to the principal balance of the related
                              Trust   Fund  Assets   being   less  than   the
                              percentage specified in  the related Prospectus
                              Supplement of  the aggregate  principal balance
                              of  the Trust Fund  Assets at the  Cut-off Date
                              for  the Series.   The foregoing is  subject to
                              the  provision that if a REMIC election is made
                              with respect to a Trust Fund, any such purchase
                              will  be  made   only  in  connection  with   a
                              "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal
                              Revenue Code of 1986, as amended (the "Code").

Legal Investment         The  Prospectus   Supplement  for  each   Series  of
                         Securities  will  specify  which,  if  any,  of  the
                         classes  of  Securities offered  thereby  constitute
                         "mortgage  related securities"  for purposes  of the
                         Secondary Mortgage  Market Enhancement  Act of  1984
                         ("SMMEA").  Classes  of Securities  that qualify  as
                         "mortgage   related   securities"  will   be   legal
                         investments  for  certain   types  of  institutional
                         investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors.
                         Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment."

Federal Income Tax
  Consequences      The federal  income tax  consequences to  Securityholders
                    will vary  depending on whether one or more elections are
                    made  to treat  the  Trust  Fund  or  specified  portions
                    thereof as a REMIC under the provisions of the Code OR AS
                    A  "FINANCIAL  ASSET   SECURITIZATION  INVESTMENT  TRUST"
                    ("FASIT") WITHIN THE MEANING OF SECTION 860L OF THE CODE.
                    The Prospectus Supplement for each Series of Securities will specify whether such an election will be made.

          If a REMIC election is made, Securities representing regular interests in a REMIC will generally be taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method.
          If   A FASIT ELECTION  IS MADE, THE MATERIAL  FEDERAL INCOME TAX
          CONSEQUENCES FOR INVESTORS ASSOCIATED WITH THE PURCHASE, OWNERSHIP AND DISPOSITION OF SUCH SECURITIES WILL BE SET FORTH UNDER THE HEADING "FEDERAL INCOME TAX CONSEQUENCES" IN THE RELATED PROSPECTUS SUPPLEMENT.

          IF NO REMIC OR FASIT election is made, interest (other than original issue discount ("OID")) on Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual method of accounting.

          Certain  classes  of  Securities  may   be  issued  with  OID.    A
          Securityholder should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the Securities.

          Securityholders that will be required to report income with respect to the related Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Securityholder in any period could significantly exceed the amount of cash distributed to such Securityholder in that period.

          In the opinion of Brown & Wood LLP OR DEWEY BALLANTINE, AS SPECIAL TAX COUNSEL TO THE SPONSOR (EACH, A "SPECIAL TAX COUNSEL"), if a REMIC election is made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable
          Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests. Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the REMIC attributable to such income. The portion of the REMIC taxable income consisting of "excess inclusions" may not be offset against other deductions or losses of the holder, including the net operating losses.

          In the opinion of   SPECIAL TAX COUNSEL, if a  REMIC, FASIT or a
          partnership election is not made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. If so provided in the Prospectus Supplement for a Series, there will be no separation of the principal and interest payments on the Loans. In such circumstances, the Securityholder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases, sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

          In  the  opinion of    SPECIAL  TAX  COUNSEL, if  a  partnership
          election  is  made,  the  Trust  Fund will  not  be  treated  as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory
          requirements are  satisfied.    The holders of  the Certificates
          issued by such Trust Fund, if any, will agree to treat the Certificates as equity interests in a partnership. IF THERE IS ONLY ONE HOLDER OF THE CERTIFICATES ISSUED BY SUCH TRUST FUND, THE TRUST FUND WILL NOT BE TREATED AS A PARTNERSHIP. INSTEAD, IT WILL BE TREATED AS AN ENTITY NOT DISTINCT FROM ITS OWNER, THE HOLDER OF THE CERTIFICATES. IF NOTES ARE ISSUED BY SUCH TRUST FUND, SUCH NOTES WILL BE TREATED AS INDEBTEDNESS FOR FEDERAL INCOME TAX PURPOSES. THE FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF THE NOTES WILL BE THE SAME REGARDLESS OF THE NUMBER OF CERTIFICATEHOLDERS.

          The Securities will be treated as assets described in Section 7701(a)(19)(C) of the Code and as real estate assets described in
          Section 856(c) of the Code.

          Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold.

          The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the
          Securities are set forth herein under "Federal Income Tax Consequences". The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement. See "Federal Income Tax Consequences".

ERISA Considerations          A fiduciary  of  any employee  benefit plan  or
                              other retirement plan or arrangement subject to
                              the Employee Retirement Income Security Act  of
                              1974, as amended ("ERISA"),  or the Code should
                              carefully  review   with  its   legal  advisors
                              whether the  purchase or holding  of Securities
                              could give  rise to a transaction prohibited or
                              not otherwise  permissible under  ERISA or  the
                              Code.   See  "ERISA  Considerations".   Certain
                              classes of
     Securities may not be transferred unless the Trustee is furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Sponsor, the Seller or the Master Servicer to additional obligations. See "Description of the Securities--General" and "ERISA Considerations".

Risk Factors        For  a discussion  of certain  risks  associated with  an
                    investment  in the Securities, see "Risk Factors" on page
                    12 herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO SPONSOR, SELLER, MASTER SERVICER OR TRUSTEE

     The Sponsor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Sponsor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Sponsor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Sponsor, the Master Servicer, the Trustee, any Seller or any of their respective affiliates. The only obligations, if any, of the Sponsor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. The Sponsor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Sponsor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan, or (ii) to the extent provided in the related Prospectus Supplement, from a
Reserve Account or similar credit enhancement established to provide funds for such repurchases.

     The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.

CREDIT ENHANCEMENT

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Sponsor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Sponsor or the Seller may result from repurchases of Trust Fund Assets due to material breaches of the Sponsor's or the Seller's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of

the related Series of Securities.   See "Yield and Prepayment Considerations"
and "The Agreements--Pre-Funding Account."

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to
Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities -- Distributions on Securities -- Distributions of Interest".

BALLOON PAYMENTS

     Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

NATURE OF MORTGAGES

     Property Values. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

     Delays Due to Liquidation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted Loans do not vary directly with the outstanding principal balance of the Loan at the time of default. Therefore, assuming that a servicer took the same steps in liquidating a defaulted Loan having a small remaining principal balance as it would in the case of a defaulted Loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small Loan than would be the case with the defaulted Loan having a large remaining principal balance.

     Junior Liens. Since the mortgages and deeds of trust, if any, securing the Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans--Environmental Risks".

CERTAIN OTHER LEGAL ASPECTS OF THE LOANS

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and generally principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans may also be subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii)     the  Fair Credit Reporting  Act, which regulates  the use
     and   reporting  of  information   related  to  the   borrower's  credit
     experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all Loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related Loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the Loan.

     Holder in Due Course Rules. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

RATING OF THE SECURITIES

     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any other financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Book-Entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Book-Entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on Book-Entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Sponsors participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS

     If  so provided  in the  related Prospectus  Supplement, on  the related
Closing Date the Sponsor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Sponsor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Sponsor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent
Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Securities.

BANKRUPTCY AND INSOLVENCY RISKS

     The Seller and the Sponsor will treat the transfer of the Loans by the Seller to the Sponsor as a sale for accounting purposes. The Sponsor and the Trust Fund will treat the transfer of Loans from the Sponsor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Sponsor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Sponsor to the Trust Fund, the Loans would not be part of the Sponsor's bankruptcy estate and would not be available to the Sponsor's creditors. However, in the event of the insolvency of the Sponsor, it is possible that the bankruptcy trustee or a creditor of the Sponsor may attempt to recharacterize the sale of the Loans as a borrowing by the Sponsor, secured by a pledge of the Loans. In either case, this position, if argued before and/or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor ay provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

VALUE OF TRUST FUND ASSETS

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

--------------------

     /F1/ Whenever the terms "Pool", "Certificates", "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.
                                THE TRUST FUND

GENERAL

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement./F1/

The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Sponsor.

     The Trust Fund Assets will be acquired by the Sponsor, either directly or through affiliates, from originators or sellers which may be affiliates of the Sponsor (the "Sellers"), and conveyed without recourse by the Sponsor to the related Trust Fund. Loans acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "Loan Program--Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "Loan Program--Underwriting Standards".

     The Sponsor  will cause  the Trust  Fund Assets  to be  assigned to  the
Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Sponsor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "Loan Program" and "The Agreements". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a " Trust Agreement") between the Sponsor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Sponsor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Sponsor's rights with respect to such representations and warranties. See "The Agreements-- Assignment of the Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such
Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

     General. Loans will consist of Mortgage Loans, Home Equity Loans or Home Improvement Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

     The Loans in a Pool will have monthly payments due on the first day of each month or on such other day of the month specified in the related Prospectus Supplement. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time. Certain Loans may permit prepayments after expiration of certain periods ("lockout periods"). Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable standards set forth in the Agreement.

     A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a
"Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties". Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties". The Properties relating to Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties"). Such Properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied may be disclosed in the related Prospectus Supplement. The basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. As specified in the related Prospectus Supplement, the Trust Fund may include any amounts borrowed under a Revolving Credit Line Loan after the Cut-Off Date.

     The full amount of a Closed-End Loan is advanced at the origination of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity or is a Balloon Loan. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such Loan multiplied by the Loan Rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Loan, or a fraction which is 30 over 360. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans generally will not exceed 360 months.

     Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Sponsor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or Home Improvements), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information regarding the Loans is not known to the Sponsor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     Generally, the "Loan-to-Value Ratio" (or "LTV") of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Generally, the "Combined Loan-to-Value Ratio" (or "CLTV") of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such Loan and (b) the sales price for such Property if the proceeds of such Loan are used to purchase the related Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the holders of the Securities of the related Series.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets may be permitted in the event of breaches of representations and warranties with respect to certain Trust Fund Assets or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete or as further specified in the related Prospectus Supplement. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Sponsor to the purchase of Trust Fund Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                                 THE SPONSOR

     Headlands Mortgage Securities Inc., a Delaware corporation (the "Sponsor"), was organized on November 18, 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The Sponsor is a subsidiary of Headlands Mortgage Company, a closely-held California S-corporation ("Headlands"). The Sponsor maintains its principal office at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939. Its telephone number is (415) 925-5442.

     Neither the Sponsor nor any of the Sponsor's affiliates will insure or guarantee distributions on the Securities of any Series.


                                 LOAN PROGRAM

     The Loans will have been purchased by the Sponsor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

     Each Seller will represent and warrant that all Loans originated and/or sold by it to the Sponsor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by a Seller, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit aspects exist.

     If specified in the related Supplement, a portion of the Loans in a Pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The Prospectus Supplement for each Series of Securities will indicate the types of limited documentation programs pursuant to which the related Loans were originated and the underwriting standards applicable to such limited documentation programs.

     In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

     Certain of the types of Loans that may be included in a Trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Combined Loan to Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Sponsor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property;
(v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     The Master Servicer or the Trustee will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within the time period specified in the related Prospectus Supplement following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Sponsor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans.

                        DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Sponsor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Seller, the Sponsor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Sponsor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Headlands Mortgage Securities Inc., 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939, Attention: Secretary.

GENERAL

     Unless otherwise described in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Sponsor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Sponsor or any affiliate of the Sponsor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets as are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the " Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series of Securities may provide that a REMIC election may be made at the discretion of the Sponsor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series of Securities, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series of Securities with respect to which a REMIC election is to be made, the Master Servicer, the Trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the " Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. Except in the case of the Accrual Securities, the original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrual Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, as specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination".

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Sponsor, a Sub-Servicer or a Seller pursuant to the related Agreement).
Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement", in each case as described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Securities--Distributions on Securities".

COMPENSATING INTEREST

     If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to (i) the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

       (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

      (ii)     the amount of such distribution allocable to interest;

     (iii)     the amount of any Advance;

      (iv)     the   aggregate  amount   (a)  otherwise   allocable  to   the
     Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

       (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

      (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

     (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

    (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

      (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

       (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

     (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

    (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date;
     and

     (xiv) any amounts remaining under letters of credit, Pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Securities may identify the classes which comprise such Series by reference to the following categories.

CATEGORIES OF CLASSES              DEFINITION

               PRINCIPAL TYPES

Accretion Directed       A  class that receives  principal payments  from the
                         accredit interest from specified  classes of Accrual
                         Securities.   An Accretion Directed  Class also  may
                         receive principal payments from principal paid on the underlying Trust Fund Assets for the related
                         Series.

Component Securities          A  class  consisting   of  "Components."    The
                              Components of a  class of Component  Securities
                              may  have different  principal and/or  interest
                              payment characteristics but together constitute
                              a  single class.  Each  Component of a class of
                              Component  Securities  may   be  identified  as
                              falling into one or more of the categories in this chart.

Notional Amount
  Securities        A  class having no principal balance and bearing interest
                    on  the related notional amount.   The notional amount is
                    used for purposes of the determination of interest distributions.

Planned Principal Class
  (also sometimes
  referred to as "PACs")      A class  that is designed  to receive principal
                              payments   using   a   predetermined  principal
                              balance  schedule   derived  by   assuming  two
                              constant  prepayment rates  for the  underlying
                              Trust Fund  Assets.   These two  rates are  the
                              endpoints for the  "structuring range" for  the
                              Planned Principal Class.  The Planned Principal
                              Classes  in any  Series  of Securities  may  be
                              subdivided  into  different  categories  (e.g.,
                              Primary  Planned  Principal  Classes, Secondary
                              Planned Principal Classes  and so forth) having
                              different  effective  structuring   ranges  and
                              different  principal payment  priorities.   The
                              structuring  range  for the  Secondary  Planned
                              Principal Class of a Series of Securities will be narrower than that for the Primary Planned
                              Principal Class of such Series.

Scheduled Principal Class          A  class  that  is  designed  to   receive
                                   principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or

          Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the Scheduled Principal Class.

Sequential Pay      Classes that  receive principal payments in  a prescribed
                    sequence,  that  do  not  have  predetermined   principal
                    balance  schedules  and   that  under  all  circumstances
                    receive payments of principal continuously from the first
                    Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same
                    Series  of Securities may  be identified as  a Sequential
                    Pay Class.

Strip A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets. The constant proportion of such principal payments may or may not vary for each Mortgage Asset included in the Trust Fund and will be calculated in the manner described in the related Prospectus Supplement. Such Classes may also receive payments of interest.

Support Class (also
  sometimes referred to
  as "Companion Classes")          A class  that receives  principal payments
                                   on any Distribution Date only if scheduled
                                   payments  have  been   made  on  specified
                                   Planned   Principal    Classes,   Targeted
                                   Principal    Classes    and/or   Scheduled
                                   Principal Classes.

Targeted Principal Class
  (also sometimes
  referred to as "TACs")      A class that  is designed to  receive principal
                              payments using a
          predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

               INTEREST TYPES

Accrual A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

Fixed Rate          A class with a Pass-Through Rate that is fixed throughout
                    the life of the class.

Floating Rate       A class with a Pass-Through Rate that resets periodically
                    based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate         A class  with a  Pass-Through Rate  that resets
                              periodically based upon a designated index and that varies inversely with changes in such index.

Interest Only       A  class  that  receives  some  or  all  of  the interest
                    payments made  on the  underlying Trust  Fund Assets  and
                    little  or  no  principal.   Interest  Only  Classes have
                    either  a nominal principal balance or a notional amount.
                    A nominal  principal balance represents  actual principal
                    that  will be paid  on the class.   It is  referred to as
                    nominal since  it is  extremely small  compared to  other
                    classes.   A  notional amount  is  the amount  used as  a
                    reference to calculate the amount of interest due on an
          Interest Only Class that is not entitled to any distributions in respect of principal.

Variable Rate       A  class with an  interest rate that  resets periodically
                    and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments
                    (e.g., the Loan Rates borne by the underlying Loans).

Principal Only      A class  that does not  bear interest and is  entitled to
                    receive only distributions in respect of principal.

Partial Accrual          A class that  accretes a  portion of  the amount  of
                         accrued interest thereon, which amount will be added to the principal balance of such class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual Class is retired.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, soci t anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant
Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "
beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholder" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement with DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian
Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related
Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Sponsor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                              CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit
enhancement,  Securityholders  will   bear  their  allocable  share   of  any
deficiencies.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or
(iii) as otherwise  described in the  related Prospectus Supplement.   If  so
specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on their Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated
Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements--Termination: Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

OVER-COLLATERALIZATION

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities relative to the principal balance of the Loans in the related Trust Fund.

RESERVE ACCOUNTS

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments ("Eligible Investments"). Any instrument deposited therein will name the Trustee, in its capacity as trustee for Securityholders, or such other entity as is specified in the related Prospectus Supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. The Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The Pool Insurance Policies generally will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The Pool Insurance Policies generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to repurchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Pool Insurance Policy generally will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim or such other date set forth in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross support feature which requires that distributions be made to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. The Prospectus Supplement for a Series of Securities which includes a cross support feature will describe the manner and conditions for applying such cross support feature.

OTHER INSURANCE, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                     YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Sponsor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans-- Due-on-Sale Clauses".

     The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Home Equity Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     As specified in the related Prospectus Supplement, certain of the conventional Loans will contain "due-on-sale" provisions permitting the mortgagee to accelerate the maturity of the Loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Generally, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund and thereby effect earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Sponsor will assign the Loans comprising the related Trust Fund to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Sponsor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Sponsor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Sponsor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Sponsor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Sponsor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records. If specified in the related Prospectus Supplement, some or all of the Loan documents may not be delivered to the Trustee until after the occurrence of certain events specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Sponsor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the
Home Improvement Contracts, the Sponsor will cause a UCC-1 financing statement to be executed by the Sponsor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Sponsor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

     No Recourse to Sellers; Sponsor or Master Servicer. As described above under "--Assignment of the Loans," the Sponsor will assign the Loans comprising the related Trust Fund to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described herein under "Assignment of the Loans" and "Loan Program--Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which must be an Eligible Account. An " Eligible Account" is an account or accounts which is (i) main-tained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the Rating Agency that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or (iv) an account or accounts otherwise acceptable to such Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than certain payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal and interest (which, at its option, may be net of the applicable servicing compensation), including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (" Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master
     Servicer's   normal  servicing   procedures  (collectively,   "Insurance
     Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iii)  all advances as described herein under "Advances";

          (iv) all proceeds of any Loan or property in respect thereof repurchased by any Seller as described under "Loan Program-- Representations by Sellers; Repurchases" or "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related

     Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer (or the Sponsor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

          (vii) to reimburse the Master Servicer or the Sponsor for expenses incurred and reimbursable pursuant to the Agreement;

          (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (ix) to clear and terminate the Security Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

     The applicable Agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Property and to clear and terminate any of the escrow accounts. The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Sponsor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Sponsor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Securities of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Sponsor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Sponsor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Sponsor.

SUB-SERVICING BY SELLERS

     The Master Servicer may enter into an agreement (each, a " Sub-Servicing Agreement") with any servicing entity which will act as the Sub-Servicer for the related Loans, which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment for a period of up to six months, or arrange with a borrower a schedule for the liquidation of delinquencies. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     Under the Agreement, the Master Servicer will be required to enforce "due-on-sale" clauses with respect to any Loans to the extent contemplated by the terms of such Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Loan is required by law, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Loan will not be affected, the Master Servicer may permit the assumption of a Loan, pursuant to which the borrower would remain liable on the related loan note, or a substitution of liability with respect to such Loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the Loan Rate borne by the related loan note may not be changed.

HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of Property in the state in which such
Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan from time to time, or (ii) the greater of (y) the combined principal balance owing on such Loan and any mortgage loan senior to such Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security
Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     If, however, any Mortgaged Property at the time of origination of the related Loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Such flood insurance policy will provide coverage in an amount not less than the lesser of (i) the principal balance of the Loan or (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the replacement costs of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

PRIMARY MORTGAGE INSURANCE

     The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer (a "Primary Insurer") whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the Primary Insurer of the related Primary Mortgage Insurance Policy, (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in ordination or servicing of the Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Loan; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related sub-servicer not being approved as a servicer by the Primary Insurer.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Loan. The Master Servicer, on behalf of itself, the Trustee and
Securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Loans. Amounts collected by the Master Servicer on behalf of the Master Servicer, the Trustee and Securityholders shall be deposited in the related Security Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Agreement.

CLAIMS UNDER INSURANCE POLICIES AND OTHER REALIZATION UPON DEFAULTED LOANS

     The Master Servicer, on behalf of the Trustee and Securityholders, will present claims to the insurer under any applicable Insurance Policies. If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

     The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's primary compensation for its activities as Master Servicer will come from the payment to it, with respect to each interest payment on a Loan, of the amount specified in the related Prospectus Supplement (the "Master Servicing Fee"). As principal payments are made on the Loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the Master Servicer will decrease as the Loans amortize. Prepayments and liquidations of Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease. As compensation for its servicing duties, a Sub-Servicer, if any, will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that the Master Servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that such firm has performed certain procedures specified in the Agreement and that such review has disclosed no items of noncompliance with the provisions of such Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SPONSOR

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Sponsor or the Sponsor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the Rating Agency that such resignation and appointment will not result in a downgrade of the Securities and (b) a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Sponsor nor any director, officer, employee, or agent of the Master Servicer or the Sponsor (collectively, the "Indemnified Parties") will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Sponsor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that each Indemnified Party will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities for such Series, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such Indemnified Party of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Sponsor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Sponsor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master
Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) (a) any failure by the Master Servicer to make an Advance which continues unremedied for one business day or (b) any failure by the Master Servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for five days after written notice of such failure to the Master Servicer in the manner specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of such failure to the Master Servicer in the manner specified in the Agreement; and (iii) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The Trust Fund Assets will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Securities evidencing not less than 25% of the aggregate voting rights of such Series and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a FNMA or FHLMC approved servicer with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% of the aggregate voting rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Securityholders, unless such Securityholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for no more than five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Sponsor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Sponsor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for which continues unremedied for no more than five days after written notice of such default is given as specified in the related Prospectus Supplement, unless (a) the holders of 100% of the aggregate voting rights of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 662/3% of the aggregate voting rights of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default in the payment of principal of or interest on the Notes of a Series which continues unremedied for no more than five days after written notice of such default is given as specified in the related Prospectus Supplement, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Sponsor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity;
(ii) to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or (iv) to comply with any requirements imposed by the Code or any regulation thereunder, provided, however, that no such amendments (except those pursuant to clause (iv)) will adversely affect in any material respect the interests of any Securityholder of that Series. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the Trustee receives a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. Each Agreement may also be amended by the Sponsor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66 2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) with respect to any Series of Certificates, reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the Residual Interest Security or any other party specified to have such rights (see "Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank, savings and loan association or trust company serving as Trustee may have normal banking relationships with the Sponsor, the Master Servicer and any of their respective affiliates.

                      CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give risks to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "participating in the management" of the Property (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for cleanup of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessments or very limited environmental assessments of the Properties were conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Each conventional Loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the Loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such Loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Sponsor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Sponsor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Sponsor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the " borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and, the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some cases their assignees to damages and administrative enforcement.

                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the
Securities and is based  on advice of   SPECIAL TAX  COUNSEL.  The summary
is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC OR A FASIT under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC OR FASIT election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status  as Real Property Loans.  Except to the extent otherwise provided
in  the related  Prospectus Supplement,     SPECIAL TAX COUNSEL  will have
advised the Sponsor that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on such Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities." IF A FASIT ELECTION IS MADE, THE MATERIAL FEDERAL TAX INCOME CONSEQUENCES FOR INVESTORS ASSOCIATED WITH THE PURCHASE, OWNERSHIP AND DISPOSITION OF SUCH SECURITIES WILL BE SET FORTH UNDER THE HEADING "FEDERAL INCOME TAX CONSEQUENCES" IN THE RELATED PROSPECTUS SUPPLEMENT.

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated
interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein under "-- Interest Weighted Securities"), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the " Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly  adjusted for the length of  the accrual period),
(ii) events  which have  occurred before the  end of  the accrual  period and
(iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Sponsor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or
Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On June 27, 1996 the IRS issued proposed regulations (the " Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of SPECIAL TAX COUNSEL, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i)
Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest
Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a Residual Interest Security is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale  or  Exchange.   A  holder of  a  Residual  Interest Security  will
recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Security by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest
Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of Residual Interest Securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations replace the temporary regulations which allowed a Residual Interest Security to be marked-to-market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General.  As  specified in the related Prospectus Supplement  if a REMIC
 election  is not made, in  the opinion of    SPECIAL TAX  COUNSEL, the
Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped
Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing Fees in excess of reasonable servicing fees (" Excess Servicing Fees") will be treated under the stripped bond rules. If the Excess Servicing Fees are less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable Servicing Fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Securityholders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number (" TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest
Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the
REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      SPECIAL TAX COUNSEL will deliver its opinion that a Trust Fund will not be TREATED AS A publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as
debt for federal income tax purposes.    SPECIAL  TAX COUNSEL will, except
as otherwise provided in the related Prospectus Supplement, advise the Sponsor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of SPECIAL TAX COUNSEL, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be TREATED AS A PUBLICLY TRADED PARTNERSHIP taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Sponsor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each
Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Sponsor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust
Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address  and taxpayer identification number of  the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Sponsor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively " Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons (" Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan unless specified in the related Prospectus Supplement.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Sponsor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i)
Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of such Securities; provided that the Securities in the case of clause
(i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The Sponsor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the
Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Sponsor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  the  rights  and  interests  evidenced   by  the  certificates
     acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below), (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The
Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in "mortgage related securities" (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security").

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are
"high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

     Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

          1.    By   negotiated  firm  commitment  underwriting   and  public
     reoffering by underwriters;

          2.   By agency  placements through  one or  more   placement agents
     primarily with institutional investors and dealers; and

          3. By placement directly by the Sponsor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Sponsor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Sponsor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Sponsor to indemnification by the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such Series.

                                LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Sponsor by Brown & Wood LLP, NEW YORK, NEW YORK OR DEWEY BALLANTINE, New York, New York. Brown & Wood LLP, NEW YORK, NEW YORK OR DEWEY BALLANTINE, New York, New York will act as counsel for the Underwriter.

                            FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn for other reasons, including, but not limited to, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                            INDEX OF DEFINED TERMS
Term                                                                     Page
----                                                                   ----
Accretion Directed  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Amortizable Bond Premium Regulations  . . . . . . . . . . . . . . . . . .  61
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
balloon payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Belgian Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Book-Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  31
borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Buydown Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Buydown Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Capitalized Interest Account  . . . . . . . . . . . . . . . . . . . . . .  43
Cash Flow Bond Method . . . . . . . . . . . . . . . . . . . . . . . . . .  67
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14, 51
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Class Security Balance  . . . . . . . . . . . . . . . . . . . . . . . . .  26
Closed End Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Closed-End Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
CLTV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 10, 58
Collateral Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . . . .  21
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Companion classes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Component Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Contingent Regulations  . . . . . . . . . . . . . . . . . . . . . . . . .  59
contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 18
Cut-off Date Principal Balance  . . . . . . . . . . . . . . . . . . . . .  24
DCR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . . .  31
Detailed Description  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 31
Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
EPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  33
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Excess servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
FASIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
FHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . . .  31
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Fixed Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Floating Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Garn-St Germain Act . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Headlands . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Holder in Due Course Rules  . . . . . . . . . . . . . . . . . . . . . . .  15
Home Equity Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Home Improvement Contracts  . . . . . . . . . . . . . . . . . . . .  1, 4, 20
Home Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Installment Contract  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Insured Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Interest Only . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Interest Weighted Securities  . . . . . . . . . . . . . . . . . . . . . .  60
Inverse Floating Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  31
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
L/C Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 35
L/C Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 35
Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Liquidation Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
lockout periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
LTV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Master Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . .  18
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Morgan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Nonresidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Notional Amount Securities  . . . . . . . . . . . . . . . . . . . . . . .  29
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 58
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
PACs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Partial Accrual . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Pass-Through Securities . . . . . . . . . . . . . . . . . . . . . . . . .  66
Pay-Through Security  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Planned Principal Class . . . . . . . . . . . . . . . . . . . . . . . . .  29
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 17
Pool Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Pool Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .  24
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 16
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Primary Mortgage Insurance Policy . . . . . . . . . . . . . . . . . . . .  20
Principal Only  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5, 20
Proposed Mark-to-Market Regulations . . . . . . . . . . . . . . . . . . .  65
PTE 83-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Ratio Strip Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  67
RCRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Refinance Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Regular Interest Securities . . . . . . . . . . . . . . . . . . . . . . .  58
Relevant Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 25, 58
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 26
Residual Interest Security  . . . . . . . . . . . . . . . . . . . . . . .  63
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Revolving Credit Line Loans . . . . . . . . . . . . . . . . . . . . . .  1, 4
Riegle Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Scheduled Principal Class . . . . . . . . . . . . . . . . . . . . . . . .  30
Secured Creditor Exclusion  . . . . . . . . . . . . . . . . . . . . . . .  51
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Security Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Security Register . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . 5, 34
Sequential Pay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Single Family Properties  . . . . . . . . . . . . . . . . . . . . . . . .  20
Single Family Securities  . . . . . . . . . . . . . . . . . . . . . . . .  75
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 78

SPECIAL TAX COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Sponsor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 22
Strip . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Stripped Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Sub-Servicers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  43
Subordinated Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Subsequent Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Support Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
TACs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Targeted Principal Class  . . . . . . . . . . . . . . . . . . . . . . . .  30
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Thrift institutions . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
TIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54, 55
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 24
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Fund Assets . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4, 17
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 24
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Underwriter Exemptions  . . . . . . . . . . . . . . . . . . . . . . . . .  76
VA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Variable Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with
the issuance and distribution of the   SECURITIES being registered under
this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee               $   222,272.73
Printing and Engraving             $    35,000.00
Legal Fees and Expenses            $    65,000.00
Trustee Fees and Expenses          $    15,000.00
Accounting Fees and Expenses       $    25,000.00
Blue Sky Fees and Expenses         $     5,000.00
Rating Agency Fees                 $   125,000.00
Miscellaneous                      $     5,000.00

 TOTAL(*)                          $   502,272.73

____________________
*     ALL AMOUNTS EXCEPT THE SEC REGISTRATION FEE ARE ESTIMATES OF
     EXPENSES INCURRED IN CONNECTION WITH THE ISSUANCE AND DISTRIBUTION OF A SERIES OF SECURITIES IN AN AGGREGATE PRINCIPAL AMOUNT ASSUMED FOR THESE PURPOSES TO BE EQUAL TO $250,000,000 OF SECURITIES REGISTERED HEREBY.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation and By-Laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law, provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The
Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16.  FINANCIAL STATEMENT AND EXHIBITS.

     1.1   Form of Underwriting Agreement.
     3.1   Certificate of Incorporation of the Registrant.
     3.2   Bylaws of the Registrant.
     4.1   Form of Pooling and Servicing Agreement.
     4.2   Form of Trust Agreement.
     4.3   Form of Indenture.
     4.4   Form of Mortgage Loan Purchase Agreement.
     5.1 Opinion of Tobin & Tobin as to legality of the Certificates (including consent of such firm).
     8.1   Opinion of Brown & Wood LLP as to certain tax matters
(including consent of such firm).
     23.1  Consent of Tobin & Tobin (included in exhibit 5.1 hereof).
     23.1  Consent of Brown & Wood LLP (included in exhibit 8.1 hereof).
     24.1 Power of Attorney (included at II-5).

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California, on the 11TH day of July, 1997.

                                   HEADLANDS MORTGAGE SECURITIES, INC.


                                   By  /s/ Gilbert J. MacQuarrie

                                       --------------
                                     Name: Gilbert J. MacQuarrie
                                     Title: Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                         Date
---------                -----                         ----


 /s/ Peter T. Paul       President and Director        July
-------------------
                                                        11, 1997

Peter T. Paul            (Principal Executive Officer)


 /s/ Gilbert J.          Vice President, Secretary,    July  11, 1997
      MacQuarrie         Treasurer and Director
--------------------	 (Principal Financial Officer
Gilbert J. MacQarrie	 and Principal Accounting
			 Officer)


*                        Director                      July  11, 1997
----------------------------------
Steve Abreu


*                        Director                      July  11, 1997
----------------------------------
Kenneth Siprelle


*                        Director                      July
----------------------------------
John Edmonds




* By: /s/ Gilbert J. MacQuarrie
     ------------------------------------

    Name: Gilbert J. MacQuarrie
    Attorney-in-Fact

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Headlands Mortgage Securities Inc., a Delaware corporation, hereby constitutes and appoints Peter T. Paul and Gilbert J. MacQuarrie, each with full power of substitution and resubstitution, her true and lawful attorneys and agents to sign the name of the undersigned Director in the capacity indicated below to the registration statement to which this Power of Attorney is attached as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms all that said attorneys, agents or any of them shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.


Signature                Title                         Date
---------                -----                         ----

 /s/ Becky S. Poisson    Director                  July  11, 1997
---------------------
Becky S. Poisson




                                EXHIBIT INDEX
                                -------------
Exhibit
No.          Description of Exhibit
-------      ----------------------
   1.1       Form of Underwriting Agreement.
   3.1       Certificate of Incorporation of the Registrant.
   3.2       Bylaws of the Registrant.
   4.1       Form of Pooling and Servicing Agreement.
   4.2       Form of Trust Agreement.
   4.3       Form of Indenture.
   4.4       Form of Mortgage Loan Purchase Agreement.
   5.1       Opinion of  Tobin & Tobin  as to legality of  the Certificates
             (including consent of such firm).
   8.1       Opinion  of  Brown  &  Wood  LLP as  to  certain  tax  matters
             (including consent of such firm).
   23.1      Consent of Tobin & Tobin (included in exhibit 5.1 hereof).
   23.1      Consent of Brown & Wood LLP (included in exhibit 8.1 hereof).


                                                                  Exhibit 1.1
                                               Form of Underwriting Agreement

                      HEADLANDS MORTGAGE SECURITIES INC.


                          $___________ (approximate)

                 Home Equity Loan Asset Backed Certificates,
                                Series 199_-_


                                                                       (Date)

                            UNDERWRITING AGREEMENT
                           ----------------------



(Underwriter)



Ladies and Gentlemen:

          SECTION 1.  Introduction.  Headlands Mortgage Securities Inc., a
                      ------------
Delaware corporation (the "Company"), proposes to sell to you (sometimes referred to herein as the "Underwriter"), $__________ principal amount of its Home Equity Loan Asset Backed Certificates identified in Schedule I hereto (the "Offered Certificates") having the aggregate Initial Certificate Balances set forth in Schedule I (subject to an upward or downward variance, not to exceed the percentage set forth in such Schedule I, the precise Initial Certificate Balance within such range to be determined by the Company in its sole discretion). The Offered Certificates, together with the ___ Classes of subordinate certificates (the "Non-Offered Certificates") and the Class of residual certificates (the "Residual Certificates", and together with the Offered Certificates and the Non-Offered Certificates, the "Certificates"), evidence the entire ownership interest in the assets of a trust fund (the "Trust") consisting primarily of home equity revolving credit line loans made under home equity revolving credit line loan agreements and closed-end home equity loans, as described in Schedule I (the "Mortgage Loans") acquired by the Company pursuant to the Mortgage Loan Purchase Agreement (the "Loan Purchase Agreement"), dated as of ( ), between the Company and Headlands Mortgage Company (the "Seller"), and having, as of the close of business on the date specified in Schedule I as the cut-off date (the "Cut-Off Date"), the aggregate principal balance set forth in Schedule
I.  An election will be made to treat the Trust as a (
    ) for purposes of federal income taxation. The Certificates are to be issued pursuant to a pooling and servicing agreement (the "Pooling Agree-ment"), dated as of the Cut-Off Date, among the Company, as sponsor, the Seller, Headlands Mortgage Company, as master servicer (in such capacity, the
"Master Servicer") and (                  ), as trustee (the "Trustee").  The
Offered  Certificates  will  be  issued  in  the  denominations specified  in
Schedule I.

     Capitalized terms used herein that are not otherwise defined herein have the meanings assigned thereto in the Pooling Agreement.

          SECTION 2.  Representations and Warranties of the Company.  Each
                      ---------------------------------------------
of the Seller and the Company represents and warrants to the Underwriter as follows:

          (a)  A Registration Statement on Form S-3 (File No. 333-(        ))
     (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations (the "Rules and Regulations of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Act and (iii) became effective under the Act. Copies of such Registration Statement have been delivered by the Company to the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time. "Registration Statement" means such registration statement at the Effective Time, including any documents incorporated by reference therein at such time; "Preliminary Prospectus" means each prospectus included in such Registration Statement, including a preliminary prospectus supplement which, as completed, may be used in connection with the sale of the Offered Certificates; and "Prospectus" means such final prospectus, as supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Offered Certificates in the form first filed with the Commission pursuant to paragraph (1) or
     (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the Act which have not been so filed or incorporated by reference therein on or prior to the Effective Date. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          To the extent that the Underwriter (i) has provided to the Company Collateral Term Sheets (as hereinafter defined) that the Underwriter has provided to a prospective investor, the Company has filed such Collateral Term Sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Company Structural Term Sheets or Computational Materials (each as defined below) that the Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

          (b) The documents incorporated by reference in the Preliminary Prospectus or Prospectus, as the case may be, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Preliminary Prospectus or Prospectus, as the case may be, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon written information furnished to the Company by the Underwriter specifically for use therein.

          (d) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

          (e) Each of the Company and the Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with corporate power and authority to execute, deliver and perform the transactions contemplated by this Agreement, the Loan Purchase Agreement and the Pooling Agreement.

          (f) Each of the Company and the Seller is not in violation of its respective charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company or the Seller of the transactions contemplated by this Agreement, except such as may be required under the Act, the Rules and Regulations or state securities or Blue Sky laws; and the execution and delivery of this Agreement, the Loan Purchase
     Agreement and the Pooling Agreement and the consummation of the transactions contemplated herein and therein by the Company and the Seller will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either the Company or the Seller pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Seller is a party or by which either such party may be bound or to which any of the property or assets of the Company or the Seller is subject, nor will such action result in any violation of the provisions of the charter or by-laws of either the Company or the Seller or any law, administrative regulation or administrative or court decree applicable to either the Company or the Seller.

          (g) There is no action, investigation, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or the Seller, threatened against or affecting either the Company or the Seller, which might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company or the Seller, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the performance by the Company or the Seller of its respective obligations under, or the validity and enforceability of, this Agreement, the Loan Purchase Agreement or the Pooling Agreement.

          (h)  This Agreement  has been, and  the Pooling  Agreement and  the
     Loan Purchase Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by each of the Company and the Seller, and this Agreement constitutes, and the Pooling Agreement and the Loan Purchase Agreement, when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against each of the Company and the Seller in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

          (i) The Certificates have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Pooling Agreement and delivered to and, with respect to the Offered Certificates, paid for by the Underwriter in accordance with this Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement.

          (j)  At  the  time  of  execution  and  delivery  of  the   Pooling
     Agreement, the Company will: (i) have beneficial ownership of the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans, in the Purchase Agreement or in the Pooling Agreement; and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriter. Upon execution and delivery of the Pooling Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Company's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriter of the Offered Certificates, the Underwriter will have good title to the Offered Certificates free of any Liens.

          (k) Neither the Seller, the Company nor the Trust created by the Pooling Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

          (l)  At   the  Closing  Date,  the  Certificates  and  the  Pooling
     Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (m) At the Closing Date, the Class A Certificates shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

          (n) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceed-ing for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (o) _____________ is an independent public accountant with respect to the Master Servicer, the Seller and the Company as required by the Act and the Rules and Regulations.

          (p) Each of the Company and the Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and neither the Seller nor the Company has received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

          (q) The Pooling Agreement is not required to be registered under the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

          (r) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Loan Purchase Agreement, the Pooling Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

          (s) On the Closing Date, each of the representations and warranties of the Seller and the Company set forth in the Pooling Agreement and in the Loan Sale Agreement will be true and correct in all material respects.

          Any certificate signed by an officer of either the Seller or the Company and delivered to you or counsel for the Underwriter in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

          SECTION 3.  Purchase, Sale and Delivery of Offered Certificates.
                      ---------------------------------------------------
On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to instruct the Trustee to issue and agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price set forth in Schedule 1 hereto, the respective principal amount of Offered Certificates set forth in Schedule I hereto.

     The Company will deliver the Offered Certificates to the Underwriter, against payment of the purchase price therefor in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may agreed upon by the Company and you, at the offices of (
              ), on (        ) or at such other place or time not  later than
seven full business days thereafter as you and the Company determine, such time being referred to herein as the "Closing Date."

     The Offered Certificates so to be delivered will be in such denominations and registered in such names as you request two full business days prior to the Closing Date, as the case may be, and will be made available for examination by the Underwriter no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

          SECTION 4.  Offering by the Underwriter.  It is understood that the
                      ---------------------------
Underwriter proposes to offer the Offered Certificates subject to this Agreement for sale to the public on the terms as set forth in the Prospectus.

          SECTION 5.  Covenants of the Company.   The Company hereby
                      ------------------------
covenants and agrees with the Underwriter that:

          (a) Immediately following the execution of this Agreement, the Company will prepare the Prospectus Supplement in a form approved by the Underwriter setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Offered Certificates are to be purchased by the Underwriter from the Company, either the initial public offering price or the method by which the price at which the Offered Certificates are to be sold will be determined, the selling concessions and allowances, if any, and such other information as the Company deems appropriate in connection with the offering of such Offered Certificates, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Offered Certificates, or any amendments or supplements to the Prospectus, without your consent, which will not be unreasonably withheld.

          (b) If, during such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriter a prospectus relating to the Offered Certificates is required by law to be delivered in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter and its counsel, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or any other law, the Company will promptly prepare and file with the Commission, an amendment or supplement which will correct such statement or omission or an amendment that will effect such compliance and will notify you and, upon your request, prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (c) The Company will deliver to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein); (ii) the Prospectus and any amendment or supplement thereto; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto).

          (d) The Company will endeavor, in cooperation with you, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now subject to service of process. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as above provided.

          (e) The Company will notify you immediately, and confirm the notice in writing, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (f) The Company will make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, an earnings statement of the Trust (which need not be audited) complying with
     Section 11(a) of the 1933 Act and the Rules and Regulations (including, at the option of the Company, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

          (g) Neither the Seller or the Company will, without your prior written consent, publicly offer or sell or contract to sell any mortgage pass-through certificates, mortgage pass-through notes or collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by either such entity for a period of 30 days following the commencement of the offering of the Offered Certificates to the public.

          (h) So long as the Offered Certificates shall be outstanding, the Company will deliver to the Underwriter the annual statement as to compliance delivered to the Trustee pursuant to Section ____ of the Pooling Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section ____ of the Pooling Agreement, as soon as such statements are furnished to the Trustee.

          (i) The Company will apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

          SECTION 6.  Conditions to the Obligations of the Underwriter.  The
                      ------------------------------------------------
obligations of the Underwriter to purchase and pay for the Offered Certificates on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Seller and the Company herein as of the date hereof and as of the Closing Date with the same force and effect as if made as of that date, to the performance by the Seller and the Company of their respective obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriter shall have received confirmation of the effectiveness of the Registration Statement. Prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall have been contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

          (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the
     opinion of  (                       ),  counsel for the  Underwriter, is
     material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) You shall have received an opinion of Tobin & Tobin LLP, dated the Closing Date, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to execute, deliver and perform the transactions contemplated by this Agreement, the Loan Purchase Agreement and the Pooling Agreement;

              (ii) Each of this Agreement, the Loan Purchase Agreement and the Pooling Agreement has been duly authorized, executed and delivered by the Company;

             (iii) The Certificates have been duly authorized, executed and delivered by the Company;

              (iv)  No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the terms of this Agreement, the Loan Purchase Agreement or the Pooling Agreement, except such as may be required under the state securities or Blue Sky laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates and such other approvals as have been obtained;

               (v)  The sale  of the Mortgage Loans to the  Trust pursuant to the Pooling Agreement, the execution and delivery of this Agreement, the Loan Purchase Agreement and the Pooling Agreement by the Company and the consummation of the transactions contemplated herein or therein do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree applicable to the Company;

              (vi) Assuming each of the Loan Purchase Agreement and the Pooling Agreement has been duly authorized, executed and delivered by the parties thereto, each of such documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

             (vii) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act; and the Registration Statement, the Prospectus and each amendment or supplement thereto (other than the financial and statistical information therein as to which such counsel need express no opinion) as of their respective effective or issue dates complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

            (viii) The Pooling Agreement and the Certificates conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

              (ix) The Pooling Agreement will not be required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust is required to be registered under the Investment Company Act of 1940, as amended;

               (x) Assuming that the Certificates have been duly authorized, executed and authenticated in the manner contemplated in the Pooling Agreement, when delivered and paid for by you as provided in this Agreement, the Certificates purchased by you will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

              (xi) There are no legal or governmental actions, investigations or proceedings pending to which the Company is a party, or, to the best knowledge of such counsel, threatened against the Company, (A) asserting the invalidity of this Agreement, the Pooling Agreement or Loan Purchase Agreement, (B) seeking to prevent the sale of the Mortgage Loans to the Trust or the consummation of any of the transactions contemplated by this Agreement, the Loan Purchase Agreement or the Pooling Agreement or
          (C) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Loan Purchase Agreement, the Pooling Agreement or the Mortgage Loans;

             (xii) The conditions to the use by the Company of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

            (xiii) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     Such counsel also shall state that it has no reason to believe that at its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial and statistical information contained therein as to which such counsel need express no opinion);

          (d) You shall have received an opinion of Tobin & Tobin, counsel to the Seller and Master Servicer ("HMC"), dated the Closing Date, to the effect that:

               (i) HMC has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to execute, deliver and perform the transactions contemplated by this Agreement, the Loan Purchase Agreement and the Pooling Agreement;

              (ii) Each of this Agreement, the Pooling Agreement and the Loan Purchase Agreement has been duly authorized, executed and delivered by HMC;

             (iii) No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by HMC of the transactions contemplated by the terms of this Agreement, the Loan Purchase Agreement or the Pooling Agreement, except such as may be required under the "Blue Sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates and such other approvals as have been obtained;

              (iv) The sale of the Mortgage Loans to the Company pursuant to the Loan Purchase Agreement, the execution and delivery of this Agreement, the Loan Purchase Agreement and the Pooling Agreement by HMC and the consummation of any of the transactions contemplated herein or therein do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HMC pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HMC is a party or by which it may be bound or to which any property or assets of HMC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HMC, or any law, administrative regulation or administrative or court decree applicable to the Seller;

               (v) There are no legal or governmental actions, investigations or proceedings pending to which HMC is a party, or, to the best knowledge of such counsel, threatened against HMC, (A) asserting the invalidity of this Agreement, the Pooling Agreement or Loan Purchase Agreement, (B) seeking to prevent the sale of the Mortgage Loans to the Company or the consummation of any of the transactions contemplated by this Agreement, the Loan Purchase
          Agreement or the Pooling Agreement or (C) which might materially and adversely affect the performance by HMC of its obligations under, or the validity or enforceability of, the Loan Purchase Agreement, the Pooling Agreement or the Mortgage Loans;

              (vi) Assuming that each of the Loan Purchase Agreement and the Pooling Agreement has each been duly authorized, executed and delivered by the other parties thereto, each constitutes a legal, valid and binding obligation of HMC, enforceable against HMC in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law; and

          (e) You shall have received copies of any opinions of counsel for the Company that the Company is required to deliver to the Rating Agency. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters addressed to the Underwriter.

          (f)  You shall have received from (                 ), counsel  for
     the Underwriter, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to you, with respect to the organization of the Company, the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (g)  You shall have received  from (                 ), special tax
     counsel for the Company, dated the Closing Date, to the effect that:

               (i)  The statements in the Prospectus under the headings (
                   ) and the summaries thereof under the headings (
                    ) and the  statements in the Prospectus  Supplement under
          the headings (                           ) and  the summary thereof
          under the heading  (                          )  to the extent they
          constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

              (ii) The Trust described in the Prospectus Supplement and the Pooling Agreement will qualify as a (
                    ).

          (h) At the Closing Date you shall have received a certificate of each of an executive officer of the Seller and the Company, dated as of the Closing Date, to the effect that the representations and warranties contained in Section 2 are true and correct with the same force and effect as though made on and as of the Closing Date.

          (i)  You shall  have received from (                 ), independent
     public accountants, two letters, the first delivered the day of but prior to the execution of, and dated the date of, this Agreement and the other dated the Closing Date, addressed to the Underwriter, in the form heretofore agreed (and in the case of the second such letter consistent with the first such letter) with such variations as are reasonably acceptable to you.

          (j) You shall have received an opinion of _______________________, counsel to the Trustee, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that:

               (i) the Trustee has been duly incorporated and is validly existing as a ______________ under the laws of the _________________ and has the power and authority to enter into and to perform all actions required of it under the Pooling Agreement;

              (ii) the Pooling Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights in general, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

             (iii)  the  Certificates   have  been  duly   authenticated  and
          delivered by the Trustee;

              (iv) the execution and delivery of the Pooling Agreement by the Trustee and the performance by the Trustee of the terms thereof do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of ___________ governing the banking or trust powers of the Trustee, or (B) the certificate of incorporation or articles of association or by-laws of the Trustee; and

               (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of ___________ having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling Agreement or the performance by the Trustee thereunder.

          (k)  Each  Class of Offered Certificates shall  have been rated not
     less than "(   )" and "(   )" by (               ) and (
        ), respectively, (each a "Rating Agency") and such ratings shall not have been rescinded.

          (l) At the Closing Date counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require.

          If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

          SECTION 7.  Payment of Expenses.  The Company will pay all costs,
                      -------------------
expenses, fees and taxes incident to (i) the preparation by the Company, including, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), of the Prospectus, each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), (ii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Pooling Agreement, Preliminary and
Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Offered Certificates, (iii) the registration with the Commission, and the issuance by the Company of the Offered Certificates, (iv) the registration or qualification of the Offered Certificates for offer and sale under the securities or Blue Sky laws of the several states as described in Section 5(d) (including the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) the fees and expenses of the Rating Agencies, (vi) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, if applicable, and (vii) the performance by the Company of its other obligations under this Agreement.

     If this Agreement is terminated by you in accordance with the provisions of Section 6 or Section 10, the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

          SECTION 8.  Indemnification and Contribution.
                      --------------------------------

          (a) The Seller and the Company jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, judgments and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages, liabilities, judgments or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this
     Section 8(a).

          (b) The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or
     Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, judgments and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus or the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which the Underwriter may have to the persons referred to above in this
     Section 8(b).

          (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs or Section 8(h), such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 8(a), (b) or (h) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller and the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Seller and the Company on the one hand and the Underwriter on the other shall be deemed to be in such proportions that the Underwriter is responsible for its pro rata portion of such losses, liabilities, claims, damages and expenses determined in accordance with the ratio that the excess of the aggregate resale price received by the Underwriter for the Offered Certificates over the purchase price paid to the Company by the
     Underwriter (before deducting expenses) bears to the aggregate resale price received by the Underwriter for the Offered Certificates, and the Company and the Seller shall be responsible for the balance. The relative fault of the Seller and the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Seller and the Company, on the one hand, or by the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Seller, the Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of
     Section 8(d), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting commission received by such Underwriter for the sale of the Offered Certificates underwritten by such Underwriter and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          ((f) The Underwriter confirms that the information set forth (i) in the last paragraph on the cover page and (ii) in the second paragraph under the caption "Method of Distribution" in the Prospectus Supplement is correct and constitutes the only information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.)

          (g) The Underwriter agrees to provide the Company (i) all Collateral Term Sheets, immediately upon distribution to any potential investor and (ii) any other Derived Information no later than two Business Days prior to which the Prospectus Supplement is required to be filed pursuant to Rule 424. For purposes of this Agreement, the term "Derived Information" means such portion, if any, of the information delivered to the Company by the Underwriter pursuant to this Section for filing with the Commission on Form 8-K as:

               (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

              (ii)  does not constitute Seller-Provided Information; and

             (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters (as defined below)).

          "Seller-Provided Information" means the information contained on any computer tape furnished to the Underwriter by the Seller or the Company concerning the assets comprising the Trust.

          The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder Letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20,
1994).

     (h) The Underwriter agrees, assuming all Seller-Provided Information (as defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of
Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by the Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such entity or person in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 8(h) shall be in addition to any liability which the Underwriter may otherwise have. The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(h).

  SECTION 9.  Representations, Warranties and Agreements to Survive Delivery.

              --------------------------------------------------------------
All
representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter by or on behalf of the Company, its officers or directors, and shall survive acceptance and payment for the Offered Certificates hereunder.

          SECTION 10.  Effectiveness of Agreement and Termination.  This
                       ------------------------------------------
Agreement shall become effective upon the execution and delivery hereof by the parties hereto.


          This Agreement may be terminated for any reason at any time prior to the Closing Date by the Underwriter upon the giving of written notice of such termination to the Company, if prior to the Closing Date (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or
(ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Offered Certificates in the manner contemplated in the Prospectus or enforce contracts for the sale of the Offered Certificates, or (iii) trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York State or New York City authorities. In the event of any such termination, the provisions of Section 7, the indemnity agreement and contribution provisions set forth in Section 8, and the provisions of Sections 9 and 13 shall remain in effect.

           (SECTION 11.  Default.  If, on the Closing Date any one or more of
                         -------
the Underwriters shall fail or refuse to purchase Offered Certificates that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Offered Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount
      --------
of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.)

          SECTION 12.  Notices.  All notices and other communications
                       -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter directed to ( ); notices to the Company shall be directed to it at Headlands Mortgage Securities Inc., 700 Larkspur Landing Circle,
Suite 240, Larkspur, California 94939, attention: (    ).

          SECTION 13.  Parties.  This Agreement shall inure to the benefit
                       -------
of and be binding upon the Seller and the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14.  Governing Law.  This Agreement shall be governed by
                       -------------
the laws of the State of New York.

          SECTION 15.  Counterparts.  This Agreement may be signed in two or
                       ------------
more counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.

                              Very truly yours,

                              HEADLANDS MORTGAGE COMPANY



                              By ________________________________
                                 Name:
                                 Title:


                              HEADLANDS MORTGAGE SECURITIES INC.



                              By ________________________________
                                 Name:
                                 Title:


Confirmed and Accepted, as of
the date first above written:


(UNDERWRITER)



By _______________________

                                  SCHEDULE I





Offered Certificates:  Home Equity Loan Asset Backed Certificates, Series
--------------------


199_-_, Class A-1, Class X and Class M-1.

Initial Principal Amount of Offered Certificates:
------------------------------------------------


             Class                  Initial Class Certificate Balance

Class A-1                      $
Class X                        $
Class M-1                      $


Purchase Price:
--------------

Class                              Purchase Price
-------------------------------------------------

Class A-1                          %/*/
Class X                            %/*/
Class M-1                          %/*/
                              //
                              //

_______________________
/*/Plus accrued interest
at the applicable Certificate
Rate from the Cut-off Date to,
but not including, the Closing
Date.


Classes of Book-Entry Certificates:
----------------------------------

Description of Mortgage Loans:     (Adjustable) rate home equity revolving
-----------------------------
credit line loans made under home equity revolving credit line loan agreements and closed-end home equity loans secured by first and second deeds of trust or mortgages on one- to four- family residential properties.

Denominations:                     The Offered Certificates will be issued
-------------
in book-entry form. Each such Class of Certificates will be evidenced by one or more certificates registered in the name of CEDE & Co. ("CEDE") in the aggregate amount equal to the Initial Class Certificate Balance of such Class. Interests in such Classes of Offered Certificates issued in the name of CEDE may be purchased by investors in minimum denominations of $( )
and integral multiples of $(      ).

Cut-Off Date:  (Date)
------------

Certificate Rate:
----------------

               Class          Rate
             Class A-1    % per annum
             Class X      % per annum
             Class M-1    % per annum



                                                                  Exhibit 3.1
                                                 Certificate of Incorporation


                         CERTIFICATE OF INCORPORATION

                                      OF

                      HEADLANDS MORTGAGE SECURITIES INC.
                           (A DELAWARE CORPORATION)

     FIRST:  Name.  The name of the corporation (the "Corporation") is
             ----
Headlands Mortgage Securities Inc.

     SECOND:  Delaware Office and Registered Agent.  The address of its
              ------------------------------------
registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:  Purpose.  The nature of the business to be conducted is limited
             -------
solely to the following:

     (a) to become a member of, and to make investments in, Headlands Mortgage L.L.C., a Delaware limited liability company ("HMLLC"), and to enter into and perform agreements relating to the operations of HMLLC or making contributions to or purchases from HMLLC;

     (b) to acquire mortgage loans and participation in interests in mortgage loans and mortgage securities issued and/or guaranteed as to timely payment of interest and/or principal by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation (such mortgage loans, participation interests and mortgage securities, collectively, "mortgage assets") by contribution or purchase for the purpose of effecting the securitization thereof, either directly or through other entities, and whether such securitization involves securities ("Securities") backed by or evidencing an interest in, such mortgage assets;

     (c)  to enter into agreements for the servicing of mortgage assets;

     (d) to hold, sell, transfer or pledge ownership interests in mortgage assets and the proceeds therefrom from time to time;

     (e)  to issue debt secured by mortgage assets; and

     (f) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware, provided that they are incident to the foregoing and necessary or convenient to accomplish the foregoing.

     FOURTH:  Capitalization.  The total number of shares of stock which the
              --------------
Corporation shall have authority to issue is one hundred (100) shares, all of one class and designated Common Stock, and having a par value of one cent ($.01) per share.

     FIFTH:  Incorporator.  The name and mailing address of the incorporator
             ------------
is as follows: Phillip R. Pollock, Esq., c/o Tobin & Tobin, One Montgomery Street, 15th Floor, San Francisco, California 94104.

     SIXTH:  Indemnification.  The Corporation shall, to the full extent


             ---------------
permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the "Delaware General Corporation Law"), indemnify all persons whom it may indemnify pursuant thereto.

     SEVENTH:  Special Provisions.  The following provisions are for the
               ------------------
management of the business and for the conduct of the affairs of the Corporation and for the further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (a) Subject to the remainder of this subparagraph (a), the number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. At all times, there shall be not fewer than two (2) Independent Directors on the board of directors of the Corporation. For purposes of this Certificate of Incorporation, "Independent Director" shall mean an individual who is not, and has not been during the preceding five years, a direct, indirect or beneficial limited partner, officer, director, general partner, employee, affiliate, associate, financier or customer of, or supplier to, any of Headlands Mortgage Company, a California corporation ("HMC"), any Subsidiary of HMC, or any Affiliate of HMC (other than the Corporation) (each of HMC and each such Subsidiary or Affiliate is herein referred to as an "HMC Person"). As used herein, the term "Affiliate," when used with respect to a Person, means any other Person controlling, controlled by, or under common control with, such Person; the term "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, limited liability partnership, government or any agency or political subdivision thereof or any other entity; and the term "Subsidiary" means any corporation with respect to which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by HMC.

     (b) The directors of the Corporation may from time to time adopt, amend or repeal any of the Bylaws of the Corporation, including Bylaws adopted by the stockholders, but stockholders may from time to time specify provisions of the Bylaws that may not be amended or repealed by the directors.

     (c) Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws provide.

     (d) Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior approval of the board of directors of the Corporation, which approval shall include the affirmative vote of all the directors of the Corporation (including each Independent Director) do any of the following:


          (1) amend or change this Certificate of Incorporation (including adoption of any new provisions or the repeal of any existing provisions hereto);

          (2)  enter into any transaction with any HMC Person;




          (3)  dissolve,  liquidate,  consolidate,  merge  or  sell   all  or
               substantially all of the Corporation's assets;

          (4) commence a voluntary case or other proceeding with respect to the Corporation under any applicable bankruptcy, insolvency, reorganization, debt, arrangement, dissolution, or other similar law, or permit or arrange for the appointment of, or the taking of possession of any of the Corporation's property by, a receiver, liquidator, assignee, trustee, custodian or other similar official;

          (5) approve a reduction in, or transfer to surplus of, any of the capital of the Corporation pursuant to Section 244 of the Delaware General Corporation Law;

          (6) issue any debt securities or undertake any direct or indirect debt obligations of any kind; provided, however, that the
                                             --------  -------
               Corporation shall not issue, assume or guarantee any liability (regardless of unanimous board of directors approval) unless such liability is approved in writing by each of the rating agencies that have rated any Securities at the time outstanding, except as permitted in Article THIRD and for liabilities incurred in connection with the administration of the Corporation;

          (7) consent to any change in either the Certificate of Formation of HMLLC or the Limited Liability Company Agreement of HMLLC;

          (8) consent to the commencement by HMLLC of a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt, arrangement, dissolution, or other similar law, or permit or arrange for the appointment of, or the taking of possession of any of HMLLC's property by, a receiver, liquidator, assignee, trustee, custodian or similar official;

          (9)  withdraw as a member from HMLLC; or

          (10) approve (as a member of HMLLC) any action with respect to HMLLC that requires a unanimous vote of HMLLC's members under the Limited Liability Company Agreement of HMLLC.

     (e) In approving any of the actions in clause (3), (4), (6), or (8), clause (10) (to the extent such vote is required pursuant to Section 7.07(3) or Section 7.07(4) or Section 7.07(6) (to the extent such action would affect Section 7.07(3) or (4)), of HMLLC's Limited Liability Company Agreement), or clause (1) (to the extent the proposed action would affect such clause (3), (4), (6), (8), or
          (10)) of subparagraph (d) above, the directors of the Corporation shall, to the extent permitted by applicable law, take into account the interests of the secured creditors of HMLLC. In approving any of the actions in clause (3), (4), or (6) or clause (1) (to the extent the proposed action would affect such clause (3), (4), or
          (6)) or subparagraph (d) above, the directors of the Corporation shall, to the extent permitted by applicable law, take into account the interests of the secured creditors of the Corporation.

     (f) An Independent Director of the Corporation shall not act as a trustee in bankruptcy for any HMC Person.

     (g) If an Independent Director resigns or otherwise ceases to be a director of the Corporation, a replacement Independent Director of the Corporation shall be selected pursuant to the provisions of the Bylaws of the Corporation.



     (h) Notwithstanding any provision set forth herein or in the Bylaws of the Corporation which may be to the contrary, the board of directors of the Corporation shall not vote at a meeting or by unanimous consent without a meeting pursuant to Section 141 of the Delaware General Corporation Law with respect to any of the actions set forth in any of clauses (1) through (10) inclusive of subparagraph (d) of this paragraph, or subparagraph (f) of this paragraph unless, at the time of such vote, at least one Independent Director is serving as a member of said board of directors.

     (i) The following provisions shall be applicable to the Corporation's conduct of business:

          (1) the Corporation's assets shall not be commingled with those of any other entity, including any corporate parent or other Affiliate of the Corporation, provided that such restriction shall not preclude the Corporation from repaying indebtedness or making distributions to any shareholder of the Corporation, so long as all such transactions are properly reflected on the books and records of the Corporation;

          (2) the Corporation shall pay from its own funds all obligations and indebtedness incurred by it, provided that the organizational expenses of the Corporation may be initially paid by Affiliates of the Corporation so long as they are promptly reimbursed by the Corporation;

          (3) if the Corporation maintains offices in the office of any Affiliate of the Corporation, the Corporation shall pay fair market rent for any such office space of such Affiliate;

          (4) the Corporation shall conduct its own business in its own name;

          (5) the Corporation shall maintain separate bank accounts, books, records and financial statements;

          (6) the Corporation shall maintain its books, records, resolutions and agreements as official records;

          (7) the Corporation shall maintain adequate capital in light of contemplated business operations;

          (8)  the  Corporation   shall  observe  all   corporate  and  other
               organizational formalities;

          (9) the Corporation shall maintain an arm's-length relationship with Affiliates;

          (10) the Corporation shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

          (11) the Corporation shall not acquire obligations or securities of Affiliates;

          (12) the Corporation shall not make any loans to any other person or entity;

          (13) the Corporation shall use separate stationery, invoices and checks;

          (14) the Corporation shall not pledge its assets to secure the obligations of any other entity;



          (15) the Corporation shall hold itself out as a separate entity, and not fail to correct any known misunderstanding regarding its separate identity; and

          (16) the Corporation shall not identify itself or any of its Affiliates as a division or part of the other.

     (j) In addition to the powers and authorities hereinabove or by law expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the Delaware General Corporation Law, of this Certificate of Incorporation and of the Bylaws of the Corporation; provided, however, that no bylaw, whether adopted by the stockholders or by the directors of the Corporation, shall invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.

     EIGHTH:  Personal Liability of Directors.  A director of this
              -------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

     (b) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law,

     (c)  under Section 174 of the Delaware General Corporation Law, or

     (d) for any transaction from which the director derived an improper personal benefit.

     NINTH:  Amendments.  The Corporation reserves the right to amend, alter,
             ----------
change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, subject to the restrictions contained in subparagraphs (d) and (3) of paragraph SEVENTH hereof, and all rights and powers conferred hereby on stockholders, directors and officers of the Corporation are subject to this reservation; provided, however, that no amendment to Article THIRD, SEVENTH or NINTH shall be effective without the Corporation having received confirmation from each rating agency rating any outstanding Securities that such amendment will not result in the termination or lowering of the rating of such Securities.

     IN WITNESS WHEREOF, the undersigned incorporator hereby formally acknowledges under penalties of perjury that this is his act and deed and that the facts stated herein are true, and accordingly has hereunto set his hand this 15th day of November, 1996.

                                         /s/ Phillip R. Pollock
                                        -----------------------------------

                                        Phillip R. Pollock, Incorporator





                                                                  Exhibit 3.2
                                                                       Bylaws

                                    BYLAWS

                                      OF

                      HEADLANDS MORTGAGE SECURITIES INC.

                    (HEREINAFTER CALLED THE "CORPORATION")

                                  ARTICLE I

                                   OFFICES
                                   -------

          Section 1.  Registered Office.  The registered office of the
          ---------   -----------------
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

           Section 2.  Other Offices.  The Corporation may also have offices
           ---------   -------------
at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

          Section 1.  Place of Meetings.  Meetings of the stockholders for
          ---------   -----------------
the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.  Annual Meetings.  The Annual Meetings of Stockholders
          ---------   ---------------
shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 3.  Special Meetings.  Unless otherwise prescribed by law
          ---------   ----------------
or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one,
(iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

          Section 4.  Quorum.  Except as otherwise provided by law or by the
          ---------   ------
Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          Section 5.  Voting.  Unless otherwise required by law, the
          ---------   ------
Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section 6.  Consent of Stockholders in Lieu of Meeting.  Unless
          ---------   ------------------------------------------
otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 7.  List of Stockholders Entitled to Vote.  The officer of
          ---------   -------------------------------------
the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 8.  Stock Ledger.  The stock ledger of the Corporation
          ---------   ------------
shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                                 ARTICLE III

                                  DIRECTORS
                                  ---------

          Section 1.  Number and Election of Directors.  The Board of
          ---------   --------------------------------
Directors shall consist of not less than two nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors, subject to Section 11 of this Article. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign
at  any  time  upon  notice  to  the  Corporation.    Directors  need  not be
stockholders.

          Section 2.  Vacancies.  Subject to Section 11 of this Article,
          ---------   ---------
vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

          Section 3.  Duties and Powers.  The business of the Corporation
          ---------   -----------------
shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation, subject to the Certificate of Incorporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 4.  Meetings.  The Board of Directors of the Corporation
          ---------   --------
may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of
Directors may be called by the Chairman, if there be one, the President, or any directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          Section 5.  Quorum.  Except as may be otherwise specifically
          ---------   ------
provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 6.  Actions of Board.  Unless otherwise provided by the
          ---------   ----------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 7.  Meetings by Means of Conference Telephone.  Unless
          ---------   -----------------------------------------
otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

          Section 8.  Committees.  The Board of Directors may, by resolution
          ---------   ----------
passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

          Section 9.  Compensation.  The directors may be paid their
          ---------   ------------
expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 10.  Interested Directors.  No contract or transaction
          ----------   --------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders;  or  (iii) the  contract  or  transaction  is fair  as  to  the
Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 11.  Independent Directors.
          ----------   ---------------------
          (a) At all times, there shall be not less than two (2) Independent Directors (as such term is defined in Paragraph SEVENTH of the Certificate of Incorporation).

          (b) If at any time a director ceases to be an Independent Director of the Corporation, such director who has ceased to be an Independent Director shall immediately resign as a director and shall be replaced pursuant to the terms of Section 5 of this Article III by an Independent Director qualifying as such under this Section 11. The failure of any director to resign upon such director's ceasing to be an Independent Director under the circumstances set forth in the immediately preceding sentence hereof shall be grounds for removal of such director for cause.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

          Section 1.  General.  The officers of the Corporation shall be
          ---------   -------
chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

          Section 2.  Election.  The Board of Directors at its first meeting
          ---------   --------
held after each Annual Meeting of the Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          Section 3.  Voting Securities Owned by the Corporation.  Powers of
          ---------   ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 4.  Chairman of the Board of Directors.  The Chairman of
          ---------   ----------------------------------
the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

          Section 5.  President.  The President shall, subject to the control
          ---------   ---------
of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

          Section 6.  Vice Presidents.  At the request of the President or
          ---------   ---------------
in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section 7.  Secretary.  The Secretary shall attend all meetings of
          ---------   ---------
the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 8.  Treasurer.  The Treasurer shall have the custody of the
          ---------   ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

          Section 9.  Assistant Secretaries.  Except as may be otherwise
          ---------   ---------------------
provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 10.  Assistant Treasurers.  Assistant Treasurers, if there
          ----------   --------------------
be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

          Section 11.  Other Officers.  Such other officers as the Board of
          ----------   --------------
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                  ARTICLE V

                                    STOCK
                                    -----

          Section 1.  Form of Certificates.  Every holder of stock in the
          ---------   --------------------
Corporation shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.


          Section 2.  Signatures.  Any or all of the signatures on a
          ---------   ----------
certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Lost Certificates.  The Board of Directors may direct
          ---------   -----------------
a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.  Transfers.  Stock of the Corporation shall be
          ---------   ---------
transferable in the manner prescribed by the law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

          Section 5.  Record Date.  In order that the Corporation may
          ---------   -----------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6.  Beneficial Owners.  The Corporation shall be entitled
          ---------   -----------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VI

                                   NOTICES
                                   -------

          Section 1.  Notices.  Whenever written notice is required by law,
          ---------   -------
the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

          Section 2.  Waivers of Notice.  Whenever any notice is required by
          ---------   -----------------
law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE VII

                              GENERAL PROVISIONS
                              ------------------

          Section 1.  Dividends.  Dividends upon the capital stock of the
          ---------   ---------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 2.  Disbursements.  All checks or demands for money and
          ---------   -------------
notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the Corporation shall
          ---------   -----------
be fixed by resolution of the Board of Directors.

          Section 4.  Corporate Seal.  The corporate seal shall have
          ---------   --------------
inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE VIII

                               INDEMNIFICATION
                               ---------------

          Section 1.  Power to Indemnify in Actions, Suits or Proceedings
          ---------
Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was----- --------------------------- or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2.  Power to Indemnify in Actions, Suits or Proceedings by
          ---------
or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is- ----------- threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3.  Authorization of Indemnification.  Any indemnification
          ---------   --------------------------------
under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connectiontherewith, withoutthe necessityof authorizationin thespecific case.

          Section 4.  Good Faith Described.  For purposes of any
          ---------   --------------------
determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or any other enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VIII, as the case may be.

          Section 5.  Indemnification by a Court.  Notwith-standing any
          ---------   --------------------------
contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible
under  Sections  1  and  2  of  this  Article  VIII.     The  basis  of  such
indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          Section 6.  Expenses Payable in Advance.  Expenses incurred by a
          ---------   ---------------------------
director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          Section 7.  Nonexclusivity of Indemnification and Advancement of
          ---------
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this
Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

          Section 8.  Insurance.  The Corporation may purchase and maintain
          ---------   ---------
insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

          Section 9.  Certain Definitions.  For purposes of this Article
          ---------   -------------------
VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

          Section 10.  Survival of Indemnification and Advancement of
          ----------
Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 11.  Limitation on Indemnification.  Notwithstanding
          ----------   -----------------------------
anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

          Section 12.  Indemnification of Employees and Agents.  The
          ----------   ---------------------------------------
Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                  ARTICLE IX

                                  AMENDMENTS
                                  ----------

          Section 1.  These Bylaws may be altered, amended or repealed, in
          ---------
whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors, provided, however, that Section 11 of Article III may only be amended by the unanimous vote of the entire Board of Directors.

          Section 2.  Entire Board of Directors.  As used in this Article IX
          ---------   -------------------------
and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                SECRETARY'S CERTIFICATE OF ADOPTION OF BYLAWS
                                      OF
                      HEADLANDS MORTGAGE SECURITIES INC.

          I, the undersigned, do hereby certify:
          1. That I am the duly elected and acting Secretary of Headlands Mortgage Securities Inc., a Delaware corporation.
          2. That the foregoing Bylaws constitute the Bylaws of said Corporation as adopted by the Board of Directors of said Corporation on November 18, 1996.
               IN WITNESS WHEREOF, I have hereunto subscribed my name this 18th day of November, 1996.

                              /s/ Gilbert J. MacQuarrie
                              ------------------------------
                              Secretary


                                                                  Exhibit 4.1
                                      Form of Pooling and Servicing Agreement












                     HEADLANDS MORTGAGE SECURITIES INC.,
                                as Depositor,


                          (                      ),
                           as Seller and Servicer,


                            (                   ),
                                as Transferor,


                                     and


                               (____________),
                                  as Trustee


                           _______________________

                       POOLING AND SERVICING AGREEMENT

                              Dated as of (   )

                            ______________________


             Revolving Home Equity Loan Asset-Backed Certificates

                                Series 199_-_





                              TABLE OF CONTENTS

                                                             Page
                                                             ----

                                  ARTICLE I

                                 Definitions

     Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.02.  Interest Calculations . . . . . . . . . . . . . . . .  22

                                  ARTICLE II

                        Conveyance of Mortgage Loans;
                      Original Issuance of Certificates;


                                Tax Treatment

     Section 2.01.  Conveyance of Mortgage Loans; Retention
                     of Obligation to Fund Advances Under
                     Credit Line Agreements . . . . . . . . . . . . . . .  23
     Section 2.02.  Acceptance by Trustee; Retransfer of
                     Mortgage Loans . . . . . . . . . . . . . . . . . . .  27
     Section 2.03.  Representations and Warranties Regarding
                     the Servicer and the Transferor  . . . . . . . . . .  29
     Section 2.04.  Representations and Warranties of the
                     Transferor Regarding the Mortgage Loans;
                     Retransfer of Certain Mortgage Loans . . . . . . . .  31
     Section 2.05.  Covenants of the Depositor and the
                     Transferor . . . . . . . . . . . . . . . . . . . . .  38
     Section 2.06.  Retransfers of Mortgage Loans at
                     Election of Transferor . . . . . . . . . . . . . . .  39
     Section 2.07.  Execution and Authentication of
                     Certificates . . . . . . . . . . . . . . . . . . . .  40
     Section 2.08.  Tax Treatment . . . . . . . . . . . . . . . . . . . .  40
     Section 2.09.  Representations and Warranties of the
                     Depositor  . . . . . . . . . . . . . . . . . . . . .  40
     Section 2.10.  Conveyance of the Subsequent Mortgage
                     Loans  . . . . . . . . . . . . . . . . . . . . . . .  41

                                 ARTICLE III

                         Administration and Servicing
                              of Mortgage Loans

     Section 3.01.  The Servicer  . . . . . . . . . . . . . . . . . . . .  44
     Section 3.02.  Collection of Certain Mortgage Loan
                     Payments . . . . . . . . . . . . . . . . . . . . . .  45
     Section 3.03.  Withdrawals from the Collection Account . . . . . . .  47
     Section 3.04.  Maintenance of Hazard Insurance; Property
                     Protection Expenses  . . . . . . . . . . . . . . . .  48
     Section 3.05.  Assumption and Modification Agreements  . . . . . . .  49
     Section 3.06.  Realization Upon Defaulted Mortgage
                     Loans; Repurchase of Certain Mortgage
                     Loans  . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 3.07.  Trustee to Cooperate  . . . . . . . . . . . . . . . .  50
     Section 3.08.  Servicing Compensation; Payment of
                     Certain Expenses by Servicer . . . . . . . . . . . .  51
     Section 3.09.  Annual Statement as to Compliance . . . . . . . . . .  51
     Section 3.10.  Annual Servicing Report . . . . . . . . . . . . . . .  52
     Section 3.11.  Annual Opinion of Counsel . . . . . . . . . . . . . .  52
     Section 3.12.  Access to Certain Documentation and
                     Information Regarding the Mortgage Loans . . . . . .  52
     Section 3.13.  Maintenance of Certain Servicing
                     Insurance Policies . . . . . . . . . . . . . . . . .  53
     Section 3.14.  Reports to the Securities and Exchange
                     Commission . . . . . . . . . . . . . . . . . . . . .  53
     Section 3.15.  Tax Returns . . . . . . . . . . . . . . . . . . . . .  53
     Section 3.16.  Information Required by the Internal
                     Revenue Service Generally and Reports
                     of Foreclosures and Abandonments of
                     Mortgaged Property . . . . . . . . . . . . . . . . .  54

                                  ARTICLE IV

                            Servicing Certificate

     Section 4.01.  Servicing Certificate . . . . . . . . . . . . . . . .  55
     Section 4.02.  Claims upon the Policy  . . . . . . . . . . . . . . .  58
     Section 4.03.  Spread Account  . . . . . . . . . . . . . . . . . . .  59
     Section 4.04.  Effect of Payments by the Credit
                     Enhancer; Subrogation  . . . . . . . . . . . . . . .  59


                                  ARTICLE V

                          Payments and Statements to
               Certificateholders; Rights of Certificateholders

     Section 5.01.  Distributions . . . . . . . . . . . . . . . . . . . .  61
     Section 5.02.  Calculation of the Class A Certificate
                     Rate . . . . . . . . . . . . . . . . . . . . . . . .  64
     Section 5.03.  Statements to Certificateholders  . . . . . . . . . .  64
     Section 5.04.  Rights of Certificateholders  . . . . . . . . . . . .  66
     Section 5.05.  Funding Account . . . . . . . . . . . . . . . . . . .  66

                                  ARTICLE VI

                               The Certificates

     Section 6.01.  The Certificates  . . . . . . . . . . . . . . . . . .  69
     Section 6.02.  Registration of Transfer and Exchange of
                     Investor Certificates; Appointment of
                     Registrar  . . . . . . . . . . . . . . . . . . . . .  69
     Section 6.03.  Mutilated, Destroyed, Lost or Stolen
                     Certificates . . . . . . . . . . . . . . . . . . . .  72
     Section 6.04.  Persons Deemed Owners . . . . . . . . . . . . . . . .  72
     Section 6.05.  Restrictions on Transfer of Transferor
                     Certificates . . . . . . . . . . . . . . . . . . . .  72
     Section 6.06.  Appointment of Paying Agent . . . . . . . . . . . . .  74
     Section 6.07.  Acceptance of Obligations.  . . . . . . . . . . . . .  75

                                 ARTICLE VII

                The Servicer, the Transferor and the Depositor

     Section 7.01.  Liability of the Transferor, the Servicer
                     and the Depositor  . . . . . . . . . . . . . . . . .  76
     Section 7.02.  Merger or Consolidation of, or Assumption
                     of the Obligations of, the Servicer, the
                     Transferor or the Depositor  . . . . . . . . . . . .  76
     Section 7.03.  Limitation on Liability of the Servicer
                     and Others . . . . . . . . . . . . . . . . . . . . .  76
     Section 7.05.  Delegation of Duties  . . . . . . . . . . . . . . . .  78
     Section 7.06.  Indemnification of the Trust by the
                     Servicer . . . . . . . . . . . . . . . . . . . . . .  78
     Section 7.07.  Indemnification of the Trust by the
                     Transferor . . . . . . . . . . . . . . . . . . . . .  78
     Section 7.08.  Limitation on Liability of the Trans-
                     feror  . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 7.09.  Limitation on Liability of the
                     Depositor  . . . . . . . . . . . . . . . . . . . . .  79

                                 ARTICLE VIII

                            Servicing Termination

     Section 8.01.  Events of Servicing Termination . . . . . . . . . . .  80
     Section 8.02.  Trustee to Act; Appointment of
                     Successor  . . . . . . . . . . . . . . . . . . . . .  82
     Section 8.03.  Notification to Certificateholders  . . . . . . . . .  83

                                  ARTICLE IX

                                 The Trustee

     Section 9.01.  Duties of Trustee . . . . . . . . . . . . . . . . . .  84
     Section 9.02.  Certain Matters Affecting the Trustee . . . . . . . .  85
     Section 9.03.  Trustee Not Liable for Certificates or
                     Mortgage Loans . . . . . . . . . . . . . . . . . . .  87


     Section 9.04.  Trustee May Own Certificates  . . . . . . . . . . . .  88
     Section 9.05.  Servicer to Pay Trustee's Fees and
                     Expenses . . . . . . . . . . . . . . . . . . . . . .  88
     Section 9.06.  Eligibility Requirements for Trustee  . . . . . . . .  88
     Section 9.07.  Resignation or Removal of Trustee . . . . . . . . . .  89
     Section 9.08.  Successor Trustee . . . . . . . . . . . . . . . . . .  90
     Section 9.09.  Merger or Consolidation of Trustee  . . . . . . . . .  90
     Section 9.10.  Appointment of Co-Trustee or Separate
                     Trustee  . . . . . . . . . . . . . . . . . . . . . .  90
     Section 9.11.  Limitation of Liability . . . . . . . . . . . . . . .  92
     Section 9.12.  Trustee May Enforce Claims Without
                     Possession of Certificates . . . . . . . . . . . . .  92
     Section 9.13.  Suits for Enforcement . . . . . . . . . . . . . . . .  92

                                  ARTICLE X

                                 Termination

     Section 10.01.  Termination  . . . . . . . . . . . . . . . . . . . .  94

                                  ARTICLE XI

                          Rapid Amortization Events

     Section 11.01.  Rapid Amortization Events  . . . . . . . . . . . . .  97
     Section 11.02.  Additional Rights Upon the Occurrence of
                      Certain Events  . . . . . . . . . . . . . . . . . .  98

                                 ARTICLE XII

                           Miscellaneous Provisions

     Section 12.01.  Amendment  . . . . . . . . . . . . . . . . . . . . . 101
     Section 12.02.  Recordation of Agreement . . . . . . . . . . . . . . 103
     Section 12.03.  Limitation on Rights of Certificate-
                      holders . . . . . . . . . . . . . . . . . . . . . . 103
     Section 12.04.  Governing Law  . . . . . . . . . . . . . . . . . . . 104
     Section 12.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . 104
     Section 12.06.  Severability of Provisions . . . . . . . . . . . . . 105
     Section 12.07.  Assignment . . . . . . . . . . . . . . . . . . . . . 105
     Section 12.08.  Certificates Nonassessable and Fully
                      Paid  . . . . . . . . . . . . . . . . . . . . . . . 105
     Section 12.09.  Third-Party Beneficiaries  . . . . . . . . . . . . . 105
     Section 12.10.  Counterparts . . . . . . . . . . . . . . . . . . . . 105
     Section 12.11.  Effect of Headings and Table of
                      Contents  . . . . . . . . . . . . . . . . . . . . . 105
     Section 12.12.  Insurance Agreement  . . . . . . . . . . . . . . . . 105


EXHIBIT
-------

EXHIBIT A - FORM OF CERTIFICATE . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B - FORM OF TRANSFEROR CERTIFICATE  . . . . . . . . . . . . . . . B-1
EXHIBIT C - MORTGAGE LOAN SCHEDULE  . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT D - RESERVED  . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
EXHIBIT E - ANNUAL OPINION OF COUNSEL . . . . . . . . . . . . . . . . . . E-1
EXHIBIT F - FORM OF CREDIT LINE AGREEMENT . . . . . . . . . . . . . . . . F-1
EXHIBIT G - RESERVED  . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
EXHIBIT H - RESERVED  . . . . . . . . . . . . . . . . . . . . . . . . . . H-1
EXHIBIT I - LETTER OF REPRESENTATIONS . . . . . . . . . . . . . . . . . . I-1
EXHIBIT J - RESERVED  . . . . . . . . . . . . . . . . . . . . . . . . . . J-1
EXHIBIT K - FORM OF INVESTMENT LETTER . . . . . . . . . . . . . . . . . . K-1
EXHIBIT L - FORM OF REQUEST FOR RELEASE . . . . . . . . . . . . . . . . . L-1




This Pooling  and Servicing Agreement, dated  as of (                ), among
HEADLANDS MORTGAGE SECURITIES INC., as Depositor (the "Depositor"), (
            ), as Seller  and Servicer (in such capacities,  the "Seller" and
the "Servicer"), (                   ), as Transferor (the "Transferor"), and
(_________________), as Trustee (the "Trustee"),


                        W I T N E S S E T H  T H A T:
                       ----------------------------

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE I

                                 Definitions


     Section 1.01.  Definitions.  Whenever used in this Agreement, the
                    -----------
following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accelerated Principal Distribution Amount:  With respect to any
     -----------------------------------------
Distribution Date, the amount, if any, required to reduce the Class A Certificate Principal Balance (after giving effect to the distribution of all other amounts actually distributed on the Class A Certificates on such Distribution Date) so that the Invested Amount (immediately following such Distribution Date) exceeds the Class A Certificate Principal Balance (as so reduced) by the Required Overcollateralization Amount.

     Additional Balance:  As to any HELOC and day, the aggregate amount of
     ------------------
all Draws conveyed to the Trust pursuant to Section 2.01.

     Adjustment Date:  With respect to any HELOC and Interest Period, the
     ---------------
second LIBOR Business Day preceding the first day of such Interest Period.

     Affiliate:  With respect to any Person, any other Person controlling,
     ---------
controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     Agreement:  This Pooling and Servicing Agreement and all amendments
     ---------
hereof and supplements hereto.

     Alternative Principal Payment:  As to any Distribution Date, the greater
     -----------------------------
of (x) ___% of the Class A Certificate Principal Balance immediately prior to the Distribution Date or (y) the amount (but not less than zero) equal to Principal Collections for such Distribution Date less the aggregate of Draws under the Credit Line Agreements during the related Collection Period.

     Appraised Value:  As to any Mortgaged Property, the value established
     ---------------
by a drive by inspection of such Mortgaged Property made to establish compli-ance with the underwriting criteria then in effect in connection with the application for the Mortgage Loan secured by such Mortgaged Property.

     Asset Balance:  As to any Mortgage Loan, other than a Liquidated
     -------------
Mortgage Loan, and day, the related Cut-Off Date Asset Balance, plus (i) with
                                                                ----
respect to each HELOC, any Additional Balance in respect of such HELOC, minus
                                                                        -----
(ii) with respect to each Mortgage Loan, all collections credited as principal against the Asset Balance of any such Mortgage Loan in accordance with the related Loan Agreement. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an Asset Balance equal to the Asset Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and an Asset Balance of zero thereafter.

     Assignment of Mortgage:  With respect to any Mortgage, an assignment,
     ----------------------
notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Proper-ties located in the same jurisdiction.

     Authorized Newspaper:  A newspaper of general circulation in the Borough
     --------------------
of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     BIF:  The Bank Insurance Fund, as from time to time constituted, created
     ---
under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Billing Cycle:  With respect to any Mortgage Loan and Collection Period,
     -------------
the billing period specified in the related Loan Agreement and with respect to which amounts billed are received during such Collection Period.

     Book-Entry Certificate:  Any Investor Certificate registered in the name
     ----------------------
of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a
     ------------
day on which banking institutions in the State of New York, California or the State in which the Corporate Trust Office is located are required or authorized by law to be closed.

     Certificate:  A Class A Certificate, a Class S Certificate or a
     -----------
Transferor Certificate.

     Certificate Owner:  The Person who is the beneficial owner of a
     -----------------
Book-Entry Certificate.

     Certificate Register and Certificate Registrar:  The register maintained
     ----------------------------------------------
and the registrar appointed pursuant to Section 6.02.

     Certificateholder or Holder:  The Person in whose name a Certificate is
     ---------------------------
registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agree-ment, (x) any Investor Certificate registered in the name of the Transferor, or any Person known to a Responsible Officer to be an Affiliate of either the Depositor or the Transferor and (y) any Investor Certificate for which the Transferor, or any Person known to a Responsible Officer to be an Affiliate of either such entity is the Certificate Owner shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Trans-feror, or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Transferor and who makes the voting decision with respect to such Investor Certificate or (ii) the Transferor, or such Affiliate is the Certificate Owner of all the Investor Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

     Class A Certificate:  Any certificate executed and authenticated by the
     -------------------
Trustee substantially in the form set forth in Exhibit A-1 hereto.

     Class A Certificate Carry Forward Interest:  As to any Distribution
     ------------------------------------------
Date, the amount, if any, by which interest accrued on the Class A Certificates at the Class A Certificate Rate (without giving effect to the proviso in the definition thereof) for the related Interest Period exceeds the Class A Interest Payment Cap.

     Class A Certificate Distribution Amount:  As to any Distribution Date,
     ---------------------------------------
the sum of all amounts to be distributed to the Holders of Class A Certificates pursuant to Article V and Article XI hereof.

     Class A Certificate Interest:  With respect to any Distribution Date,
     ----------------------------
interest for the related Interest Period at the applicable Class A Certificate Rate on the Class A Certificate Principal Balance as of the first day of such Interest Period (after giving effect to the distributions made on the first day of such Interest Period).

     Class A Certificate Principal Balance:  With respect to any Distribution
     -------------------------------------
Date, (a) the Original Class A Certificate Principal Balance less (b) the
                                                             ----
aggregate of amounts actually distributed as principal on the Class A Certificates.

     Class A Certificate Rate:  With respect to the first Interest Period,
     ------------------------
_____%, and for any subsequent Interest Period, the sum of (a) LIBOR as of the second LIBOR Business Day prior to the first day of such Interest Period and (b) ___%; provided, however, that in no event shall the Class A Certifi
              --------  -------
cate Rate with respect to any Interest Period exceed the Maximum Rate for such Interest Period.

     Class A Certificateholder:  The Holder of a Class A Certificate.
     -------------------------

     Class A Interest Payment Cap:  With respect to any Distribution Date,
     ----------------------------
an amount equal to accrued interest on the Class A Certificate Principal Balance for the related Interest Period at the Maximum Rate.

     Class S Certificate:  Any Certificate executed and authenticated by the
     -------------------
Trustee substantially in the form set forth in Exhibit A-2.

     Class S Certificate Interest:  With respect to any Distribution Date,
     ----------------------------
interest for the related Interest Period at the Class S Certificate Rate on the Class S Notional Amount as of the first day of such Interest Period (after giving effect to distributions made on the first day of such Interest Period).

     Class S Certificateholder:  The Holder of a Class S Certificate.
     -------------------------

     Class S Notional Amount:  With respect to any Distribution Date, the
     -----------------------
Class A Certificate Principal Balance for such Distribution Date (before giving effect to distributions made on such Distribution Date).

     Closed-End Loan:  Each Mortgage Loan originated under a Loan Agreement
     ---------------
providing for a single advance of funds on the date of origination and no additional advances during the term of such Mortgage Loan.

     Closing Date:  (date).
     ------------

     Code:  The Internal Revenue Code of 1986, as the same may be amended
     ----
from time to time (or any successor statute thereto).

     Collection Account:  The custodial account or accounts created and
     ------------------
maintained for the benefit of  the Investor Certificateholders and the Credit
Enhancer pursuant  to Section 3.02(b).   The Collection  Account shall be  an
Eligible Account.

     Collection Period:  With respect to any Distribution Date and any
     -----------------
Mortgage Loan, the calendar month preceding such Distribution Date.

     Combined Loan-to-Value Ratio:  With respect to any HELOC as of any date,
     ----------------------------
the percentage equivalent of the fraction, the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding principal balance as of the date of execution of the related original Credit Line Agreement (or any subsequent date as of which such outstanding principal balance may be determined in connection with an increase in the Credit Limit for such HELOC) of any mortgage loan or mortgage loans that are senior or equal in priority to the HELOC and that is or are secured by the same Mortgaged Property and the denominator of which is the Valuation of the related Mortgaged Property. With respect to any Closed-End Loan, the percentage equivalent of the fraction, the numerator of which is the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Loan Agreement of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed-End Loan and that is or are secured by the same Mortgaged Property and the denominator of which is the Valuation of the related Mortgaged Property.

     Corporate Trust Office:  The principal office of the Trustee at which
     ----------------------
at any  particular time its  corporate business shall be  administered, which
office on the Closing  Date is located at   ________________________________,
Attention: ___________________.

     Credit Enhancement Draw Amount:  As to any Distribution Date, an amount
     ------------------------------
equal to the sum of (1) the amount by which (a) the amount to be distributed to Investor Certificateholders pursuant to Sections 5.01(a)(iii) and 5.01(a)(iv) exceeds (b) the sum of (i) the amount of Investor Interest
Collections on deposit in the Collection Account on the Business Day preceding such Distribution Date that is available to be applied therefor,
(ii) the amount, if any, deposited in the Collection Account in respect of such Distribution Date pursuant to Section 4.05, (iii) the amount transferred to the Collection Account from the Funding Account pursuant to Section 5.05(c)(iii) and (iv) any amount transferred from the Spread Account to the Collection Account pursuant to Section 4.03, (2) the Guaranteed Principal Distribution Amount and (3) any Preference Claim for such Distribution Date.

     Credit Enhancer:  (                 ), a (New York monoline stock
     ---------------
insurance company), any successor thereto or any replacement credit enhancer substituted pursuant to Section 4.03.

     Credit Enhancer Default:  The failure by the Credit Enhancer to make a
     -----------------------
payment required under the Policy in accordance with the terms thereof.

     Credit Limit:  As to any HELOC, the maximum Asset Balance permitted
     ------------
under the terms of the related Credit Line Agreement.

     Credit Limit Utilization Rate:  As to any HELOC, the percentage
     -----------------------------
equivalent of a fraction the numerator of which is the Cut-Off Date Asset Balance for such Mortgage Loan and the denominator of which is the related Credit Limit.

     Credit Line Agreement:  With respect to any HELOC, the related credit
     ---------------------
line account agreement executed by the related Mortgagor and any amendment or modification thereof.

     Custodial Agreement:  Any Custodial Agreement between any Custodian and
     -------------------
the Trustee, which is reasonably acceptable in form and substance to the Credit Enhancer, relating to the custody of the Mortgage Loans and the Related Documents.

     Custodian:  Any custodian appointed by the Trustee under a Custodial
     ---------
Agreement to  maintain all  or a portion  of the  Mortgage Files  pursuant to
Section 2.01(b).

     Cut-Off Date:  With respect to each Initial Mortgage Loan, (date) and
     ------------
with respect to each Subsequent Mortgage Loan, the date on which such Subsequent Mortgage Loan was transferred to the Trust.

     Cut-Off Date Asset Balance:  With respect to any Mortgage Loan, the
     --------------------------
unpaid principal balance thereof as of the Cut-Off Date.

     Cut-Off Date Pool Balance:  The Pool Balance calculated as of the Cut
     -------------------------
Off Date.

     Defective Mortgage Loan:  A Mortgage Loan subject to retransfer pursuant
     -----------------------
to Section 2.02, 2.04 or 2.09.

     Definitive Certificates:  As defined in Section 6.02(c).
     -----------------------

     Delivery Event:  As defined in Section 2.01.
     --------------

     Depositor:  Headlands Mortgage Securities Inc. or its successor in
     ---------
interest.

     Depository:  The initial Depository shall be The Depository Trust
     ----------
Company, the nominee of which is Cede & Co., as the registered Holder of Class A Certificates evidencing $__________ in initial aggregate principal amount of the Class A Certificates and as the registered Holder of Class S Certificates evidencing $______ in initial aggregate notional amount of the Class S Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

     Depository Participant:  A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date:  With respect to any Distribution Date, the third
     ------------------
Business Day prior to such Distribution Date.

     Distribution Date:  The (fifteenth) day of each month, or if such day
     -----------------
is not a Business Day, then the next Business Day, beginning in the month immediately following the month of the initial issuance of the Certificates.

     Draw:  With respect to any HELOC, an additional borrowing by the
     ----
Mortgagor subsequent to the Cut-Off Date in accordance with the related Mortgage Note.

     Due Date:  As to any Mortgage Loan, the twenty-fifth day of the month.
     --------

     Electronic Ledger:  The electronic master record of home equity credit
     -----------------
line mortgage loans maintained by the Servicer or by the (Transferor), as appropriate.

     Eligible Account:  An account that is either (i) maintained with a
     ----------------
depository institution whose (a) short-term debt obligations throughout the time of any deposit therein are rated in the highest short-term debt rating category by Standard & Poor's and (b) short-term and long-term obligations throughout the time of any deposit therein are rated at least P-1 and A2, respectively by Moody's, (ii) an account or accounts maintained with a depository institution with a minimum long term unsecured debt rating of Baa3 by Moody's provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, or (iii) a segregated trust account maintained (A) with the corporate trust department of the Trustee in its fiduciary capacity, or (B) with an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's or (iv) an account otherwise acceptable to each Rating Agency and the Credit Enhancer, as evidenced at closing by delivery of a rating letter by each Rating Agency and thereafter by delivery of a letter from each Rating Agency and the Credit Enhancer to the Trustee, within 30 days of receipt of notice of such deposit, to reduce or withdraw its then-current rating of the Certificates without regard to the Policy.

     Eligible Investments:  One or more of the following (excluding any
     --------------------
callable investments purchased at a premium):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

           (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is A-1+ for Standard & Poor's and P-1 for Moody's);

          (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorpo-rated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of Moody's and Standard & Poor's in its highest unsecured short-term debt rating category;

           (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their highest short-term debt rating categories;

            (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their respective highest applicable rating category; and

           (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has a rating of Aaa by Moody's and either AAAm or AAAm-G by Standard & Poor's or such lower rating as will not result in the qualification, downgrading or withdrawal of the then-current rating assigned to the Certificates by each Rating Agency without regard to the Policy;

          (vii) other obligations or securities that are acceptable to each Rating Agency and the Credit Enhancer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates without regard to the Policy, as evidenced by a letter to such effect from such Rating Agency and the Credit Enhancer and with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the
--------
right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder
                 --------  -------
may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

     Eligible Substitute Mortgage Loan:  A Mortgage Loan substituted by the
     ---------------------------------
Transferor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Asset Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Asset Balance), not (ten percent more or ten) percent less than the Transfer Deficiency, if any, relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than (the Loan Rate of the Defective Mortgage Loan) and not more than (1)% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) with respect to each HELOC, have a Loan Rate based on the (same Index with adjustments to such Loan Rate made on the same) Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) with respect to each HELOC, have a Gross Margin that is (not less) than the Gross Margin of the Defective Mortgage Loan and not more than (100) basis points higher than the Gross Margin for the Defective Mortgage Loan; (v) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (vi) have a remaining term to maturity not more than (six) months earlier than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); and (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Credit Enhancer.

     Endorsement:  As defined in the Policy.
     -----------

     ERISA:  Employee Retirement Income Security Act of 1974, as amended.
     -----

     Event of Servicing Termination:  As defined in Section 8.01.
     ------------------------------

     FDIC:  The Federal Deposit Insurance Corporation or any successor
     ----
thereto.

     Fiscal Agent:  As defined in the Policy.
     ------------

     Foreclosure Profit:  With respect to a Liquidated Mortgage Loan, the
     ------------------
amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Asset Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the last day in the related Collection Period) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

     Funding Account:  The custodial account or accounts established and
     ---------------
maintained   with   the   Trustee   for   the   benefit   of   the   Investor
Certificateholders pursuant to Section 5.05. The Funding Account shall be an Eligible Account.

     Funding Period:  The period commencing on the Closing Date and ending
     --------------
on the earlier of (i) the close of business on the (________) Distribution Date, and (ii) the commencement of the Rapid Amortization Period.

     Gross Margin:  As to any HELOC, the percentage set forth as the "Gross
     ------------
Margin" for such HELOC on Exhibit C hereto.

     Guaranteed Distribution:  With respect to any Distribution Date, the sum
     -----------------------
of the (i) the Guaranteed Principal Distribution Amount and (ii) the amount to be distributed to Certificateholders pursuant to Sections 5.01(a)(iii) and 5.01(a)(iv) for such Distribution Date.

     Guaranteed Principal Distribution Amount:  With respect to (i) any
     ----------------------------------------
Distribution Date on or after which the Transferor Subordinated Amount has been reduced to zero, other than the Distribution Date in ______________, the amount, if any, required to reduce the Class A Certificate Principal Balance (after giving effect to the distributions of Interest Collections and Principal Collections that are allocable to principal on the Class A Certifi-cates on such Distribution Date) to the Invested Amount immediately following such Distribution Date and (ii) the Distribution Date in ______________, the amount by which the outstanding Class A Certificate Principal Balance (after giving effect to Interest Collections allocable and distributable to prin-cipal on the Class A Certificates on such Distribution Date) exceeds the sum of the amounts on deposit in the Collection Account available to be distributed to the Class A Certificateholders pursuant to Section 5.01(b) hereof.

     HELOC:  Any Mortgage Loan originated pursuant to a Loan Agreement
     -----
providing for Draws.

     Index:  With respect to each Interest Rate Adjustment Date for a HELOC,
     -----
the highest "prime rate" as published in the "Money Rates" table of The Wall
                                                                    --------
Street Journal as of the first business day of the calendar month.
--------------

     Initial Closed-End Loan:  Each Closed-End Loan transferred and assigned
     -----------------------
to the Trustee on the Closing Date.

     Initial Cut-Off Date Pool Balance: $______________.
     ----------------------------------

     Initial HELOC:  Each HELOC transferred and assigned to the Trustee on
     -------------
the Closing Date.

     Initial Mortgage Loan:  Each Initial HELOC and Initial Closed-End Loan.
     ---------------------

     Insolvency Event:  As defined in Section 11.02.
     ----------------

     Insurance Agreement:  The insurance and reimbursement agreement dated
     -------------------
as of (date) among the Depositor, the Transferor, the Servicer, the Trustee and the Credit Enhancer, including any amendments and supplements thereto.

     Insurance Proceeds:  Proceeds paid by any insurer (other than the Credit
     ------------------
Enhancer) pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Servicer pursuant to the last sentence of
Section 3.04, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds,
(ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     Interest Collections:  As to any Distribution Date, the sum of all
     --------------------
payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds and Net Liquidation Proceeds as is allocable to interest on the applicable Mortgage Loan) collected by the Servicer under the Mortgage Loans (excluding any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors) during the related Collection Period minus the Servicing Fee payable to the Servicer with respect to the related Collection Period. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

     Interest Period:  With respect to any Distribution Date other than the
     ---------------
first Distribution Date, the period beginning on the preceding Distribution Date and ending on the day preceding such Distribution Date, and in the case of the first Distribution Date, the period beginning on the Closing Date and ending on the day preceding the first Distribution Date.

     Interest Rate Adjustment Date:  With respect to each HELOC, any date on
     -----------------------------
which the Loan Rate is adjusted in accordance with the related Credit Line Agreement.

     Invested Amount:  With respect to any Distribution Date, an amount equal
     ---------------
to the Original Invested Amount minus (i) the amount of Principal Collections previously distributed to Class A Certificateholders (including amounts previously distributed to Class A Certificateholders from Principal Collections on deposit in the Funding Account) and minus (ii) the Investor Loss Amounts for prior Distribution Dates.

     Investor Certificate:  Any Class A Certificate or Class S Certificate.
     --------------------

     Investor Certificateholder:  The Holder of an Investor Certificate.
     --------------------------

     Investor Fixed Allocation Percentage:  (98)%.
     ------------------------------------

     Investor Floating Allocation Percentage:  With respect to any
     ---------------------------------------
Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) and the denominator of which is the sum of (a) the Pool Balance, calculated as of the beginning of the related Collection Period and
(b) the amount of Principal Collections on deposit in the Funding Account as of the close of business on the preceding Distribution Date.

     Investor Interest Collections:  As to any Distribution Date, the product
     -----------------------------
of (i) the Interest Collections during the related Collection Period and (ii) the Investor Floating Allocation Percentage for such Distribution Date.

     Investor Loss Amount:  With respect to any Distribution Date, the amount
     --------------------
equal to the product of (i) the Investor Floating Allocation Percentage for such Distribution Date and (ii) the aggregate of the Liquidation Loss Amounts for such Distribution Date.

     Investor Loss Reduction Amount:  With respect to any Distribution Date,
     ------------------------------
the portion, if any, of the Investor Loss Amount for such Distribution Date and all prior Distribution Dates that has not been (a) distributed to Class A Certificateholders on such Distribution Date pursuant to Section 5.01(a)(iv) or 5.01(a)(v) or by way of the Credit Enhancement Draw Amount or (b) reallocated to the Transferor Principal Balance pursuant to Section 5.01(c).

     LIBOR:  As to any date, the rate for United States dollar deposits for
     -----
one month which appear on the Telerate Screen LIBOR Page 3750 as of 11:00 A.M., London time. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.

     LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or
     ------------------
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Lien:  Any mortgage, deed of trust, pledge, conveyance, hypothecation,
     ----
assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 hereof shall
--------  -------
not be deemed to constitute a Lien.

     Lifetime Rate Cap:  With respect to each HELOC with respect to which the
     -----------------
related Mortgage Note provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such HELOC under the terms of the related Credit Line Agreement, as set forth on Exhibit C hereto.

     Liquidated Mortgage Loan:  As to any Distribution Date, any Mortgage
     ------------------------
Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of such Mortgage Loan or the related REO have been recovered.

     Liquidation Expenses:  Out-of-pocket expenses (exclusive of overhead)
     --------------------
which are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, including, without limitation, legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures with respect to real estate property taxes, water or sewer taxes, condominium association dues, property restoration or preservation or insurance against casualty, loss or damage.

     Liquidation Loss Amount:  With respect to any Distribution Date and any
     -----------------------
Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Collection Period, the unrecovered Asset Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Asset Balance.

     Liquidation Proceeds:  Proceeds (including Insurance Proceeds but not
     --------------------
including amounts drawn under the Policy) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.

     Loan Agreement:  With respect to any HELOC, the related Credit Line
     --------------
Agreement.  With respect to any Closed-End Loan, the related Mortgage Note.

     Loan Rate:  With respect to any HELOC and as of any day, the per annum
     ---------
rate of interest applicable under the related Credit Line Agreement to the calculation of interest for such day on the Asset Balance of such Mortgage Loan. With respect to any Closed-End Loan and as of any day, the fixed per annum rate of interest payable under the related Mortgage Note.

     Loan Rate Cap:  With respect to each HELOC, the lesser of (i) the
     -------------
Lifetime Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.

     Managed Amortization Period:  The period from the termination of the
     ---------------------------
Funding Period to the Rapid Amortization Commencement Date.

     Maximum Principal Payment:  With respect to any Distribution Date, the
     -------------------------
Investor Fixed Allocation Percentage of the Principal Collections for such Distribution Date.

     Maximum Rate:  As to any Interest Period, the Weighted Average Net Loan
     ------------
Rate for the Collection Period during which such Interest Period begins (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

     Minimum Monthly Payment:  With respect to any Mortgage Loan and any
     -----------------------
month, the minimum amount required to be paid by the related Mortgagor in that month.

     Minimum Transferor Interest:  With respect to any date, an amount equal
     ---------------------------
to the lesser of ((a) 5% of the Pool Balance on such date and (b) the Transferor Principal Balance as of the Closing Date).

     Moody's:  Moody's Investors Service, Inc. or its successor in interest.
     -------

     Mortgage:  The mortgage, deed of trust or other instrument creating a
     --------
first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

     Mortgage File:  The mortgage documents listed in Section 2.01 pertaining
     -------------
to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loan Schedule:  With respect to any date, the schedule of
     ----------------------
Mortgage Loans included in the Trust on such date. The schedule of Initial Mortgage Loans as of the Cut-Off Date is the schedule set forth herein as Exhibit C, which schedule sets forth as to each such Mortgage Loan, to the extent applicable, (i) the Cut-Off Date Asset Balance, (ii) the Credit Limit,
(iii) the Gross Margin, (iv) the  Lifetime Rate Cap, (v) the account  number,
(vi) the current Loan Rate, (vii) the Combined Loan-to-Value Ratio, (viii) a code specifying the property type, (ix) a code specifying documentation type and (x) a code specifying lien position. The Mortgage Loan Schedule will be deemed to be amended from time to time to reflect Additional Balances, Eligible Substitute Mortgage Loans and Subsequent Mortgage Loans.

     Mortgage Loans:  The mortgage loans, including any Additional Balances
     --------------
with respect thereto, that are transferred and assigned to the Trustee pursuant to Section 2.01, together with the Related Documents, exclusive of Mortgage Loans that are retransferred to the Depositor, the Servicer or the Transferor from time to time pursuant to Section 2.02, 2.04, 2.05, 2.06, 2.09 or 3.01 as from time to time are held as a part of the Trust. The mortgage loans originally so held are identified in the Mortgage Loan Schedule delivered on the Closing Date. The Mortgage Loans shall also include any Eligible Substitute Mortgage Loan substituted by the Transferor for a Defective Mortgage Loan pursuant to Sections 2.02 and 2.04.

     Mortgage Note:  With respect to a HELOC, the Credit Line Agreement
     -------------
pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage. With respect to a Closed-End Loan, the note pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

     Mortgaged Property:  The underlying property, including any real
     ------------------
property and improvements thereon, securing a Mortgage Loan.

     Mortgagor:  The obligor or obligors under a Loan Agreement.
     ---------

     Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan,
     ------------------------
Liquidation Proceeds net of Liquidation Expenses.

     Net Loan Rate:  With respect to any Mortgage Loan and as to any day, the
     -------------
Loan Rate less the Servicing Fee Rate, the Premium Fee Rate and the Trustee Fee Rate.

     Officer's Certificate:  A certificate signed by the President, an
     ---------------------
Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Depositor, the Servicer or the Transferor, as the case may be, and delivered to the Trustee.

     Opinion of Counsel:  A written opinion of counsel acceptable to the
     ------------------
Trustee, who may be in-house counsel for the Depositor, the Servicer or the Transferor (except that any opinion pursuant to Section 7.04 or relating to taxation must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Credit Enhancer and the Rating Agency, is reasonably acceptable to it.

     Original Class A Certificate Principal Balance:  $__________.
     ----------------------------------------------

     Original Invested Amount:  $_________ (Same as Original Class A Certif
     ------------------------
icate Principal Balance.)

     Overcollateralization Amount:  At the time of reference thereto, the
     ----------------------------
amount, if any, by which the Invested Amount exceeds the Class A Certificate Principal Balance.

     Paying Agent:  Any paying agent appointed pursuant to Section 6.06.
     ------------

     Percentage Interest:  As to any Investor Certificate, the percentage
     -------------------
obtained by dividing the principal denomination (or notional amount) of such Investor Certificate by the aggregate of the principal denominations (or notional amounts) of all Investor Certificates of the same class.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Policy:  The financial guaranty insurance policy number _______, dated
     ------
as of the Closing Date, issued by the Credit Enhancer to the Trustee for the benefit of the Investor Certificateholders.

     Pool Balance:  With respect to any date, the aggregate of the Asset
     ------------
Balances of all Mortgage Loans as of such date.

     Pool Factor:  With respect to any Distribution Date, the percentage,
     -----------
carried to seven places, obtained by dividing the Class A Certificate Principal Balance for such Distribution Date by the Original Class A Certificate Principal Balance.

     Preference Claim:  As defined in Section 4.02.
     ----------------

     Premium Fee Rate:  As described in the Insurance Agreement.
     ----------------

     Principal Collections:  As to any Distribution Date, the sum of all
     ---------------------
payments by or on behalf of Mortgagors and any other amounts constituting principal (including but not limited to any portion of Insurance Proceeds or Net Liquidation Proceeds allocable to principal of the applicable Mortgage Loan, and Transfer Deposit Amounts, but excluding Foreclosure Profits) collected by the Servicer under the Mortgage Loans during the related Collec-tion Period. The terms of the related Loan Agreement shall determine the portion of each payment in respect of a Mortgage Loan that constitutes principal or interest.

     Purchase Agreement:  The Mortgage Loan Purchase Agreement, dated as of
     ------------------
the Cut-off Date, between Headlands, as seller, and Headlands SPC, as purchaser, with respect to the Mortgage Loans.

     Rapid Amortization Commencement Date:  The earlier of (i) the
     ------------------------------------
Distribution Date in ______________ and (ii) the Distribution Date next succeeding the Collection Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 11.01.

     Rapid Amortization Event:  As defined in Section 11.01.
     ------------------------

     Rapid Amortization Period:  The period commencing on the Rapid
     -------------------------
Amortization Date and continuing until the termination of the Trust pursuant to Section 10.01.

     Rating Agency:  Any statistical credit rating agency, or its successor,
     -------------
that rated the Investor Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor and the Credit Enhancer, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

     Record Date:  The last day preceding the related Distribution Date;
     -----------
provided, however, that following the date on which Definitive Certificates
--------  -------
are available pursuant to Section 6.02(c) the Record Date shall be the last day of the calendar month preceding the month in which the related Distribution Date occurs.

     Reference Bank Rate:  As to any Interest Period as follows:  the
     -------------------
arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class A Certificate Principal Balance; provided that at least two such Reference Banks provide
                   --------
such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class A Certificate Principal Balance. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR applicable to the preceding Interest Period.

     Reference Banks:  Three major banks that are engaged in the London
     ---------------
interbank market, selected by the Depositor after consultation with the Trustee.

     Related Documents:  As defined in Section 2.01.
     -----------------

     REO:  A Mortgaged Property that is acquired by the Trust in foreclosure
     ---
or by deed in lieu of foreclosure.

     Required Overcollateralization Amount:  As defined in the Insurance
     -------------------------------------
Agreement.

     Responsible Officer:  When used with respect to the Trustee, any officer
     -------------------
of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Retransfer Date:  As defined in Section 2.06.
     ---------------

     Retransfer Notice Date:  As defined in Section 2.06.
     ----------------------

     SAIF:  The Savings Association Insurance Fund, as from time to time
     ----
constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Scheduled Principal Collections Distribution Amount:  With respect to
     ---------------------------------------------------
any Distribution Date during the Funding Period or the Managed Amortization Period and the Class A Certificates, an amount equal to the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date in respect of the Rapid Amortization Period, the Maximum Principal Payment.

     Seller:  (                ), a (                ) corporation and any
     ------
successor thereto.

     Servicer:  (             ), a (                 ) corporation, any
     --------
successor thereto and, after its termination as Servicer, any successor hereunder.

     Servicing Certificate:  A certificate completed and executed by a
     ---------------------
Servicing Officer in accordance with Section 4.01.

     Servicing Fee:  With respect to any Distribution Date, the product of
     -------------
(i) the Servicing Fee Rate divided by 12 and (ii) the aggregate Asset Balance of the Mortgage Loans on the first day of the Collection Period preceding such Distribution Date (or at the Cut-Off Date with respect to the first Distribution Date).

     Servicing Fee Rate:  ____% per annum.
     ------------------

     Servicing Officer:  Any officer of the Servicer involved in, or
     -----------------
responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee (with a copy to the Credit Enhancer) by the Servicer on the Closing Date, as such list may be amended from time to time.

     Spread Account:  The account created pursuant to Section 4.03 and
     --------------
maintained pursuant to the Insurance Agreement.

     Spread Account Maximum:  As defined in the Insurance Agreement.
     ----------------------

     Standard & Poor's:  Standard & Poor's Ratings Services, a division of
     -----------------
The McGraw-Hill Companies, Inc., or its successor in interest.

     Subsequent Mortgage Loan:  Each HELOC acquired pursuant to Section 2.10
     ------------------------
with funds on deposit in the Funding Account during the Funding Period on the related Subsequent Transfer Date.

     Subsequent Transfer Date:  With respect to Subsequent Mortgage Loans,
     ------------------------
any Distribution Date during the Funding Period.

     Telerate Screen LIBOR Page 3750:  The display designated as page 3750
     -------------------------------
on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London inter-bank offered rates of major banks).

     Transfer Date:  With respect to each Subsequent Mortgage Loan, the
     -------------
Subsequent Transfer Date, and with respect to each Eligible Substitute Mortgage Loan, the date on which such Eligible Substitute Mortgage Loan shall have been transferred to the Trust.

     Transfer Deficiency:  As defined in Section 2.02.
     -------------------

     Transfer Deposit Amount:  As defined in Section 2.02.
     -----------------------

     Transferor or Transferor Certificateholders:  The Holders of the Trans
     -------------------------------------------
feror Certificates which shall initially be Headlands SPC.

     Transferor Available Funds:  As to any Distribution Date, Transferor
     --------------------------
Collections up to but not exceeding the Transferor Subordinated Amount immediately prior to such Distribution Date.

     Transferor Certificates:  The certificates executed and authenticated
     -----------------------
by the Trustee substantially in the form set forth in Exhibit B hereto.

     Transferor Collections:  As to any period, the sum of Transferor
     ----------------------
Interest Collections and Transferor Principal Collections for such period.

     Transferor Interest Collections:  Interest Collections that are not
     -------------------------------
Investor Interest Collections.

     Transferor Principal Balance:  As of any date of determination, the
     ----------------------------
amount equal to (i) the Pool Balance at the end of the day next preceding such date of determination less (ii) the Invested Amount as of the close of business on the preceding Distribution Date plus (iii) Principal Collections on deposit in the Funding Account.

     Transferor Principal Collections:  On any Distribution Date, Principal
     --------------------------------
Collections received during the related Collection Period minus the amount of such Principal Collections required to be distributed to Class A Certificateholders pursuant to Section 5.01(b) or required to be deposited to the Funding Account pursuant to Section 5.05.

     Transferor Subordinated Amount:  At the time of reference thereto, the
     ------------------------------
lesser of (a) $_____________ less the sum of (i) the aggregate amount of Transferor Collections previously applied pursuant to Section 5.01(c), (ii) the aggregate amount of Investor Loss Amounts that have previously been reallocated to the Transferor Principal Balance pursuant to the second sentence of Section 5.01(c) and (iii) the amount by which the Overcollateral-ization Amount exceeds $_______________ and (b) the Transferor Subordinated Amount on the previous Distribution Date; provided that the Transferor Subordinated Amount shall notbe less than zero.

     Trust:  The trust created by this Agreement, the corpus of which
     -----
consists of the Mortgage Loans, such other assets as shall from time to time be identified as deposited in the Collection Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO, the interest of the Depositor in certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans, the Policy, an assignment of the Transferor's rights under the Purchase Agreement, such assets as may be deposited from time to time in the Spread Account and the Funding Account, and all proceeds of each of the foregoing (exclusive of payments of accrued interest on the Mortgage Loans which are due on or prior to the Cut-Off Date).

     Trustee:  (_______________) or any successor Trustee appointed in
     -------
accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

     Trustee Fee:  A fee which is separately agreed to between the Servicer
     -----------
and the Trustee.

     Trustee Fee Rate:  The per annum rate at which the Trustee Fee is
     ----------------
calculated.

     UCC:  The Uniform Commercial Code, as amended from time to time, as in
     ---
effect in any specified jurisdiction.

     Unpaid Class A Certificate Carry Forward Interest Amount:  With respect
     --------------------------------------------------------
to any Distribution Date, the aggregate amount, if any, of any Class A Certificate Carry Forward Interest that was accrued in respect of prior Distribution Dates and which has not been distributed to Class A Certificate-holders.

     Unpaid Class A Certificate Interest Shortfall:  With respect to any
     ---------------------------------------------
Distribution Date, the aggregate amount, if any, of Class A Certificate Interest that was accrued in respect of a prior Distribution Date and has not been distributed to Class A Certificateholders.

     Unpaid Class S Certificate Interest Shortfall:  With respect to any
     ---------------------------------------------
Distribution Date, the aggregate amount, if any, of Class S Certificate Interest that was accrued in respect of a prior Distribution Date and has not been distributed to Class S Certificateholders.

     Valuation:  With respect to any Mortgaged Property and time referred to
     ---------
herein, the Appraised Value of the Mortgaged Property.

     Voting Rights:  The portion of the aggregate voting rights of all the
     -------------
Certificates evidenced by a Class of Certificates. At all times during the term of this Agreement, (98%) of all of the Voting Rights shall be allocated among Holders of the Class A Certificates and the Holders of the Class S Certificates shall be entitled to (2%) of all of the Voting Rights. Voting Rights allocated to a Class of Certificates shall be allocated among the
Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Net Loan Rate:  As to any Collection Period, the
     ------------------------------
average of the daily Net Loan Rate for each Mortgage Loan for each day during the related Billing Cycle, weighted on the basis of the daily average of the related Asset Balances outstanding for each day in such Billing Cycle for each Mortgage Loan as determined by the Servicer in accordance with the Servicer's normal servicing procedures.

     Section 1.02.  Interest Calculations.  All calculations of interest
                    ---------------------
hereunder that are made in respect of the Asset Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Investor Certificates shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                  ARTICLE II

                        Conveyance of Mortgage Loans;
                      Original Issuance of Certificates;
                                Tax Treatment


     Section 2.01.  Conveyance of Mortgage Loans; Retention of Obligation to
                    --------------------------------------------------------
Fund Advances Under Credit Line Agreements.  The Transferor hereby sells,
------------------------------------------
transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse (subject to Section 2.02 and 2.04), all of its right, title and interest in and to (i) each Initial Mortgage Loan, including its Asset Balance and all collections in respect thereof received on or after the Cut-Off Date (excluding payments in respect of accrued interest due prior to the Cut-Off Date); (ii) property that secured an Initial Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the
Transferor's rights under the Purchase Agreement (including all representations and warranties of the Seller contained therein); and (iv) the Transferor's rights under the hazard insurance policies. The Transferor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

     The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust, without recourse (subject to Sections 2.02 and 2.04), all of its right, title and interest in and to (i) each Initial Mortgage Loan, including its Asset Balance and all collections in respect thereof received on or after the Cut-Off Date (excluding payments in respect of accrued interest due prior to the Cut-off Date); (ii) property that secured an Initial Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) all rights under the Purchase Agreement assigned by the Transferor to the Depositor (including all representations and warranties of the Seller contained therein); (iv) the Depositor's rights under the hazard insurance policies; (v) the Spread Account; (vi) the Policy; (vii) the Funding Account; and (viii) all other assets included or to be included in the Trust for the benefit of Certificateholders; provided, however, neither
                                                 --------  -------
the Trustee nor the Trust assumes the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. With respect to the HELOCs, Additional Balances shall be part of the related Asset Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust property. In addition, on or prior to the Closing Date, the Depositor shall cause the Credit Enhancer to deliver the Policy to the Trustee for the benefit of the Investor Certificateholders. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

     Each of the Transferor and the Depositor agrees to take or cause to be taken such actions and execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing
statements filed  in the States  of (              )  and (                ),
respectively, (which  shall have  been filed  within 10  days of  the Closing
Date) describing the Cut-Off Date Asset Balances and Additional Balances and naming (i) the Transferor as debtor and the Depositor as secured party and
(ii) the Depositor as debtor and the Trustee as secured party and any amend-ments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Transferor or the Depositor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Depositor (within 10 days of any event necessitating such filing) as are necessary to perfect and protect the Certificateholders' and Credit Enhancer's interests in each Cut-Off Date Asset Balance and Additional Balances and the proceeds thereof (other than maintaining possession by the Trustee of the Mortgage Loans and the Mortgage Files).

     In connection with such transfer and assignment, the Servicer shall deliver to the Trustee the following documents or instruments (the "Related Documents") with respect to each Initial Mortgage Loan on the Closing Date and will deliver with respect to each Subsequent Mortgage Loan on the related Subsequent Transfer Date:

            (i)  the original Mortgage Note endorsed in blank;

           (ii) an original Assignment of Mortgage in blank in recordable form;

          (iii) the original recorded Mortgage or, if, in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Transferor, at the direction of the Depositor, shall deliver or cause to be delivered to the Custodian, as agent for the Trustee, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Depositor stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

           (iv) if applicable, the original intervening assignments, if any ("Intervening Assignments"), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the Depositor or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Transferor stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

            (v) either a title policy, a title search or guaranty of title with respect to the related Mortgaged Property;

           (vi) the original of any guaranty executed in connection with the Mortgage Note;

          (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan; and

         (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage;

provided, however, that as to any Mortgage Loan, if (a) as evidenced by an
--------  -------
Opinion of Counsel delivered to and in form and substance satisfactory to the Trustee and the Credit Enhancer, (x) an optical image or other representation of the related documents specified in clauses (i) through (viii) above are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer its interest in such Mortgage Loan, and (b) the retention of such documents in such format will not result in a reduction in the then current rating of the Investor Certificates, without regard to the Policy, such optical image or other representation may be held by the Servicer, as custodian for the Trustee or assignee in lieu of the physical documents specified above.

     The Transferor hereby confirms to the Trustee that it has caused the portions of the Electronic Ledgers relating to the Initial Mortgage Loans as of the Closing Date, and that it will cause such Electronic Ledgers with respect to each Subsequent Mortgage Loan as of the related Subsequent Transfer Date, to be clearly and unambiguously marked, and has made, or will make, the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trust. The Servicer hereby confirms to the Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof. The Servicer hereby confirms to the Trustee that it will clearly and unambiguously make appro-priate entries in its general accounting records indicating that each Subsequent Mortgage Loan constitutes part of the Trust and is serviced by it on behalf of the Trust in accordance with the terms hereof as of the related Subsequent Transfer Date.

     Notwithstanding the characterization of the Class A Certificates as debt for Federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Transferor's and Depositor's right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Transferor hereby grants to the Depositor and the Depositor grants to the Trust, a security interest in all of such party's right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

     Within 90 days following delivery of the Mortgage Files to the Trustee pursuant to this Section, the Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Trustee finds any document consti-tuting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Transferor, the Depositor and the Credit Enhancer, and the Transferor shall have a period of 90 days after such notice within which to correct or cure any such defect.

     The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

     Section 2.02.  Acceptance by Trustee; Retransfer of Mortgage Loans.  (a)
                    ---------------------------------------------------
The Trustee hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Trustee holds and will hold such instrument, and to the extent that any documents are delivered to it pursuant to Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Credit Enhancer. If the time to cure any defect in respect of any Mortgage Loan of which the Trustee has notified the Transferor and the Depositor following the review pursuant to Section 2.01 has expired or if at any time any loss is suffered by the Trustee on behalf of the Certificateholders or the Credit Enhancer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Trustee not having been recorded as required by Section 2.01, then on the next succeeding Business Day upon the deposit to the Collection Account of the Transfer Deposit Amount, if any, and upon satisfaction of the applicable conditions described herein, all right, title and interest of the Trust in and to such Mortgage Loan shall be deemed to be retransferred, reassigned and otherwise reconveyed, without recourse, representation or warranty, to the Transferor on such Business Day and the Asset Balance of such Mortgage Loan shall be deducted from the Pool Balance; provided, how-
                                         --------
ever, that interest accrued on the Asset Balance of such Mortgage Loan to the end of the related Collection Period shall be the property of the Trust. The Trustee shall determine if the reduction of such Asset Balance from the Pool Balance in accordance with the preceding sentence would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest ("Transfer Deficiency"), in which event the Trustee shall deliver written notice of such deficiency to the Transferor, and within five Business Days after the Business Day of such retransfer the Transferor shall either (i) substitute an Eligible Substitute Mortgage Loan or (ii) deposit into the Collection Account an amount (the "Transfer Deposit Amount") in immediately available funds equal to the Transfer Deficiency or a combination of both (i) and (ii) above. Such reduction or substitution and the actual payment of any Transfer Deposit Amount, if any, shall be deemed to be payment in full for such Mortgage Loan. Upon receipt of any Eligible Substitute Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Transfer Deposit Amount in respect of a Defective Mortgage Loan has been deposited into the Collection Account or, if the Transferor Principal Balance is not reduced below the Minimum Transferor Interest as a result of the deemed retransfer of a Defective Mortgage Loan, then as promptly as practicable following such deemed transfer, the Trustee shall execute such documents and instruments of transfer presented by the Transferor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Transferor to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is under-stood and agreed that the obligation of the Transferor to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Transfer Deposit Amount into the Collection Account shall constitute the sole remedy respecting such defect available to Certificateholders, the Trustee and the Credit Enhancer against the Transferor.

     The Servicer, promptly following the transfer of a Defective Mortgage Loan from or to the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such retransfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The Transferor, promptly following such transfer, shall appropriately mark its Electronic Ledger and make appropriate entries in its general account records to reflect such transfer.

     Notwithstanding any other provision of this Section, a retransfer of a Defective Mortgage Loan to the Transferor pursuant to this Section that would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest shall not occur if either the Transferor fails to convey an Eligible Substitute Mortgage Loan or to deposit into the Collection Account any related Transfer Deposit Amount required by this Section with respect to the transfer of such Defective Mortgage Loan.

     (b)    As  to  any  Eligible  Substitute  Mortgage  Loan  or Loans,  the
Transferor  shall  deliver to  the  Trustee  with  respect to  such  Eligible
Substitute Mortgage Loan or Loans such documents and agreements as are required to be held by the Trustee in accordance with Section 2.01. For any Collection Period during which the Transferor substitutes one or more Eligible Substitute Mortgage Loans, the Servicer shall determine the Transfer Deposit Amount which amount shall be deposited by the Transferor in the Collection Account at the time of substitution. All amounts received in respect of the Eligible Substitute Mortgage Loan or Loans during the Collection Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Fund and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust Fund shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04. The procedures applied by the Transferor in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Trustee, the Certificateholders and the Credit Enhancer.

     Section 2.03.  Representations and Warranties Regarding the Servicer and
                    ---------------------------------------------------------
the Transferor.  (a)  The Servicer represents and warrants to the Trustee and
--------------
the Credit Enhancer that as of the Closing Date and as of the Subsequent Transfer Date:

            (i)  The  Servicer is a (state) corporation, validly existing and
     in good standing under the laws of the State of (         ), and has the
     corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;

           (ii) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

          (iii) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

           (iv) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and

            (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The representations and warranties set forth in this Section 2.03(a) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Credit Enhancer, the person discovering such breach shall give prompt written notice to the other parties and to the Credit Enhancer. Within 90 days of its dis-covery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Servicer shall cure such breach in all material respects.

     (b) The Transferor represents and warrants to the Trustee and the Credit Enhancer that as of the Closing Date and as of each Subsequent Transfer Date:

          (i)  The Transferor is a (          ) corporation, validly existing
     and  in good standing under the laws of  the State of (           ), and
     has the corporate power to own its assets and to transact the business in which it is currently engaged. The Transferor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Transferor;

         (ii) The Transferor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

        (iii) The Transferor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

         (iv) The execution, delivery and performance of this Agreement by the Transferor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Transferor or any provision of the Certificate of Incorporation or Bylaws of the Transferor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Transferor is a party or by which the Transferor may be bound; and

          (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Transferor threatened, against the Transferor or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Transferor has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The representations and warranties set forth in this Section 2.03(b) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Credit Enhancer, the person discovering such breach shall give prompt written notice to the other parties and to the Credit Enhancer. Within 90 days of its dis-covery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Transferor shall cure such breach in all material respects.

     Section 2.04.  Representations and Warranties of the Transferor Regard
                    -------------------------------------------------------
ing the Mortgage Loans; Retransfer of Certain Mortgage Loans.  (a)  The
------------------------------------------------------------
Transferor hereby represents and warrants to the Trustee, the Depositor and the Credit Enhancer that as of the Closing Date with respect to the Mortgage Loans and as of the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan,

          (i) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan and, with respect to any HELOC, as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

          (ii) The applicable Cut-Off Date Asset Balance has not been assigned or pledged, and the Transferor is the sole owner and holder of such Cut-Off Date Asset Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loan, to sell, assign or transfer the same pursuant to the Purchase Agreement;

          (iii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the related Mortgage Note and the Mortgage with respect to each Mortgage Loan have not been assigned or pledged, and the Transferor is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to sell and assign the same pursuant to the Purchase Agreement;

          (iv) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the related Mortgage is a valid and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgage Loan, on the property therein described, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule;
     (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (v) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, there is no valid offset, defense or counterclaim of any obligor under any Loan Agreement or Mortgage;

          (vi) To the best knowledge of the Transferor, as of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

          (vii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, there is no proceeding pending or, to the best knowledge of the Transferor, threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage;

          (viii) To the best knowledge of the Transferor, as of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xiv);

          (ix) No Minimum Monthly Payment is more than 89 days delinquent (measured on a contractual basis); and with respect to the Mortgage Loans no more than ___% (by Initial Cut-Off Date Pool Balance) were 30-59 days delinquent (measured on a contractual basis) and no more than ____% (by Initial Cut-Off Date Pool Balance) were 60-89 days delinquent (measured on a contractual basis);

          (x) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

          (xi) The related Mortgage Note and the related Mortgage at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan;

          (xii) Either a lender's title insurance policy or binder was issued on the date of origination of the Mortgage Loan and each such policy is valid and remains in full force and effect, or a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to a Mortgage Loan as to which no title insurance policy or binder was issued;

          (xiii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, none of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located;

          (xiv) As of the Cut-Off Date for the Initial Mortgage Loans no more than ____% of such Mortgage Loans (by Initial Cut-Off Date Pool Balance), are secured by Mortgaged Properties located in one United States postal zip code;

          (xv) The Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of ___%;

          (xvi) No selection procedure reasonably believed by the Transferor to be adverse to the interests of the Certificateholders or the Credit Enhancer was utilized in selecting the Mortgage Loans;

          (xvii) The Transferor has not transferred the Mortgage Loans to the Transferor with any intent to hinder, delay or defraud any of its creditors;

          (xviii) The Minimum Monthly Payment with respect to any HELOC is not less than the interest accrued at the applicable Loan Rate on the average daily Asset Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

          (xix) Within 10 days of the Closing Date with respect to the Initial Mortgage Loans and, to the extent not already included in such filing, within 10 days of the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the Transferor will file UCC-1 financing statements with respect to such Mortgage Loans;

          (xx) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, each Loan Agreement and each Mortgage Loan is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally;

          (xxi) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the Transferor has not received a notice of default of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Servicer;

          (xxii) The definition of "prime rate" in each Credit Line Agreement relating to a HELOC does not differ materially from the definition in the form of Credit Line Agreement in Exhibit F;

          (xxiii) The weighted average remaining term to maturity of the Initial Mortgage Loans on a contractual basis as of the Cut-Off Date is approximately ___ months. On each date that the Loan Rates relating to HELOCs have been adjusted, interest rate adjustments on the HELOCs were made in compliance with the related Mortgages and Mortgage Notes and applicable law. Over the term of each HELOC, the Loan Rate may not exceed the related Loan Rate Cap, if any. With respect to the Initial HELOCs, the Loan Rate Caps range between ____% and ___%. With respect to the Initial HELOCs, the Margins range between ___% and ____% and the weighted average Margin is approximately ____% as of the related Cut-Off Date. The Loan Rates on the Initial Mortgage Loans range between ___% and ____% and the weighted average Loan Rate is approximately ___%;

          (xxiv) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condo-minium unit, planned unit development unit or townhouse;

          (xxv) No more than ____% (by Initial Cut-Off Date Pool Balance) of the Initial Mortgage Loans are secured by real property improved by individual condominium units, planned development units, townhouses or two-to-four family residences erected thereon, and at least ____% (by Initial Cut-Off Date Pool Balance) of the Initial Mortgage Loans are secured by real property with a detached one-family residence erected thereon;

          (xxvi) The Credit Limits on the Initial HELOCs range between $________ and $_________ with an average of $_______. As of the applicable Cut-Off Date, no Initial Mortgage Loan had a principal balance in excess of approximately $___________ and the average principal balance of the Initial Mortgage Loans is equal to approximately $_______;

          (xxvii)   Approximately  ____%  and ___%  of  the Initial  Mortgage
     Loans, by aggregate principal balance as of the applicable Cut-Off Date, are first and second liens, respectively;

          (xxviii) Each Closed-End Loan is payable in equal monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan on the maturity thereof and bears a fixed interest rate for the term of such Closed-End Loan; and

          (xxix) Either (A) this Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Transferor in and to the Cut-Off Date Asset Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto (excluding payments in respect of accrued interest due prior to the Cut-Off Date), and all proceeds of such Cut-Off Date Asset Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Trust, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Trustee of all right, title and interest of the Transferor in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances or (B) this Agreement constitutes a grant of a security interest (as defined in the UCC as in effect in New
     York) in such property to the Trustee on behalf of the Trust. If this Agreement constitutes the grant of a security interest to the Trust in such property, and if the Trustee obtains and maintains possession of the Mortgage File for each Mortgage Loan, the Trust shall have a first priority perfected security interest in such property, subject to the effect of Section 9-306 of the UCC with respect to collections on the Mortgage Loans that are deposited in the Collection Account in accor-dance with the next to last paragraph of Section 3.02(b).

     With respect  to the  representations and warranties  set forth  in this
Section 2.04 that are made to the best of the Transferor's knowledge or as to which the Transferor has no knowledge, if it is discovered by the Transferor, the Depositor, the Servicer or a Responsible Officer of the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Transferor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee pursuant to Section 2.01 and the termination of the rights and obligations of the Servicer pursuant to Section 7.04 or 8.02. Upon discovery by the Transferor, the Depositor, the Servicer, the Credit Enhancer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Transferor as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Investor Certificateholders or the Credit Enhancer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Credit Enhancer. Within 90 days of its discovery or its receipt of notice of such breach, the Transferor shall use all reasonable efforts to cure such breach in all material respects or shall, not later than the Business Day next preceding the Distribution Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Trustee and the Credit Enhancer as evidenced by their written consents), either (a) accept a transfer of such Mortgage Loan from the Trust or (b) substitute an Eligible Substitute Mortgage Loan in the same manner and subject to the same condi-tions as set forth in Section 2.02; provided, how-
                                    --------
ever, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loan, as the case may be, the Transferor shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02 with respect to the transfer of Mortgage Loans under that Section.

     It is understood and agreed that the obligation of the Transferor to accept a retransfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against the Transferor respecting such breach available to Investor Certificateholders, the Trustee on behalf of Investor Certificateholders and the Credit Enhancer; provided, however, that the
                                            --------  -------
Transferor shall defend and indemnify the Trustee, the Credit Enhancer and the Investor Certificateholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Transferor (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 2.04(a)(iv), the sale and assignment of the affected Mortgage Loans to the Trust shall be deemed void and the Transferor shall pay to the Trust the sum of (i) the amount of the related Asset Balances, plus unpaid accrued interest on each such Asset Balance at the applicable Loan Rate to the date of payment and (ii) the amount of any loss suffered by Certificateholders or the Credit Enhancer with respect to the affected Mortgage Loans.

     Section 2.05.  Covenants of the Depositor and the Transferor.  Each of
                    ---------------------------------------------
the Depositor and the Transferor hereby covenants that:

     (a)  Security Interests.  Except for the transfer hereunder, neither the
          ------------------
Depositor nor the Transferor will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, whether now existing or hereafter created, or any interest therein; each of the Depositor and the Transferor will notify the Trustee of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and each of the Depositor and the Transferor will defend the right, title and interest of the Trust in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor or the Transferor, respectively; provided, however, that nothing in this Section 2.05(a) shall prevent or be
--------  -------
deemed to prohibit the Depositor or the Transferor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Depositor or the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

     (b)  Negative Pledge.  The Transferor hereby agrees not to transfer,
          ---------------
assign, exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Transferor Certificates except in accordance with Sections 6.05 and 7.02.

     (c)  Downgrading.  Neither the Depositor nor the Transferor will engage
          -----------
in  any  activity  which  would  result  in  a downgrading  of  the  Investor
Certificates.

     (d)  Amendment to Certificate of Incorporation.  Neither the Depositor
          -----------------------------------------
nor the Transferor will amend its Certificate of Incorporation without prior written notice to the Rating Agencies and the Credit Enhancer.

     (e)  Principal Place of Business.  The Depositor's principal place of
          ---------------------------
business is in California and the Transferor's principal place of business is
(             ), and  neither such party will  change its principal place  of business without prior written notice to the Rating Agencies.

     Section 2.06.  Retransfers of Mortgage Loans at Election of Transferor.
                    -------------------------------------------------------
Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, require the retransfer of Mortgage Loans from the Trust to the Transferor as of the close of business on a Distribution Date (each, a "Retransfer Date"). On the fifth Business Day (the "Retransfer Notice Date") prior to the Retransfer Date designated in such notice, the Transferor shall give the Trustee and the Servicer a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred. Such retransfers of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

            (i)  The Rapid Amortization Period shall not have commenced;

           (ii) On the Transfer Notice Date the Transferor Principal Balance (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Minimum Transferor Interest;

          (iii) The transfer of any Mortgage Loans on any Retransfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

           (iv) On or before the Retransfer Date, the Transferor shall have delivered to the Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Retransfer Date, and the Servicer shall have marked the Electronic Ledger to show that the Mortgages Loans retransferred to the Transferor are no longer owned by the Trust;

            (v) The Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Investor Certificateholders or the Credit Enhancer were utilized in selecting the Mortgage Loans to be removed from the Trust;

           (vi) In connection with each such retransfer of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Retransfer Notice Date notice of such proposed retransfer of Mortgage Loans and, prior to the Retransfer Date, shall have notified the Trustee in writing that such retransfer of Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Investor Certificates without regard to the Policy; and

          (vii) The Transferor shall have delivered to the Trustee and the Credit Enhancer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vi), inclusive, have been performed or are true and correct, as the case may be. The Trustee may conclu-sively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon receiving the requisite information from the Transferor, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Retransfer Date the Trustee shall deliver, or cause to be delivered, to the Transferor the Mortgage File for each Mortgage Loan being so transferred, and the Trustee shall execute and deliver to the Transferor such other documents prepared by the Transferor as shall be reasonably necessary to transfer such Mortgage Loans to the Transferor. Any such retransfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Trustee or the Trust to the Transferor.

     Section 2.07.  Execution and Authentication of Certificates.  The
                    --------------------------------------------
Trustee, on behalf of the Trust, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust, concurrently with the sale, assignment and conveyance to the Trustee of the Trust, Investor Certificates in authorized denominations and the Transferor Certificates, together evidencing the ownership of the entire Trust.

     Section 2.08.  Tax Treatment.  It is the intention of the Depositor, the
                    -------------
Transferor and the Class A Certificateholders that the Class A Certificates will be indebtedness of the Transferor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Depositor, the Trustee and each Class A Certificateholder (or Certificate Owner) by acceptance of its Class A Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agrees to treat the Class A Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Transferor secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Class A Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in an Class A Certificate through it to comply with this Agreement as to treatment of the Class A Certificates as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Trustee will prepare and file all tax reports required hereunder.

     Section 2.09.  Representations and Warranties of the Depositor.  The
                    -----------------------------------------------
Depositor  represents  and   warrants  to  the  Trustee  on   behalf  of  the
Certificateholders and the Credit Enhancer as follows:

            (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

           (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor was the sole beneficial owner of each Mortgage Loan (insofar as such title was conveyed to it by the Transferor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee; and

           (iv) The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

     Section 2.10.  Conveyance of the Subsequent Mortgage Loans.
                    -------------------------------------------
(a) Subject to the satisfaction of the conditions set forth in Section 2.01 and paragraph (b) below, in consideration of the Trustee's delivery on a Subsequent Transfer Date to or upon the order of the Transferor of all or a portion of the amount in respect of Principal Collections in the Funding Account the Transferor shall, to the extent of the availability thereof, on the related Subsequent Transfer Date transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to the Asset Balances of the Subsequent Mortgage Loans and all Interest Collections and Principal Collections in respect thereof received after the Cut-Off Date for the Subsequent Mortgage Loans or, with respect to any Additional Balances with respect thereto, on or after the date of transfer to the Trust. Future advances made to a Mortgagor under a Loan Agreement relating to a Subsequent Mortgage Loan shall be part of the related Asset Balance and transferred to the Trust pursuant to this Section 2.10, and, therefore, part of the Trust property upon the sale thereof to the Transferor under the Purchase Agreement.

     On each Subsequent Transfer Date, the Trustee shall acknowledge that the Transferor has conveyed its right, title and interest in and to each Subsequent Mortgage Loan and to the corresponding Related Documents and certain other rights to the Trustee pursuant to this Agreement, and the Trustee shall hold such documents hereunder for the benefit of the Certificateholders.

     (b) The obligation of the Trustee to accept the transfer of the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

          (i) the Trustee shall have been provided with a letter from the Credit Enhancer consenting to such transfer of the Subsequent Mortgage Loans (which consent shall not be unreasonably withheld or delayed);

          (ii) the Trustee shall have been provided with a revised Mortgage Loan Schedule, listing the Subsequent Mortgage Loans;

          (iii) the Transferor shall have deposited in the Collection Account all Principal Collections and Interest Collections in respect of such Subsequent Mortgage Loans received after the Cut-Off Date for the Subsequent Mortgage Loans;

          (iv) the  representations  and  warranties  of  the  Transferor  in
     Section 2.04 hereof, to the extent such representations and warranties do not pertain exclusively to the Initial Mortgage Loans, are true and correct with respect to the Subsequent Mortgage Loans as of the related Subsequent Transfer Date;

          (v) the Trustee shall have been provided with a letter from each Rating Agency confirming that the transfer of the Subsequent Mortgage Loans shall not result in a reduction or withdrawal of its then-current rating of the Investor Certificates;

          (vi) the Servicer shall acknowledge in writing that it has delivered the related Mortgage Files to the Trustee and complied with all other requirements with respect to the assignment of the related Mortgages specified therein;

          (vii) the Servicer shall represent and warrant that no selection procedures reasonably believed by the Servicer to be adverse to the interests of the Investor Certificateholders or the Credit Enhancer were utilized in selecting the Subsequent Mortgage Loans; and

          (viii) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

     (c) The obligation of the Trust to purchase any Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements:
(i) each such Subsequent Mortgage Loan is a HELOC and the remaining term to maturity of each such Subsequent Mortgage Loan may not exceed ___ months;
(ii) the weighted average Margin of the Subsequent Mortgage Loans (by aggregate Cut-Off Date Asset Balance with respect to such Subsequent Mortgage Loans) plus any Subsequent Mortgage Loans previously transferred to the Trust is at least ____%; (iii) the weighted average Combined Loan-to-Value Ratio of the Subsequent Mortgage Loans (by aggregate Cut-Off Date Asset Balance with respect to such Subsequent Mortgage Loans) plus any Subsequent Mortgage Loans previously transferred to the Trust is not more than ___%; (iv) no such Subsequent Mortgage Loan will have a Cut-Off Date Asset Balance in excess of $________; (v) no less than ___% of the Subsequent Mortgage Loans plus any Subsequent Mortgage Loans previously transferred to the Trust (by aggregate Cut-Off Date Asset Balance with respect to such Subsequent Mortgage Loans) are in a first lien position; (vi) at least ___% of such Subsequent Mortgage Loans plus any Subsequent Mortgage Loans previously transferred to the Trust (by aggregate Cut-Off Date Asset Balance with respect to such Subsequent Mortgage Loans) are not more than 30 days delinquent (on a contractual basis) in the payment of a Minimum Monthly Payment as of the Cut-Off Date for such Subsequent Mortgage Loans; and (vii) any Subsequent HELOC more than 30 days delinquent that is so purchased by the Trust shall not have had its Credit Limit terminated or suspended prior to the Subsequent Transfer Date with
respect to such Mortgage Loan.   On the last Distribution Date of the Funding
Period, the Transferor shall have provided the Trustee, the Rating Agencies and the Credit Enhancer with an opinion of counsel to the effect that such transfer constitutes a sale of the Trust Balances of the Subsequent Mortgage Loans to the Transferor and a sale of or grant of a security interest in the Subsequent Mortgage Loans to the Trustee; provided, however, that in the event of a change of law during the Funding Period that materially affects the method of perfecting the security interest in the Subsequent Mortgage Loans, the Transferor shall either (i) provide the Trustee, the Rating Agencies and the Credit Enhancer with an opinion of counsel to the effect that such transfer constitutes a sale of the Asset Balances of the Subsequent Mortgage Loans to the Transferor and a sale of or grant of a security interest in the Subsequent Mortgage Loans to the Trustee, or (ii) take such action as is necessary to perfect the interests of the Trust in the Subsequent Mortgage Loans.


                                 ARTICLE III

                         Administration and Servicing
                              of Mortgage Loans


     Section 3.01.  The Servicer.  (a)  The Servicer shall service and
                    ------------
administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Trustee, the Certificateholders and the Credit Enhancer for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

               (x) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

               (y) the Mortgage relating to such Mortgage Loan was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of origination of such Mortgage Loan;

provided, further, that such senior lien does not secure a note that provides
--------  -------
for negative amortization.

     The Servicer may also, without prior approval from the Rating Agencies or the Credit Enhancer, increase the Credit Limits on HELOCs provided that
(i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios or the Mortgage Loans as of the Cut-Off Date and (ii) such increases are consistent with the Servicer's underwriting policies.

     In addition, the Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor provided that such changes (i)
                                              --------
do not materially and adversely affect the interests of Certificateholders or the Credit Enhancer and (ii) are consistent with prudent and customary busi-ness practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee and the Credit Enhancer.

     In addition to the foregoing, the Servicer may solicit Mortgagors to change any other terms of the related Mortgage Loans, provided that such
                                                      --------
changes (i) do not materially and adversely affect the interest of Certificateholders or the Credit Enhancer and (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee and the Credit Enhancer. Nothing herein shall limit the right of the Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (b) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

     Section 3.02.  Collection of Certain Mortgage Loan Payments.  (a)  The
                    --------------------------------------------
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement
                                            --------
is consistent with the Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement
                     --------  -------
such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Certificateholders pursuant to Section 5.03.

     (b) The Servicer shall establish and maintain a trust account (the "Collection Account") titled "(___________________), as Trustee, in trust for the registered holders of Home Equity Loan Asset-Backed Certificates, Series 199_-_." The Collection Account shall be an Eligible Account. The Servicer shall on the Closing Date deposit any amounts representing payments on, and any collections in respect of, the Initial Mortgage Loans received after the applicable Cut-Off Date and prior to the Closing Date (exclusive of payments in respect of accrued interest due on or prior to such Cut-Off Date), and thereafter the Servicer, or the Transferor, as the case may be, shall deposit within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication):

            (i)  all collections on and in respect of the Mortgage Loans;

           (ii) the amounts, if any, deposited to the Collection Account pursuant to Section 4.05;

          (iii)  Net  Liquidation  Proceeds net  of  any  related Foreclosure
     Profit;

           (iv) Insurance Proceeds (including, for this purpose, any amount required to be credited by the Servicer pursuant to the last sentence of
     Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer); and

            (v)  any amounts  required to  be deposited  therein pursuant  to
     Section 10.01;

provided, however, that with respect to each Collection Period, the Servicer
--------  -------
shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess pay off amounts and similar items. The Servicer shall remit all Foreclosure Profits to the Transferor.

     The Trustee shall hold amounts deposited in the Collection Account as trustee for the Certificateholders and for the Credit Enhancer. In addition, the Servicer shall notify the Trustee and the Credit Enhancer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Distribution Date. Following such notification, the Servicer shall be entitled to withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the invest-ment of such payments and collections.

     All income and gain realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

     Section 3.03.  Withdrawals from the Collection Account.  From time to
                    ---------------------------------------
time, withdrawals may be made from the Collection Account by the Servicer for the following purposes:

          (i)  To the Servicer  as payment for its Servicing  Fee pursuant to
     Section 3.08;

         (ii) To pay to the Servicer amounts on deposit in the Collection Account that are not to be included in the distributions and payments pursuant to Section 5.01 to the extent provided by the second to the last and the last paragraph of Section 3.02(b);

        (iii) To make or to permit the Paying Agent to make distributions and payments pursuant to Section 5.01;

         (iv) Prior to the Collection Period preceding the Rapid Amortization Commencement Date, to pay to the Transferor, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Transferor in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period minus the amount deter-mined pursuant to clause (x) of the definition of "Alternative Principal Payment"; and

          (v)  To make deposits  to the Funding  Account pursuant to  Section
     5.05 hereof.

     If the Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment it may at any time withdraw such amount from the Collection Account, and any such amounts shall not be included in the amounts to be deposited in the Collection Account pursuant to Section 3.02(b), any provision herein to the contrary notwithstanding.

     Section 3.04.  Maintenance of Hazard Insurance; Property Protection
                    ----------------------------------------------------
Expenses.  The Servicer shall cause to be maintained for each Mortgage Loan
--------
hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.05.  Assumption and Modification Agreements.  In any case in
                    --------------------------------------
which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section
3.05 and by forwarding to the applicable Custodian, as agent for the Trustee, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Loan Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Loan Agreement pursuant to the fourth paragraph of Section 3.01(a). Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

     Section 3.06.  Realization Upon Defaulted Mortgage Loans; Repurchase of
                    --------------------------------------------------------
Certain Mortgage Loans.  The Servicer shall foreclose upon or otherwise
----------------------
comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided that if the
                                                 --------
Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of Certifi-cateholders.

     The Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust any Mortgage Loan which is 91 days or more delinquent at a price equal to the purchase price described below. The price for any Mortgage Loan purchased hereunder (which shall be calculated in the same manner set forth in Section 2.02) shall be deposited in the Collection Account and the Trustee, upon receipt of a certificate from the Servicer in the form of Exhibit L hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loan, and all security and docu-ments, free of any further obligation to the Trustee, the Credit Enhancer or the Certificateholders with respect thereto.

     Section 3.07.  Trustee to Cooperate.  On or before each Distribution
                    --------------------
Date, the Servicer will notify the Trustee of the payment in full of the Asset Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satis-faction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Asset Balance of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release substantially in the form attached hereto as Exhibit J signed by a Servicing Officer, release the related Mort-gage File to the Servicer and the Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or such Custodian to the Servicer.

     In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall promptly reassign such Mortgage Loan to the Trustee and return the related Mortgage File to the place where it was being maintained.

     Section 3.08.  Servicing Compensation; Payment of Certain Expenses by
                    ------------------------------------------------------
Servicer.  The Servicer shall be entitled to receive the Servicing Fee
--------
pursuant to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds.

     (a) The Servicer shall deliver to the Trustee, the Credit Enhancer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

     Section 3.09.  Annual Statement as to Compliance.  (a)  The Servicer
                    ---------------------------------
will deliver to the Trustee, the Credit Enhancer and the Rating Agencies, on or before [month/day] of each year, beginning [date], an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 3.10.   Annual Servicing Report.   On  or before (month/day)  of each
                -----------------------
year, beginning (date), the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee, the Credit Enhancer and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under pooling and servicing agreements (substantially similar to this Agreement, including this Agreement) that such examination, was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements) and that such examination has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Section 3.11.  Annual Opinion of Counsel.  On or before (month/day) of
                    -------------------------
each year, beginning (date), each of the Transferor and the Depositor, at its expense, shall deliver to the Trustee and the Credit Enhancer the applicable Opinion of Counsel specified in Exhibit E hereto.

     Section 3.12.  Access to Certain Documentation and Information Regarding
                    ---------------------------------------------------------
the Mortgage Loans.  (a)  The Servicer shall provide to the Trustee, the
------------------
Credit Enhancer, any Investor Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

     (b) The Servicer shall supply information in such form as the Trustee shall reasonably request to the Trustee and the Paying Agent, on or before the start of the Determination Date preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders and to make any claim under the Policy.

     Section 3.13.  Maintenance of Certain Servicing Insurance Policies.  The
                    ---------------------------------------------------
Servicer shall during the  term of its service as servicer  maintain in force
(i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond together shall comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such Association.

     Section 3.14.  Reports to the Securities and Exchange Commission.  The
                    -------------------------------------------------
Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Servicer, the Depositor and the Transferor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

     Section 3.15.  Tax Returns.  In accordance with Section 2.08 hereof, the
                    -----------
Trustee shall prepare and file any Federal, State or local income and franchise tax return for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust. The Transferor shall treat the Mortgage Loans as its property for all Federal, State or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file Federal, State or local tax returns, the Trustee shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certif-icateholders. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders, the Transferor Certificateholders or the Certificate Owners arising under any tax law, including without limitation Federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     Section 3.16.  Information Required by the Internal Revenue Service
                    ----------------------------------------------------
Generally and Reports of Foreclosures and Abandonments of
----------------------------------------------------------
Mortgaged Property.  The Servicer shall prepare and deliver all federal and
------------------
state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 199_, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer
(i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.

                                  ARTICLE IV

                            Servicing Certificate


     Section 4.01.  Servicing Certificate.  Not later than each Determination
                    ---------------------
Date, the Servicer shall deliver (a) to the Trustee, the Statement to Certificateholders required to be prepared pursuant to Section 5.03 and (b) to the Trustee, the Transferor, the Depositor, the Paying Agent, the Credit Enhancer and each Rating Agency a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

            (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;

           (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;

          (iii) the Investor Floating Allocation Percentage and the Investor Fixed Allocation Percentage for such Collection Period;

           (iv) the Investor Interest Collections and Principal Collections allocated to the Investor Certificates for such Collection Period;

            (v) the Transferor Interest Collections and Transferor Principal Collections for such Collection Period;

           (vi) Class A Certificate Interest, the Class A Certificate Rate and the Class S Certificate Interest for the related Interest Period;

          (vii) the amount, if any, of such Class A Certificate Interest or Class S Certificate Interest that is not payable on account of insufficient Investor Interest Collections;

         (viii) the portion of the Unpaid Class A Certificate Interest Shortfall and the portion of the Unpaid Class S Certificate Interest Shortfall, if any, the amount of interest on such shortfall at the Certificate Rate applicable from time to time (separately stated) to be distributed on such Distribution Date;

           (ix) the Unpaid Class A Certificate Interest Shortfall and the Unpaid Class S Certificate Interest Shortfall, if any, to remain after the distribution on such Distribution Date;

            (x)  the  Accelerated  Principal  Distribution  Amount  and   the
     portion  thereof   that  will   be  distributed   pursuant  to   Section
     5.01(a)(viii);

           (xi) the Scheduled Principal Collections Distribution Amount, separately stating the components thereof;

          (xii) the amount of any Transfer Deposit Amount paid by the Transferor or the Depositor pursuant to Section 2.02 or 2.04;

         (xiii)  any  accrued   and  unpaid   Servicing  Fees   for  previous
     Collection Periods and the Servicing Fee for such Collection Period;

          (xiv)  the Investor Loss Amount for such Collection Period;

           (xv) the aggregate amount, if any, of Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Class A Certificateholders pursuant to 5.01(a)(vi);

          (xvi) the Pool Balance as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

         (xvii) the Invested Amount as of the end of the preceding Collec-tion Period;

        (xviii) the Class A Certificate Principal Balance, the Class S Notional Amount and Pool Factor after giving effect to the distribution on such Distribution Date and to any reduction on account of the Investor Loss Amount;

          (xix) the Transferor Principal Balance after giving effect to the distribution on such Distribution Date;

           (xx) the aggregate amount of Additional Balances created during the previous Collection Period;

          (xxi)  the  number and aggregate  Asset Balances of  Mortgage Loans
     (x) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively and (y) that have become REO, in each case as of the end of the preceding Collection Period;

         (xxii) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying each such Rapid Amortization Event if one has occurred;

        (xxiii) whether an Event of Servicing Termination has occurred since the prior Determination Date, specifying each such Event of Servicing Termination if one has occurred;

         (xxiv) the amount to be distributed to the Credit Enhancer pursuant to Section 5.01(a)(vii) and Section 5.01(a)(ix)(ii), stated separately;

          (xxv) the amount to be distributed to the Spread Account pursuant to Section 5.01(a)(ix)(i);

         (xxvi)  the  Guaranteed  Principal  Distribution  Amount  for   such
     Distribution Date;

        (xxvii) the Credit Enhancement Draw Amount, if any, for such Distribution Date;

       (xxviii)  the amount to be  distributed to the Transferor pursuant  to
     Section 5.01(a)(xi);

         (xxix) the amount to be paid to the Servicer pursuant to Section 5.01(a)(x);

          (xxx) the Maximum Rate for the related Collection Period and the Weighted Average Net Loan Rate;

         (xxxi) the total amount of funds on deposit in the Spread Account and the applicable Spread Account Maximum;

        (xxxii) the Overcollateralization Amount after giving effect to the distribution to be made on such Distribution;

       (xxxiii) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to Section 2.06;

        (xxxiv) the amount of Principal Collections to be deposited in the Funding Account in respect of such Distribution Date;

         (xxxv) the amount on deposit in the Funding Account as of such Distribution Date; and

        (xxxvi) the aggregate of the Asset Balances of the Subsequent Mortgage Loans purchased on the related Subsequent Transfer Dates.

The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to
Section 5.01, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer, the Trustee and the Credit Enhancer. The Servicer shall give notice of any such change to the Rating Agencies.

     Section 4.02.  Claims upon the Policy.  (a)  If, by the close of
                    ----------------------
business on the third Business Day prior to a Distribution Date, the sum of the funds then on deposit in the Collection Account for the related Collection Period which are payable to the Investor Certificateholders pursuant to Sections 5.01(a), (b) and (g) (after giving effect to the distri-bution of the Trustee Fee and the Premium), the amounts on deposit in the Spread Account, amounts transferred from the Funding Account to the Collection Account pursuant to Sections 5.05(c)(ii) and 5.05(c)(iii)(B) and the amount, if any, deposited into the Collection Account pursuant to Section
4.05 are insufficient to pay the Guaranteed Distribution on such Distribution Date, then the Trustee shall give notice to the Credit Enhancer by telephone or telecopy of the amount equal to the Credit Enhancement Draw Amount. Such notice of such sum shall be confirmed in writing to the Credit Enhancer at or before 10:00 a.m., New York City time, on the second Business Day prior to such Distribution Date. Following receipt by the Credit Enhancer of such notice in such form, the Credit Enhancer will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon, New York City time, on the Business Day following such receipt and (ii) 12:00 noon, New York City time, on the Distribution Date to which such deficiency relates.

     (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Investor Certificate from moneys received under the Policy. The Credit Enhancer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (c) The Trustee shall promptly notify the Credit Enhancer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Investor Certificates. Each Investor Certificateholder by its purchase of such Certificates, the Servicer and the Trustee hereby agree that, the Credit Enhancer (so long as no Credit Enhancer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Credit Enhancer shall be subrogated to the rights of the Servicer, the Trustee, each Investor Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     Section 4.03.  Spread Account.  (a)  The Trustee shall establish and
                    --------------
maintain a separate trust account (the "Spread Account") titled "(__________________), as Trustee, in trust for the registered holders of Home Equity Loan Asset Backed Certificates, Series 199_-_." The Spread Account shall be an Eligible Account. Amounts on deposit in the Spread Account will, at the direction of the Transferor, be invested in Eligible Investments maturing no later than the day before the next Distribution Date.

     All income and gain realized from any investment of funds in the Spread Account shall be for the benefit of the Transferor and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Spread Account by the Transferor out of its own funds immediately as realized.

     (b) On each Determination Date the Trustee shall determine (i) the extent to which Investor Interest Collections and the amounts, if any, deposited into the Collection Account pursuant to Section 4.05 applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clauses (iii), (iv) and (v) of Section 5.01(a) and (ii) the Guaranteed Principal Distribution Amount for the related Distribution Date. On each Distribution Date the Trustee shall withdraw from the Spread Account and deposit into the Collection Account the lesser of the amount on deposit in the Spread Account and an amount equal to the sum of the amounts, if any, determined in clauses (i) and (ii) of the preceding sentence.

     (c)  Following the termination of the Trust pursuant to Section 10.01 or
11.02 hereof, the Trustee shall withdraw all amounts then on deposit in the Spread Account and distribute such amounts first to any amounts due and owing to the Credit Enhancer and then to the Transferor. If on any Distribution Date the amount on deposit in the Spread Account exceeds the Spread Account Maximum, the Trustee shall withdraw such excess and distribute it to the Transferor.

     Section 4.04.  Effect of Payments by the Credit Enhancer; Subrogation.
                    ------------------------------------------------------
Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Investor Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Investor Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Investor Certificates within the meaning of Section 5.01. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of an Investor Certificate agrees, that without the need for any further action on the part of the Credit Enhancer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the Credit Enhancer makes payments, directly or indirectly, on account of principal of or interest on any Investor Certificates to the Holders of such Certificates, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (b) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

     The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.


                                  ARTICLE V

                          Payments and Statements to
               Certificateholders; Rights of Certificateholders


     Section 5.01.  Distributions.
                    -------------

     (a)  Distributions of Investor Interest Collections and Investment
          -------------------------------------------------------------
Proceeds.  Subject to Section 11.02(b), on each Distribution Date, the
--------
Trustee or the Paying Agent, as the case may be, shall distribute out of the Collection Account to the extent of (x) Investor Interest Collections collected during the related Collection Period, (y) the amounts transferred from the Funding Account pursuant to Section 5.05(c)(i) and (z) the amounts transferred from the Spread Account as determined pursuant to Section 4.03(b), the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

            (i)  the Trustee Fee for such Distribution Date to the Trustee;

           (ii) the premium pursuant to the Insurance Agreement to the Credit Enhancer;

          (iii) the Class A Certificate Interest for such Distribution Date to the Class A Certificateholders and the Unpaid Class A Certificate Interest Shortfall, if any, for such Distribution Date to the Class A Certificateholders plus, to the extent legally permissible, interest thereon at the Class A Certificate Rate;

           (iv) the Class S Certificate Interest for such Distribution Date to the Class S Certificateholders and the Unpaid Class S Certificate Interest Shortfall, if any, for such Distribution Date plus, to the extent legally permissible, interest thereon at the Class S Certificate Rate;

            (v) the Investor Loss Amount for such Collection Period to the Class A Certificateholders as principal in reduction of the Class A Certificate Principal Balance;

           (vi) to Class A Certificateholders as principal in reduction of the Class A Certificate Principal Balance the aggregate amount of the Investor Loss Reduction Amounts, if any, for previous Distribution Dates that have not been previously reimbursed to Class A Certificateholders pursuant to this clause (vi);

          (vii) to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts together with interest thereon at the applicable rate set forth in the Insurance Agreement;

         (viii) the Accelerated Principal Distribution Amount, if any, to the Class A Certificateholders;

           (ix) (i) to the Trustee to deposit to the Spread Account up to the Spread Account Maximum and (ii) to the Credit Enhancer for any amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

            (x) the amount, if any, of any Unpaid Class A Certificate Carry Forward Interest Amount to the Class A Certificates;

           (xi)  any amount required  to be paid to the  Servicer pursuant to
     Section 7.03 which has not been previously paid to the Servicer; and

          (xii)  any remaining amount to the Transferor.

     (b)  Distribution of Principal Collections.  On each Distribution Date
          -------------------------------------
during the Funding Period, the Scheduled Principal Collections Distribution Amount shall be deposited into the Funding Account and shall not be distributed to the Class A Certificateholders. On each Distribution Date following the termination of the Funding Period, the Trustee shall, subject to Section 11.02(b) and except on the Distribution Date in (______________), distribute out of the Collection Account to the Class a Certificateholders the Scheduled Principal Collections Distribution Amount (together with amounts transferred to the Collection Account from the Spread Account pursuant to Section 4.03(b) relating to principal up to but not in excess of the Class A Certificate Principal Balance. In addition, on the first Distribution Date following the end of the Funding Period, the Trustee shall distribute out of the Collection Account the amount required to be so distributed pursuant to Section 5.05(c)(iii)(C). On the Distribution Date in (_________), the Trustee shall distribute to Class A Certificateholders Prin-cipal Collections up to the Class A Certificate Principal Balance.

     (c)  Application of Transferor Subordinated Amount.  If, after applying
          ---------------------------------------------
Class a Interest Collections as provided in Section 5.01(a) above, any amounts specified in clauses (i) through (vi) remain unpaid, the Trustee shall, based on information set forth in the Servicing Certificate for such Distribution Date, apply Transferor Available Funds to make such payments and the Transferor Subordinated Amount shall be reduced in accordance with clause
(i) of the definition thereof to the extent of such application. If Transferor Available Funds applied in the order specified in Section 5.01(a) are insufficient to cover the aggregate Investor Loss Amount for such Distribution Date, then the remaining aggregate Investor Loss Amount (but only to the extent of the remaining Transferor Subordinated Amount) shall be reallocated to the Transferor Principal Balance (after giving effect to the Transferor's portion of the Investor Loss Amount) and shall not be allocated to the Class A Certificates and the Transferor Subordinated Amount shall be reduced, as described in clause (ii) of the definition thereof, by the amount so reallocated.

     (d)  Distribution of the Credit Enhancement Draw Amount.  With respect
          --------------------------------------------------
to any Distribution Date, to the extent that Investor Interest Collections and amounts transferred from the Spread Account on the related Distribution Date in respect of the amount determined pursuant to Section 4.03(b)(i) and any amounts, if any, deposited to the Collection Account pursuant to Section
4.05 applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clauses (iii) and (iv) of Section 5.01(a) above, the Trustee will make such payments (the "Deficiency Amount") from the amount drawn under the Policy for such Distribution Date pursuant to Section
4.02. For any Distribution Date as to which there is a Guaranteed Principal Distribution Amount, the Trustee shall distribute the Guaranteed Principal Distribution Amount to Certificateholders from the amount drawn under the Policy for such Distribution Date pursuant to Section 4.02.

     The aggregate amount of principal distributed to the Class A Certifi-cateholders under this Agreement shall not exceed the Original Class A Certificate Principal Balance.

     (e)  Method of Distribution.  The Trustee shall make distributions in
          ----------------------
respect of a Distribution Date to each Investor Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Investor Certificateholder at the address appearing in the Certificate Register, or upon written request by an Investor Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certi-ficateholder owns of record one or more Investor Certificates having principal denominations aggregating at least $1,000,000), or by such other means of payment as such Investor Certificateholder and the Trustee shall agree. Distributions among Investor Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Investor Certificates held by such Investor Certificateholders.

     (f)  Distributions on Book-Entry Certificates.  Each distribution with
          ----------------------------------------
respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Investor Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Credit Enhancer or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     (g)  Distributions to Holders of Transferor Certificates.  On each
          ---------------------------------------------------
Distribution Date, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, distribute to the Transferor (i) the Transferor Interest Collections for the related Collection Period and (ii) the portion, if any, of Transferor Principal Collections for the related Collection Period in excess of Additional Balances created during such Collection Period to the extent such amounts are not required to be distributed to the Class A Certificateholders pursuant to Section 5.01(c); provided that collections allocable to the Transferor Certificates will be
--------
distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Principal Balance as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Principal Balance exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Class A Certificateholders as a reduction of the Class A Certificate Principal Balance.

     Section 5.02.  Calculation of the Class A Certificate Rate.  On the
                    -------------------------------------------
second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine LIBOR for the Interest Period commencing on such Distribution Date and inform the Servicer (at the facsimile number given to the Trustee in writing) of such rates. On each Determination Date, the
Trustee shall determine the applicable Class A Certificate Rate for the related Distribution Date.

     Section 5.03.  Statements to Certificateholders.  Concurrently with each
                    --------------------------------
distribution to Investor Certificateholders, the Trustee shall forward to each Investor Certificateholder, the Servicer and each Rating Agency a statement prepared by the Servicer pursuant to Section 4.01 with respect to such distribution setting forth:

            (i)  the  Investor   Floating  Allocation   Percentage  for   the
     preceding Collection Period;

           (ii)  the Class A Certificate Distribution Amount;

          (iii)  the  amount  of   Class  A  Certificate  Interest   in  such
     distribution, the related Class A Certificate Rate and the Class S Certificate Interest;

           (iv) the amount, if any, of any Unpaid Class A Certificate Interest Shortfall or any Unpaid Class S Certificate Interest Shortfall in such distribution;

            (v) the amount, if any, of the remaining Unpaid Class A Certificate Interest Shortfall after giving effect to such distribution;

           (vi) the amount, if any, of principal in such distribution, separately stating the components thereof;

          (vii) the amount, if any, of the reimbursement of previous Investor Loss Reduction Amounts in such distribution;

         (viii)  the  amount,  if  any,  of  the  aggregate  of  unreimbursed
     Investor   Loss  Reduction   Amounts  after   giving   effect  to   such
     distribution;

           (ix)  the Servicing Fee for such Distribution Date;

            (x)  the Invested  Amount,  the  Class  A  Certificate  Principal
     Balance  and  the  Pool  Factor,   each  after  giving  effect  to  such
     distribution;

           (xi) the Pool Balance as of the end of the preceding Collection Period and the aggregate of the Asset Balances of the Mortgage Loans at the close of business on the last day of the related Collection Period;

          (xii)  the Credit Enhancement Draw Amount, if any;

         (xiii) the number and aggregate Asset Balances of Mortgage Loans as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xiv)  the   book  value   (within  the   meaning   of  12   C.F.R.
     Section 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

           (xv) the Class A Certificate Rate applicable to the distribution on the following Distribution Date;

          (xvi) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to (a) Section 2.04 and (b)
     Section 2.06;

         (xvii) the amount of Transferor Available Funds, if any, included in such distribution; and

        (xviii)  the  Transferor  Subordinated   Amount  for  the   following
     Distribution Date.

     In the case of information furnished pursuant to clauses (ii), (iii) in respect of Class A Certificate Interest, (iv) and (viii) above, the amounts shall be expressed as a dollar amount per Investor Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Servicer shall prepare or cause to be prepared and shall forward to the Trustee the information set forth in clauses (iii) and (vi) above aggregated for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer or a Paying Agent pursuant to any requirements of the Code.

     The Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Class A Certificates as indebtedness of the Transferor, or as may be otherwise required by Section 3.15) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Certificateholders in respect of distributions by the Trustee (or the Paying Agent) on the Class A Certifi-cates and shall file and distribute such forms as required by law.

     Section 5.04.  Rights of Certificateholders.  The Investor Certificates
                    ----------------------------
shall represent fractional undivided interests in the Trust, including the benefits of the Collection Account and the right to receive Investor Interest Collections, Principal Collections, if any, and other amounts at the times and in the amounts specified in this Agreement; the Transferor Certificates shall represent the remaining interest in the Trust (other than the Spread Account, the Policy and the Funding Account).

     Section 5.05.  Funding Account.  (a)  The Trustee shall establish and
                    ---------------
maintain with itself a separate trust account (the "Funding Account") entitled "(________________________) as Trustee, in trust for the registered holders of Home Equity Loan Asset Backed Certificates, Series 199_-_ Funding Account." The Funding Account shall be an Eligible Account. On each Distri-bution Date during the Funding Period, the Trustee shall withdraw from the Collection Account and deposit to the Funding Account the Scheduled Principal Collections Distribution Amount for such Distribution Date.

     (b) The Servicer may cause the institution maintaining the Funding Account to invest any funds in the Funding Account in Eligible Investments which shall mature or otherwise be available not later than the Business Day next preceding the Distribution Date or, with the approval of the Credit Enhancer and the Rating Agencies, on the Distribution Date next following the date of such investment (except that any investment in an obligation of the institution with which the Funding Account is maintained may mature on or before 12:00 noon, New York time, on such Distribution Date) and shall not be sold or disposed of prior to its maturity. At any time when the Trustee is maintaining the Funding Account, any request by the Servicer to invest funds on deposit in the Funding Account shall be in writing, shall be delivered to the Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day, and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby. Any such investment shall be registered in the name of the Trustee as trustee hereunder or in the name of its nominee, and to the extent such investments are certificated they shall be maintained in the possession of the Trustee in the state of its Corporate Trust Office. All income and gain realized from any such investment shall be for the benefit of the Investor Certificateholders and shall be subject to withdrawal by the Trustee for distribution to the Investor Certificateholders as provided in subsection
(c)(i) below. The amount of any losses incurred in respect of the principal amount of any such investment shall be deposited in the Funding Account by the Servicer out of its own funds immediately as realized. Any investment earnings on the Funding Account shall be treated as owned by the Transferor for federal and state income tax purposes.

     (c) From time to time withdrawals shall be made from the Funding Account by the Trustee as follows:

          (i) on each Distribution Date during the Funding Period, to deposit to the Collection Account all income realized from Eligible Investments during the related Interest Period on Principal Collections on deposit in the Funding Account for distribution as Investor Interest Collections in accordance with Section 5.01(a);

         (ii) on each Distribution Date prior to the last Distribution Date during the Funding Period, any amounts in respect of Principal Collections on deposit in the Funding Account shall be withdrawn and applied to purchase the Subsequent Mortgage Loans, if any, transferred to the Trust pursuant to Section 2.10; and

        (iii) on the last Distribution Date of the Funding Period, any amounts in respect of Principal Collections on deposit in the Funding Account shall be withdrawn and applied in the following order:

                    (A) to purchase the Subsequent Mortgage Loans, if any, transferred to the Trust pursuant to Section 2.10;

                    (B) to the Transferor, in payment for Additional Balances, in a maximum amount equal to the excess, if any, of the aggregate of Draws during the related Collection Period over Principal Collections received during such Collection Period; and

                    (C) to the Collection Account, any remaining amounts on deposit in the Funding Account in respect of Principal Collections, for distribution to the Class A Certificateholders pursuant to
          Section 5.01(b).

                                  ARTICLE VI

                               The Certificates

     Section 6.01.  The Certificates.  The Class A Certificates, Class S and
                    ----------------
Transferor Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and B, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust. The Class A Certificates shall be initially evidenced by one or more certificates representing the entire Original Class A Certificate Principal Balance and shall be held in minimum dollar denominations of $1,000 and mul-tiples of one dollar in excess thereof, except that one Class A Certificate may be in a denomination of less than $1,000 so that the sum of the denominations of all outstanding Class A Certificates shall equal the Original Class A Certificate Principal Balance. The Class S Certificates shall be initially evidenced by one or more certificates representing the entire original Class S Notional Amount and shall be held in minimum notional amounts of $1,000 and multiples of one dollar in excess thereof, except that one Class S Certificate may be in a notional amount of less than $1,000 so that the sum of the denominations of all outstanding Class S Certificates shall equal the Class S Notional Amount on the Closing Date. The Transferor Certificates shall be issuable as one or more certificates representing the entire interest in the assets of the Trust other than that represented by the Investor Certificates and shall initially be issued to the Transferor.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Transferor Certi-ficates or did not hold such offices at the date of such Transferor Certif-icate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Investor Certificates shall be Book-Entry Certificates. The Transferor Certificates shall not be Book-Entry Certificates.

     Section 6.02.  Registration of Transfer and Exchange of Investor Certi
                    -------------------------------------------------------
ficates; Appointment of Registrar.  (a)  The Certificate
---------------------------------
Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Investor Certificates and of transfers and exchanges of Investor Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Investor Certificates and transfers and exchanges of Investor Certificates as herein provided.

     Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates of the same aggregate Percentage Interest.

     At the option of the Investor Certificateholders, Investor Certificates may be exchanged for other Investor Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfac-tory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (b) Except as provided in paragraph (c) below, the Book-Entry Certifi-cates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Investor Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Investor Certifi-cates; (iii) ownership and transfers of registration of the Investor Certifi-cates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certifi-cate Owners of the Investor Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certi-ficate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

     (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Servicing Termination, the Depository, at the direction of Certifi-cate Owners representing Percentage Interests aggregating not less than 51% advises the Trustee in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered Investor Certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Investor Certificates by the Depository, accompanied by registration instructions from the Depository for registra-tion, the Trustee shall execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Certificate Registrar, the Servicer and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Investor Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

     Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                    -------------------------------------------------
(i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04.  Persons Deemed Owners.  Prior to due presentation of a
                    ---------------------
Certificate for registration of transfer, the Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Servicer, the Depositor, the Trustee, the Certi-ficate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     Section 6.05.  Restrictions on Transfer of Transferor Certificates.  (a)
                    ---------------------------------------------------
The Transferor Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed (collectively, for purposes of this Section 6.05 and any other Section referring to the Transferor Certificates, "transferred" or a "transfer") only in accordance with this Section 6.05.

     (b) No transfer of a Transferor Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except for the initial issuance of the Transferor Certificate to the Transferor, the Trustee shall require (i) the transferee to execute an investment letter acceptable to and in form and sub-stance satisfactory to the Trustee certifying to the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or (ii) if the investment letter is not delivered, a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act or is being made pursuant to said Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. The Holder of a Transferor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Transferor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) The Transferor Certificates and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent:
(i) the Person that acquires a Transferor Certificate shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia thereof, (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Transferor hereunder and (C) as part of its acquisition of a Transferor Certificate, acquire all rights of the Transferor or any transferee under this Section 6.05(c) to amounts payable to such Transferor or such transferee under Sections 5.01(a)(xii) and 5.01(g);
(ii) the Holder of the Transferor Certificates shall deliver to the Trustee an Officer's Certificate stating that such transfer and such supplemental agreement comply with this Section 6.05(c) and that all conditions precedent provided by this subsection 6.05(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this subsection 6.05(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;
(iii) the Holder of the Transferor Certificates shall deliver to the Trustee a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to such transfer, will not be reduced or withdrawn without regard to the Policy; (iv) the transferee of the Transferor Certificates shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Investor Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and (d) such transfer will not result in the arrangement created by this Agreement or any "portion" of the Trust, being treated as a taxable mortgage pool as defined in Section 7701(i) of the Code;
(v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made and (vi) the transferee shall have assumed the obligations of the Transferor pursuant to Section 7.07 hereof. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of this Section 6.05(c) shall not apply in the event the Trustee shall have received a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A), shall not be reduced or withdrawn. Notwithstanding the foregoing, the requirements set forth in this paragraph (c) shall not apply to the initial issuance of the Transferor Certificates to the Transferor.

     (d) Except for the initial issuance of the Transferor Certificate to the Transferor, no transfer of a Transferor Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a Person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, or (iii) in the case of any Transferor Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor.

     Section 6.06.  Appointment of Paying Agent.  (a)  The Paying Agent shall
                    ---------------------------
make distributions to Investor Certificateholders from the Collection Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation
(i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

     (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

     Section 6.07.  Acceptance of Obligations.  The Transferor, by its
                    -------------------------
acceptance of the Transferor Certificates, agrees to be bound by and to perform all the duties of the Transferor set forth in this Agreement.

                                 ARTICLE VII

                The Servicer, the Transferor and the Depositor


     Section 7.01.  Liability of the Transferor, the Servicer and the
                    -------------------------------------------------
Depositor.  The Transferor and the Servicer shall be liable in accordance
---------
herewith only to the extent of the obligations specifically imposed upon and undertaken by the Transferor or Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 7.02.  Merger or Consolidation of, or Assumption of the
                    ------------------------------------------------
Obligations of, the Servicer, the Transferor or the Depositor.  Any corpora
-------------------------------------------------------------
tion into which the Servicer, the Transferor or the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer, the Transferor or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer, the Transferor or the Depositor, shall be the successor of the Servicer, the Transferor or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03.  Limitation on Liability of the Servicer and Others.
                    --------------------------------------------------
Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect
                    --------  -------
the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and
                                  ----- -----
submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificate-holders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall only be entitled to be reimbursed therefor pursuant to Section 5.01(a)(xi). The Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Section 7.04.  Servicer Not to Resign.  Subject to the provisions of
                    ----------------------
Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Investor Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Trustee; provided, however, that
                                                   --------  -------
no such resignation by the Servicer shall become effective until the Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section
8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause
(i) above shall be evidenced by an Opinion of Counsel to such effect de-livered to the Trustee and the Credit Enhancer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.

     Section 7.05.  Delegation of Duties.  In the ordinary course of
                    --------------------
business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to
Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04.

     Section 7.06.  Indemnification of the Trust by the Servicer.  The
                    --------------------------------------------
Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this
Section 7.06 shall survive termination of this Agreement.

     Section 7.07.  Indemnification of the Trust by the Transferor.
                    ----------------------------------------------
Notwithstanding anything to the contrary contained herein, the Transferor (i) agrees to be liable directly to the injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those attributable to an Investor Certificateholder in the capacity as an investor in the Investor Certificates as a result of defaults on the Mortgage Loans) to the extent that the Transferor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Transferor was a general partner and (ii) shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to an Investor Certificateholder in the capacity as an investor in the Investor Certificates as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Servicer including, but not limited to, amounts payable to the Servicer pursuant to Section 7.03, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Transferor shall not indemnify the
                     --------
Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Trustee's willful malfeas-ance, bad faith or gross negligence or by reason of the Trustee's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

     Section 7.08.  Limitation on Liability of the Transferor.  None of the
                    -----------------------------------------
directors or officers or employees or agents of the Transferor shall be under any liability to the Trust, the Trustee or the Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Certificates; provided, however, that this provision
                                      --------  -------
shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties hereunder. Except as provided in Section 7.07, the Transferor shall not be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the
--------  -------
Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima
                                                                     -----
facie properly executed and submitted by any Person respecting any matters
-----
arising hereunder.

     Section 7.09.  Limitation on Liability of the Depositor.  None of the
                    ----------------------------------------
directors or officers or employees or agents of the Depositor shall be under any liability to the Trust, the Trustee or the Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Certificates; provided, however, that this provision
                                      --------  -------
shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any
                     ----- -----
Person respecting any matters arising hereunder.

                                 ARTICLE VIII

                            Servicing Termination


     Section 8.01.  Events of Servicing Termination.  If any one of the
                    -------------------------------
following events ("Events of Servicing Termination") shall occur and be con-tinuing:

            (i) Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Credit Enhancer or Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or

           (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Credit Enhancer or the Holders of Investor Certifi-cates evidencing Percentage Interests aggregating not less than 25%; or

          (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

           (iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, with respect to an Event of Servicing Termination specified in (i) - (iv), above, either the Trustee, the Credit Enhancer or the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by the Credit Enhancer or the Holders of Investor Certificates) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Credit Enhancer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding the foregoing, a delay in or failure of performance under Section 8.01(i) for a period of ten Business Days or under Section 8.01(ii) for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, the Transferor, the Credit Enhancer and the Investor Certificat-eholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Events of Servicing Termination.

     Section 8.02.  Trustee to Act; Appointment of Successor.  (a)  On and
                    ----------------------------------------
after the  time the  Servicer receives a  notice of  termination pursuant  to
Section 8.01 or 7.04, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. Notwithstanding the above, if the Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Section 7.04(b). Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint, any established hous-ing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the succes-sor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided
                                                                   --------
that any such successor Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further that the appointment
                                        -------- -------
of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies without regard to the Policy. Pending appointment of a suc-cessor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove pro-vided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Credit Enhancer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to
Section 3.12. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this
Agreement   prior  to  its   termination  as  Servicer   (including,  without
limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of their representations or warranties contained herein.

     Section 8.03.  Notification to Certificateholders.  Upon any termination
                    ----------------------------------
or appointment of a successor to the Servicer pursuant to this Article VIII or Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Credit Enhancer and each Rating Agency.

                                  ARTICLE IX

                                 The Trustee

     Section 9.01.  Duties of Trustee.  The Trustee, prior to the occurrence
                    -----------------
of an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination has occurred (which has not been cured or waived) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee is acting as
                 --------  -------
Servicer it shall use the same degree of care and skill as is required of the Servicer under this Agreement.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                               --------  -------

            (i) prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee has knowledge, and after the curing or waiver of all such Events of Servicing Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

           (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Credit Enhancer or in accordance with the direction of the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

           (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 8.01 or of the occurrence of a Rapid Amortization Event unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Credit Enhancer or the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement and in no event shall it be required to perform or accept responsibility for the obligations of the Depositor or the Transferor.

     Section 9.02.  Certain Matters Affecting the Trustee.  Except as
                    -------------------------------------
otherwise provided in Section 9.01:

            (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Credit Enhancer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Credit Enhancer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (which has not been cured or waived) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, unless it is acting as Servicer;

           (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%; provided,
                                                             --------
however, that if the payment within a reasonable time to the Trustee of the
-------
costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

           (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 8.02; and

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through an Affiliate, agents or attorneys or a custodian.

     Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans.
                    -----------------------------------------------------
The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the compliance by the Depositor, the Transferor or the Servicer with any warranty or representation made under this Agreement or in any related docu-ment or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), any subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), or any subservicer taken in the name of the Trustee; the failure of the Servicer or any subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not relieve theTrustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement.

     Section 9.04.  Trustee May Own Certificates.  The Trustee in its
                    ----------------------------
individual or any other capacity may become the owner or pledgee of Certifi-cates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Transferor, the Servicer, the Credit Enhancer or the Depositor.

     Section 9.05.  Servicer to Pay Trustee's Fees and Expenses; Servicer to
                    --------------------------------------------------------
Indemnify.  The Servicer covenants and agrees to pay to the Trustee from time
---------
to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the respon-sibility of Certificateholders hereunder. The Servicer covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

     Section 9.06.  Eligibility Requirements for Trustee.  The Trustee
                    ------------------------------------
hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the require-ments of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

     Section 9.07.  Resignation or Removal of Trustee.  The Trustee may at
                    ---------------------------------
any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor, the Depositor, the Servicer, the Credit Enhancer and each Rating Agency. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee (who shall deliver a
copy    to the Servicer) and one copy to the successor Trustee; provided,
                                                                --------
however, that any such successor Trustee shall be subject to the prior
-------
written approval of the Transferor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Transferor or the Credit Enhancer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located (which tax cannot be vacated by the appointment of a co-Trustee or separate trustee pursuant to Section 9.10), then the Transferor or the Credit Enhancer may remove the Trustee. If the Transferor or the Credit Enhancer removes the Trustee under the authority of the immediately preceding sentence, the Trans-feror shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, which approval shall not be unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Investor Certificates evidencing Percentage Interests aggregating over 50% of all Investor Certificates may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Transferor and the Trustee; the Transferor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

     Section 9.08.  Successor Trustee.  Any successor Trustee appointed as
                    -----------------
provided in Section 9.07 shall execute, acknowledge and deliver to the Trans-feror, the Depositor, the Servicer, the Credit Enhancer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Transferor, the Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No  successor  Trustee  shall  accept appointment  as  provided  in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 9.09.  Merger or Consolidation of Trustee.  Any Person into
                    ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.10. Appointment of Co-Trustee or Separate Trustee.
                   ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Transferor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Credit Enhancer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Transferor and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direc-tion of the Trustee;

           (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Servicing Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Transferor and the Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 9.11.  Limitation of Liability.  The Certificates are executed
                    -----------------------
by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

     Section 9.12.  Trustee May Enforce Claims Without Possession of
                    ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compen-sation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

     Section 9.13.  Suits for Enforcement.  In case an Event of Servicing
                    ---------------------
Termination or other default by the Servicer, the Transferor, the Depositor or the Transferor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Investor Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific perfor-mance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

                                  ARTICLE X

                                 Termination


     Section 10.01.  Termination.  (a)  The respective obligations and
                     -----------
responsibilities of the Servicer, the Depositor, the Transferor and the Trus-tee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article X following the later of
(A) payment in full of all amounts owing to the Credit Enhancer and (B) the earliest of (i) the transfer, under the conditions specified in Section 10.01(b), to the Transferor of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the sum of (w) the Class A
Certificate  Principal Balance, (x)  the sum  of accrued  and unpaid  Class A
Certificate Interest and Class S Certificate Interest through the day preceding the final Distribution Date, and (y) interest accrued on any Unpaid Class A Certificate Interest Shortfall or Class S Certificate Interest Shortfall, to the extent legally permissible, (ii) the day following the Distribution Date on which the distribution made to Class A Certificate-holders has reduced the Class A Certificate Principal Balance to zero, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including without limitation the disposition of the Mortgage Loans pursuant to Section 10.02) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan (iv) the Distribution Date in ______________; provided, however, that in no event
                                     --------  -------
shall the trust created hereby continue beyond the expiration of 21 years from the date of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (i) or (ii) of this
Section 10.01, the Trustee shall execute such documents and instruments of transfer presented by the Transferor, in each case without recourse, representation or warranty, and take such other actions as the Transferor may reasonably request to effect the transfer of the Mortgage Loans to the Transferor.

     (b) The Transferor shall have the right to exercise the option to effect the transfer to the Transferor of each Mortgage Loan pursuant to
Section 10.01(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Class A Certificate Principal Balance is less than ten percent (10%) of the Original Class A Certificate Principal Balance and all amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement, have been paid.

     (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Investor Certificateholders may surrender their Investor Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Transferor, if the Transferor is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Credit Enhancer and to the Servicer by letter to Investor Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Investor Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Transferor to the Trustee as described in the preceding sentence, the Transferor shall deposit in the Collection Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the Investor Certificateholders, will be equal to the retransfer amount for the Mortgage Loans computed as above provided, together with all amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

     (d) Upon presentation and surrender of the Investor Certificates, the Trustee shall cause to be distributed to the Holders of Investor Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Investor Certificates and to the extent that funds are available for such purpose, an amount equal to (i) if such final distribution is not being made pursuant to the transfer to the
Transferor pursuant to Section 10.01(a)(i), the amount required to be distributed to Investor Certificateholders pursuant to Section 5.01 for such Distribution Date and (ii) if such final distribution is being made pursuant to such retransfer, the amount specified in Section 10.01(a)(i). The distribution on such final Distribution Date pursuant to a retransfer pursuant to Section 10.01(a)(i) shall be in lieu of the distribution other-wise required to be made on such Distribution Date in respect of the Certifi-cates. On the final Distribution Date prior to having made the distributions called for above, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, withdraw from the Collection Account and remit to the Credit Enhancer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the amounts described in clauses (d)(i) and
(ii) above and (y) the unpaid amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

     (e) In the event that all of the Investor Certificateholders shall not surrender their Investor Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Collection Account not distributed in final distribution to Investor Certificateholders to be withdrawn therefrom and credited to the remaining Investor Certificateholders by depositing such funds in a separate escrow account for the benefit of such Investor Certificateholders and the Transferor (if the Transferor has exercised its right to transfer the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateho-lders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.


                                  ARTICLE XI

                          Rapid Amortization Events


     Section 11.01.  Rapid Amortization Events.  If any one of the following
                     -------------------------
events shall occur during the Managed Amortization Period:

          (a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of this Agreement, on or before the date occurring three Business Days after the date such payment or deposit is required to be made herein, or (ii) duly to observe or perform in any material respect the covenants of the Transferor set forth in Section 2.04(a) or (iii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders or the Credit Enhancer and which, in the case of clause (iii), continues unremedied and continues to affect materially and adversely the interests of the Certificateholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%;

          (b) any representation or warranty made by the Transferor or the Depositor in this Agreement shall prove to have been incorrect in any material respect when made, as a result of which the interests of the Investor Certificateholders or the Credit Enhancer are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Certificateholders or the Credit Enhancer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Depositor, as the case may be, by the Trustee, or to the Transferor, the Depositor and the Trustee by either the Credit Enhancer or the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%; provided, however, that a Rapid Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Transferor has accepted retransfer of the related Mortgage Loan or Mortgage Loans during such period (or such longer period (not to exceed an additional 60 days) as the Trustee may specify) in accordance with the provisions hereof;

          (c) the Transferor or the Depositor shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or the Depositor, or of or relating to all or substantially all of such Person's property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trans-feror or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Trans-feror or the Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (d)  the  Trust  shall   become  subject  to  registration   as  an
     "investment company" under the Investment Company Act of 1940, as amended; or

          (e) the aggregate of all draws under the Policy exceeds _% of the Initial Cut-Off Date Pool Balance;

then, in the case of any event described in subparagraph (a) or (b) after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee, the Credit Enhancer or the Holders of Investor Certificates evidencing Voting Rights aggregating more than 51%, by notice given in writing to the Transferor, the Depositor and the Servicer (and to the Trustee if given by either the Credit Enhancer or the Investor Certificateholders) may declare that an early amortization event (a "Rapid Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraph (c), (d) or (e), a Rapid Amortization Event shall occur without any notice or other action on the part of the Trustee, the Credit Enhancer or the Investor Certificateholders, immediately upon the occurrence of such event.

     Section 11.02.  Additional Rights Upon the Occurrence of Certain Events.
                     -------------------------------------------------------
(a) If the Transferor voluntarily goes into liquidation or consents to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor and such decree shall have remained in force undischarged or unstayed for a period of 30 days; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or violation or other event described above, an "Insolvency Event"), the Transferor shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), promptly give notice to the Trustee, the Servicer and the Credit Enhancer of such Insolvency Event. Within 15 days of the receipt by the Trustee of the Trans-feror's notice of an Insolvency Event, the Trustee shall (i) publish a notice in Authorized Newspapers that an Insolvency Event has occurred and that the Trustee intends to direct the Servicer to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provi-sions of this Section 11.02, which notice shall inform Investor Certificate-holders that unless (Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%) advise the Trustee in writing that they wish the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Mortgage Loans within 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall instruct the Servicer to proceed to sell, dispose of, or other-wise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition of the Mortgage Loans as provided above with the highest bidder for the Mortgage Loans. The Transferor shall be permitted to bid for the Mortgage Loans. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 11.01 and 11.02 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Mortgage Loans pursuant to Section 11.02(a) above shall be treated as collections on the Mortgage Loans received during the Rapid Amortization Period; provided, however, that such proceeds will, based on amounts
        --------  -------
specified in writing by the Servicer to the Trustee, first be paid to the Credit Enhancer to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts and other amounts owing under the Insurance Agreement; and provided, further, that the Investor Fixed Allocation
               --------  -------
Percentage of such remaining proceeds shall be paid to Investor Certificateholders in the following amounts and order of priority:

            (i) all accrued and unpaid interest on the Class A Certificate Principal Balance through the Interest Period immediately preceding the Distribution Date on which such proceeds are distributed to the Investor Certificateholders;

           (ii) all accrued and unpaid interest on the Class S Notional Amount through the Interest Period immediately preceding the Distribution Date on which such proceeds are distributed to the Investor Certificateholders; and

          (iii) an amount of principal up to the Class A Certificate Principal Balance.

The Policy shall cover any shortfall in the event such proceeds are insufficient to make the distributions to Investor Certificateholders pursuant to Section 11.02(b). On the day following the Distribution Date on which such proceeds are distributed to the Investor Certificateholders, the Trust shall terminate.

                                 ARTICLE XII

                           Miscellaneous Provisions


     Section 12.01.  Amendment.  This Agreement may be amended from time to
                     ---------
time by the Transferor, the Servicer, the Depositor and the Trustee, in each case without the consent of any of the Certificateholders, but only with the consent of the Credit Enhancer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Transferor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Investor Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Transferor, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating),
(vi) to add or amend any provisions of this Agreement to correct or cure any defective provision or ambiguity as a result of a transfer of the Transferor Certificates pursuant to Section 6.05 or (vii) to comply with any requirement imposed by the Code; provided, however, that such action shall not, as
                     --------  -------
evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Certificateholder or the Credit Enhancer; and provided,
                                                               --------
further, that the amendment shall not be deemed to adversely affect in any
-------
material respect the interests of the Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Investor Certificates without regard to the Policy. Notwithstanding the foregoing, any amendment pursuant to clause (viii) above shall be permissible only upon receipt of a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Investor Certificateholders without regard to the Policy.

     This Agreement also may be amended from time to time by the Servicer, the Transferor, the Depositor and the Trustee, and the Servicer and the Credit Enhancer, may from time to time consent to the amendment of the Policy with the consent of the Holders of the Investor Certificates evidencing Voting Rights aggregating not less than 51%, and in the case of an amendment to this Agreement, with the consent of the Credit Enhancer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or (iii) adversely effect in any material respect the interests of the Credit Enhancer.

     Notwithstanding the foregoing, the Agreement may not be amended unless, in connection with such amendment, an Opinion of Counsel is furnished to the Trustee that such amendment will not (i) adversely affect the status of the Investor Certificates as debt; (ii) result in the Trust being taxable at the entity level; or (iii) result in the Trust being classified as a taxable mortgage pool (as defined in Section 7701(i) of the Code).

     Following the execution and delivery of any such amendment hereto or to the Policy to which the Credit Enhancer was required to consent, either the Transferor, if the Transferor requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Credit Enhancer for the reasonable out-of-pocket costs and expenses incurred by the Credit Enhancer in connection with such amendment.

     Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Investor Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Credit Enhancer.

     It shall not be necessary for the consent of Investor Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     In executing any amendment permitted by this Section 12.01, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 12.02.  Recordation of Agreement.  This Agreement is subject to
                     ------------------------
recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate  public recording  office or  elsewhere, such  recordation  to be effected by the Trustee, but only upon direction of Investor Certificate-holders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Investor Certificateholders. The Investor Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 12.03.  Limitation on Rights of Certificateholders.  The death
                     ------------------------------------------
or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Investor Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02, 11.01 and 12.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificate-holders from time to time as partners or members of an association; nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certifi-cates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     By accepting its Investor Certificate, each Investor Certificateholder agrees that unless a Credit Enhancer Default exists, the Credit Enhancer shall have the right to exercise all rights of the Investor Certificateholders under this Agreement without any further consent of the Investor Certificateholders.

     Section 12.04.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.05.  Notices.  All demands, notices and communications
                     -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, Headlands Mortgage Securities Inc., 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939,
Attention:  _________________, (b)  in the case of the Servicer, (
), _____________, Attention:  _____________, (c) in the case  of the Trustee, at the Corporate Trust Office, (d) in the case of the Credit Enhancer, _______________, __________________ _____, Attention: _____________
(telecopy number (___) ________ or (___) ________), (e) in the case of the Transferor, __________, Attention: ________________ (telecopy number (___)
________), (f) in the case of Moody's, Residential Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, and (g) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the
Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

     Section 12.06.  Severability of Provisions.  If any one or more of the
                     --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certi-ficates or the rights of the Holders thereof.

     Section 12.07.  Assignment.  Notwithstanding anything to the contrary
                     ----------
contained herein, except as provided in Sections 6.05, 7.02 and 7.04, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Credit Enhancer and Holders of the Investor Certificates evidencing Percentage Interests aggregating not less than 66%.

     Section 12.08.  Certificates Nonassessable and Fully Paid.  The parties
                     -----------------------------------------
agree that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 2.08 or 6.02 are and shall be deemed fully paid.

     Section 12.09.  Third-Party Beneficiaries.  This Agreement will inure
                     -------------------------
to the benefit of and be binding upon the parties hereto, the Certificate-holders, the Certificate Owners, the Credit Enhancer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

     Section 12.10. Counterparts.  This instrument may be executed in any
                    ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.11. Effect of Headings and Table of Contents.  The Article
                    ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 12.12. Insurance Agreement.  The Trustee is authorized and
                    -------------------
directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

          IN WITNESS WHEREOF, the Depositor, the Transferor, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                              HEADLANDS MORTGAGE SECURITIES INC.,
                                as Depositor


                              By ___________________________________
                                Title:



                              (                      ),
                                as Seller and Servicer


                              By ___________________________________
                                Title:



                              (                   ),
                                as Transferor


                              By ___________________________________
                                Title:



                              (_________________________)
                                as Trustee


                              By_________________________________
                                Title:




State of  ________  )
                    ) ss.:
County of ________  )


          On the ____ day of ________, 199_ before me, a notary public in and for the State of ________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he resides at ______________________; that he is the _____________________ of Headlands
Mortgage Securities Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corpora-tion; and that he signed his name thereto by like order.



                                        ----------------------
                                        Notary Public


(Notarial Seal)



State of            )
                    ) ss.:
County of           )


          On the ____ day of __________, 199_ before me, a notary public in and for the State of ________, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at _________________, ____________, ________ _____; that he is the
______________ of (Seller/Servicer), a (           ) corporation, one  of the
parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                        ----------------------
                                        Notary Public


(Notarial Seal)

State of            )
                    ) ss.:
County of           )


          On the ____ day of ______________, 199_ before me, a notary public in and for the State of ________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he resides at _______________, _______________ _____; that he is the _____________ of
________ ____, a __________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                              --------------------------------
                                        Notary Public

(Notarial Seal)



                                                                    EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHO-RIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.               :



Cut-Off Date                  :

First Distribution Date       :

Initial Class Principal Balance
of this Certificate
("Denomination")              :    $

Initial Class Principal
Balance                       :    $

Pass-Through Rate             :    %

CUSIP                         :

Class                         :    (A-__)(S)

                   HEADLANDS HOME EQUITY LOAN TRUST 199_-_
          Home Equity Loan Asset-Backed Certificates, Series 199_-_
                                  Class ( )

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a trust (the "Trust") consisting of (closed-end fixed) and (adjustable rate) home equity loans (the "Mortgage Loans")

               HEADLANDS MORTGAGE SECURITIES INC., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Class Principal Balance of this Class (A-_)(S) Certificate at any time may be less than the Initial Class Principal Balance set forth on the face hereof, as described herein. This Class (A-_)(S) Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Class (A-_)(S) Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Class (A-_)(S) Certificate (obtained by dividing the Denomination of this Class (A-_)(S) Certificate by the Class Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans sold to the Trust by ___________ (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") between the Depositor, the Seller, as seller and master servicer (in such capacities, the "Seller" or the "Master Servicer," respectively), ______________, as transferor (the "Transferor") and _______________, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class (A-_)(S) Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class (A-_)(S) Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Class (A-_)(S) Certificate set forth on the reverse hereof, which further pro-visions shall for all purposes have the same effect as if set forth at this place.

     This Class (A-_)(S) Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                          *            *           *


     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                 (                   ), as Trustee




                                 By ______________________


This is one of the Class (A-_)(S) Certificates referenced in the within mentioned Agreement

By ___________________________
     Authorized Signatory




                   HEADLANDS HOME EQUITY LOAN TRUST 199_-_
                 Home Equity Loan Asset-Backed Certificates,
                                Series 199_-_

     This Certificate is one of a duly authorized issue of Certificates designated as Headlands Home Equity Loan Trust 199_-_, Home Equity Loan Asset-Backed Certificates, Series 199_-_ (herein collectively called the
"Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificate-holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This   Certificate  will  have   the  benefit  of   an  irrevocable  and
unconditional certificate guaranty insurance policy issued by (             )
(the "Certificate Insurer").

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month preceding the month of such Distribution Date.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Certificates having the requisite aggregate denominations or Percentage Interests specified in the Agreement, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Certificate
Insurer  and  of  Holders  of  the requisite  percentage  of  the  Percentage
Interests  of each  Class  of  Certificates affected  by  such amendment,  as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller and the Trustee and any agent of the Seller or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the Pool Principal Balance is less than ( )% of the Cut-Off Date Pool Principal Balance, the Seller will have the option to repurchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the day following the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last
Mortgage Loan in the Trust and  (iii) the Distribution Date in (           ).
In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                  ASSIGNMENT
                                  ----------


     FOR  VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s)  and
t   r   a   n   s   f   e   r   (   s   )                       u   n   t   o
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
______________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
___________________________________________________________________.


Dated:

                         ---------------------------------------
                         Signature by or on behalf of assignor




                          DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions  shall  be   made,  by  wire  transfer  or  otherwise,  in
immediately available funds to ____________________________________
___________________________________________________________________,
___________________________________________________________________,
___________________________________________________________________,
for the account of ________________________________________________, account number ___________________, or, if mailed  by check, to
_________________________________________________________.         Applicable
statements should be mailed to _____________________________________
____________________________________________________________________
____________________________________________________________________.

     This information is provided by _______________________________, the assignee named above, or _______________________________________, as its agent.

                      EXHIBITS B THROUGH L ARE RESERVED



                                                                  Exhibit 4.2
                                                      Form of Trust Agreement
















                               TRUST AGREEMENT

                                    among

                     HEADLANDS MORTGAGE SECURITIES INC.,
                                as Depositor,


                       (                              )
                       ------------------------------

                                     and

                      (                              ),
                      ------------------------------
                               as Owner Trustee



                        Dated as of ___________, 199_















                              Table of Contents
                             -----------------

                                                                         Page
                                                                       ----


                                  ARTICLE I

                                 Definitions
     SECTION  1.01. Capitalized Terms . . . . . . . . . . . . . . . . . .   1
     SECTION  1.02. Other Definitional Provisions . . . . . . . . . . . .   4



                                  ARTICLE II

                                 Organization
     SECTION  2.01. Name  . . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION  2.02. Office  . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION  2.03. Purposes and Powers . . . . . . . . . . . . . . . . .   5
     SECTION  2.04. Appointment of Owner Trustee  . . . . . . . . . . . .   6
     SECTION  2.05. Initial Capital Contribution of Owner Trust
                     Estate . . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION  2.06. Declaration of Trust  . . . . . . . . . . . . . . . .   6
     SECTION  2.07. Liability of the Owners . . . . . . . . . . . . . . .   6
     SECTION  2.08. Title to Trust Property . . . . . . . . . . . . . . .   7
     SECTION  2.09. Situs of Trust  . . . . . . . . . . . . . . . . . . .   7
     SECTION  2.10. Representations and Warranties of the Depositor and
                    the Company . . . . . . . . . . . . . . . . . . . . .   7
     SECTION  2.11. Federal Income Tax Allocations  . . . . . . . . . . .   9

                                 ARTICLE III

                 Trust Certificates and Transfer of Interests
     SECTION  3.01. Initial Ownership . . . . . . . . . . . . . . . . . .  10
     SECTION  3.02. The Trust Certificates  . . . . . . . . . . . . . . .  10
     SECTION  3.03. Authentication of Trust Certificates  . . . . . . . .  10
     SECTION  3.04. Registration  of  Transfer  and  Exchange  of  Trust
                    Certificates  . . . . . . . . . . . . . . . . . . . .  10
     SECTION  3.05. Mutilated, Destroyed, Lost or Stolen Trust
                     Certificates . . . . . . . . . . . . . . . . . . . .  11
     SECTION  3.06. Persons Deemed Owners . . . . . . . . . . . . . . . .  11
     SECTION  3.07. Access  to  List  of  Certificateholders' Names  and
                    Addresses . . . . . . . . . . . . . . . . . . . . . .  12
     SECTION  3.08. Maintenance of Office or Agency . . . . . . . . . . .  12
     SECTION  3.09. Appointment of Paying Agent . . . . . . . . . . . . .  12
     SECTION  3.10. Ownership by Company of Trust Certificates  . . . . .  13
     SECTION  3.11. Book-Entry Trust Certificates . . . . . . . . . . . .  13
     SECTION  3.12. Notices to Clearing Agency  . . . . . . . . . . . . .  14
     SECTION  3.13. Definitive Trust Certificates . . . . . . . . . . . .  14

                                  ARTICLE IV



                           Actions by Owner Trustee

     SECTION  4.01. Prior Notice to Owners with Respect to Certain
                    Matters . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION  4.02. Action by Owners with Respect to Certain Matters  . .  15
     SECTION  4.03. Action by Owners with Respect to Bankruptcy . . . . .  15
     SECTION  4.04. Restrictions on Owners' Power . . . . . . . . . . . .  15
     SECTION  4.05. Majority Control  . . . . . . . . . . . . . . . . . .  16

                                  ARTICLE V

                  Application of Trust Funds; Certain Duties

     SECTION  5.01. Establishment of Trust Account  . . . . . . . . . . .  16
     SECTION  5.02. Application of Trust Funds  . . . . . . . . . . . . .  16
     SECTION  5.03. Method of Payment . . . . . . . . . . . . . . . . . .  17
     SECTION  5.04. No Segregation of Moneys; No Interest . . . . . . . .  17
     SECTION  5.05. Accounting and Reports  to the Noteholders,  Owners,
          the       Internal Revenue Service and Others . . . . . . . . .  17
     SECTION  5.06. Signature on Returns; Tax Matters Partner . . . . . .  17

                                  ARTICLE VI

                    Authority and Duties of Owner Trustee



     SECTION  6.01. General Authority . . . . . . . . . . . . . . . . . .  18
     SECTION  6.02. General Duties  . . . . . . . . . . . . . . . . . . .  18
     SECTION  6.03. Action upon Instruction . . . . . . . . . . . . . . .  18
     SECTION  6.04. No Duties Except as Specified in this Agreement or in Instructions . . . . . . . . . . . . . . . . . . .  19
     SECTION  6.05. No Action Except Under Specified Documents or
                    Instructions  . . . . . . . . . . . . . . . . . . . .  19
     SECTION  6.06. Restrictions  . . . . . . . . . . . . . . . . . . . .  19

                                 ARTICLE VII

                         Concerning the Owner Trustee

     SECTION  7.01. Acceptance of Trusts and Duties . . . . . . . . . . .  20
     SECTION  7.02. Furnishing of Documents . . . . . . . . . . . . . . .  21
     SECTION  7.03. Representations and Warranties  . . . . . . . . . . .  21
     SECTION  7.04. Reliance;  Advice of Counsel  . . . . . . . . . . . .  21
     SECTION  7.05. Not Acting in Individual Capacity . . . . . . . . . .  22
     SECTION  7.06. Owner Trustee Not Liable for Trust Certificates or
                    Mortgage Loans.   . . . . . . . . . . . . . . . . . .  22
     SECTION  7.07. Owner  Trustee   May  Own  Trust   Certificates  and
                    Notes . . . . . . . . . . . . . . . . . . . . . . . .  22

                                 ARTICLE VIII

                        Compensation of Owner Trustee

     SECTION  8.01. Owner Trustee's Fees and Expenses . . . . . . . . . .  23
     SECTION  8.02. Indemnification . . . . . . . . . . . . . . . . . . .  23
     SECTION  8.03. Payments to the Owner Trustee . . . . . . . . . . . .  23

                                  ARTICLE IX

                        Termination of Trust Agreement

     SECTION  9.01. Termination of Trust Agreement  . . . . . . . . . . .  23
     SECTION  9.02. Dissolution upon Bankruptcy of the Company  . . . . .  24

                                  ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees

     SECTION  10.01.     Eligibility Requirements for Owner Trustee . . .  25
     SECTION  10.02.     Resignation or Removal of Owner Trustee  . . . .  25
     SECTION  10.03.     Successor Owner Trustee  . . . . . . . . . . . .  26
     SECTION  10.04.     Merger or Consolidation of Owner Trustee . . . .  26
     SECTION  10.05.     Appointment of Co-Trustee or Separate
                         Trustee  . . . . . . . . . . . . . . . . . . . .  26

                                  ARTICLE XI

                                Miscellaneous


     SECTION  11.01.     Supplements and Amendments . . . . . . . . . . .  28
     SECTION  11.02.     No Legal Title to Owner Trust Estate in
                         Owners . . . . . . . . . . . . . . . . . . . . .  29
     SECTION  11.03.     Limitations on Rights of Others  . . . . . . . .  29
     SECTION  11.04.     Notices  . . . . . . . . . . . . . . . . . . . .  29
     SECTION  11.05.     Severability . . . . . . . . . . . . . . . . . .  29
     SECTION  11.06.     Separate Counterparts  . . . . . . . . . . . . .  29
     SECTION  11.07.     Successors and Assigns . . . . . . . . . . . . .  30
     SECTION  11.08.     Covenants of the Company . . . . . . . . . . . .  30
     SECTION  11.09.     No Petition  . . . . . . . . . . . . . . . . . .  30
     SECTION  11.10.     No Recourse  . . . . . . . . . . . . . . . . . .  30
     SECTION  11.11.     Headings . . . . . . . . . . . . . . . . . . . .  30


     SECTION  11.12.     GOVERNING LAW  . . . . . . . . . . . . . . . . .  30
     SECTION  11.13.     Depositor Payment Obligation . . . . . . . . . .  30



EXHIBIT A        Form of Trust Certificate
EXHIBIT B        Form of Certificate of Trust
EXHIBIT C        Form of Certificate Depository Agreement


          TRUST AGREEMENT (the "Trust Agreement") dated as of ________, 199_, among HEADLANDS MORTGAGE SECURITIES INC., a Delaware corporation, as depositor (the "Depositor"), (_______________________), a (_______)
     corporation (the "Company"), and (____________), a (__________________),
     as owner trustee (the "Owner Trustee").

     WHEREAS, the Depositor and the Company have entered into a Mortgage Loan Purchase Agreement dated as of ________, 199_ (the "Mortgage Loan Purchase Agreement"), pursuant to which the Company will assign to the Depositor any and all of the Company's rights and interests with respect to the Mortgage Loans; and

     WHEREAS, in connection therewith, the Company is willing to assume certain obligations pursuant hereto;

     NOW, THEREFORE, the Depositor, the Company and the Owner Trustee hereby agree as follows:


                                  ARTICLE I

                                 Definitions
                                -----------

     SECTION  1.01. Capitalized Terms.  For all purposes of this Agreement,
                    -----------------
the following terms shall have the meanings set forth below:

     "Administration Agreement" shall mean the Administration Agreement dated
      ------------------------
as  of   ________,  199_,  among   the  Trust,  the  Indenture   Trustee  and
(_________________________), as Administrator.

     "Agreement" shall mean this Trust Agreement, as the same may be amended
      ---------
and supplemented from time to time.

     "Assignment" shall mean the assignment of right, title and interest of
      ----------
the Depositor in the Mortgage Loans to the Trust.

     "Basic Documents" shall mean the Mortgage Loan Purchase Agreement,
      ---------------
Servicing Agreement, the Indenture, the Administration Agreement and the other documents and certificates delivered in connection therewith.

     "Benefit Plan" shall have the meaning assigned to such term in
      ------------
Section 11.13.

     "Book-Entry Trust Certificate" shall mean a beneficial interest in the
      ----------------------------
Trust Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.11.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the
      ----------------------
Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended
                  ---- ----
from time to time.

     "Certificate" shall mean any of the Book-Entry Trust Certificates or
      -----------
Definitive Trust Certificates.

     "Certificate Distribution Account" shall have the meaning assigned to
      --------------------------------
such term in Section 5.01.

     "Certificate of Trust" shall mean the Certificate of Trust in the form
      --------------------
of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Owner" shall mean, with respect to a Book-Entry Trust
      -----------------
Certificate, a Person who is the beneficial owner of such Book-Entry Trust Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Certificate Register" and "Certificate Registrar" shall mean the
      --------------------       ---------------------
register mentioned in and the registrar appointed pursuant to Section 3.04.

     "Certificateholder" or "Holder" shall mean a Person in whose name a
      -----------------      ------
Trust Certificate is registered.

     "Clearing Agency" shall mean an organization registered as a "clearing
      ---------------
agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other
      ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and
      ----
Treasury Regulations promulgated thereunder.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee,
      ----------------------
the principal corporate trust office of the Owner Trustee located at (____________________________), or at such other address as the Owner Trustee may designate by notice to the Owners, the Depositor and the Company, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners, the Depositor and the Company.

     "Definitive Trust Certificates" shall have the meaning set forth in
      -----------------------------
Section 3.11.

     "Depositor" shall mean Headlands Mortgage Securities Inc. in its
      ---------
capacity as depositor hereunder.

     "Eligible Distribution Account" shall mean an account that is (i)
      -----------------------------
maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Owner Trustee or an affiliate of the Owner Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Owner Trustee, without reduction or withdrawal of their then currently ratings of the Certificates.

     "ERISA" shall have the meaning assigned thereto in Section 11.13.
      -----

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as
      ------------
amended.

     "Expenses" shall have the meaning assigned to such term in Section 8.02.
      --------

     "Indemnified Parties" shall have the meaning assigned to such term in
      -------------------
Section 8.02.

     "Indenture" shall mean the Indenture dated as of ________, 199_ between
      ---------
the Trust and (_____________________________), as Indenture Trustee.

     "Initial Certificate Balance" shall mean $__________.
      ---------------------------

     "Mortgage Loan Purchase Agreement" shall mean the agreement between
      --------------------------------
(_______________), as seller, and Headlands Mortgage Securities Inc., as purchaser, providing for the sale of the Mortgage Loans by the Seller to the purchaser.

     "Mortgage Loans" shall mean a pool of (adjustable) (fixed) rate home
      --------------
equity revolving credit line loans made or to be made in the future.

     "Owner" shall mean each Holder of a Trust Certificate.
      -----

     "Owner Trust Estate" shall mean all right, title and interest of the
      ------------------
Trust in and to the property and rights assigned to the Trust pursuant to the Assignment, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Servicing Agreement and the Administration Agreement.

     "Owner Trustee" shall mean (____________________), a (_________) banking
      -------------
corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Paying Agent" shall mean any paying agent or co-paying agent appointed
      ------------
pursuant to Section 3.09 and shall initially be (_____________).

     "Rating Agency" shall mean any nationally recognized statistical rating
      -------------
organization asked to rate the Certificates.


     "Record Date" shall mean, with respect to any Distribution Date, the
      -----------
close of business on the day prior to such Distribution Date occurs or, if Definitive Trust Certificates are issued pursuant to Section 3.14, the last day of the month preceding such Distribution Date.

     "Secretary of State" shall mean the Secretary of State of the State of
      ------------------
Delaware.

     "Servicing Agreement" shall mean the Servicing Agreement dated as of
      -------------------
________, 199_, among the Trust, as issuer, the Depositor and (________), as servicer, as the same may be amended or supplemented from time to time.

     "Treasury Regulations" shall mean regulations, including proposed or
      --------------------
temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean the trust established by this Agreement.
      -----

     "Trust Account" shall mean any account set up by the Owner Trustee
      -------------
pursuant to the provisions of Section 5.01.

     "Trust Certificate" shall mean a certificate evidencing the beneficial
      -----------------
interest of an Owner in the Trust, substantially in the form attached hereto as Exhibit A.

     "Underwriters" shall mean those underwriters named in and parties to the
      ------------
Certificate Underwriting Agreement dated ________, 199_, with the Depositor, pursuant to which the Trust Certificates will be offered publicly.

     SECTION  1.02. Other Definitional Provisions.  (a)  Capitalized terms
                    -----------------------------
used and not otherwise defined herein have the meanings assigned to them in the Servicing Agreement or, if not defined therein, in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE II

                                 Organization
                                ------------

     SECTION  2.01. Name.  The Trust created hereby shall be known as
                    ----
"Headlands  Home Equity Loan Trust 19  -    ," in which name the Owner
                                     -- ----
Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION  2.02. Office.  The office of the Trust shall be in care of the
                    ------
Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners, the Depositor and the Company.

     SECTION  2.03. Purposes and Powers.  (a)  The purpose of the Trust is
                    -------------------
to engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates;

          (ii) with  the proceeds  of the  sale  of the  Notes and  the Trust
     Certificates, to purchase the Mortgage Loans, and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Servicing Agreement;

          (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the terms of the Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (v)  to  engage  in  those   activities,  including  entering  into
     agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owners and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.



     SECTION  2.04. Appointment of Owner Trustee.  The Depositor hereby
                    ----------------------------
appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION  2.05. Initial Capital Contribution of Owner Trust Estate.  The
                    --------------------------------------------------
Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $(__). The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION  2.06. Declaration of Trust.  The Owner Trustee hereby declares
                    --------------------
that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Mortgage Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

     SECTION  2.07. Liability of the Owners.  (a)  The Company shall be
                    -----------------------
liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Company would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Company were a general partner; provided, however, that the Company shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates, a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Company shall not be liable) shall be deemed third party beneficiaries of this paragraph and paragraph (c) below. The obligations of the Company under this paragraph shall be evidenced by the Trust Certificates described in
Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust; provided that the rights and obligations evidenced by all Trust Certificates, regardless of class, shall, except as provided in this Section, be identical.

     (b) No Owner, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust.

     SECTION  2.08. Title to Trust Property.  Legal title to all the Owner
                    -----------------------
Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION  2.09. Situs of Trust.  The Trust will be located and
                    --------------
administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     SECTION  2.10. Representations and Warranties of the Depositor and the
                    -------------------------------------------------------
Company.  (a)  The Depositor hereby represents and warrants to the Owner
-------
Trustee that:

          (i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

          (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.


          (vi) The  representations  and  warranties  of  the   Depositor  in
     Sections (___________) of the Mortgage Loan Purchase Agreement are true and correct.

     (b) The Company hereby represents and warrants to the Owner Trustee that:

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of (_________), with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (ii) The Company is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (iii) The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; the Company has full power and authority to purchase the Trust Certificates that the Company has agreed to purchase pursuant to Section 3.10; and the execution, delivery and performance of this Agreement has been duly authorized by the Company by all necessary corporate action.

          (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the (articles of incorporation) (certificate of incorporation) or bylaws of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

          (v) There are no proceedings or investigations pending or, to the Company's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

          (vi) The representatives and warranties of the Company in Sections (_______) of the Mortgage Loan Purchase Agreement are true and correct.

     SECTION  2.11. Federal Income Tax Allocations.  Net income of the Trust
                    ------------------------------
for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

     (a) among the Certificate Owners as of the first Record Date following the end of such month, in proportion to their ownership of principal amount of Trust Certificates on such date, net income in an amount up to the sum of
(i) the Certificateholders' Monthly Interest Distributable Amount for such month, (ii) interest on the excess, if any, of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, (iii) the portion of the market discount on the Mortgage Loans accrued during such month that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price, (iv) any amount expected to be distributed to the Certificateholders pursuant to the Servicing Agreement (to the extent not previously allocated pursuant to this clause), (v) any Certificateholders' Prepayment Premium distributable to the Certificateholders with respect to such month and (vi) any other amounts of income payable to the Certificateholders for such month; such sum to be reduced by any amortization by the Trust of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount; and

     (b)  to the Company, to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Company to the extent the Company is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificate Owners as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Trust Certificates on such Record Date. The Company is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Company or to the Certificate Owners, or as otherwise required by the Code.


                                 ARTICLE III

                 Trust Certificates and Transfer of Interests
                --------------------------------------------

     SECTION  3.01. Initial Ownership.  Upon the formation of the Trust by
                    -----------------
the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

     SECTION  3.02. The Trust Certificates.  The Trust Certificates shall be
                    ----------------------
issued in  minimum denominations of  $(_______) and in integral  multiples of
$1,000 in excess thereof; provided, however, that the Trust Certificates issued to the Company pursuant to Section 3.10 may be issued in such denomination as required to include any residual amount. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

     A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to Section 3.04.

     SECTION  3.03. Authentication of Trust Certificates.  Concurrently with
                    ------------------------------------
the initial sale of the Mortgage Loans to the Trust pursuant to the Servicing Agreement, the Owner Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or (____________), as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

     SECTION  3.04. Registration of Transfer and Exchange of Trust
                    ----------------------------------------------
Certificates.  The Certificate Registrar shall keep or cause to be kept, at
------------
the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. (___________) shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee
shall execute, authenticate and deliver (or shall cause (    ) as its
                                                         ----
authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

     Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

     SECTION  3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates.
                    -------------------------------------------------------
If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on
behalf of the Trust shall execute and the Owner Trustee or (    ), as the
                                                            ----
Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

     SECTION  3.06. Persons Deemed Owners.  Prior to due presentation of a
                    ---------------------
Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

     SECTION  3.07. Access to List of Certificateholders' Names and
                    -----------------------------------------------
Addresses.  The Owner Trustee shall furnish or cause to be furnished to the
---------
Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Trust Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights  under  this  Agreement  or  under the  Trust  Certificates  and  such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Company, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION  3.08. Maintenance of Office or Agency.  The Owner Trustee shall
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates (_______________________________) as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION  3.09. Appointment of Paying Agent.  The Paying Agent shall make
                    ---------------------------
distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be (___________), and any co-paying agent chosen by
(___________) and acceptable to the Owner Trustee.  (     ) shall be
                                                     -----
permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that (___________) shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION  3.10. Ownership by Company of Trust Certificates.  The Company
                    ------------------------------------------
shall on the Closing Date purchase from the Underwriters Trust Certificates representing at least __% of the Initial Certificate Balance and shall thereafter retain beneficial and record ownership of Trust Certificates representing at least __% of the Certificate Balance. Any attempted transfer of any Trust Certificate that would reduce such interest of the Company below __% of the Certificate Balance shall be void. The Owner Trustee shall cause any Trust Certificate issued to the Company to contain a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE".

     SECTION  3.11. Book-Entry Trust Certificates.  The Trust Certificates,
                    -----------------------------
upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Trust Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Trust Certificate may be issued to the Company pursuant to Section 3.10. Such Trust Certificate or Trust Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive Trust Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Trust Certificates") have been issued to Certificate Owners pursuant to
Section 3.13:

     (a)  The provisions of this Section shall be in full force and effect;

     (b) The Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Trust Certificates and shall have no obligation to the Certificate Owners;

     (c) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

     (d) The rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Trust Certificates to such Clearing Agency Participants; and

     (e) Whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Owner Trustee.

     SECTION  3.12. Notices to Clearing Agency.  Whenever a notice or other
                    --------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Trust Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

     SECTION  3.13. Definitive Trust Certificates.  If (i) the Administrator
                    ------------------------------
advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Certificates and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a
Servicer Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Trust Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book-Entry Trust Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Owner Trustee shall recognize the Holders of the Definitive Trust Certificates as Certificateholders. The Definitive Trust Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.


                                  ARTICLE IV


                           Actions by Owner Trustee
                          ------------------------

     SECTION  4.01. Prior Notice to Owners with Respect to Certain Matters.
                    ------------------------------------------------------
With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Mortgage Loans;

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owners;

     (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

     (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

     SECTION  4.02. Action by Owners with Respect to Certain Matters.  The
                    ------------------------------------------------
Owner Trustee shall not have the power, except upon the direction of the Owners, to (a) remove the Administrator under the Administration Agreement pursuant to Section ( ) thereof, (b) appoint a successor Administrator pursuant to Section ( ) of the Administration Agreement, (c) remove the Servicer under the Servicing Agreement pursuant to Section ( ) thereof or
(d) except as expressly provided in the Basic Documents, sell the Mortgage Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners.

     SECTION  4.03. Action by Owners with Respect to Bankruptcy.  The Owner
                    -------------------------------------------
Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

     SECTION  4.04. Restrictions on Owners' Power.  The Owners shall not
                    -----------------------------
direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION  4.05. Majority Control.  Except as expressly provided herein,
                    ----------------
any action that may be taken by the Owners under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.


                                  ARTICLE V

                  Application of Trust Funds; Certain Duties
                 ------------------------------------------

     SECTION  5.01. Establishment of Trust Account.  The Owner Trustee, for
                    ------------------------------
the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

     SECTION  5.02. Application of Trust Funds.  (a)  On each Distribution
                    --------------------------
Date, the Owner Trustee will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account.

     (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section (____) of the Servicing Agreement with respect to such Distribution Date.

     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).

     SECTION  5.03. Method of Payment.  Subject to Section 9.01(c),
                    -----------------
distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Trust Certificates in the aggregate evidence a denomination of not less than $(____________), or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

     SECTION  5.04. No Segregation of Moneys; No Interest.  Subject to
                    -------------------------------------
Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION  5.05. Accounting and Reports to the Noteholders, Owners, the
                    ------------------------------------------------------
Internal Revenue Service and Others.  The Owner Trustee shall (a) maintain
-----------------------------------
(or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Mortgage Loans. The Owner Trustee shall not make the election provided under Section 754 of the Code.

     SECTION  5.06. Signature on Returns; Tax Matters Partner.  (a)  The
                    -----------------------------------------
Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires an Owner to sign such documents, in which case such documents shall be signed by the Company.

     (b) The Company shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.


                                  ARTICLE VI

                    Authority and Duties of Owner Trustee
                   -------------------------------------

     SECTION  6.01. General Authority.  The Owner Trustee is authorized and
                    -----------------
directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument, in each case, in such form as the Company shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

     SECTION  6.02. General Duties.  It shall be the duty of the Owner
                    --------------
Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     SECTION  6.03. Action upon Instruction.  (a)  Subject to Article IV and
                    -----------------------
in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

     SECTION  6.04. No Duties Except as Specified in this Agreement or in
                    -----------------------------------------------------
Instructions.  The Owner Trustee shall not have any duty or obligation to
------------
manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION  6.05. No Action Except Under Specified Documents or
                 ---------------------------------------------
Instructions.  The Owner Trustee shall not manage, control, use, sell,
------------
dispose of or otherwise deal  with any part of the Owner Trust  Estate except
(i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

     SECTION  6.06. Restrictions.  The Owner Trustee shall not take any
                    ------------
action (a) that is inconsistent  with the purposes of the Trust  set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.


                                 ARTICLE VII

                         Concerning the Owner Trustee
                        ----------------------------

     SECTION  7.01. Acceptance of Trusts and Duties.  The Owner Trustee
                    -------------------------------
accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) The Owner Trustee shall not be liable for any error of judgment made by a Trust Officer of the Owner Trustee;

     (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

     (c) No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

     (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Company or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

     (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Seller or Depositor, the Company, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or the Seller or Depositor under the Servicing Agreement; and

     (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION  7.02. Furnishing of Documents.  The Owner Trustee shall furnish
                    -----------------------
to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION  7.03. Representations and Warranties.  The Owner Trustee hereby
                    ------------------------------
represents and warrants to the Company, for the benefit of the Owners, that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION  7.04. Reliance;  Advice of Counsel.  (a)  The Owner Trustee
                    ----------------------------
shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

     SECTION  7.05. Not Acting in Individual Capacity.  Except as provided
                    ---------------------------------
in this Article VII, in accepting the trusts hereby created (_____________________) acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION  7.06. Owner Trustee Not Liable for Trust Certificates or
                    --------------------------------------------------
Mortgage Loans. The recitals contained herein and in the Certificates (other
----------------
than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Mortgage Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage Loan, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the
Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any property securing a Mortgage Loan; the existence and enforceability of any insurance thereon; the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the performance or enforcement of any Mortgage Loan; the compliance by the Depositor, the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION  7.07. Owner Trustee May Own Trust Certificates and Notes.  The
                    --------------------------------------------------
Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.


                                 ARTICLE VIII

                        Compensation of Owner Trustee
                       -----------------------------

     SECTION  8.01. Owner Trustee's Fees and Expenses.  The Owner Trustee
                    ---------------------------------
shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION  8.02. Indemnification.  The Depositor shall be liable as
                    ---------------
primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

     SECTION  8.03. Payments to the Owner Trustee.  Any amounts paid to the
                    -----------------------------
Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.


                                  ARTICLE IX

                        Termination of Trust Agreement
                        ------------------------------

     SECTION  9.01. Termination of Trust Agreement.  (a)  This Agreement
                    ------------------------------
(other than Article VIII) and the Trust shall terminate and be of no further force or effect (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Servicing Agreement and Article V or
(ii) at the time provided in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner, other than the Company as described in Section 9.02, shall not (x) operate to terminate this Agreement or the Trust or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.01(a), none of the Depositor, the Company or any Owner shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust
Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

     In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Company.

     (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

     SECTION  9.02. Dissolution upon Bankruptcy of the Company.  In the event
                    ------------------------------------------
that an Insolvency Event shall occur with respect to the Company, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from Holders of Certificates (other than the Company) representing more than 50% of the Certificate Balance (not including the Certificate Balance of the Trust Certificates held by the Company), to the effect that each such party disapproves of the liquidation of the Mortgage Loans and of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Company, (A) the Company shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from the Company, give prompt written notice to the Certificateholders and the Indenture Trustee, of the occurrence of such event and (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Company, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence  shall not  prevent or delay,  in any  manner, a termination  of the
Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and the Certificate Distribution Account) and, on behalf of the Company, in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Servicing Agreement.


                                  ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees
            ------------------------------------------------------

     SECTION  10.01.     Eligibility Requirements for Owner Trustee.  The
                         ------------------------------------------
Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least
$50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least (____) by (__________). If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

     SECTION  10.02.     Resignation or Removal of Owner Trustee.  The Owner
                         ---------------------------------------
Trustee may  at any  time resign  and be  discharged from  the trusts  hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION  10.03.     Successor Owner Trustee.  Any successor Owner
                         -----------------------
Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     SECTION  10.04.     Merger or Consolidation of Owner Trustee.  Any
                         ----------------------------------------
corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION  10.05.     Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.


                                  ARTICLE XI

                                Miscellaneous
                               -------------

     SECTION  11.01.     Supplements and Amendments.  This Agreement may be
                         --------------------------
amended by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than a majority of the Principal Balance of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Principal Balance of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION  11.02.     No Legal Title to Owner Trust Estate in Owners.  The
                         ----------------------------------------------
Owners shall not have legal title to any part of the Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and
IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION  11.03.     Limitations on Rights of Others.  Except for
                         -------------------------------
Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION  11.04.     Notices.  (a)  Unless otherwise expressly specified
                         -------
or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Headlands Mortgage Securities Inc., 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939,
Attention: (______________); if to the Company, addressed to (_____________________________), Attention: (____________); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION  11.05.     Severability.  Any provision of this Agreement that
                         ------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION  11.06.     Separate Counterparts.  This Agreement may be
                         ---------------------
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION  11.07.     Successors and Assigns.  All covenants and
                         ----------------------
agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Company, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

     SECTION  11.08.     Covenants of the Company.  The Company will not at
                         ------------------------
any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

     SECTION  11.09.     No Petition.  The Owner Trustee, by entering into
                         -----------
this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

     SECTION  11.10.     No Recourse.  Each Certificateholder by accepting
                         -----------
a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Company, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

     SECTION  11.11.     Headings.  The headings of the various Articles and
                         --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION  11.12.     GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED
                         -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION  11.13.     Depositor Payment Obligation.  The Depositor shall
                         ----------------------------
be   responsible  for   payment  of   the  Administrator's  fees   under  the
Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

                          *    *    *    *    *    *

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                              HEADLANDS MORTGAGE SECURITIES INC.,
                               as Depositor,



                              by:
                                  ----------------------------------
                                   Name:
                                   Title:



                                  (______________________________),



                              by:
                                  -----------------------------------
                                   Name:
                                   Title:



                                (_____________________),
                                not in its individual capacity but solely as Owner Trustee,




                              by:
                                  -----------------------------------
                                   Name:
                                   Title:

                                                                    EXHIBIT A




                          FORM OF TRUST CERTIFICATE
                          -------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER                                                             $_________
R-___________                                             CUSIP NO. _________

                  HEADLANDS HOME EQUITY LOAN TRUST 199__-__

    (_____)%  HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 199__-__

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which includes a pool of (fixed-rate) (adjustable rate) home equity revolving credit line loans caused to be sold to the Trust by (_______________) pursuant to the Mortgage Loan Purchase Agreement.

(This Trust Certificate does  not represent an  interest in or obligation  of
HEADLANDS MORTGAGE  SECURITIES INC., (                      ) or any of their
respective affiliates, except to the extent described below.)

     THIS CERTIFIES THAT (________________________) is the registered owner of (____________________) DOLLARS nonassessable, fully paid, fractional undivided interest in HEADLANDS HOME EQUITY LOAN TRUST 199__-__ (the "Trust") formed by Headlands Mortgage Securities Inc., a Delaware corporation (the "Depositor"), and (_______________), a (__________) corporation (the
"Company").


                OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

(___________________),                         (___________________),
as Owner Trustee              or                as Owner Trustee

by:                                             by: (                      ),
     --------------------------------
     Authorized Signatory                       as Authenticating Agent


                                                 by:
                                                     ------------------------
	                                             Authorized Signatory


          The Trust was created pursuant to a Trust Agreement, dated as of
               , 199__ (the "Trust Agreement"), among the Depositor, the
---------------
Company and (____________), as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Servicing Agreement dated as of ___________, 199__ (as amended and supplemented from time to time, the "Servicing Agreement"), among the Trust, the Depositor and (_______________), as servicer (the "Servicer"), as applicable.

          This Certificate is one of a duly authorized issue of Home Equity Loan Asset-Backed Certificates, Series 199__-__ (herein called the "Trust Certificates"). Also issued under the Indenture dated as of ___________, 199__ between the Trust and (________________), as indenture trustee, are the (_______) classes of Notes designated as (_________________________
_____________________________________________________________________________
________  ______________________________________________)  (collectively, the
"Notes").   This Trust  Certificate is  issued under  and is  subject to  the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of a pool of (adjustable-) (fixed-) rate home equity loan revolving credit line loans made or to be made int he future (the "Mortgage Loans"), under certain home equity revolving credit line loan agreements and secured primarily by second (deeds of trust) (mortgages) on residential properties that are primarily one- to four-family properties (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans received after the Cut-Off Date; property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; (a surety bond) (a letter of credit); an assignment of the Depositor's rights under the Mortgage Loan Purchase Agreement; rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property. (The rights of the Holders of the Trust Certificates are subordinated to the rights of the Holders of the Notes, as set forth in the Servicing Agreement.)

          Under the Trust Agreement, there will be distributed on the (_______) day of each month or, if such (_______) day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on ___________, 199__, to the Person in whose name this Trust Certificates is registered at the close of business on the first day of the month or, if Definitive Certificates are issued, the (_______) day of the prior month (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date. No distributions of principal will be made on any Certificate until all of the Notes have been paid in full.

          (The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Servicing Agreement and the Indenture.)

          It is the intent of the Depositor, the Company, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in that partnership. The Company and the other Certificateholders, by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

          Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

          Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon, except that with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

          Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Servicing Agreement or be valid for any purpose.

          THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.


                              HEADLANDS MORTGAGE SECURITIES INC.

                              by:  (_____________________),   not   in    its
                                   individual  capacity but  solely as  Owner
                                   Trustee



Dated:                        by:
                                   ----------------------------------------
                                            Authorized Signatory


                        (REVERSE OF TRUST CERTIFICATE)

          The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Company, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Mortgage Loans (and certain other amounts), all as more specifically set forth herein and in the Servicing Agreement. A copy of each of the Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Company and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Company and the Owner Trustee with the consent of the Holders of the Trust Certificates and the Notes, each voting as a class, evidencing not less than a majority of the Certificate Balance and the outstanding principal balance of the Notes of each such class. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the
Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is (_________________), New York, New York.

          Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of $(__________) and in integral multiples of $(_______) in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer of the Mortgage Loans may at its option purchase the Owner Trust Estate at a price specified in the Servicing Agreement, and such purchase of the Mortgage Loans and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to (____)% of the Original Pool Balance.

          The Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.


                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------
to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                         ___________________________________________*/
                                  Signature Guaranteed:


                              ____________________________*/



_________________

*/  NOTICE:  The signature to this assignment must correspond with the name
-
as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.



                                                                    EXHIBIT B


                           CERTIFICATE OF TRUST OF
                   HEADLANDS HOME EQUITY LOAN TRUST 199___
                  ---------------------------------------


          THIS  Certificate of  Trust  of HEADLANDS  HOME  EQUITY LOAN  TRUST
199__-__ (the "Trust"), dated               , 199__, is being duly executed
                              --------------
and  filed by  (_____________________),  a (___________________________),  as
trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).
---------
          1.  Name.  The name of the business trust formed hereby is
              ----
HEADLANDS HOME EQUITY LOAN TRUST 199__-__.
          2.  Delaware Trustee.  The name and business address of the trustee
              ----------------
of the Trust in the  State of Delaware is (______________), (______________),
( _ _ _ _ _ _ _ _ _ _ _ _ _ _ ) ,           D e l a w a r e   ( _ _ _ _ _ ) ,
Attention:  (_______________________________).

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                   (______________),
                                   not in its  individual capacity but solely
                                   as owner trustee  under a Trust  Agreement
                                   dated                  , 199
                                          ----------------     --



                                      By:
                                          --------------------------------
                                           Name:
                                           Title:

                                                                    EXHIBIT C


                  (Form of Certificate Depository Agreement)


                                                                  Exhibit 4.3
                                                            Form of Indenture













                  HEADLANDS HOME EQUITY LOAN TRUST 199_-__,

                                    Issuer

                                     AND

                             (_________________)

                              INDENTURE TRUSTEE

              _________________________________________



                                  INDENTURE

                         Dated as of _________, 199_

              __________________________________________


                            HOME EQUITY LOAN NOTES




                               SERIES 199__-__



                              TABLE OF CONTENTS
                             -----------------

Section                                                                  Page
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                                  ARTICLE I

                                 Definitions

     1.01.          Definitions . . . . . . . . . . . . . . . . . . . . .   2
     1.02.          Incorporation by Reference of Trust Indenture Act . .   2
     1.03.          Rules of Construction.  . . . . . . . . . . . . . . .   2

                                  ARTICLE II

                         Original Issuance of Notes

     2.01.          Form  . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.02.          Execution, Authentication and Delivery  . . . . . . .   4
     2.03.          Opinions of Counsel . . . . . . . . . . . . . . . . .   5


                                 ARTICLE III

                                  Covenants

     3.01.          Collection of Payments on Mortgage Loan Accounts  . .   6
     3.02.          Maintenance of Office or Agency . . . . . . . . . . .   6
     3.03.          Money  for  Payments  To Be  Held  in  Trust; Paying
                    Agent; Certificate Paying Agent . . . . . . . . . . .   6
     3.04.          Existence . . . . . . . . . . . . . . . . . . . . . .   9
     3.05.          Payment   of  Principal   and  Interest;   Defaulted
                    Interest  . . . . . . . . . . . . . . . . . . . . . .   9
     3.06.          Protection of Trust Estate  . . . . . . . . . . . . .  12
     3.07.          Opinions as to Trust Estate . . . . . . . . . . . . .  12
     3.08.          (Reserved)  . . . . . . . . . . . . . . . . . . . . .  13
     3.09.          Performance of Obligations; Servicing Agreement . . .  13
     3.10.          Negative Covenants  . . . . . . . . . . . . . . . . .  15
     3.11.          Annual Statement as to Compliance . . . . . . . . . .  16
     3.12.          Recording of Assignments  . . . . . . . . . . . . . .  16
     3.13.          Representations   and   Warranties   Concerning  the
                    Mortgage Loans  . . . . . . . . . . . . . . . . . . .  16
     3.14.          Indenture Trustee's Review of Related Documents . . .  17
     3.15.          Trust Estate; Related Documents . . . . . . . . . . .  18
     3.16.          Amendments to Servicing Agreement . . . . . . . . . .  19
     3.17.          Master  Servicer as  Agent  and Bailee  of Indenture
                    Trustee . . . . . . . . . . . . . . . . . . . . . . .  19
     3.18.          Investment Company Act  . . . . . . . . . . . . . . .  20
     3.19.          Issuer May Consolidate, etc., Only on Certain Terms .  20
     3.20.          Successor or Transferee . . . . . . . . . . . . . . .  22
     3.21.          No Other Business . . . . . . . . . . . . . . . . . .  22
     3.22.          No Borrowing  . . . . . . . . . . . . . . . . . . . .  22
     3.23.          Guarantees, Loans, Advances and Other Liabilities . .  22
     3.24.          Capital Expenditures  . . . . . . . . . . . . . . . .  23
     3.25.          (Reserved)  . . . . . . . . . . . . . . . . . . . . .  23
     3.26.          Restricted Payments . . . . . . . . . . . . . . . . .  23
     3.27.          Notice of Events of Default . . . . . . . . . . . . .  23
     3.28.          Further Instruments and Acts  . . . . . . . . . . . .  23
     3.29.          Statements to Noteholders . . . . . . . . . . . . . .  23
     3.30.          (Reserved) (Grant of the Additional Loans)  . . . . .  24
     3.31.          Determination of Note Rate and Certificate Rate.  . .  25
     3.32.          Payments under the Credit Enhancement Instrument  . .  25
     3.33.          Replacement Credit Enhancement Instrument . . . . . .  26

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     4.01.          The  Notes(; Increase  of  Maximum Variable  Funding
                    Balance; Additional Variable Funding Notes) . . . . .  27
     4.02.          Registration  of  and  Limitations  on Transfer  and
                    Exchange  of   Notes;  Appointment   of  Certificate
                    Registrar . . . . . . . . . . . . . . . . . . . . . .  29
     4.03.          Mutilated, Destroyed, Lost or Stolen Notes  . . . . .  31
     4.04.          Persons Deemed Owners . . . . . . . . . . . . . . . .  32
     4.05.          Cancellation  . . . . . . . . . . . . . . . . . . . .  32
     4.06.          Book-Entry Notes  . . . . . . . . . . . . . . . . . .  33
     4.07.          Notices to Depository . . . . . . . . . . . . . . . .  34
     4.08.          Definitive Notes  . . . . . . . . . . . . . . . . . .  34
     4.09.          Tax Treatment . . . . . . . . . . . . . . . . . . . .  34
     4.10.          Satisfaction and Discharge of Indenture . . . . . . .  35
     4.11.          Application of Trust Money  . . . . . . . . . . . . .  36
     4.12.          Subrogation and Cooperation . . . . . . . . . . . . .  36
     4.13.          Repayment of Moneys Held by Paying Agent  . . . . . .  37

                                  ARTICLE V

                                   Remedies

     5.01.          Events of Default . . . . . . . . . . . . . . . . . .  38
     5.02.          Acceleration of Maturity; Rescission and Annulment  .  38
     5.03.          Collection of Indebtedness and Suits for Enforcement
                    by Indenture Trustee  . . . . . . . . . . . . . . . .  39
     5.04.          Remedies; Priorities  . . . . . . . . . . . . . . . .  41
     5.05.          Optional Preservation of the Trust Estate . . . . . .  43
     5.06.          Limitation of Suits . . . . . . . . . . . . . . . . .  44
     5.07.          Unconditional  Rights  of   Noteholders  To  Receive
                    Principal and Interest  . . . . . . . . . . . . . . .  45
     5.08.          Restoration of Rights and Remedies  . . . . . . . . .  45
     5.09.          Rights and Remedies Cumulative  . . . . . . . . . . .  45
     5.10.          Delay or Omission Not a Waiver  . . . . . . . . . . .  45
     5.11.          Control by Noteholders  . . . . . . . . . . . . . . .  46
     5.12.          Waiver of Past Defaults . . . . . . . . . . . . . . .  46
     5.13.          Undertaking for Costs . . . . . . . . . . . . . . . .  47
     5.14.          Waiver of Stay or Extension Laws  . . . . . . . . . .  47
     5.15.          Sale of Trust Estate  . . . . . . . . . . . . . . . .  47
     5.16.          Action on Notes . . . . . . . . . . . . . . . . . . .  49

                                  ARTICLE VI

                            The Indenture Trustee

     6.01.          Duties of Indenture Trustee . . . . . . . . . . . . .  51
     6.02.          Rights of Indenture Trustee . . . . . . . . . . . . .  52
     6.03.          Individual Rights of Indenture Trustee  . . . . . . .  53
     6.04.          Indenture Trustee's Disclaimer  . . . . . . . . . . .  53
     6.05.          Notice of Event of Default  . . . . . . . . . . . . .  53
     6.06.          Reports by Indenture Trustee to Holders . . . . . . .  53
     6.07.          Compensation and Indemnity  . . . . . . . . . . . . .  53
     6.08.          Replacement of Indenture Trustee  . . . . . . . . . .  54
     6.09.          Successor Indenture Trustee by Merger . . . . . . . .  55
     6.10.          Appointment  of  Co-Indenture  Trustee  or  Separate
                    Indenture Trustee . . . . . . . . . . . . . . . . . .  56
     6.11.          Eligibility; Disqualification . . . . . . . . . . . .  57
     6.12.          Preferential Collection of Claims Against Issuer  . .  57
     6.13.          Representation and Warranty . . . . . . . . . . . . .  58
     6.14.          Directions to Indenture Trustee . . . . . . . . . . .  58
     6.15.          No Consent to Certain Acts of Depositor . . . . . . .  58

                                 ARTICLE VII

                        Noteholders' Lists and Reports

     7.01.          Issuer  To  Furnish  Indenture   Trustee  Names  and
                    Addresses of Noteholders  . . . . . . . . . . . . . .  59
     7.02.          Preservation of Information; Communications to
                    Noteholders . . . . . . . . . . . . . . . . . . . . .  59
     7.03.          Reports by Issuer . . . . . . . . . . . . . . . . . .  59
     7.04.          Reports by Indenture Trustee  . . . . . . . . . . . .  60

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

     8.01.          Collection of Money . . . . . . . . . . . . . . . . .  61
     8.02.          Trust Accounts  . . . . . . . . . . . . . . . . . . .  61
     8.03.          Opinion of Counsel  . . . . . . . . . . . . . . . . .  63
     8.04.          Termination Upon Distribution to Noteholders  . . . .  63
     8.05.          Release of Trust Estate . . . . . . . . . . . . . . .  63
     8.06.          Surrender of Notes Upon Final Payment . . . . . . . .  64

                                  ARTICLE IX

                           Supplemental Indentures
                           -----------------------

     9.01.          Supplemental Indentures Without Consent of
                    Noteholders . . . . . . . . . . . . . . . . . . . . .  65
     9.02.          Supplemental Indentures With Consent of Noteholders .  66
     9.03.          Execution of Supplemental Indentures  . . . . . . . .  68
     9.04.          Effect of Supplemental Indenture  . . . . . . . . . .  68
     9.05.          Conformity with Trust Indenture Act . . . . . . . . .  68
     9.06.          Reference in Notes to Supplemental Indentures . . . .  69

                                  ARTICLE X

                                  (Reserved)


                                  ARTICLE XI

                                Miscellaneous

     11.01.         Compliance Certificates and Opinions, etc . . . . . .  71
     11.02.    Form of Documents Delivered to Indenture Trustee . . . . .  73
     11.03.    Acts of Noteholders  . . . . . . . . . . . . . . . . . . .  74
     11.04.    Notices, etc., to Indenture Trustee, Issuer, Credit
               Enhancer and Rating Agencies . . . . . . . . . . . . . . .  74
     11.05.    Notices to Noteholders; Waiver . . . . . . . . . . . . . .  75
     11.06.    Alternate Payment and Notice Provisions  . . . . . . . . .  76
     11.07.    Conflict with Trust Indenture Act  . . . . . . . . . . . .  76
     11.08.    Effect of Headings . . . . . . . . . . . . . . . . . . . .  77
     11.09.    Successors and Assigns . . . . . . . . . . . . . . . . . .  77
     11.10.    Separability . . . . . . . . . . . . . . . . . . . . . . .  77
     11.11.    Benefits of Indenture  . . . . . . . . . . . . . . . . . .  77
     11.12.    Legal Holidays . . . . . . . . . . . . . . . . . . . . . .  77
     11.13.    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .  77
     11.14.    Counterparts . . . . . . . . . . . . . . . . . . . . . . .  77
     11.15.    Recording of Indenture . . . . . . . . . . . . . . . . . .  77
     11.16.    Issuer Obligation  . . . . . . . . . . . . . . . . . . . .  78
     11.17.    No Petition  . . . . . . . . . . . . . . . . . . . . . . .  78
     11.18.    Inspection . . . . . . . . . . . . . . . . . . . . . . . .  78
     11.19.    Authority of the Administrator . . . . . . . . . . . . . .  79

Signatures and Seals  . . . . . . . . . . . . . . . . . . . . . . . . .    81
Acknowledgments   . . . . . . . . . . . . . . . . . . . . . . . . . . .    82

EXHIBITS

Exhibit A-1 - Form of Term Notes
Exhibit A-2 - Form of Variable Funding Notes
Exhibit B   - Mortgage Loan Schedule
Exhibit C   - Form of Opinion to be delivered pursuant
              to Section 4.01(b)(ii)
Exhibit D   - Form of Opinion to be delivered pursuant
              to Section 4.01(b)(iii)
Exhibit E   - Loan Agreement
Exhibit F   - Investment Letter

          This Indenture, dated as of ______, 199_, between HEADLANDS HOME EQUITY LOAN TRUST 199_-_, a Delaware business trust, as Issuer (the "Issuer"), and (________________), as Indenture Trustee (the "Indenture Trustee"),

                               WITNESSETH THAT:

          Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Series 199__-__ Asset Backed Term Notes (the "Notes").


                               GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to whether now existing or hereafter created (a) the Mortgage Loans and all monies and proceeds due thereon after the Cut-off Date, (b) the Servicing Agreement and the Mortgage Loan Purchase Agreement, (c) all funds on deposit in the Funding Account, including all income from the investment and reinvestment of funds therein,
(d) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans; (e) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (f) the Policy; and (g) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

          The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.


                                  ARTICLE I

                                 Definitions

     Section 1.01.  Definitions.  For all purposes of this Indenture,
                    -----------
except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     Section 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

            (i)  a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii)  "or" is not exclusive;

           (iv)  "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular; and

           (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE II

                          Original Issuance of Notes

     Section 2.01.  Form.  The Term Notes (and the Variable Funding Notes,
                    ----
in each case) together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit(s) A-1 (and A-2, respectively,) with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes set forth in Exhibits A-1(, A-2) and A-3 are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication and Delivery.  The Notes
                    --------------------------------------
shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuer Request authenticate and deliver Term Notes for original issue in an aggregate initial principal amount of $(______________) (and Variable Funding Notes for original issue in an aggregate initial principal amount of $(_____________)). (The Security Balance of the Variable Funding Notes in the aggregate may not exceed the Maximum Variable Funding Balance.) The aggregate principal amount of Notes outstanding at any time may not exceed (the sum of) $(_____________) (and the Security Balance of Additional Variable Funding Notes issued pursuant to the terms of Section 4.01 hereof).

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Term Notes shall be issuable in the minimum initial Security Balances of $(________) and in integral multiples of $(______) in excess thereof.

     (Each Variable Funding Note shall be initially issued with a Security Balance of $(______) or, if applicable, with a Security Balance in the amount equal to the Additional Balance Differential for the Collection Period related to the Payment Date following the date of issuance of such Variable Funding Note pursuant to Section 4.01(c).)

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03.  Opinions of Counsel.  On the Closing Date, the
                    -------------------
Indenture Trustee shall have received: (i) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to securities law matters; (ii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the tax status of the arrangement created by the Indenture; and (iii) an Opinion of Counsel to the Issuer, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer.

                                 ARTICLE III

                                  Covenants

     Section 3.01.  Collection of Payments on Mortgage Loan Accounts.  The
                    ------------------------------------------------
Indenture Trustee shall establish and maintain with itself a trust account (the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from moneys on deposit in the Payment Account.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer will
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03.  Money for Payments To Be Held in Trust; Paying Agent;
                    -----------------------------------------------------
Certificate Paying Agent.  (a) As provided in Section 3.01, all payments
------------------------
of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

           (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

           (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Inden-ture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     The Issuer hereby appoints (__________________) as Certificate Paying Agent and Residual Ownership Interest Paying Agent to make payments to Certificateholders and holders of the Residual Ownership Interest on behalf of the Issuer in accordance with the provisions of the Certificates, Section
3.05 hereof and the provisions of the Trust Agreement, and $(_______________) hereby accepts such appointment and further agrees that it will be bound by the provisions of the Trust Agreement relating to the Certificate Paying Agent and Residual Ownership Interest Paying Agent and will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Certificates and the Residual Ownership Interest in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and as provided in the Trust Agreement and pay such sums to such Persons as herein and therein provided;

           (ii) give the Owner Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Certificates;

          (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Issuer all sums so held in Trust by such Certificate Paying Agent;

           (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Issuer all sums held by it in trust for the payment of Certificates and the Residual Ownership Interest if at any time it ceases to meet the standards required to be met by the Certificate Paying Agent or the Residual Ownership Interest Paying Agent at the time of its appointment;

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates or the holders of the Residual Ownership Interest of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

           (vi) deliver to the Owner Trustee a copy of the report to Certificateholders and holders of Residual Ownership Interest prepared with respect to each Payment Date by the Master Servicer pursuant to
     Section 4.01 of the Servicing Agreement.

     Section 3.04.  Existence.  The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

     Section 3.05.  Payment of Principal and Interest; Defaulted Interest.
                    -----------------------------------------------------
(a) On each Payment Date from amounts on deposit in the Payment Account after making (x) any deposit to the Funding Account pursuant to Section 8.02(b) and (y) any deposits to the Payment Account pursuant to Section 8.02(c)(ii) and Section 8.02(c)(i)(2), the Indenture Trustee, on behalf of the Issuer shall pay to the Noteholders and the Certificate Paying Agent, on behalf of the Issuer shall pay to the Certificateholders and the Certificate Paying Agent, on behalf of the Issuer shall pay to the holders of the Residual Ownership Interest, and the Indenture Trustee, in its capacity as agent for the Issuer shall pay to other Persons, the amounts to which they are entitled as set forth below:

            (i) The sum of (x) to the Noteholders the sum of (a) one month's interest at the Note Rate on the Security Balances of Notes immediately prior to such Payment Date and (b) any previously accrued and unpaid interest for prior Payment Dates and (y) to the Certificateholders, the Certificate Distribution Amount for such Payment Date;

           (ii) (if such Payment Date is after the Funding Period, to the Noteholders and the Certificateholders as the case may be,) as principal on the Term Notes(, Variable Funding Notes,) and the Certificates, the applicable Security Percentage of the Principal Collection Distribution Amount (and if such Payment Date is the first Payment Date following the end of the Funding Period (if ending due to an Amortization Event) or the Payment Date on which the Funding Period ends, to the Noteholders and Certificateholders as principal on the Term Notes, Variable Funding Notes, and Certificates the applicable Security Percentage of the amount deposited from the Funding Account in respect of Security Principal Collections);

          (iii) to the Noteholders and the Certificateholders, as the case may be, as principal on the Term Notes(, Variable Funding Notes) and the Certificates, pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Liquidation Loss Amounts for the related Col-lection Period;

           (iv) to the Noteholders and the Certificateholders, as the case may be, as principal on the Term Notes(, Variable Funding Notes) and the Certificates, pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Carryover Loss Amounts;

            (v) to the Credit Enhancer, in the amount of the premium for the Credit Enhancement Instrument (and for any Additional Credit Enhancement Instrument);

           (vi) to the Credit Enhancer, to reimburse it for prior draws made on the Credit Enhancement Instrument (and on any Additional Credit Enhancement Instrument) (with interest thereon as provided in the Insurance Agreement);

          (vii) to the Noteholders and the Certificateholders, as the case may be, as principal on the Term Notes(, Variable Funding Notes) and the Certificates, pro rata, based on the Security Balances from Security Interest Collections, up to the Accelerated Principal Distribution Amount for such Payment Date (such amount, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Payment Amount");

         (viii) to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

           (ix)  (Reserved);

            (x) to reimburse the Administrator for expenditures made on behalf of the Issuer with respect to the performance of its duties under the Indenture; and

           (xi) any remaining amounts to the holders of the Residual Ownership Interest as described in Section 5.01 of the Trust Agreement;

provided, however, in the event that on a Payment Date a Credit Enhancer Default shall have occurred and be continuing then the priorities of distributions described above will be adjusted such that payments of the Certificate Distribution Amount and all other amounts to be paid in respect of principal on the Certificates will not be paid until the full amount of interest and principal in accordance with clauses (i)(x) and (ii) through
(iv) above that are due on the Notes on such Payment Date have been paid and provided, further, that on the Final Scheduled Payment Date or other final Payment Date, the amount to be paid pursuant to clause (ii) above shall be equal to the Security Balances of the Securities immediately prior to such Payment Date.

     The amounts paid to Noteholders shall be paid to each Class in accordance with the Class Percentage as set forth in paragraph (b) below. Interest will accrue on the Notes during an Interest Period on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days.

     Any installment of interest or principal, if any, payable on any Note or Certificate that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder holds Notes or Certificates other than the Designated Certificate of an aggregate initial Principal Balance of at least $(___________) be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

     (b) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1 (and A-2). All principal payments on each Class of Notes shall be made to the Noteholders of such Class entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

     Section 3.06.  Protection of Trust Estate.  (a)  The Issuer will from
                    --------------------------
time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

           (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii)  enforce any of the Mortgage Loans; or

           (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

     (b) Except as otherwise provided in the Servicing Agreement or this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

     Section 3.07.  Opinions as to Trust Estate.  (a)  On the Closing
                    ---------------------------
Date, the Issuer shall furnish to the Indenture Trustee, the Owner Trustee and to the Administrator an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Mortgage Notes, the recording of the Assignments of Mortgage, the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before December 31 in each calendar year, beginning in 199_, the Issuer shall furnish to the Indenture Trustee and to the Administrator an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording of the Assignments of Mortgage, the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refil-ing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

     Section 3.08.  (Reserved)

     Section 3.09.  Performance of Obligations; Servicing Agreement.  (a)
                    -----------------------------------------------
The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document, including without limitation the Servicing Agreement or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Security Balances of the Notes, the Master Servicer and the Credit Enhancer. Upon the taking of any such action with respect to any Basic Document the Issuer shall give written notice thereof to the Rating Agencies.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement.

     (d) If the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination, the Issuer shall promptly notify the Indenture Trustee thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Event of Servicing Termination. If such Event of Servicing Termination arises from the failure of the Master Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Mortgage Loans, the Issuer may remedy such failure, provided that if such Event of Servicing Termination arises from the failure by the Master Servicer to comply with requirements imposed upon it under Section
3.04 of the Servicing Agreement with respect to hazard insurance for the Mortgaged Properties securing the Mortgage Loans, the Issuer shall promptly, as the case may be, pay such premiums or obtain substitute insurance coverage meeting the requirements of said Section 3.04. So long as any such Event of Servicing Termination shall be continuing, the Indenture Trustee may exercise its remedies set forth in Section 7.01 of the Servicing Agreement. Unless granted or permitted by the Credit Enhancer or the Holders of Securities to the extent provided above, the Issuer may not waive any such Event of Servicing Termination or terminate the rights and powers of the Master Servicer under the Servicing Agreement.

     (e) Upon any termination of the Master Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, all rights, powers, duties and responsibilities of the Master Servicer with respect to the Mortgage Loans shall vest in and be assumed by the Indenture Trustee, and the Indenture Trustee shall be the successor in all respect to the Master Servicer in its capacity as servicer with respect to the Mortgage Loans under the Servicing Agreement. Upon any such termination, the Indenture Trustee is hereby authorized, and the Indenture Trustee hereby agrees, to mail a notice to each Mortgagor directing each such Mortgagor to mail all payments in respect of the related Mortgage Loan to the Indenture Trustee or its agent at the address specified in such notice. The Indenture Trustee may resign as the Master Servicer by giving written notice of such resignation to the Issuer and the Credit Enhancer and in such event will be released from such duties and obligations, such release to be effective on the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer, satisfactory in all respects to the Indenture Trustee and the Credit Enhancer, which shall enter into a servicing agreement with the Issuer and the Indenture Trustee, such agreement to be not less favorable to the Credit Enhancer in its reasonable judgment, or the Noteholders if a Credit Enhancer Default shall have occurred and be continuing, than the Servicing Agreement in any material respect. If, within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer acceptable to the Credit Enhancer to service the Mortgage Loans. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, and the Issuer shall enter into an agreement with such successor for the servicing of the Mortgage Loans, such agreement to be substantially similar to the Servicing Agreement or otherwise acceptable to the Credit Enhancer; provided that any such compensation of the successor servicer unless otherwise agreed to by the Credit Enhancer, shall not be in excess of the Servicing Fee pay-able to the Master Servicer under the Servicing Agreement. If the Indenture Trustee shall succeed to the Master Servicer's duties as servicer of the Mortgage Loans as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee.

     (f) The Issuer shall at all times retain an Administrator (approved by the Credit Enhancer under the Administration Agreement) and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

     Section 3.10.  Negative Covenants.  So long as any Notes are
                    ------------------
Outstanding, the Issuer shall not:

            (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate.

     Section 3.11.  Annual Statement as to Compliance.  The Issuer will
                    ---------------------------------
deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 199_), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.12.  Recording of Assignments.  The Issuer shall exercise
                    ------------------------
its right under the Mortgage Loan Purchase Agreement with respect to the obligation of the Seller to submit or cause to be submitted for recording all Assignments of Mortgages on or prior to _________, 199_ with respect to the Initial Loans and within (__) days following the related Deposit Date with respect to any Additional Loans.

     Section 3.13.  Representations and Warranties Concerning the Mortgage
                    ------------------------------------------------------
Loans.  The Issuer has pledged to the Indenture Trustee all of its right
-----
under the Mortgage Loan Purchase Agreement and the Indenture Trustee has the benefit of the representations and warranties made by the Seller in Section (_____) thereof, Section (____) thereof and Section (__) thereof concerning the Mortgage Loans and the right to enforce any remedy against the Seller provided in such Section (_____) or Section (_____) to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

     Section 3.14.  Indenture Trustee's Review of Related Documents.  (a)
                    -----------------------------------------------
The Indenture Trustee agrees, for the benefit of the holders of the Notes, to review, or the related Custodian shall review, unless the Indenture Trustee or such Custodian made such review prior to the Closing Date, on or prior to ________, 199_ the Related Documents delivered to it on or prior to the Closing Date and within 90 days of the related Deposit Date, the Related Documents delivered to it in connection with any Additional Loan, in each case in connection with the Grant of the Mortgage Loan listed on the Schedule of Mortgage Loans as security for the Notes. Such review shall be limited to a determination that all documents referred to in the definition of the term Related Documents have been executed and are appropriately endorsed in the manner called for in the Mortgage Loan Purchase Agreement and that the Related Documents have been delivered with respect to each such Mortgage Loan (other than the documents related to (i) any Mortgage Loan so listed which has been subject to a Prepayment in full and termination of related Mortgage Loan, the proceeds of which have been deposited in the Collection Account in lieu of delivery of the applicable Related Documents, (ii) any Mortgage Loan with respect to which the related Mortgaged Property was foreclosed, repossessed or otherwise converted subsequent to the Cut-Off Date and prior to the Closing Date or with respect to which foreclosure proceedings have been commenced and for which the related Related Documents are required in connection with the prosecution of such foreclosure proceedings and for which the Issuer has delivered a trust receipt called for by Section 3.15(c) and
(iii) any Mortgage Loan as to which the original Assignment of Mortgage has been submitted for recording), that all such documents have been executed, and that all such documents relate to the Mortgage Loans listed on the Schedule of Mortgage Loans. In performing such review, the Trustee may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon.

     (b) If any Related Document is defective in any material respect which may materially and adversely affect the value of the related Mortgage Loan, the interest of the Indenture Trustee or the Noteholders in such Mortgage Loan, or if any document required to be delivered to the Indenture Trustee has not been delivered, the Indenture Trustee or the related Custodian on behalf of the Indenture Trustee shall notify the Issuer, the Seller, the Credit Enhancer and the Master Servicer immediately after obtaining knowledge thereof and the Indenture Trustee, as assignee of the Issuer's rights under the Mortgage Loan Purchase Agreement, shall exercise its remedies in respect of any such defect against the Seller as provided in the Mortgage Loan Purchase Agreement.

     Section 3.15.  Trust Estate; Related Documents.  (a)  When required
                    -------------------------------
by the provisions of this Indenture, the Indenture Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article III shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) In order to facilitate the servicing of the Mortgage Loans, the Master Servicer is hereby authorized in the name and on behalf of the Indenture Trustee and the Issuer, to execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by the Servicing Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Indenture Trustee and the Owner Trustee shall promptly execute any such documents on request of the Master Servicer), subject to the obligations of the Master Servicer under the Servicing Agreement. If from time to time the Master Servicer shall deliver to the Indenture Trustee or the related Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05 of the Servicing Agreement, the Indenture Trustee or the related Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Master Servicer do not meet the above qualifications, such documents shall promptly be returned by the Indenture Trustee or the related Custodian to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

     (c) Upon Issuer Request accompanied by an Officers' Certificate of the Master Servicer pursuant to Section 3.07 of the Servicing Agreement to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and the related Mortgage Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Collection Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Liquidation Proceeds, the Indenture Trustee and the Issuer shall promptly release the Related Documents to the Master Servicer upon the order of the Issuer, along with such documents as the Master Servicer or the Mortgagor may request as contemplated by the Servicing Agreement to evidence satisfaction and discharge of such Mortgage Loan. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer requests the Indenture Trustee or the related Custodian to release the Related Documents and delivers to the Indenture Trustee or the related Custodian a trust receipt reasonably satisfactory to the Indenture Trustee or the related Custodian and signed by a Responsible Officer of the Master Servicer, the Issuer and the Indenture Trustee or the related Custodian shall release the Related Documents to the Master Servicer. If such Mortgage Loans shall be liquidated and the Indenture Trustee or the related Custodian receives a certificate from the Master Servicer as provided above, then, upon request of the Issuer, the Indenture Trustee or the related Custodian shall release the trust receipt to the Master Servicer upon the order of the Issuer.

     (d) The Indenture Trustee shall, at such time as there are no Notes Outstanding and no amounts due to the Credit Enhancer, release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.11), subject, however, to the rights of the Indenture Trustee under Section 6.07.

     Section 3.16.  Amendments to Servicing Agreement.  The Indenture
                    ---------------------------------
Trustee may enter into any amendment or supplement to the Servicing Agreement only in accordance with Section 8.01 of the Servicing Agreement. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     Section 3.17.  Master Servicer as Agent and Bailee of Indenture
                    ------------------------------------------------
Trustee.  Solely for purposes of perfection under Section 9-305 of the
-------
Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Indenture Trustee hereby acknowledges that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account pursuant to Section 3.02 of the Servicing Agreement, as well as its agent and bailee in holding any Related Documents released to the Master Servicer pursuant to Section 3.15(c), and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Trustee, as a secured party, will be deemed to have possession of such Related Documents, such moneys and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

     Section 3.18.  Investment Company Act.  The Issuer shall not become
                    ----------------------
an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.18 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

     Section 3.19.  Issuer May Consolidate, etc., Only on Certain Terms.
                    ---------------------------------------------------
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and Certificates and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

           (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Credit Enhancement Instrument;

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
     (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.20.  Successor or Transferee.  (a)  Upon any consolidation
                    -----------------------
or merger of the Issuer in accordance with Section 3.19(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.19(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee that the Issuer is to be so released.

     Section 3.21.  No Other Business.  The Issuer shall not engage in any
                    -----------------
business other than financing, purchasing, owning and selling and managing the Mortgage Loans in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

     Section 3.22.  No Borrowing.  The Issuer shall not issue, incur,
                    ------------
assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

     Section 3.23.  Guarantees, Loans, Advances and Other Liabilities.
                    -------------------------------------------------
Except as contemplated by this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.24.  Capital Expenditures.  The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.25.  (Reserved)

     Section 3.26.  Restricted Payments.  The Issuer shall not, directly
                    -------------------
or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made,
(w) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement, (x) payment to the Master Servicer pursuant to the terms of the Servicing Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement and (z) make distributions to the holders of the Residual Ownership Interest as contemplated by the Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.27.  Notice of Events of Default.  The Issuer shall give
                    ---------------------------
the Indenture Trustee the Credit Enhancer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.28.  Further Instruments and Acts.  Upon request of the
                    ----------------------------
Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.29.  Statements to Noteholders.  The Indenture Trustee and
                    -------------------------
the Certificate Registrar shall forward by mail to each Noteholder and Certificateholder, respectively, the Statement delivered to it pursuant to
Section 4.01 of the Servicing Agreement.

     Section 3.30. (Reserved) (Grant of the Additional Loans.  (a)  In
                               -----------------------------
consideration of the delivery on each Deposit Date to or upon the order of the Issuer of all or a portion of the amount in respect of Security Principal Collections on deposit in the Funding Account, the Issuer shall, to the extent of the availability thereof, on such Deposit Date during the Funding Period Grant to the Indenture Trustee all of its right, title and interest in the Additional Loans and simultaneously with the Grant of the Additional Loans the Issuer will deliver the related Related Documents to the Indenture Trustee or the related Custodian.

     (b) The obligation of the Indenture Trustee to accept the Grant of the Additional Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to each Deposit Date:

            (i) the Indenture Trustee shall not have received written notice from any Rating Agency or the Credit Enhancer to the effect that such transfer of Additional Loans would adversely affect the then current rating of the Notes or cause the rating assigned to the Securities to be below investment grade without taking into account the Credit Enhancement Instrument;

           (ii) the Indenture Trustee shall have received a revised Mortgage Loan Schedule, listing the Additional Loans;

          (iii) the Master Servicer shall confirm to the Indenture Trustee that it has deposited in the Collection Account all Principal Collections and Interest Collections in respect of such Additional Loans on or after the related Deposit Date for the Additional Loans;

           (iv) the Indenture Trustee shall have received a duly completed and executed Transfer Certificate in the form of Exhibit 1 to the Mortgage Loan Purchase Agreement;

            (v) the Seller at its expense and the Issuer at its expense, as appropriate, shall have provided the Rating Agencies and the Credit Enhancer with an opinion of counsel relating to the sale of the Additional Loans to the Issuer and the Grant of the Additional Loans to the Indenture Trustee which opinion shall be in the form of Exhibit 2 to the Mortgage Loan Purchase Agreement; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel confirming the satisfaction of each condition precedent specified in this paragraph
     (b).

     (c) The obligation of the Indenture Trustee to accept the Grant of an Additional Loan on the related Deposit Date is subject to each Additional


Loan and the Additional Loans in the aggregate, as the case may be, satisfying the conditions set forth in the Mortgage Loan Purchase Agreement.)

     Section 3.31.  Determination of Note Rate and Certificate Rate.  On
                    -----------------------------------------------
the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee shall determine LIBOR and the Note Rate and the Certificate Rate for such Interest Period and shall inform the Issuer, the Master Servicer and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof.

     Section 3.32.  Payments under the Credit Enhancement Instrument.  (a)
                    ------------------------------------------------
On any Payment Date, other than a Dissolution Payment Date, the Indenture Trustee on behalf of the Noteholders, and in its capacity as Certificate Paying Agent on behalf of the Certificateholders shall make a draw on the Credit Enhancement Instrument in an amount if any equal to the sum of (x) the amount by which the sum of (i) interest accrued at the Note Rate on the Security Balance of the Notes plus (ii) the Certificate Distribution Amount exceeds the amount on deposit in the Payment Account available to be distributed therefor on such Payment Date and (y) the Guaranteed Principal Payment Amount (the "Credit Enhancement Draw Amount").

     (b) The Indenture Trustee shall submit, if a Credit Enhancement Draw Amount is specified in any Statement to Holders prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement, the Notice for Payment (as defined in the Credit Enhancement Instrument) in the amount of the Credit Enhancement Draw Amount to the Credit Enhancer no later than 2:00 P.M., New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Credit Enhancement Draw Amount in accordance with the terms of the Credit Enhancement Instrument, the Indenture Trustee shall deposit such Credit Enhancement Draw Amount in the Payment Account for distribution to Holders pursuant to Section 3.05.

     In addition, a draw may be made under the Credit Enhancement Instrument in respect of any Avoided Payment (as defined in and pursuant to the terms and conditions of the Credit Enhancement Instrument) and the Indenture Trustee shall submit a Notice for Payment with respect thereto together with the other documents required to be delivered to the Credit Enhancer pursuant to the Credit Enhancement Instrument in connection with a draw in respect of any Avoided Payment.

     (c) In the event that any Additional Credit Enhancement Instruments are issued pursuant to Section 4.01 and Section 2.02(B) of the Insurance Agreement, the Indenture Trustee shall be authorized to make draws thereon subject to the terms and conditions therein.

     Section 3.33.  Replacement Credit Enhancement Instrument.  In the
                    -----------------------------------------
event of a Credit Enhancer Default or if the claims paying ability rating of the Credit Enhancer is downgraded and such downgrade results in a downgrading of the then current rating of the Securities (in each case, a "Replacement Event"), the Issuer, at its expense, in accordance with and upon satisfaction of the conditions set forth in the Credit Enhancement Instrument, including, without limitation, payment in full of all amounts owed to the Credit Enhancer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing Credit Enhancement Instrument or may arrange for any other form of credit enhancement; provided, however, that in each case the Notes and the Certificates shall be rated no lower than the rating assigned by each Rating Agency to the Notes and the Certificates immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the Indenture Trustee and provided further that the premiums under the proposed credit enhancement shall not exceed such premiums under the existing Credit Enhancement Instrument. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) an Opinion of Counsel, acceptable in form to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not (a) adversely affect in any material respect the tax status of the Notes and the Certificates or (b) cause the Issuer to be subject to a tax at the entity level or to be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Upon receipt of the items referred to above and payment of all amounts owing to the Credit Enhancer and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Credit Enhancement Instrument to the Credit Enhancer. In the event of any such replacement the Issuer shall give written notice thereof to the Rating Agencies.

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     Section 4.01.  The Notes(; Increase of Maximum Variable Funding
                    ------------------------------------------------
Balance; Additional Variable Funding Notes).  (a)  The Term Notes shall be
-------------------------------------------
registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Term Notes through the book-entry facilities of the Depository in minimum initial Principal Balances of $(________) and integral multiples of $(_________) in excess thereof. (The Capped Funding Notes will be issuable in minimum initial Principal Balances of $(_______) and integral multiples of $(________) in excess thereof, together with any additional amount necessary to cover the aggregate initial Principal Balance of the Capped Funding Notes surrendered at the time of the initial denominational exchange thereof (with such initial Principal Balance in each case being deemed to be the Principal Balance of the Capped Funding Notes at the time of such initial denominational exchange thereof).)

     The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Term Notes for the purposes of exercising the rights of Holders of Term Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Term Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Term Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Term Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Term Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

     The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

     ((b) So long as no Amortization Event has occurred the Maximum Variable Funding Balance on the Closing Date may be increased from time to time by an aggregate amount not to exceed $(______________) and Additional Variable Funding Notes may be issued upon satisfaction of the following conditions:

            (i) the Indenture Trustee shall have received an Additional Credit Enhancement Instrument pursuant to the terms and conditions of the Insurance Agreement, including without limitation Section 2.02(B) thereof;

           (ii) the Indenture Trustee shall have received an Opinion of Counsel to the Credit Enhancer in the form attached hereto as Exhibit C;

          (iii) the Indenture Trustee shall have received an Opinion of Counsel in the form attached hereto as Exhibit D;

           (iv) the Indenture Trustee shall have received the documents specified in Section 11.01(a) (other than clause (iii) thereof).

The Security Balance of such Additional Variable Funding Notes in the aggregate will reflect the sum of (i) the related Excess Additional Balance Differential and (ii) the Additional Balance Differential for each Collection Period from the Collection Period during which the Additional Variable Funding Notes are issued until the new Maximum Variable Funding Balance is reached. Notwithstanding the foregoing, the Security Balance of each specific Additional Variable Funding Note will be limited to the Maximum Individual Variable Funding Balance as provided in subsection (c) below.

     The Additional Variable Funding Notes issued in connection with the first increase in the Maximum Variable Funding Balance pursuant to this subsection will bear the designation "A" (in addition to the numerical designation pursuant to subsection (c) below) and any subsequent Additional Variable Funding Notes issued in connection with any subsequent increases in the Maximum Variable Funding Balance will bear alphabetical designations in the order of their issuance.

     Any Additional Variable Funding Notes shall be in the form of Exhibit A-2 hereof and for all purposes shall be Notes issued pursuant to this Indenture and all references to Variable Funding Notes herein shall include Additional Variable Funding Notes issued pursuant to this Section 4.01(b).

     Upon the issuance of any Additional Variable Funding Notes the Issuer will deliver written notice thereof to the Rating Agencies.

     (c) Subject to the Maximum Variable Funding Balance at such time as the Security Balance of any Variable Funding Note reaches the Maximum Individual Variable Funding Balance no subsequent amounts in respect of the Additional Balance Differential shall be added to the Security Balance of such Variable Funding Note and instead a new Variable Funding Note shall be issued and executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer. All subsequent amounts in respect of the Additional Balance Differential shall be added to the Security Balance of such new Variable Funding Note (subject to the Maximum Variable Funding Balance) until the Security Balance thereof reaches the Maximum Individual Variable Funding Balance.

     The Variable Funding Note issued on the Closing Date shall bear the Designation "1" and each new Variable Funding Note will bear sequential numerical designations in the order of their issuance. On each Payment Date on or after the Accelerated Amortization Date a new Variable Funding Note will be issued on each Payment Date in a principal amount equal to the lesser of (a) the Maximum Individual Variable Funding Balance and (b) the Additional Balance Differential for such Payment Date, but in no event will the Principal Balance of the Variable Funding Notes exceed the Maximum Variable Funding Balance without satisfying the conditions of Section 4.01 hereof.)

     Section 4.02.  Registration of and Limitations on Transfer and
                    -----------------------------------------------
Exchange of Notes; Appointment of Certificate Registrar.  The Note
-------------------------------------------------------
Registrar shall cause to be kept at its Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may pre-scribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

     (No Variable Funding Note, other than any Capped Funding Notes, may be transferred. Subject to the provisions set forth below Capped Funding Notes may be transferred, provided that with respect to the initial transfer thereof by the Seller prior written notification of such transfer shall have been given to the Rating Agencies and to the Credit Enhancer by the Seller along with an Opinion of Counsel to the effect that such transfer will not constitute a fraudulent conveyance under the laws of the relevant jurisdiction.

     No transfer of a Capped Funding Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Indenture Trustee or the Issuer may, require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Issuer and (ii) the Indenture Trustee shall require the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit F) acceptable to and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Variable Funding Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee the Credit Enhancer and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, the restriction of transfer specified in this paragraph is not applicable to any Capped Funding Notes that have been registered under the Securities Act of 1933 pursuant to
Section 2.5 of the Mortgage Loan Purchase Agreement.)

     Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor or, in each case in authorized initial Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. (With respect to any surrender of Capped Funding Notes for exchange the new Notes delivered in exchange therefor will bear the designation "Capped" in addition to any other applicable designations.) Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

     The Issuer hereby appoints (___________________) as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates Residual Ownership Interests and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement. (___________________) hereby accepts such appointment.

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Notes.  If
                    ------------------------------------------
(i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of
Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04.  Persons Deemed Owners.  Prior to due presentment for
                    ---------------------
registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05.  Cancellation.  All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 4.06.  Book-Entry Notes.  The Term Notes, upon original
                    ----------------
issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Term Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

            (i) the provisions of this Section 4.06 shall be in full force and effect;

           (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Term Notes, and shall have no obligation to the Owners of Term Notes;

          (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

           (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Term Notes and the Depository and/or the Depository Participants pursuant to the Note Depository Agreement. Unless and until Definitive Term Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Term Notes evidencing a specified percentage of the Security Balances of the Term Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Term Notes and has delivered such instructions to the Indenture Trustee.

     Section 4.07.  Notices to Depository.  Whenever a notice or other
                    ---------------------
communication to the Term Note Holders is required under this Indenture, unless and until Definitive Term Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Term Notes to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08.  Definitive Notes.  If (i) the Administrator advises
                    ----------------
the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Term Notes and the Administrator is unable to locate a qualified successor,
(ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository or
(iii) after the occurrence of an Event of Default, Owners of Term Notes representing beneficial interests aggregating at least a majority of the Security Balances of the Term Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Term Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Term Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Term Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 4.09.  Tax Treatment.  The Issuer has entered into this
                    -------------
Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Section 4.10.  Satisfaction and Discharge of Indenture.   This
                    ---------------------------------------
Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange,
(ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon,
(iv) Sections 3.03, 3.04, 3.06, 3.10, 3.19, 3.21 and 3.22, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               a.   have become due and payable, or

               b. will become due and payable at the Final Scheduled Payment Date within one year,

     and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and Certificates then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

          (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer; and

          (C) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.01 each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

     Section 4.11.  Application of Trust Money.  All moneys deposited with
                    --------------------------
the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

     Section 4.12. Subrogation and Cooperation.  (a)  The Issuer and the
                   ---------------------------
Indenture Trustee acknowledge that (i) to the extent the Credit Enhancer makes payments under the Credit Enhancement Instrument on account of principal of or interest on the Notes or the Certificates, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

     The Indenture Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Indenture or the Insurance Agreement without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

            (i) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture in respect to Notes and all amounts payable under the Insurance Agreement enforce any judgment obtained and collect from the Issuer moneys adjudged due;

           (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

          (iii) file or record all Assignments that have not previously been recorded;

           (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

            (v) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.

     Section 4.13.  Repayment of Moneys Held by Paying Agent.  In
                    ----------------------------------------
connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V

                                   Remedies
                                   --------

     Section 5.01.  Events of Default.  "Event of Default," wherever used
                    -----------------
herein, shall have the meaning provided in Appendix A; provided, however, that no Event of Default will occur under clause (i) or clause (ii) of the definition of "Event of Default" if the Issuer fails to make payments of principal of and interest on the Notes so long as the Credit Enhancer makes payments sufficient therefore under the Credit Enhancement Instrument.

     The Issuer shall deliver to the Indenture Trustee and the Credit Enhancer, within five days after the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02.  Acceleration of Maturity; Rescission and Annulment.
                    ---------------------------------------------------
If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Security Balances of all Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Unless the prior written consent of the Credit Enhancer shall have been obtained by the Indenture Trustee, the Payment Date upon which such accelerated payment is due and payable shall not be a Payment Date under the Credit Enhancement Instrument and the Indenture Trustee shall not be authorized under Section 3.32 to make a draw therefor.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

           (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03.  Collection of Indebtedness and Suits for Enforcement
                    ----------------------------------------------------
by Indenture Trustee.  (a)  The Issuer covenants that if (i) default is
--------------------
made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or
(ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes and of the Credit Enhancer, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 11.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 11.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Credit Enhancer, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorgani-zation, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Note-holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Term Notes or the Variable Funding Notes, as applicable.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04.  Remedies; Priorities.  (a)  If an Event of Default
                    --------------------
shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 11.17 hereof may do one or more of the following (subject to Section 5.05):

            (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes and the Credit Enhancer; and

           (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than a default in the payment of any principal or interest on the Notes for thirty
(30) days or more, unless (A) the Holders of 100% of the Security Balances of the Securities and the Credit Enhancer, which consent will not be unreasonably withheld consent thereto, (B) the proceeds of such sale or liquidation distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Securities for principal and interest and to reimburse the Credit Enhancer for any amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on either the Notes or the Certificates, as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld, and of the Holders of not less than 66-2/3% of the Security Balances of the Securities. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued Servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          FIRST:  to the Indenture Trustee for amounts due under
          Section 6.07;

          SECOND:    to each Class of Noteholders for amounts due and unpaid
          on the related Class of Notes for interest and to each Noteholder of such Class in each case, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest from amounts available in the Trust Estate for such Noteholders;

          THIRD: to Holders of each Class of Notes for amounts due and unpaid on the related Class of Notes for principal, from amounts available in the Trust Estate for such Noteholders, and to each Noteholder of such Class in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for principal, until the Security Balances of each Class of Notes is reduced to zero;

          FOURTH: to the Issuer for amounts required to be distributed to the Certificateholders in respect of interest and principal pursuant to the Trust Agreement;

          FIFTH: (Reserved) (To the payment of all amounts due and owing to the Credit Enhancer under the Insurance Agreement);

          SIXTH: to the Issuer for amounts due under Article VIII of the Trust Agreement; and

          SEVENTH: to the payment of the remainder, if any to the Issuer or any other person legally entitled thereto.

     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05.  Optional Preservation of the Trust Estate.   If the
                    -----------------------------------------
Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Securities and other obligations of the Issuer including payment to the Credit Enhancer, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     Section 5.06.  Limitation of Suits.  No Holder of any Note shall have
                    -------------------
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.17 hereof:

            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

           (ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

           (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Security Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07.  Unconditional Rights of Noteholders To Receive
                    ----------------------------------------------
Principal and Interest.  Notwithstanding any other provisions in this
----------------------
Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08.  Restoration of Rights and Remedies.  If the Indenture
                    ----------------------------------
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09.  Rights and Remedies Cumulative.  No right or remedy
                    ------------------------------
herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission
                    ------------------------------
of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11.  Control by Noteholders.  The Holders of a majority of
                    ----------------------
the Security Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;

           (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

           (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12.  Waiver of Past Defaults.   Prior to the declaration of
                    ------------------------
the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Security Balances of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) the waiver of which would materially and adversely affect the interests of the Credit Enhancer or modify its obligation under the Credit Enhancement Instrument. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right conse-quent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13.  Undertaking for Costs.   All parties to this Indenture
                    ----------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Security Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14.  Waiver of Stay or Extension Laws.  The Issuer
                    --------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15.  Sale of Trust Estate.  (a)  The power to effect any
                    --------------------
sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section
5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

     (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

          (1) the Holders of all Securities and the Credit Enhancer consent to or direct the Indenture Trustee to make, such Sale, or

          (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, Certificateholders under the Certificates and the Credit Enhancer in respect of amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

          (3) The Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05, and the Credit Enhancer consents to such Sale, which consent will not be unreasonably withheld and the Holders representing at least 66-2/3% of the Security Balances of the Securities consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).



     (c) Unless the Holders and the Credit Enhancer have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

     (d)  In connection with a Sale of all or any portion of the Trust Estate

          (1) any Holder or Holders of Notes may bid for and with the consent of the Credit Enhancer purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

          (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts owing to the Credit Enhancer as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

          (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

          (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

          (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     Section 5.16.  Action on Notes.  The Indenture Trustee's right to
                    ---------------
seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     Section 5.17.  Performance and Enforcement of Certain Obligations.
                    ---------------------------------------------------
(a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee subject to the rights of the Credit Enhancer under the Servicing Agreement may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Security Balances of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.


                                  ARTICLE VI

                            The Indenture Trustee
                            ---------------------

     Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of
                    ---------------------------
Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Section 5.11 or (B) from the Credit Enhancer, which it is entitled to give under any of the Basic Documents.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.01.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture
                    ---------------------------
Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture
                    --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Administrator, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

     Section 6.04.  Indenture Trustee's Disclaimer.  The Indenture Trustee
                    ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05.  Notice of Event of Default.  If an Event of Default
                    --------------------------
occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice thereof to the Credit Enhancer. The Trustee shall mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06.  Reports by Indenture Trustee to Holders.   The
                    ---------------------------------------
Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

     Section 6.07.  Compensation and Indemnity.  The Issuer shall or shall
                    --------------------------
cause the Administrator to pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder.
The Issuer shall or shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08.  Replacement of Indenture Trustee.  No resignation or
                    --------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Credit Enhancer. The Holders of a majority of Security Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Credit Enhancer and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

            (i)  the Indenture Trustee fails to comply with Section 6.11;

           (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

           (iv)  the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The succes-sor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under
Section 6.07 shall continue for the benefit of the retiring Indenture
Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger.  If the
                    -------------------------------------
Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authen-ticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Indenture Trustee or Separate
                    -----------------------------------------------
Indenture Trustee.  (a)  Notwithstanding any other provisions of this
-----------------
Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee
                    -----------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of (____) or better by (______). The Indenture Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12.  Preferential Collection of Claims Against Issuer.  The
                    ------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13.  Representation and Warranty.  The Indenture Trustee
                    ---------------------------
represents and warrants to the Issuer, for the benefit of the Noteholders, that this Indenture has been executed and delivered by one of its Responsible Officers who is duly authorized to execute and deliver such document in such capacity on its behalf.

     Section 6.14.  Directions to Indenture Trustee.  The Indenture
                    -------------------------------
Trustee is hereby directed:

     (a) to accept assignment of the Mortgage Loans and hold the assets of the Trust in trust for the Noteholders;

     (b) to issue, execute and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

     Section 6.15.  No Consent to Certain Acts of Depositor.  The
                    ---------------------------------------
Indenture Trustee shall not consent to any action proposed to be taken by the Depositor pursuant to Article (_______________) of the Depositor's Certificate of Incorporation.

                                 ARTICLE VII

                        Noteholders' Lists and Reports
                        ------------------------------

     Section 7.01.  Issuer To Furnish Indenture Trustee Names and
                    ---------------------------------------------
Addresses of Noteholders.  The Issuer will furnish or cause to be
------------------------
furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee and the Credit Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications to
                    ----------------------------------------------
Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a
-----------
form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03.  Reports by Issuer.  (a)  The Issuer shall:
                    -----------------

            (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

           (ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
     Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04.  Reports by Indenture Trustee.  If required by TIA
                    ----------------------------
Section 313(a), within 60 days after each January 1 beginning with ___________, 199_, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) and to the Credit Enhancer a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Term Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Term Notes are listed on any stock exchange.


                                 ARTICLE VIII

                     Accounts, Disbursements and Releases
                    ------------------------------------

     Section 8.01.  Collection of Money.  Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02.  Trust Accounts.  (a)  On or prior to the Closing Date,
                    --------------
the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders and the Credit Enhancer, the Payment Account as provided in Section 3.01 of this Indenture.

     (b) All moneys deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders, the Certificateholders and the holders of the Residual Ownership Interest and all investments made with such moneys including all income or other gain from such investments are for the benefit of the Master Servicer as provided by the Servicing Agreement.

     On each Payment Date during the Funding Period the Indenture Trustee shall withdraw Net Principal Collections from the Payment Account and deposit Net Principal Collections to the Funding Account.

     On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account (after giving effect to the withdrawal referred to in the preceding paragraph) to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to Certificateholders in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b).

     The Master Servicer may direct the Indenture Trustee to invest any funds in the Payment Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its (__________) Short Term Investment Fund so long as it is an Eligible Investment.

     ((c) On or before the Closing Date the Issuer shall open, at the Corporate Trust Office, an account which shall be the "Funding Account". The Master Servicer may direct the Indenture Trustee to invest any funds in the Funding Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its Corporate Trust Short Term Investment Fund so long as it is an Eligible Investment. During the Funding Period, any amounts received by the Indenture Trustee in respect of Net Principal Collections for deposit in the Funding Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested during the term of the Notes, shall be held by the Indenture Trustee in the Funding Account as part of the Trust Estate, subject to disbursement and withdrawal as herein provided.

            (i) Amounts on deposit in the Funding Account in respect of Net Principal Collections may be withdrawn on each Deposit Date and (1) paid to the Issuer in payment for Additional Loans by the deposit of such amount to the Collection Account and (2) at the end of the Funding Period any amounts remaining in the Funding Account after the withdrawal called for by clause (1) shall be deposited in the Payment Account to be included in the payment of principal on the Payment Date that is the last day of the Funding Period.

           (ii) Amounts on deposit in the Funding Account in respect of investment earnings shall be withdrawn on each Payment Date and deposited in the Payment Account and included in the amounts paid to Noteholders and Certificateholders.

     (d) (i) Any investment in the institution with which the Funding Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Funding Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes and the Certificates) and shall not be sold or disposed of prior to maturity.)

     Section 8.03.  Opinion of Counsel.  The Indenture Trustee shall
                    ------------------
receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

     Section 8.04.  Termination Upon Distribution to Noteholders.  This
                    --------------------------------------------
Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, Certificateholders, holders of the Residual Ownership Interest and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 8.05.  Release of Trust Estate.  (a)  Subject to the payment
                    -----------------------
of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article IV hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, and (iii) all sums due the Credit Enhancer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of an request from the Issuer accompanied by an Officers' Certificate, an Opinion of Counsel, and (if required by the TIA) Independent Certificates in accordance with TIA Section 314(c) and 314(d)(1) meeting the applicable requirements as described herein, and a letter from the President or any Vice President or any Secretary of the Credit Enhancer, if any, stating that the Credit Enhancer has no objection to such request from the Issuer.

     Section 8.06.  Surrender of Notes Upon Final Payment.  By acceptance
                    -------------------------------------
of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                  ARTICLE IX

                           Supplemental Indentures
                           -----------------------

     Section 9.01.  Supplemental Indentures Without Consent of
                    ------------------------------------------
Noteholders.  (a)  Without the consent of the Holders of any Notes but
-----------
with the consent of the Credit Enhancer and prior notice to the Rating Agencies and the Credit Enhancer, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

           (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not have any material adverse tax consequences to the Noteholders.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with the consent of the Credit Enhancer and prior notice to the Rating Agencies and the Credit Enhancer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

     Section 9.02. Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer--------------- ------------------------------------ Request, also may, with prior notice to the Rating Agencies and, with the written consent of the Credit Enhancer and with the consent of the Holders of not less than a majority of the Security Balances of each Class of Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

           (ii) reduce the percentage of the Security Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

           (iv) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

            (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

           (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03.  Execution of Supplemental Indentures.  In executing,
                    ------------------------------------
or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04.  Effect of Supplemental Indenture.  Upon the execution
                    --------------------------------
of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amend-ments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05.  Conformity with Trust Indenture Act.  Every amendment
                    -----------------------------------
of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06.  Reference in Notes to Supplemental Indentures.  Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE X

                                  (Reserved)


                                  ARTICLE XI

                                Miscellaneous
                                -------------

     Section 11.01.  Compliance Certificates and Opinions, etc.
                     ------------------------------------------
(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Credit Enhancer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with,
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

          (5) if the Signer of such Certificate or Opinion is required to be Independent, the Statement required by the definition of the term "Independent".

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

           (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such with-drawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

           (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security Balances of the Notes.

            (v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this
Section 11.01, (A) collect, sell or otherwise dispose of Mortgage Loans and Mortgaged Properties as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing __________, 199_, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

     Section 11.02.  Form of Documents Delivered to Indenture Trustee.  In
                     ------------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 11.03.  Acts of Noteholders.  (a)  Any request, demand,
                     -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04.  Notices, etc., to Indenture Trustee, Issuer, Credit
                     ---------------------------------------------------
Enhancer and Rating Agencies.  Any request, demand, authorization,
-----------------------------
direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office, or

           (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Headlands Home Equity Loan Trust 199_-__ in care of (_____________), (______________)
     Attention of (_________) with a copy to the Administrator at (______________), Attention: (_____________), or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

          (iii) the Credit Enhancer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: (_______________), Attention:
     (______________), Telephone: (_____________), Telecopier:
     (___________).

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to ((i) in the case of Duff & Phelps, at the following address: (________________);)
(and) ((ii) in the case of Fitch Investors Service, L.P., at the following address: (______________);) (and) ((iii) in the case of Moody's, at the following address: Moody's Investors Service, ABS Monitoring Department, 99 Church Street, New York, New York 10007); (and) ((iv) in the case of Standard & Poor's, at the following address: Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department;) or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture
                     ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 11.06.  Alternate Payment and Notice Provisions.
                     ---------------------------------------
Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 11.07.  Conflict with Trust Indenture Act.  If any provision
                     ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA SectionSection 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.08.  Effect of Headings.  The Article and Section headings
                     ------------------
herein are for convenience only and shall not affect the construction hereof.

     Section 11.09.  Successors and Assigns.  All covenants and agreements
                     ----------------------
in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.10.  Separability.  In case any provision in this
                     ------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11.  Benefits of Indenture.  The Credit Enhancer and its
                     ---------------------
successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.12.  Legal Holidays.  In any case where the date on which
                     --------------
any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13.  GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14.  Counterparts.  This Indenture may be executed in any
                     ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15.  Recording of Indenture.  If this Indenture is subject
                     ----------------------
to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.16.  Issuer Obligation.  No recourse may be taken,
                     -----------------
directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 11.17.  No Petition.  The Indenture Trustee, by entering into
                     -----------
this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     Section 11.18.  Inspection.  The Issuer agrees that, on reasonable
                     ----------
prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 11.19.  Authority of the Administrator.  Each of the parties
                     ------------------------------
to this Indenture acknowledges that the Issuer and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Issuer or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         HEADLANDS HOME EQUITY LOAN TRUST 199_-__ as Issuer

                         By:  (______________________),
                              not in its individual capacity
                              but solely as Owner Trustee

                         By:___________________________________
                            Name:
                            Title:


                         (________________________________),
                         as Indenture Trustee, as Certificate Paying Agent and as Certificate Registrar


                         By:____________________________________
                            Name:
                            Title:



(___________________)
hereby  accepts the appointment as Certificate  Paying Agent pursuant to
Section  3.03 hereof  and as  Certificate Registrar pursuant  to Section
4.02 hereof.

______________________________
By:
Title:


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ____ day of __________, before me personally appeared ______- ________, to me known, who being by me duly sworn, did depose and say, that he resides at _________________, __________________ _____, that he is the
___________________ of the Owner Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)




STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ____ day of __________, before me personally appeared _____________, to me known, who being by me duly sworn, did depose and say,

that he resides at ____________________________________________________, that he is the ______________ of ________________, as Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instru-ment is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)



STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


     On this ____ day of __________, before me personally appeared _______________, to me known, who being by me duly sworn, did depose and say, that he resides at ___________________________________________, that he is an ________________ of _______________, as Indenture Trustee, one of
the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instru-ment is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)



                                                                   (EXHIBIT C


                              (FORM OF OPINION)


(Date)

To:  The Persons Listed On the Attached Schedule

Re:  HEADLANDS HOME EQUITY LOAN TRUST 199_-__
     Headlands Home Equity Loan Asset-Backed Securities
     Series 199__-__
     --------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to (____________________) ("(_____)") in connection with the issuance by (________) of its Surety Bond Number (SB___)
(the "Surety Bond") issued pursuant to the (           ), dated as of
______________, 199_ among ("________"), Headlands Mortgage Securities Inc., as Depositor (the "Depositor"), (_____________) ("(___)"), as Seller and Master Servicer and Headlands Home Equity Loan Trust 199_-__ (the "Issuer") (the "Insurance Agreement") with respect to the Additional Variable Funding Notes issued pursuant to the Indenture, dated as of ____________, 199_ between the Issuer and (_______________), as Indenture Trustee.)

     For the purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of ((i) the (Articles of Incorporation) (Certificate of Incorporation) (Articles of Association) and the By-Laws of (____); (ii) resolutions adopted by the Board of Directors of (____) relevant to the issuance of the Surety Bond;
(iii) the Surety Bond; (iv) the Insurance Agreement; (v) the certificate of the Secretary of (_____) dated as of the date hereof (the "Certificate");) and (vi) such other documents that we have deemed necessary or appropriate as a basis for the opinion set forth below.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the (Definitions incorporated in and attached as an Appendix to the Indenture.)

     In our examination we have assumed the genuineness of all signatures and the legal capacity of natural persons (other than with respect to officers of (_____)), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certi-fied or photostatic copies and the authenticity of the originals of such copies. We have relied upon the certificates, statements and representations of officers and other representatives of (_____) with regard to all facts (but not conclusions of law) material to the opinions set forth below and have not conducted an independent inquiry as to such matters. Based upon and subject to the foregoing, we are of the opinion that:

     1. (____) is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York.

     2. (____) has the corporate power to execute and deliver, and to take all action required of it under the Surety Bond.

     3. Except as have already been obtained, no authorization, consent, approval, license, formal exemption, or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the Surety Bond is required in connection with the execution and delivery by (____) of the Surety Bond or in connection with (____)'s performance of its obligations thereunder.

     4. The Surety Bond has been duly authorized, executed and delivered by (____) and constitutes the legally valid and binding obligation of (____), enforceable in accordance with its terms subject, as to enforce-ment, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditor-s' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equita-ble subordination, presently or from time to time in effect, and general principles of equity (regardless of whether such enforcement is consid-ered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to (_____) and (b) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought.

     5. The Surety Bond is not required to be registered under the Securi-ties Act of 1933, as amended.

     We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. This opinion is limited to the laws of New York and the United States of America as in effect on the date hereof and, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

     This opinion has been furnished solely for the benefit of the persons listed on the attached Schedule A in connection with the transactions described herein and on the condition that the opinions expressed herein may not be published or otherwise communicated to any other party, or relied upon by any other party, without prior written approval in each instance.

                                   Very truly yours,)


Schedule A

Opinion of (Date)

Re:  HEADLANDS HOME EQUITY LOAN TRUST 199__-__
     Home Equity Loan Asset-Backed Securities
     Series 199__-__
     ------------------------------------------


Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle, Suite 240
Larkspur, California 94939

(______________________),
as Seller and Servicer


(______________________)

(Duff & Phelps Credit Rating Co.)
(_______________________________)
(Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007)

(Fitch Investors Service, L.P.)
(                             )

(Standard & Poor's Ratings Group
26 Broadway, 15th Floor
New York, New York 10007)

(________________________),
as Indenture Trustee
(________________________)

(________________________),
as Owner Trustee
(________________________)


                                                                   (EXHIBIT D

                               __________, 199_



Headlands Mortgage Securities Inc.
700 Larkspur Landing Cirlce, Suite 240
Larkspur, California 94939

(_______________________)
(_______________________)


(_______________________)
(_______________________)


(_______________________)
(_______________________)

                Re:  Headlands Home Equity Loan Trust 199_-__
                    ----------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Headlands Mortgage Securities Inc., a Delaware corporation (the "Depositor"), in connection with (i) the purchase of certain adjustable rate home equity revolving credit line loans (the "Mortgage Loans") pursuant to a mortgage loan purchase agreement, dated as of __________, 199_ (the "Mortgage Loan Purchase Agreement") between (_____________________), as seller (the "Seller") and the Depositor, dated as of __________, 199_ (the "Agreement"), and (ii) the sale by the Depositor of the Mortgage Loans to Headlands Home Equity Loan Trust 199_-__, a Delaware business trust (the "Issuer"), created by a Trust Agreement dated as of ____________, 199_ (the "Trust Agreement") among the Depositor, and (_______-
____) as owner trustee (the "Owner Trustee"). In exchange for the Mortgage Loans, the Issuer has issued Home Equity Loan Asset-Backed Term Notes, Series 199__-__ (the "Term Notes"), Home Equity Loan Asset-Backed Variable Funding Notes, Series 199__-__ (the "Variable Funding Notes", and together with the Term Notes, the "Notes") and Home Equity Loan Asset-Backed Certificates, Series 199__-__ (the "Certificates", and together with the Notes, the "Securities"). The Issuer wishes to increase the Maximum Variable Funding Balance of the Variable funding Notes in excess of $(___________) as provided for in Section 4.01 of the Indenture. Capitalized terms not otherwise defined herein shall (unless otherwise specifically set forth herein) have the meanings ascribed to such terms in the Trust Agreement.

     This opinion is rendered pursuant to Section 4.01(b)(iii) of the Indenture.

     In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

     1.   A signed copy of the Indenture.

     2.   A signed copy of the Trust Agreement.

     3.   Specimens of the Notes.

     As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representations of the Depositor and of public officials and agencies.

     Based upon the foregoing and consideration of such other matters as we have deemed appropriate, we are of the opinion that:

     1. For federal income tax purposes, as a result of the increase in the Maximum Variable Funding Balance of the Variable Funding Notes in excess of $(____________), the Issuer will not be classified as an association or a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

     2. The Variable Funding Notes will be treated as debt for federal income tax purposes and will not affect the Classification as debt of any other class of Notes.

     We do not express any opinion as to any laws other than the federal tax law of the United States of America.

     The opinions set forth herein are expressly subject to there being no additional facts that would materially affect the validity of the assumptions and conclusions set forth herein or upon which this opinion is based.

     No one other than you shall be entitled to rely on the opinions ex-pressed herein. This opinion letter is not intended to be employed in any transaction other than the one described above and is being delivered to you on the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other party or entity without, in each instance, our specific prior written consent.

                                   Very truly yours,)


                                                                  Exhibit 4.4
                                     Form of Mortgage Loan Purchase Agreement













                            (____________________)

                        Seller of the Mortgage Loans,

                                     and

                      HEADLANDS MORTGAGE SECURITIES INC.

                       Purchaser of the Mortgage Loans




                    -----------------------------------

                       MORTGAGE LOAN PURCHASE AGREEMENT

                        Dated as of ___________, 199_

                    -----------------------------------




                             MORTGAGE LOAN PURCHASE AGREEMENT


     Mortgage  Loan  Purchase   Agreement  (the  "Agreement")  dated   as  of
__________, 199_  between (__________________)  (the "Seller") and  Headlands
Mortgage Securities Inc. (the "Purchaser").


                                  BACKGROUND
                                  ----------

     The following statements are the mutual representations of the parties with respect to certain factual matters forming the basis for this Agreement and are an integral part of this Agreement.

     A.   MORTGAGE LOANS.  The Seller possesses (i) the notes or other
          --------------
evidence of indebtedness (the "Mortgage Notes") under the home equity lines of credit so indicated on Schedule I hereto referred to below (the "Mortgage Loans"), (ii) the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or other-wise, and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans.

     B.   SALE OF MORTGAGE LOANS.  The parties desire that the Seller sell
          ----------------------
the Mortgage Loans ((inclusive)(exclusive) of the obligation to fund future advances under each Loan Agreement after the Closing Date) to the Purchaser pursuant to the terms of this Agreement. Pursuant to the terms of a (__________) Agreement dated as of ________, 199_ (the "(_________)
Agreement") among the Purchaser, as depositor, (________), as servicer, and (__________), as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans ((inclusive)(exclusive) of the obligation to fund future advances under each Loan Agreement after the Closing Date) to Headlands Home Equity Loan Trust 199__-__ (the "Trust").

     C.   DEFINITIONS.  Capitalized terms not specifically defined in this
          -----------
Agreement which  are defined  in the (_____________   _____)  Agreement shall
have   the   same   meaning  when   used   herein   as  when   used   in  the
(____________________).


                            STATEMENT OF AGREEMENT
                            ----------------------

         The parties, each in consideration of the promises of the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

     SECTION 1.  SALE OF MORTGAGE LOANS.  (a)  The Seller, concurrently with
                 ----------------------
the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located: (i) the Mortgage Loans, including the Asset Balance (including all Additional Balances) and all collections of interest and principal in respect thereof received on or after the Cut-off Date (except collections in respect of interest for the period from (_____________) to (_____________)); (ii) property which secured a
Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the interest of the Seller in any insurance policies in respect of the Mortgage Loans; (iv) the Seller's rights under the (_________ _________); and (v) all proceeds of the foregoing(; provided, however, that the Purchaser does not assume the obligation under each Loan Agreement (including, without limitation, such obligation under the Loan Agreement for each Mortgage Loan after the Closing Date) to fund future advances to the Mortgagor thereunder, and the Purchaser shall not be obligated to fund any such future advances). (Future advances made to a Mortgagor under a Loan Agreement (each an "Additional Balance") shall be part of the related Asset Balance. The Seller shall give the Purchaser monthly notice of such advances on or prior to each Determination Date.)

     In connection with such conveyance, the Seller further agrees, at its own expense, on or prior to the date of this Agreement (a) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser a computer file or microfiche list containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date, (i) its account number, (ii) its delinquency status, and (iii) the aggregate amount outstanding under the Mortgage Loan as of the Cut-off Date. Such file, which forms a part of Exhibit __ to the (_________) Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

     In connection with such sale and assignment by the Seller to the Purchaser, the Seller on or prior to the Closing Date shall deliver to the Purchaser the following documents or instruments with respect to each Mortgage Loan so transferred and assigned:

          (i) The original Mortgage Note endorsed without recourse to (____________________);

         (ii) the original recorded Assignment of Mortgage from (____________________) in recordable form(, which, in the case of any Mortgage Loan secured by Mortgaged Property located in the State of New York, shall state that such Assignment of Mortgage is not subject to the requirements of Section 275 of the Real Property Law because it is an assignment within the secondary mortgage market);

        (iii) the original recorded Mortgage with an evidence of a recording indicated thereon or, if, in connection with any Mortgage Loan, the Seller cannot deliver the original Mortgage with evidence of recording thereon on or prior to the Closing Date because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such Mortgage, together with a certificate by the appropriate county recording office where such Mortgage is recorded;

         (iv) the title search, and either a full appraisal or a drive-by inspection, obtained by the originator at the time the Mortgagor applied for the Mortgage Loan;

          (v) with respect to each Mortgage Loan listed on Schedule II, a title policy;

         (vi) the original of any guaranty executed in connection with the Mortgage Note;

        (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan; and

       (viii)  any  security   agreement,  chattel  mortgage   or  equivalent
     instrument executed in connection with the Mortgage.

     The Seller further hereby confirms to the Purchaser that it has caused the portions of the Electronic Ledger relating to the Mortgage Loans maintained by the Servicer to be clearly and unambiguously marked to indicate that the Mortgage Loans have been sold to the Purchaser.

     The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to it pursuant to this Section 1.

     The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans whether now existing or hereafter created, all monies due or to become due on the Mortgage Loans and all proceeds of any thereof; and this Agreement shall constitute a security agreement under applicable law.

     In connection with such sale, assignment, and conveyance, the Seller has filed, in the appropriate office in the State of (______), a UCC-1 financing statement executed by the Seller as seller, naming the Purchaser as purchaser and listing the Mortgage Loans and the other property described above as collateral. In connection with such filing, the Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Purchaser's interest in the Mortgage Loans and the other property described above.

     (b) (No assignment from the Seller of any Mortgage Loan shall be required to be recorded in any public real property or other records so long as no Assignment Event shall have occurred. Upon the occurrence of an Assignment Event, at the request of the Purchaser, the Seller shall as promptly as practicable, (a) endorse, or cause to be endorsed, each Mortgage Note without recourse to the order of the Trustee, on behalf of the Certificateholders, and (b) prepare and execute, or cause to be prepared and executed, an assignment to the Trustee in recordable form for each Mortgage Loan sold by the Seller hereunder and deliver such endorsed Mortgage Notes and assignments to the Purchaser.)

     SECTION 2.  PAYMENT OF PURCHASE PRICE FOR CUT-OFF DATE ASSET BALANCES
                 ---------------------------------------------------------
(AND ADDITIONAL BALANCES).
-------------------------

     (a) (The purchase price ("Purchase Price") for each Mortgage Loan, and for each Additional Balance, shall be the Cut-off Date Asset Balance thereof (or the principal amount of the draw under the Credit Line Agreement, in the case of an Additional Balance) on the due date for payment for such Mortgage Loan, in the case of a Mortgage Loan, or the date of the creation of the Additional Balance, in the case of an Additional Balance. In consideration of the sale of the Mortgage Loans (including Additional Balances) from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the date of this Agreement, by book-entry transfer or otherwise on the books and records of the Purchaser and the Seller, an amount equal to $(_____________). The remainder of the Purchase Price of the Mortgage Loans sold to the Purchaser as of the Closing Date shall be contributed as capital by the Seller to the Purchaser.

     (b) The Purchase Price for Mortgage Loans and Additional Balances shall be paid or provided for on the Closing Date and each subsequent date on which Additional Balances are drawn on the Credit Line Agreements in either of the following ways: (i) by payment in cash of immediately available funds; or
(ii) in the event that the total Purchase Price is not paid in full in cash by the Purchaser on the date of purchase, the Seller shall convey the amount of such cash shortfall as a capital contribution to the Purchaser. The monthly notice delivered by the Seller to the Purchaser pursuant to Section 1 of this Agreement shall indicate the amount of the Purchase Price for Additional Balances paid by the Purchaser during the prior month in cash and the amount of capital contributions by the Seller to the Purchaser.)

     SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller
                 --------------------------------------------
hereby makes to and for the benefit of the Purchaser each of the following representations and warranties:

          (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of (______________) and has the power to own its property and to conduct its business as it is presently owned and as such business is presently conducted;

         (ii) The Seller is neither required to qualify nor to register as a foreign corporation in any state in order to conduct its business, and is not required under federal or state law to obtain any licenses or approvals with respect to such business except such as have been obtained prior to the Closing Date;

        (iii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

         (iv) The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or filed, as the case may be, prior to the Closing Date;

          (v) The execution, delivery and performance of this Agreement by the Seller will not violate or conflict with any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the (Certificate of Incorporation) (Articles of Incorporation) (Articles of Association) or By-laws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound;

         (vi) There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the transactions contemplated by this Agreement or the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, (v) seeking to affect adversely the Federal income tax attributes of the Trust, or (vi) seeking to impose any tax upon the Seller as a result of the sale of the Mortgage Loans pursuant to this Agreement; and

        (vii) The Seller is not insolvent and will not be insolvent following the consummation on the Closing Date of the transactions contemplated by this Agreement and has not entered into such transactions, including the transfer by the Seller to the Purchaser of the property specified in Section 1, in contemplation of insolvency or with a view to hindering its creditors.

     The representations and warranties set forth in this Section 3 shall survive the sale of the Mortgage Loans to the Purchaser and the transfer of the Mortgage Loans by the Purchaser to the Trust and the delivery of the Mortgage Files to the Trustee. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING THIS
                 -----------------------------------------------------------
AGREEMENT AND THE MORTGAGE LOANS: REPURCHASE OF CERTAIN MORTGAGE LOANS.  (a)
----------------------------------------------------------------------
The Seller represents and warrants to the Purchaser as of the Transfer Date with respect to each Mortgage Loan sold to the Purchaser (except as otherwise expressly stated) that, as to each Mortgage Loan or its related Asset
Balance:

          (i) this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

         (ii) this Agreement constitutes a valid sale and assignment to the Purchaser of all right, title and interest of the Seller in and to the Mortgage Loans, all monies due or to become due with respect thereto, and all proceeds of such Mortgage Loans;

        (iii) the information set forth with respect to each Mortgage Loan on Schedule I hereto was true and correct in all material respects as of the date or dates respecting which such information is furnished;

         (iv) immediately prior to the sale of the Mortgage Loans to the Purchaser, the Seller was the sole owner and holder of the Mortgage Loans, free and clear of any and all liens, pledges, participations, charges or security interests of any nature whatsoever, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

          (v) each Mortgage evidences a valid, subsisting and enforceable first or second lien on the Mortgaged Property therein described, which lien secures the indebtedness outstanding under the Mortgage Loan as of the Cut-off Date and the indebtedness thereafter incurred as a result of any Additional Balances created under such Mortgage Loan subsequent to the Cut-off Date; such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the related Mortgage except for (A) if such lien is a second lien, the first lien on such Mortgaged Property and (B) such other encumbrances and liens to which like properties are commonly subject and that are commonly acceptable to home equity mortgage lenders in the jurisdiction where the related Mortgaged Property is located that do not individually or in the aggregate materially affect the benefits of the security intended to be provided by the Mortgage; with respect to each Mortgage Loan secured by Mortgaged Property located in the State of Connecticut, subsequent to the recording of the related original Mortgage, the Seller has not received written notice of any mortgage, lien, attachment, lis pendens, legal proceedings or adjudication against such Mortgaged Property; with respect to each Mortgage Loan secured by Mortgaged Property located in the State of New York, subsequent to the recording of the related original Mortgage, the Seller has not received written notice of any mechanic's lien filed against the property pursuant to the New York Lien Law; any security agreement, chattel mortgage or equivalent document related to, and delivered to the Purchaser in connection with, such Mortgage Loan establishes a valid and subsisting first or second lien on the property described therein; and the terms of the Mortgage, and any security agreement, chattel mortgage or equivalent document relating to such Mortgage, may be enforced by the Purchaser and its successors and assigns;

         (vi) the Seller has not impaired, waived, altered or modified the related Mortgage or Mortgage Note in any material respect, except by a written instrument that has been recorded, or satisfied, canceled or subordinated such Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of such Mortgage, or executed any instrument of release, cancellation, modification or satisfaction with respect to such Mortgage;

        (vii) there are no defaults in complying with the terms of any Mortgage, and all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, if applicable, that previously became due and owing have been paid; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage;

       (viii) there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property; each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended; and no Mortgaged Property is located on a hazardous or toxic waste site;

         (ix) each Mortgaged Property is free and clear of all mechanics' and materialmen's liens, or other similar liens, that are prior to or equal to the lien of the related Mortgage; and there are no rights outstanding that could result in any such prior or equal mechanics' or materialmen's lien or similar lien being imposed on a Mortgaged Property;

          (x) each Mortgaged Property consists of a fee simple estate in real property; all of the improvements that are included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and, if the related Mortgaged Property is a condominium unit, such improvements lie wholly within the project); and, (based upon a "drive-by" inspection, with respect to Credit Limits of up to and including $___, or an appraisal, with respect to Credit Limits of over $___, made in connection with the application for the related Mortgage Loan,) no improvements on adjoining property that encroach on the Mortgaged Property have been revealed by such "drive-by" inspection or appraisal, unless Federal Housing Administration or Veterans' Administration regulations, or FNMA or FHLMC guidelines, permit such an encroachment;

         (xi) each Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations or other requirements pertaining to usury, and no Mortgage Loan is usurious;

        (xii) no improvement located on or being part of a Mortgaged Property is in violation of any applicable zoning law or regulation; all inspections licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

       (xiii) the Seller and every other holder of each Mortgage, if any, were authorized to transact business in the jurisdiction in which the related Mortgaged Property is located at all times when such party held such Mortgage;

        (xiv) no payment required to be made on any Mortgage Loan under the terms of the related Mortgage Note is more than 90 days delinquent;

         (xv) each Mortgage Note and the related Mortgage are genuine and each is the valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to each Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such Mortgage, and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

        (xvi) any and all requirements of any federal, state or local law, including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the Mortgage Loan have been complied with;

       (xvii) all improvements securing each Mortgage Loan are insured, by a generally acceptable insurance company licensed to do business in the jurisdiction where the Mortgaged Property is located, against loss by fire and such hazards as are customarily covered under a standard extended coverage endorsement in the area where the related Mortgaged Property is located, in an amount that is not less than the amount required pursuant to the (____________________) Agreement. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project to the extent not covered by an individual unit insurance policy consistent with the immediately preceding sentence. If, upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount that is not less than the amount required pursuant to the (_________ _________) Agreement. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense; and each of the foregoing insurance policies contains a standard mortgagee clause that names the originator and its successors and assigns as first or second mortgagee, as the case may be. Each of the hazard insurance policies is the valid and binding obligation of the related insurer, is in full force and effect, and will be in full force and effect and insure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

      (xviii) there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration.

        (xix) no Mortgage Note is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note, or the exercise of any right thereunder, render such Mortgage Note unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto;

         (xx) each Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement, chattel mortgage or equivalent document referred to in subparagraph (v) above;

        (xxi) each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, without limitation, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and
     (ii) otherwise by judicial foreclosure; and there is no exemption available to the Mortgagor that would interfere with such right to foreclose or sell the Mortgaged Property at a trustee's sale;

       (xxii) no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

      (xxiii) the Mortgaged Properties are located in the States of (____________________); each Mortgaged Property consists of a single parcel of real property with a one-to-four-family residence erected thereon, a townhouse, an individual condominium unit, or an individual unit in a planned unit development, provided, however, that any such condominium unit or planned unit development is either (i) located in a project that has been approved by, or would otherwise be acceptable to, FNMA or FHLMC or (ii) the Combined Loan-to-Value Ratio of the Mortgage Loan secured by such condominium unit or unit in a planned unit development is (____)% or less as of the Cut-off Date; and no such parcel has erected thereon a mobile home or manufactured dwelling;

       (xxiv) as of the Closing Date, each Mortgage Loan meets the requirements set by the OTS for investment by a federal savings and loan association, subject to such association's charter and bylaws and applicable governmental regulation regarding percentage of assets limitations;

        (xxv) the Seller maintains either a blanket hazard insurance policy or a mortgage impairment insurance policy providing coverage for, among other things, fire and the extended coverage hazards, with respect to the Mortgage Loans and, as of the Closing Date, any such policy is in full force and effect;

       (xxvi) each Mortgaged Property is either an owner-occupied primary residence, a second home or a residential investor property;

      (xxvii) with respect to each Mortgage Loan, the Loan Rate as of the Cut-off Date, net of the premium payable on any related credit life insurance policy, was either (____)%, (____)%, or (____)% per annum and the weighted average of the Loan Rates as of the Cut-off Date was (____)% per annum;

     (xxviii) each Mortgage Loan contains a "due-on-sale" clause permitting the mortgagee to accelerate the payment of the indebtedness evidenced thereby upon the sale of the related Mortgaged Property;

       (xxix) no Mortgage Loan had a Combined Loan-to-Value Ratio in excess of (___)%;

        (xxx) upon the Seller's transfer of the Mortgage Loans to the Purchaser in accordance with the terms hereof, the Purchaser became the sole owner of all the right, title and interest in, to and under the Mortgage Loans, including all principal amounts thereof outstanding as of the Cut-off Date and all principal amounts that may hereafter be outstanding thereunder as a result of future Draws or the capitalization of interest due and unpaid thereon, free and clear of all liens, pledges, charges and encumbrances whatsoever;

       (xxxi) no Mortgage Note has been prepared on a form other than the forms of Mortgage Notes attached hereto as Exhibit A, no Mortgage has been prepared on a form other than the forms of Mortgages attached hereto as Exhibit B and no riders were appended to any Mortgage at the time of execution thereof;

      (xxxii) each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

     (xxxiii) the Mortgage Note for each Mortgage Loan provides that the Loan Rate is (fixed)(adjusted monthly on each Interest Rate Adjustment Date to equal the sum of the Index and the Gross Margin, subject to any Rate Cap); the Mortgage Note is payable monthly on each Due Date in amounts calculated in the manner set forth therein, with interest calculated and payable in arrears; no Mortgage Note contains provisions permitting negative amortization (other than the provision for Capitalized Interest); and the average Cut-off Date Asset Balance was approximately $(_______________);

      (xxxiv) the Mortgaged Property is lawfully occupied under applicable law; and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged
     Property  and,  with respect  to  the  use and  occupancy  of  the same, including  but  not  limited  to  certificates  of  occupancy  and  fire underwriting certificates, have been made or obtained from the appropriate authorities;

       (xxxv) in the event the Mortgage constitutes a deed for trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated, currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor; and

      (xxxvi) the Mortgage Note, the Mortgage, and any other documents required to be delivered under the Pooling and Servicing Agreement with respect to the Mortgage Loans have been delivered to the Trustee or the Custodian; and the Trustee or the Custodian is in possession of a complete, true and accurate Mortgage File.

     The representations and warranties set forth in this Section 4 shall survive the sale of the Mortgage Loans to the Purchaser and the transfer of the Mortgage Loans by the Purchaser to the Trust and the delivery of the Mortgage Files to the Trustee. Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in this
Section 4, the party discovering such breach shall give prompt written notice thereof to the other party. Within 60 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects or shall, not later than the Business Day immediately preceding the Distribution Date in the month following the Collection Period in which any such cure period expired, repurchase such Mortgage Loan from the Purchaser in the same manner and subject to the same conditions as set forth in Section 5, other than with respect to breaches solely related to the representations and warranties set forth in clause (i) or (ii) of this Section 4. Upon making such repurchase and sending any required payment to the Purchaser, the Seller shall be entitled to receive an instrument of assignment or transfer, without recourse, representation or warranty, from the Purchaser to the same extent as set forth in Section 5 with respect to the repurchase of the Mortgage Loans under that Section. It is understood and agreed that the obligation of the Seller to repurchase a Mortgage Loan as to which a breach has occurred and is continuing and to make any required payment to the Purchaser shall constitute the sole remedy respecting such breach available to the Purchaser against the Seller; provided, however, that the Seller shall defend and indemnify the Purchaser
--------  -------
against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by the Purchaser as a result of any breach of any such representation or warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in clause (iv) of this Section 4, the sale and assignment of the affected Mortgage Loans shall be deemed void and the Seller shall pay to the Purchaser the sum of (i) the amount of the related Asset Balances and (ii) the amount of any losses suffered with respect to the affected Mortgage Loans.

     In the event of a breach of any of the representations and warranties in clause (i) or clause (ii) of this Section 4 that materially and adversely affects the interests of the Purchaser, the Purchaser by written notice to the Seller, may direct the Seller to repurchase all of the Mortgage Loans within 60 days of such notice. The Seller shall repurchase such Mortgage Loans on the Distribution Date immediately succeeding the expiration of such applicable period; provided that such repurchase will not be required to be made if on the Business Day prior to such Distribution Date, such representation and warranty shall then be true and correct in all material respects or the breach of such representations and warranties no longer materially and adversely affects the interests of the Purchaser. The Seller shall pay to the Purchaser an amount equal to the aggregate Asset Balances of the Mortgage Loans on the Distribution Date on which the repurchase is scheduled to be made plus an amount equal to all interest accrued but unpaid on such Mortgage Loans through the end of the related Collection Period. If the Purchaser gives a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Purchaser against the Seller.

     SECTION 5.  ACCEPTANCE BY THE PURCHASER: REPURCHASE OF MORTGAGE LOANS.
                 ---------------------------------------------------------
The Purchaser hereby acknowledges its acceptance of the sale and assignment of the Mortgage Notes and the Mortgages, and its receipt of the Mortgage Files delivered pursuant to Section 1. If the time to cure any defect in respect of any Mortgage Loan of which the Purchaser has notified the Seller following the Purchaser's review of the Mortgage Files has expired or if at any time any loss is suffered by the Purchaser in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File, (ii) an assignment of the related Mortgage not having been recorded as required by Section 1(a), or (iii) the failure by the Seller to satisfy its obligation under Section 1(b), then on the next succeeding Business Day, the Seller shall be obligated to repurchase all right, title and interest of the Purchaser in and to such Mortgage Loan, without recourse, representation or warranty, on such Business Day; provided, however, that
                                                  --------  -------
interest accrued on the Asset Balance of such Mortgage Loan to the end of the Collection Period during which the date of repurchase occurs shall be the property of the Purchaser. Within two Business Days after the Business Day on which such repurchase arises the Seller shall pay to the Purchaser an amount in immediately available funds equal to the Asset Balance of such Mortgage Loan (the "Repurchase Price"). Upon receipt of the Repurchase Price for such Mortgage Loan, the Purchaser shall execute such documents and instruments of transfer presented by the Seller, and take such other actions as shall reasonably be requested by the Seller to effect the repurchase by the Seller of such Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Seller to repurchase such a Mortgage Loan shall constitute the sole remedy respecting such defect available to the Purchaser against the Seller.

     SECTION 6.  COVENANTS OF THE SELLER.  The Seller hereby covenants that:
                 -----------------------

     (a)  SECURITY INTERESTS.  Except for the conveyances hereunder and the
          ------------------
(____________________) Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan or the related Mortgaged Property, whether now existing or hereafter created, or any interest therein; and the Seller will defend the right, title and interest of the Purchaser in, to and under the Mortgage Loans and the related Mortgaged Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section
                             --------  -------
6(a) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any Mortgage Loans or the related Mortgaged Property any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

     (b)  NOTICE OF LIENS.  The Seller shall notify the Purchaser promptly
          ---------------
after becoming aware of the existence of any Lien on any Mortgage Loans or the related Mortgaged Property other than the conveyances hereunder and the (____________________) Agreement.

     (c)  DELIVERY OF COLLECTIONS.  In the event that the Seller receives
          -----------------------
payments or other proceeds with respect to the Mortgage Loans conveyed hereunder, the Seller agrees to remit to the Purchaser or its designee all such payments or other proceeds as soon as practicable after receipt thereof by the Transferor, but in no event later than (__) Business Days after the receipt by the Seller thereof.

     SECTION 7.  TERMINATION.  The respective obligations and
                 -----------
responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein, upon the termination of the Trust as provided in Article (__) of the (____________________) Agreement.

     SECTION 8.  AMENDMENT.  (a)  This Agreement may be amended from time to
                 ---------
time by the Purchaser and the Seller, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the (____________________) Agreement; provided, however, that such action shall not, (i) as evidenced by a letter from each Rating Agency rating the Investor Certificates delivered to the Trustee, adversely affect the rating on the Investor Certificates, or (ii) as evidenced by an opinion of counsel satisfactory to the Trustee, cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or a taxable mortgage pool or adversely affect the treatment of the Certificates as debt for federal income tax purposes.

     (b) This Agreement may also be amended from time to time by the Purchaser and the Seller with the consent of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders hereunder; provided, however,
                                                       --------  -------
that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of Holders of all Certificates then outstanding.

     (c) Promptly after the execution of any such amendment made with the consent of the Investor Certificateholders, the Purchaser shall furnish, or cause to be furnished, written notification of the substance of such amendment to each Investor Certificateholder. The Purchaser shall give, or cause to be given, to each Rating Agency ten Business Days' notice of any proposed amendment pursuant to this Section 8, and the Purchaser shall give, or cause to be given, to each Rating Agency notice of any amendment adopted pursuant to this Section.

     (d) Not less than 10 days prior to the execution of any amendment to this Agreement under subsection 8(b), the Purchaser shall furnish written notice of such amendment including a copy of the text of the proposed amendment to each Investor Certificateholder and to the Rating Agencies. Promptly after the execution of any amendment the Purchaser shall furnish, or cause to be furnished, written notification of the substance of such amendment to each Investor Certificateholder and to the Rating Agencies.

     (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 8 to approve the particular form of any proposed amendment, but it shall be sufficient if such Certificateholders shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     SECTION 9.  ASSIGNMENT.  Notwithstanding anything to the contrary
                 ----------
contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as contemplated by this Section 9; provided, however, that
                                                 --------  -------
simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Trustee for the benefit of the Certificateholders as provided in the (____________________) Agreement, to which the Seller hereby expressly consents. The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without the consent of the Purchaser and to the same effect as if the Trustee was a party hereto.

     SECTION 10.  THIRD-PARTY BENEFICIARIES.  This Agreement will inure to
                  -------------------------
the benefit of and be binding upon the parties hereto, the Trustee, and the Certificateholders, which shall be considered to be third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     SECTION 11.  PURCHASER INDEMNIFICATION.  The Seller shall pay, indemnify
                  -------------------------
and hold harmless the Purchaser, the Trust, the Trustee and each Investor Certificateholder from and against any loss, liability, expense, damage or injury (except, in the case of indemnification of any Certificateholder, to the extent that they arise from any action by such Investor Certificateholder) suffered or sustained pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the
                                                               --------
defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Purchaser, the Trust, the
-------
Trustee or the Investor Certificateholders if such loss, liability, expense, damage or injury is due to the gross negligence or willful misconduct of the Purchaser or the Trustee and provided further that the Seller shall not indemnify the Trust or the Investor Certificateholders for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising under any tax law, including, without limitation, Federal, State or local or franchise taxes. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

     SECTION 12.  MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
                  ------------------------------------------------
OBLIGATIONS OF, THE SELLER. (a)  The Seller shall not consolidate with or
--------------------------
merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) The corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Purchaser and the Trustee, in form satisfactory to the Purchaser and the Trustee, the performance of every covenant and obligation of the Seller, as applicable hereunder and shall benefit from all the rights granted to the Seller, as applicable hereunder; and

         (ii) The Seller shall have delivered to the Purchaser and the Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Seller and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 12 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except in each case in accordance with the provisions of the foregoing paragraph and of
Section 9.

     SECTION 13.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                  -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 14.  ENTIRE AGREEMENT.  This Agreement contains the entire
                  ----------------
agreement and amends, restates and supersedes any prior agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first set forth above.


                         (                            )

                         ____________________________
                         Name:
                         Title:


                         HEADLANDS MORTGAGE SECURITIES INC.


                         ____________________________
                         Name:
                         Title:


                                  SCHEDULE I


                          Mortgage Loan Information





                                 SCHEDULE II






                                  Exhibit A
                                  ---------


                            Forms of Mortgage Note




                                   Exhibit B
                                   ---------

                              Forms of Mortgage


                                                     Exhibit 5.1
                                        Opinion of Tobin & Tobin


                                July 11, 1997


Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle
Suite 250
Larkspur, CA  94939

          Re:  Prospectus Supplement to Headlands Mortgage
               Securities Inc., Registration No. 333-28031
               --------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Headlands Mortgage Securities Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of Asset Backed Securities with an aggregate offering price of up to $750,000,000. As described in the Registration Statement, the Asset Backed Securities consist of Asset Backed Certificates ("Certificates") and Asset Backed Notes ("Notes").

          The Certificates may be issued from time to time in series. Each series of Certificates will be issued by a trust (each, a "Trust") formed by the Company pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a master servicer (the "Master Servicer"), a seller (the "Seller") and a trustee (the "Trustee"). Each series of Certificates issued by a Trust may include one or more classes of Certificates. The Notes are issuable in series under separate indentures (each such agreement an "Indenture"), between an issuer and an indenture trustee.

          We have examined and relied upon copies of the Company's Bylaws, the Registration Statement, the form of Pooling and Servicing Agreement and the forms of Certificates included as exhibits thereto, the form of Indenture and the forms of Notes included as exhibits thereto, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

          In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon the foregoing, we are of the opinion that:

          1. When any Pooling and Servicing Agreement relating to a series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Seller, the Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

          2. When a series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement and the Prospectus and Prospectus Supplement delivered in connection therewith, such series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

          3. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

          4. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the Prospectus and Prospectus Supplement delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Bonds will be entitled to the benefits of that Indenture.

          In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the corporation laws of the State of Delaware and the federal laws of the United States of America.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus and prospectus supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,


                                   /s/ Tobin & Tobin


                                                                  Exhibit 8.1
                                                  Opinion of Brown & Wood LLP






                                   July 11, 1997





Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle, Suite 240
Larkspur, California 94939

     Re:  Headlands Mortgage Securities Inc.
          Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Headlands Mortgage Securities Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of asset backed securities (the "Securities") in an aggregate principal amount of up to $750,000,000. As described in the Registration Statement, the Securities will be issued from time to time in series. Each series of Securities will be issued by a trust (each, a "Trust") formed by the Company pursuant to a (i) pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a master servicer, a seller and a trustee, (ii) a trust agreement (each, a "Trust Agreement") between a depositor and a trustee or (iii) an indenture (each, an "Indenture") between the related Trust and an indenture Trustee. Each series of Securities issued by a Trust may include one or more classes of Securities. The Securities will be sold from time to time pursuant to certain underwriting agreements (each, an "Underwriting Agreement") among the Company and the underwriter or underwriters named therein.

     In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement, Trust Agreement and Indenture will be duly authorized by all necessary corporate action by the parties thereto for the related series of Securities and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Securities will be duly executed and delivered in substantially the forms set forth in the related Pooling and Servicing Agreement, Trust Agreement or Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

     We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary of Terms -- Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the prospectus relating to the Securities (the "Prospectus"), all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

     This opinion is  based on the facts  and circumstances set forth  in the
Registration  Statement and  in the  other  documents reviewed  by  us.   Our
opinion as to the matters set forth herein could change with respect to a particular series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus contemplates series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each series of Securities and the tax characteristics of the related Trust must be considered in determining the applicability of this opinion to a particular series of Securities and the related Trust. Therefore this opinion should not be relied upon for a particular series of Certificates or the related Trust absent our express confirmation of our opinion for a particular series of Certificates or Trust.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,

                                   /s/ Brown & Wood LLP